Exhibit 10.26

Execution Version

FINANCING AGREEMENT

among

STETSON HOLDINGS, LLC

a Delaware limited liability company

(Borrower);

BNP PARIBAS

(Joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders, and as Issuing Bank)

HSH NORDBANK AG, NEW YORK BRANCH

(Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent);

BNP PARIBAS

(Security Agent for the Secured Parties);

and

THE LENDERS PARTIES HERETO

i

(Continued)

(Continued)

(Continued)

(Continued)

v

INDEX OF EXHIBITS AND SCHEDULES

Exhibit A	Definitions and Rules of Interpretation

Exhibit B-1	Form of Note

Exhibit C	[Reserved]

Disbursement Procedures

Exhibit D-1	[Reserved]
Exhibit D-2	[Reserved]
Exhibit D-3	Form of Confirmation of Interest Period Selection
Exhibit D-4	Form of Notice of Borrowing
Exhibit D-5	Form of Pending Disbursements Clause

Security-Related Documents

Exhibit E-1	Form of Mortgage Documents
Exhibit E-2	Form of Borrower Pledge and Security Agreement
Exhibit E-3	Form of Guaranty and Security Agreement
Exhibit E-4	Form of Account Control Agreement
Exhibit E-5	Schedule of Permitted Encumbrances
Exhibit E-6	Schedule of Security Filings
Exhibit E-7	Form of Member Pledge and Security Agreement

Consents

Exhibit F-1
Exhibit F-2	Form of Consent of BOP Contractor
Exhibit F-3	Form of Consent of Energy Hedge Provider
Exhibit F-4	Form of Consent of Energy Hedge Guarantor
Exhibit F-5	[Reserved]
Exhibit F-6	Form of Landowner Estoppel
Exhibit F-7	Form of Consent of Contracting Party
Exhibit F-8	Form of Consent of Turbine Supplier and Turbine Operator
Exhibit F-9	[Reserved]
Exhibit F-10	Form of Consent of Operator
Exhibit F-11	Form of Shared Facilities Consent
Exhibit F-12	Form of Project Administration Agreement Consent

Closing Certificates

Exhibit G-1	Form of Borrower’s Closing Certificate
Exhibit G-2	Form of Insurance Consultant’s Certificate
Exhibit G-3	Form of Environmental Consultant’s Certificate

Exhibit G-4	Form of Independent Engineer’s Closing Certificate and Report

Project Description Exhibits

Exhibit H-1	[Reserved]
Exhibit H-2A	Schedule of Borrower Permit Exceptions— Environmental, Permitting, Real Property, Maine Regulatory Matters and FERC
Exhibit H-2B	Schedule of Applicable Permits — Environmental, Permitting, Real Property, Maine Regulatory Matters and FERC
Exhibit H-3	Governmental Regulations
Exhibit H-4	[Reserved]
Exhibit H-5	Pending Litigation
Exhibit H-6	Environmental Matters Disclosure
Exhibit H-7	Chief Executive Office of Borrower
Exhibit H-8A	Description of Stetson I Real Property Interests
Exhibit H-8B	Description of Stetson II Real Property Interests
Exhibit H-9	Description of Transmission Line Real Property Interests

Other Exhibits

Exhibit I	Lenders/Lending Offices
Exhibit J	Schedule of Lender Proportionate Shares
Exhibit K	Amortization Schedule
Exhibit L-1	Form of Withholding Certificate (Treaty)
Exhibit L-2	Form of Withholding Certificate (Effectively Connected)
Exhibit L-3	Form of Withholding Certificate (Portfolio Interest)
Exhibit M	Form of Subordination Agreement
Exhibit N	Form of Assignment Agreement
Exhibit O	Form of O&M Reserve LC
Exhibit P	Form of Debt Service Reserve LC
Exhibit Q-1	Form of Energy Hedge LC
Exhibit Q-2	Form of REC Contract LC
Exhibit R	Form of Working Capital LC
Exhibit S	Form of Notice of LC Activity

FINANCING AGREEMENT

This FINANCING AGREEMENT (this “Financing Agreement”), dated as of December 22, 2009, is entered into by and among STETSON HOLDINGS, LLC, a Delaware limited liability company, as Borrower; the financial institutions listed on Exhibit I or who later become a party hereto, as Lenders; BNP PARIBAS, as a Joint Lead Arranger, as Administrative Agent for the Lenders, Security Agent for the Secured Parties, and as Issuing Bank; and HSH NORDBANK AG, NEW YORK BRANCH, as a Joint Lead Arranger.

AGREEMENT

In consideration of the agreements herein and in the other Financing Documents and in reliance upon the representations and warranties set forth herein and therein, the parties agree as follows:

ARTICLE 1.

DEFINITIONS

1.1           Definitions.

Except as otherwise expressly provided, capitalized terms used in this Financing Agreement and its exhibits shall have the meanings given in Exhibit A.

1.2           Rules of Interpretation.

Except as otherwise expressly provided, the rules of interpretation set forth in Exhibit A shall apply to this Financing Agreement and the other Financing Documents.

ARTICLE 2.

THE LOAN FACILITY

2.1                                 Loan Facility.

(a)                                  Availability.

(i)                                     Term Loan.  Subject to the terms and conditions set forth in this Financing Agreement, each Lender severally agrees to make to Borrower one or more loans as Borrower may request during the Availability Period under Section 2.5 (individually, a “Term Loan” and, collectively, the “Term Loans”), in an aggregate principal amount not to exceed such Lender’s Proportionate Share of the Total Term Loan Commitment.  Borrower may request Base Rate Loans or LIBO Rate Loans, in each case, pursuant to the Notice of Borrowing under Section 2.5.  Each Lender shall make its Term Loan, in an amount not in excess of its Total Term Loan Commitment, pursuant to Section 3.1(c).

(ii)                                  Bridge Loan.  Subject to the terms and conditions set forth in this Financing Agreement, each Lender severally agrees to make to Borrower one or more loans as Borrower may request during the Availability Period under Section 2.5 (individually, a “Bridge Loan” and, collectively, the “Bridge Loans”), in an aggregate principal amount not to exceed such Lender’s Proportionate Share of the Total Bridge Loan Commitment.  Borrower may request Base Rate Loans or LIBO Rate Loans, in each case, pursuant to the Notice of Borrowing under Section 2.5.  Each Lender shall make its Bridge Loan, in an amount not in excess of its Total Bridge Loan Commitment, pursuant to Section 3.1(c).

(b)                                 Interest Provisions.

(i)                                     Interest Rate.  Each Loan shall bear interest on the unpaid principal amount thereof from the date of the funding of such Loan until the repayment or prepayment thereof at a rate determined by reference to the LIBO Rate or Base Rate, as applicable.  In respect of Term Loans and Bridge Loans, the applicable basis for determining the rate of interest with respect to any LIBO Rate Loan shall be selected by Borrower initially at the time the Notice of Borrowing is given with respect to such LIBO Rate Loan pursuant to Section 2.5, and, thereafter, the basis for determining the interest rate with respect to such LIBO Rate Loan may be changed from time to time pursuant to Section 2.1(c).

Borrower shall pay interest (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of each LIBO Rate Loan from the date of the funding of such LIBO Rate Loan until the repayment or prepayment thereof, at a rate per annum in effect during each Interest Period for such LIBO Rate Loan, equal to the LIBO Rate for the relevant Interest Period plus the Applicable Margin.  Borrower shall pay interest (including interest accruing after the commencement of an insolvency proceeding under applicable Bankruptcy Law) on the unpaid principal amount of each Base Rate Loan from the date of the funding of such Base Rate Loan until the repayment or prepayment thereof, at a rate per annum equal to the Base Rate in effect during such period plus the Applicable Base Rate Margin.  In the event that an Event of Default shall have occurred and be continuing, the applicable Default Rate shall apply to all then outstanding Loans and shall be payable on demand or otherwise pursuant to Section 3.4(c)(ii).

(ii)                                  Interest Payment Dates.  Borrower shall pay accrued interest on the unpaid principal amount of each outstanding Loan (a) on each Payment Date and (b) upon prepayment (to the extent thereof) and at maturity of each Loan (each an “Interest Payment Date”).

(c)           Interest Periods.

(i)            Solely with respect to Term Loans and Bridge Loans and in connection with each LIBO Rate Loan, Borrower shall, pursuant to the Notice of Borrowing or a Confirmation of Interest Period Selection select an Interest Period to be applicable to such LIBO Rate Loans, which Interest Periods shall be a six (6) month period ending in each case on a Payment Date or, solely with respect to the initial LIBO Rate Loans, any shorter Interest Period ending on the first Payment Date, as requested by Borrower and approved by Administrative Agent (any such period, an “Interest Period”); provided, however, that (1) with the exception of any shorter Interest Period ending on the first Payment Date, the selection of any Interest Period other than the six (6) month Interest Period shall be subject to availability of such Interest Period from each Lender; (2) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless that day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (3) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (4) no Interest Period shall extend beyond the Term Loan Maturity Date or Bridge Loan Maturity Date, as applicable.  If Borrower fails to notify Administrative Agent of the next Interest Period for any LIBO Rate Loan in accordance with this Section 2.1(c)(i), such Term Loan or Bridge Loan, as applicable, shall automatically continue as a new LIBO Rate Loan with the same Interest Period as such prior LIBO Rate Loan; provided, however, that in the event that the Interest Period of such new LIBO Rate Loan would extend beyond the applicable Maturity Date, then such Loan shall automatically convert to a Base Rate Loan.

(d)           Interest Account and Interest Computations.  Borrower authorizes Administrative Agent to record in an account or accounts maintained by Administrative Agent on its books (1) the interest rates applicable to all Loans and the effective dates of all changes thereto; (2) the Interest Period for each LIBO Rate Loan; (3) the date and amount of each principal and interest payment on each outstanding Loan; and (4) such other information as Administrative Agent may determine is necessary for the computation of interest payable by Borrower hereunder consistent with this Financing Agreement.  Borrower agrees that all computations of interest made by Administrative Agent shall be conclusive in the absence of demonstrable error.  Administrative Agent shall, at the request of Borrower, deliver to Borrower a statement detailing such computations of interest.  All computations of interest on LIBO Rate Loans shall be based upon a year of 360 days and the actual days elapsed (including the first day but excluding the last day of the applicable Interest Period).  All computations of interest on Base Rate Loans hereunder shall be based upon a year of 365 days (or 366 days in a leap year) and the actual days elapsed (including the first day but excluding the last day of the applicable interest period).

(e)           Principal Payments.  On each Payment Date, Borrower shall repay to Administrative Agent for the account of each Lender, an amount equal to the Scheduled Repayment Amount for such Payment Date.  Any unpaid principal, interest, fees, costs and all other Obligations with respect to the Loans shall be due and payable on the Bridge Loan Maturity Date, LC Loan Maturity Date or Term Loan Maturity Date, as applicable.   Notwithstanding the foregoing, in no event shall the principal amount of the Loans to be repaid by Borrower on any Payment Date exceed the aggregate principal amount of the Loans then outstanding.

(f)            Promissory Notes.  The obligation of Borrower to repay the Loans made by each Lender and to pay all interest thereon at the rates provided herein and all other Obligations with respect to such Loans under this Financing Agreement shall be irrevocable, absolute and unconditional under any and all circumstances and shall be evidenced by promissory notes substantially in the form of Exhibit B-1 (individually, a “Note” and, collectively, the “Notes”), each payable to the order of such Lender and in the principal amount of such Lender’s Proportionate Share of Loans requested to be made as of the Closing Date.  Such Notes shall be duly executed by Borrower and delivered to each Lender on or prior to the Closing Date.

2.2     Letters of Credit.

(a)           Issuance and Availability.

(i)            O&M Reserve LC.  Subject to the terms and conditions contained in this Financing Agreement, the Issuing Bank irrevocably agrees to issue on the Closing Date, the O&M Reserve LC for the account of Borrower and in favor of the Administrative Agent (on behalf of the Lenders) as beneficiary in support of O&M Costs.  The O&M Reserve LC shall be in an initial Stated Amount equal to $2,570,000 and shall be substantially in the form attached hereto as Exhibit O.

(ii)           Debt Service Reserve LC.  Subject to the terms and conditions contained in this Financing Agreement, Issuing Bank irrevocably agrees to issue on the Closing Date, the Debt Service Reserve LC for the account of Borrower and in favor of the Administrative Agent (on behalf of the Lenders) as beneficiary in support of the Debt Service Reserve Requirement.  The Debt Service Reserve LC shall be in an initial Stated Amount equal to $6,630,000 and shall be substantially in the form attached hereto as Exhibit P.

(iii)          Energy Hedge LCs and REC Contract LCs.  Subject to the terms and conditions contained in this Financing Agreement, Issuing Bank irrevocably agrees to issue, during the LC Issuance Period, one or more Energy Hedge LCs for the account of Borrower and in favor of the applicable counterparty under the applicable Energy Hedge and one or more REC Contract LCs for the account of Borrower and in favor of the applicable counterparty under the applicable REC Contract.  Each Energy Hedge LC shall be substantially in the form attached hereto as Exhibit Q-1.  Each REC Contract LC shall be substantially in the form attached hereto as Exhibit Q-2.

(iv)          Working Capital LCs.  Subject to the terms and conditions contained in this Financing Agreement, Issuing Bank irrevocably agrees to issue, during the LC Issuance Period, one or more Working Capital LCs for the account of Borrower and in favor of the applicable counterparty under the applicable Project Documents.  Each Working Capital LC shall be substantially in the form attached hereto as Exhibit R.

(b)           Letter of Credit Commitments and Adjustments.

(i)            The Total LC Commitment shall be a separate revolving working capital facility provided by Issuing Bank and its participants and permitted assignees pursuant to Sections 12.14 and 12.15 of the Financing Agreement, respectively, as Lender in respect of any LC Loans, and the issuance of the Letters of Credit shall be deemed to reduce, in an amount equal to the aggregate Stated Amount of such Letters of Credit, the Available LC Commitment.

(ii)           Any Drawing Payment with respect to the O&M Reserve LC shall reduce the available Stated Amount thereof pursuant to this Financing Agreement and the Total LC Commitment applicable thereto shall be reduced, each in an amount equal to such Drawing Payment.  Any Drawing Payment with respect to the Debt Service Reserve LC shall reduce the available Stated Amount thereof pursuant to this Financing Agreement and the Total LC Commitment applicable thereto shall be reduced, each in an amount equal to such Drawing Payment.  Any Drawing Payment with respect to any Hedge LC shall reduce the available Stated Amount thereof pursuant to this Financing Agreement and the Total LC Commitment applicable thereto shall be reduced, each in an amount equal to such Drawing Payment.  Any Drawing Payment with respect to any Working Capital LC shall reduce the available Stated Amount thereof pursuant to this Financing Agreement and the Total LC Commitment applicable thereto shall be reduced, each in an amount equal to such Drawing Payment.

(iii)          Subject to Section 2.2(b)(iv), the Stated Amount of any Letter of Credit may, upon request by Borrower pursuant to Section 2.2(c), be reinstated to its original Stated Amount; provided, that (A) the applicable Reimbursement Obligation or LC Loan is paid in full; (B) no Inchoate Default or Event of Default has occurred and is continuing; (C) each representation and warranty set forth in Article 6 shall be true and correct in all material respects as of such date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date); and (D) all applicable terms and conditions set forth in the applicable Letter of Credit are satisfied in accordance therewith.

(iv)          Notwithstanding anything to the contrary provided in this Financing Agreement, the sum of the Stated Amounts of any Letters of Credit issued, or requested but not yet issued, hereunder at any time, any Reimbursement Obligations remaining unpaid at any time and LC Loans outstanding at any time shall not exceed the Total LC Commitment.

(c)           Notice of LC Activity. Subject to the terms and conditions contained in this Financing Agreement (including the satisfaction of the requirements in Section 2.2(b)) and so long as no Inchoate Default or Event of Default has occurred and is continuing, Borrower shall request (x) the issuance or extension of any Letter of Credit, or (y) any reinstatement, increase or decrease in the Stated Amount thereof, in each case, by delivering to Administrative Agent and Issuing Bank an irrevocable written notice in the form of Exhibit S, appropriately completed (a “Notice of LC Activity”), which specifies, among other things:

(i)            the particulars of any Letters of Credit to be issued, extended or amended, including the then-current Stated Amount of such Letters of Credit (which shall not exceed the then Available LC Commitment applicable to such Letters of Credit); and

(ii)           with respect to any Hedge LC or Working Capital LC, if a reinstatement, increase or decrease to the Stated Amount of such Letter of Credit is requested, the amount by which such Stated Amount is to be reinstated, increased or decreased, as applicable.

In the case of any Hedge LC or Working Capital LC, Borrower shall deliver the Notice of LC Activity to Administrative Agent (with a copy to Issuing Bank) at least five (5) Business Days before the date of issuance, reinstatement, increase or decrease of the Stated Amount of such Letter of Credit.  Upon the adjustment date specified in such Notice of LC Activity, subject to the terms and conditions set forth in this Financing Agreement, Issuing Bank shall, by amendment or adjustment to the Letter of Credit, adjust the Stated Amount thereof to reflect the change specified in such Notice of LC Activity.  From the effective date of any such adjustment, the LC Fees payable pursuant to Section 3.3(e) shall be computed on the basis of the Stated Amount as so adjusted.

(d)           Drawings; LC Loans.

(i)            Drawings.  Subject to the terms and conditions of this Financing Agreement, each Lender in respect of the LC Loans, and its participants and permitted assignees pursuant to Sections 12.14 and 12.15 of the

Financing Agreement, respectively, severally agrees to advance to Issuing Bank, for the account of Borrower, such Lender’s Proportionate Share of the full amount of any Drawing Payment under any Letter of Credit.  Upon the making of any Drawing Payment, Borrower shall be obligated to reimburse Issuing Bank for such Drawing Payment as provided below.

(ii)           Lender Participation.  Upon a Drawing Payment on any Letter of Credit, each Lender in respect of the LC Loans, and its participants and permitted assignees pursuant to Sections 12.14 and 12.15 of the Financing Agreement, respectively, hereby severally agrees that it shall forthwith purchase from Issuing Bank a participation interest in the unreimbursed Drawing Payment made by Issuing Bank under such Letter of Credit, in an amount equal to such Lender’s Proportionate Share of such unreimbursed Drawing Payment.

(iii)          Reimbursement of O&M Reserve LC.

Borrower hereby agrees to repay any Drawing Payment and to pay all fees and interest thereon at the rates provided herein, which obligation shall be irrevocable, absolute and unconditional; provided, that as long as an Event of Default (other than an Event of Default that will be cured with the proceeds of the proposed draw on the O&M Reserve LC) has not occurred and is continuing and unless Borrower has repaid the full amount of such Drawing Payment on the next Business Day, the amount of such Drawing Payment shall be converted to a loan made pursuant to this Section 2.2(d)(iii) (an “O&M Reserve LC Loan”).  Each O&M Reserve LC Loan, if any, shall be due and payable in full on the LC Loan Maturity Date.  Borrower shall pay interest on the unpaid amount of the O&M Reserve LC Loan calculated from the date of such O&M Reserve LC Loan until such O&M Reserve LC Loan is repaid in full at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin.

(iv)          Reimbursement of Debt Service Reserve LC.

Borrower hereby agrees to repay any Drawing Payment and to pay all fees and interest thereon at the rates provided herein, which obligation shall be irrevocable, absolute and unconditional; provided, that as long as an Event of Default (other than an Event of Default that will be cured with the proceeds of the proposed draw on the Debt Service Reserve LC) has not occurred and is continuing and unless Borrower has repaid the full amount of such Drawing Payment on the next Business Day, the amount of such Drawing Payment shall be converted to a loan made pursuant to this Section 2.2(d)(iv) (a “Debt Service Reserve LC Loan”).  Each Debt Service Reserve LC Loan, if any, shall be due and payable in full on the LC Loan Maturity Date.  Borrower shall pay interest on the unpaid amount of the Debt Service Reserve LC Loan calculated from the date of such Debt Service Reserve LC Loan until such Debt Service Reserve LC

Loan is repaid in full at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin.

(v)           Reimbursement of Hedge LC.

Borrower hereby agrees to repay any Drawing Payment and to pay all fees and interest thereon at the rates provided herein, which obligation shall be irrevocable, absolute and unconditional; provided, that as long as an Event of Default (other than an Event of Default that will be cured with the proceeds of the proposed draw on the applicable Hedge LC) has not occurred and is continuing and unless Borrower has repaid the full amount of such Drawing Payment on the next Business Day, the amount of the applicable Drawing Payment in respect of any Hedge LC shall be converted to a loan made pursuant to this Section 2.2(d)(v) (a “Hedge LC Loan”).  Each Hedge LC Loan, if any, shall be due and payable in full on the LC Loan Maturity Date.  Borrower shall pay interest on the unpaid amount of each Hedge LC Loan calculated from the date of such Hedge LC Loan until such Hedge LC Loan is repaid in full at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin.

(vi)          Reimbursement of Working Capital LC.

Borrower hereby agrees to repay any Drawing Payment and to pay all fees and interest thereon at the rates provided herein, which obligation shall be irrevocable, absolute and unconditional; provided, that as long as an Event of Default (other than an Event of Default that will be cured with the proceeds of the proposed draw on the applicable Working Capital LC) has not occurred and is continuing and unless Borrower has repaid the full amount of such Drawing Payment on the next Business Day, the amount of the applicable Drawing Payment in respect of any Working Capital LC shall be converted to a loan made pursuant to this Section 2.2(d)(vi) (a “Working Capital LC Loan”).  Each Working Capital LC Loan, if any, shall be due and payable in full on the LC Loan Maturity Date.  Borrower shall pay interest on the unpaid amount of each Working Capital LC Loan calculated from the date of such Working Capital LC Loan until such Working Capital LC Loan is repaid in full at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin.

(vii)         Interim Interest.  Without limiting the Borrower’s obligation to reimburse Drawing Payments pursuant to this Section 2.2(d), if the Issuing Bank makes any Drawing Payment, then, unless the Borrower reimburses that Drawing Payment in full on the date that such Drawing Payment is made, the unreimbursed amount of that Drawing Payment shall bear interest, for each day from and including the date that such Drawing Payment is made to but excluding the date that the Borrower reimburses that Drawing Payment at the rate per annum equal to the Base Rate in effect during such period plus the Applicable Base Rate Margin.

(e)           Adjustments to Stated Amount; Cancellation.

(i)            Adjustments to Stated Amount.  The Stated Amount of each Letter of Credit (i) shall be adjusted as provided in Section 2.2(b) and (ii) may be adjusted as provided in Section 2.2(c).

(ii)           Cancellation Upon Acceleration.  At such time as, pursuant to the terms hereof, Administrative Agent and the Lenders have accelerated the Obligations and unless Borrower has provided Issuing Bank with cash collateral on terms and conditions reasonably satisfactory to Issuing Bank in an amount equal to 103% of the Stated Amount of each Letter of Credit then outstanding and all Reimbursement Obligations of Borrower then outstanding, Issuing Bank shall be entitled to cancel each Letter of Credit at any time at least thirty (30) days after delivery to Administrative Agent, the beneficiary of such Letter of Credit and Borrower of a written notice of such intent to cancel.

(iii)          Expiration.  The Letters of Credit shall expire on their respective Expiration Dates which shall in no event be later than the LC Loan Maturity Date, or on such earlier date if terminated pursuant to the terms of this Financing Agreement or the applicable Letter of Credit.

(iv)          Lender Participation.  The several obligations of (x) each Lender, and its participants and permitted assignees pursuant to Sections 12.14 and 12.15 of the Financing Agreement, who have purchased a participation in the Letters of Credit in such Lender’s Proportionate Share of the maximum amount which is or at any time may become available to be drawn thereunder, and (y) each Lender, and its participants and permitted assignees pursuant to Sections 12.14 and 12.15 of the Financing Agreement, to make LC Loans in accordance with Section 2.2(d) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which any such Lender or any other Person may have against the Administrative Agent, the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, an Event of Default or the termination of the Commitments, the acceleration of the Term Loans, Bridge Loans or the termination of such Letter of Credit; (C) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person; (D) any breach of any Financing Document by any party thereto; (E) the fact that any condition precedent to (1) the issuance of, or the making of any payment under, such Letter of Credit or (2) the making of LC Loans, was not met; (F) any violation or asserted violation of law by any Lender or any Affiliate thereof; or (G) to the extent permitted under applicable law, any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  Immediately upon the issuance of any Letter of

Credit, Issuing Bank shall be deemed to have sold and transferred to such Lender, and such Lender shall be deemed to have purchased and received from Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in the Letter of Credit, each Drawing and the other obligations in respect thereof in an amount equal to such Lender’s Proportionate Share referenced above.  Each payment by each such Lender or other Person to the Issuing Bank for its own account shall be made without any offset, abatement, withholding or reduction whatsoever.  If the Issuing Bank is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Borrower to such Issuing Bank in payment of any Reimbursement Obligation or interest thereon upon the insolvency of the Borrower, or the commencement of any case or proceeding under any bankruptcy, insolvency or other similar law with respect to the Borrower, each applicable Lender or other Person shall, on demand of the Issuing Bank, forthwith return to the Issuing Bank any amounts transferred to such Lender or other Person by the Issuing Bank in respect thereof pursuant to this subsection plus such Lender’s or other Person’s pro rata share of any interest on such payments required to be paid to the Person recovering such payments plus interest on the amount so demanded from the day such demand is made, if such demand is made by 2:00 p.m., New York time, or from the next following Business Day, if such demand is made after 2:00 p.m., New York time, to but not including the day such amounts are returned by such Lender or other Person to the Issuing Bank at a rate per annum for each day equal to (A) the Federal Funds Effective Rate for the day of such demand and (B) the Federal Funds Effective Rate plus 3.00% for each day thereafter.

(v)           Draw Procedures.  Issuing Bank shall require each Lender in respect of the LC Loans, and its participants and permitted assignees pursuant to Sections 12.14 and 12.15 of the Financing Agreement, respectively, to severally pay to Issuing Bank its respective Proportionate Share of all or any portion of any Drawing Payment made or to be made by Issuing Bank under any Letter of Credit by contacting Administrative Agent telephonically (promptly confirmed in writing) at any time after Issuing Bank has received notice of or request for such Drawing, and specifying the amount of such Drawing, such Lender’s Proportionate Share thereof, and the date on which such Drawing is to be made or was made and Administrative Agent shall promptly notify each Lender thereof; provided, however, that Issuing Bank shall not request such Lenders to make any payment in connection with any portion of a Drawing for which Issuing Bank has received a Reimbursement Payment from Borrower.  Upon receipt of any such request for payment from Issuing Bank, such Lender shall pay to Issuing Bank such Lender’s Proportionate Share of the unreimbursed portion of such Drawing, together with interest thereon at a per annum rate equal to the Federal Funds Effective Rate from the date of such Drawing to the date on which such Lender makes payment.  Such Lender’s obligation to make each such payment to Issuing Bank shall be absolute, unconditional and irrevocable, and shall not be affected by any circumstance whatsoever, including the occurrence or continuance of any Inchoate Default or Event of Default, or the failure of any other Lender to make any payment hereunder, and such Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  In the event that any Lender fails to make available to Issuing Bank the amount of its Proportionate Share in such LC Loan, Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate plus 3.00% (without any right to indemnification by such Lender from Borrower in respect of such interest).  If any Reimbursement Payment is made by Borrower to Issuing Bank, Issuing Bank shall pay to such Lender which has paid its Proportionate Share of the Drawing such Lender’s Proportionate Share of the Reimbursement Payment and then retain the balance of such Reimbursement Payment.

(f)            Commercial Practices.  Borrower agrees that none of Issuing Bank, Administrative Agent, nor any Lender (nor any of their respective directors, officers or employees) shall be liable or responsible for, and the Reimbursement Obligations of Borrower and Borrower’s obligations to repay the O&M Reserve LC Loan, Debt Service Reserve LC Loan, Hedge LC Loans and the Working Capital LC Loans pursuant to the terms of this Financing Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Financing Agreement regardless of (i) the use of any Letter of Credit or for any acts or omissions of any beneficiary or transferee in connection therewith; (ii) payment by Issuing Bank against presentation of documents which do not strictly comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit so long as such documents substantially comply with the terms of such Letter of Credit and Issuing Bank has not acted with gross negligence or willful misconduct; (iii) any amendment or waiver of or any consent to departure from all or any terms of any of the Financing Documents agreed by Borrower; (iv) the existence of any claim, setoff, defense or other right which Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), Administrative Agent, Issuing Bank, any Lender or any other Person, whether in connection with this Financing Agreement, the transactions contemplated herein or in the other Financing Documents, or in any unrelated transaction; (v) any demand, statement, certificate, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (vi) any extension of time for or delay, renewal or compromise of or other indulgence or modification to the Drawing Payment granted or agreed to by Administrative Agent, Issuing Bank or any Lender; (vii) any failure of the relevant Project Document under which the relevant Letter of Credit is issued or any other Operative Document to be in full force and effect, (viii) any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Financing Agreement or any of the other Financing Documents, or (ix) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except, in each case, that Issuing Bank shall be liable to Borrower for acts or events described in clauses (i) through (ix) above to the extent suffered by Borrower which Borrower provides evidence that such acts or events were caused by (A) Issuing Bank’s willful misconduct or gross negligence in determining whether a drawing made under any Letter of Credit complies with the terms and conditions stated therein or (B) Issuing Bank’s willful failure to pay under any Letter of Credit after a drawing by the beneficiary strictly complying with the terms and conditions stated therein.  Without limiting the foregoing, Issuing Bank may accept any document that appears on its face to be in order, without responsibility for further investigation.  Borrower hereby waives any right to object to any payment made under any Letter of Credit with regard to a drawing that is in the form provided in such Letter of Credit but which varies with respect to punctuation (except punctuation with respect to any Dollar amount specified therein), capitalization, spelling or similar administrative matters of form that do not change meaning.

(g)           On the earlier of (i) the day when each Letter of Credit expires by its terms and (ii) the LC Loan Maturity Date, Borrower shall cause each Letter of Credit to be irrevocably terminated by the beneficiary thereof (pursuant to documentation acceptable to the Issuing Bank) and surrendered to the Issuing Bank for cancellation.

2.3     Use of Loan Proceeds.

Borrower shall use the proceeds of the Loans solely for the purposes and in the order and manner provided in Section 7.1.

2.4     Total Commitment.

(a)           Working Capital Letters of Credit.  The sum of the maximum aggregate Stated Amount of all Letters of Credit outstanding at any time, the Stated Amount of any requested but not yet issued Letters of Credit, any Reimbursement Obligations remaining unpaid at any time and LC Loans outstanding at any time shall not exceed $26,700,000 (such amount, as reduced from time to time, the “Total LC Commitment”).  The maximum Stated Amount of the O&M Reserve LC outstanding and the Stated Amount of any requested but not yet issued O&M Reserve LC at any time shall not exceed $2,570,000.  The maximum Stated Amount of the Debt Service Reserve LC outstanding at any time and the Stated Amount of any requested but not yet issued Debt Service Reserve LC shall not exceed $6,630,000.  The maximum Stated Amount of all Hedge LCs outstanding at any time shall not exceed $16,500,000.  The maximum Stated Amount of all Working Capital LCs outstanding at any time shall not exceed $1,000,000.

(b)           Term Loans.  The Total Term Loan Commitment on the Closing Date is $71,000,000.

(c)           Bridge Loans.  The Total Bridge Loan Commitment on the Closing Date is $18,632,891.16.

(d)           Total Commitment.  The Total Commitment on the Closing Date is $116,332,891.16.  The Total Commitment shall terminate without any further action from Borrower, the Agents and the Lenders upon the disbursement of Term Loans and the Bridge Loans, and the issuance of Letters of Credit in the amount of the Total Commitment pursuant to Section 2.1 and Section 2.2, as applicable.  Borrower may from time to time upon two (2) Business Days notice to Administrative Agent, permanently reduce (without premium or penalty), by an amount of $500,000 or integral multiples of $100,000 in excess thereof or cancel in its entirety the Total LC Commitment, the Total Term Loan Commitment or the Total Bridge Loan Commitment.

2.5     Notice of Borrowing of Loans.

Borrower shall request the Term Loans and Bridge Loans by delivering to Administrative Agent an initial irrevocable written notice in the form of Exhibit D-4 (the “Notice of Borrowing”).  Borrower shall give the Notice of Borrowing to Administrative Agent not later than 12:00 p.m., New York time, at least three (3) Business Days before the proposed Borrowing (or as otherwise agreed among Administrative Agent, the Lenders and Borrower).

2.6     Defaulting Lenders.

Notwithstanding any provision of this Financing Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.3;

(b)           the Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver); provided, that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c)           if any LC Exposure exists at the time a Lender with an LC Commitment and/or LC Loan becomes a Defaulting Lender then:

(i)            all or any part of such LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Proportionate Share but only to the extent the sum of all non-Defaulting Lenders LC

Exposure plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall, within one (1) Business Day following notice by the Administrative Agent, cash collateralize such defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.2(e) for so long as such LC Exposure is outstanding;

(iii)          if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.6(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3(e) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)          if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.6(c), then the fees payable to the Lenders pursuant to Section 3.3(e) shall be adjusted in accordance with each such non-Defaulting Lender’s Proportionate Share; and

(v)           if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.6, then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all participation fees payable under Section 3.3 with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

(d)           so long as any Lender with an LC Commitment and/or LC Loan is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend, renew or extend any Letter of Credit, unless it is satisfied that the related LC Exposure will be 100% covered by the LC Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with this Section 2.6;

(e)           any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payments of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participating interest in any Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of any Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrower or any Lender as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender’s or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of Drawing Payments which a Defaulting Lender has funded in accordance with its participation obligations, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender; and

(f)            so long as any Lender with an LC Commitment and/or LC Loan is a Defaulting Lender for longer than thirty (30) days, the Issuing Bank may resign by giving thirty (30) days’ written notice thereof to the Lenders and Borrower, such resignation to be effective only upon the acceptance of a successor Issuing Bank (reasonably satisfactory to the Majority Lenders who are non-Defaulting Lenders and the Borrower) and the replacement of all Letters of Credit issued hereunder (and the parties have executed in conjunction therewith all necessary documentation).

In the event that the Administrative. Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all maters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may necessary in order for such Lender to hold such Loans in accordance with its Proportionate Share.

ARTICLE 3.

GENERAL PROVISIONS RELATED TO CREDIT FACILITIES

3.1     Loan Funding.

(a)           Notice.  The Notice of Borrowing and each Confirmation of Interest Period Selection shall be delivered to Administrative Agent in accordance with Section 14.1.  Administrative Agent shall promptly notify each Lender of the contents of such notices.

(b)           Pro Rata Loans.  All Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Proportionate Shares of such Loans, with the Borrowing of Loans to be comprised of the applicable Loan by each Lender equal to such Lender’s Proportionate Share of the Borrowing.

(c)           Lender Funding.  No later than 11:00 a.m., New York time, on the proposed date set forth in the Notice of Borrowing subject to the satisfaction of the conditions precedent set forth in Section 5.1, each Lender shall make available its Term Loans and/or Bridge Loans, as applicable, requested in each Notice of Borrowing in Dollars in immediately available funds by transferring such funds into the Disbursement Account; provided, that, in connection with the initial Notice of Borrowing delivered in connection with the Closing Date, each Lender shall make available its Term Loans and/or Bridge Loans, as applicable, by transferring such funds into an account designated by the Administrative Agent.  The failure of any Lender to make the Term Loan and/or Bridge Loan, as applicable, to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Term Loan and/or Bridge Loan, as applicable.  No Lender shall have any obligation or liability in respect of the failure of any other Lender to make the Term Loan and/or Bridge Loan, as applicable, to be made by it as part of any Borrowing made under this Financing Agreement.

(d)           Disbursement of Funds.  Funds in the Disbursement Account shall be disbursed in accordance with Section 6(a) of the Account Control Agreement.  No Agent shall have any obligation or liability in respect of any disbursement of the Loans to the extent funds in respect of such disbursements are not received from the Lenders in accordance with Section 3.1(c).  Funds in all other Collateral Accounts shall be disbursed in accordance with Article 9 of the Financing Agreement and the Account Control Agreement.

3.2     Prepayments.

Loans, subject to the terms and conditions of this Financing Agreement, are prepayable in accordance with the following terms:

(a)           Terms of All Prepayments.  Upon the prepayment of any Loan (whether such prepayment is an Optional Prepayment or a Mandatory Prepayment), Borrower shall pay to Administrative Agent for the account of each Lender owed such Loan, as applicable, (A) all accrued interest to the date of such prepayment on the amount prepaid; (B) all accrued fees, if any, to the date of such prepayment corresponding to the amount being prepaid; (C) if such prepayment is the prepayment of a Loan on a day other than the last day of an Interest Period for such Loan, all Liquidation Costs, if any, incurred by such Lender as a result of such prepayment; and (D) if such prepayment is a prepayment of the Fixed Portion resulting in an early termination of an Interest Rate Agreement, the Interest Fix Fees, with respect to such prepayment, if applicable.  All Mandatory Prepayments and Optional Prepayments shall be applied to reduce the remaining

Scheduled Repayment Amounts in the inverse order of maturity of the Loan then outstanding.  Loans prepaid may not be re-borrowed.

(b)           Optional Prepayments.  Subject to Section 3.2(a), Borrower may, at its option upon five (5) Business Days’ irrevocable notice to Administrative Agent, prepay (i) any Term Loans or Bridge Loans in whole or in part in a minimum amount of $1,000,000, or (ii) any Term Loans pursuant to the Stetson II Prepayment.  Each such notice of Optional Prepayment shall specify such date, the aggregate principal amount of the Term Loans or Bridge Loans, as applicable, to be prepaid on such date and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of Borrower as to the estimated Liquidation Costs (if any) and Interest Fix Fees (if any) due in connection with such Optional Prepayment (calculated as if the date of such notice were the date of the Optional Prepayment) setting forth the details of such computation.  Within two (2) Business Days after the date of such Optional Prepayment, Administrative Agent shall deliver to Borrower and each applicable Lender a certificate of Administrative Agent confirming the calculation of such Liquidation Costs (if any) or Interest Fix Fees (if any) as of the specified prepayment date.  Borrower may make an Optional Prepayment with respect to all Term Loans or Bridge Loans then outstanding at any time, without any premium or penalty, except for Liquidation Costs or Interest Fix Fees, if any.

(c)           Mandatory Prepayments.  Subject to Section 3.2(a), Borrower shall prepay: (i) within seven (7) Business Days after the Closing Date an amount equal to $3,000,000 with respect to the Term Loans, which amount shall be paid from amounts on deposit in the Stetson I Holding Account, (ii) on the date that is earlier to occur of (A) the achievement of Final Completion (as defined in the Stetson II Reed Agreement) and (B) the date of submission of the Government Grant application in respect of the Stetson II Project, an amount equal to the difference between $18,632,891.16 and the aggregate amount of paid construction costs that constitute the eligible basis for the Government Grant pursuant to Section 1603 of the American Recovery and Reinvestment Act of 2009 (as determined by the Administrative Agent in consultation with the Independent Engineer), which amount shall be applied as a prepayment of Bridge Loans, (iii) the Loans in an amount required in respect of an Upwind Array Event pursuant to Section 7.27, (iv) the Loans in an amount equal to the lesser of (A) 100% of Excess Cash and (B) the amount required pursuant to Section 7.28, and (v) to the extent otherwise provided by the terms of this Financing Agreement, including pursuant to Section 6 of the Account Control Agreement.

(d)           Pro Rata Treatment of Lenders.  Except as expressly set forth in this Section 3.2(d), all prepayments of Loans shall be applied among the Lenders pro rata, according to their respective Proportionate Shares of Loans at the time of the applicable prepayment.  Prepayments of Loans in accordance with Section 3.6(a) and Section 3.6(b) shall be applied in accordance with the requirements set forth in those Sections.

(e)           Funding of Prepayment Costs.  Borrower shall fund Optional Prepayments solely from Borrower Equity.  Except as otherwise provided in this Financing Agreement or the Account Control Agreement, all Mandatory Prepayments shall be funded pursuant to Section 6(b) of the Account Control Agreement.

(f)            Prepayment or Reduction of Interest Rate Agreements.  Any amount being prepaid in respect of the Term Loans and/or Bridge Loans under this Financing Agreement (except for prepayments under Sections 3.6(a) and 3.6(b)) may, at the option of Borrower (i) be first applied to the Floating Portion and then to the Fixed Portion or (ii) may be applied to the Floating Portion and the Fixed Portion on a pro rata basis.  Any prepayment of the Fixed Portion of the Term Loans under this Financing Agreement shall be accompanied by a concurrent reduction or prepayment by Borrower of its exposure and obligations under the Interest Rate Agreements then in effect as provided in Section 3.9(b).

3.3     Fees.

(a)           Structuring Fees.  On the Closing Date, Borrower shall pay to the Joint Lead Arrangers solely for each Joint Lead Arranger’s account the structuring fees in the amount set forth in the Lender Fee Side Agreement.

(b)           Annual Agency Fee.  Borrower shall pay to Administrative Agent on the Closing Date, solely for the account of Administrative Agent, an administrative agency fee payable in advance in an amount set forth in the Agency Fee Side Agreement.

(c)           Securities Intermediary Fees.  Borrower shall pay to the Securities Intermediary on the Closing Date, solely for the account of the Securities Intermediary, a fee in the amount and on terms and conditions set forth in the Account Control Agreement.

(d)           Commitment Fees.

(i)            On each Payment Date during the Availability Period (where all or any portion of such semi-annual period occurs on or after the Closing Date)and on the last day of the Availability Period, Borrower shall pay to Administrative Agent, for the benefit of the Lenders, accruing from the Closing Date or the first day of such Payment Date, as the case may be, Term Loan commitment fees (the “Term Loan Commitment Fees”) for such period (or portion thereof) then ending equal to the product of (x) 1.00% times (y) the daily average Total Term Loan Commitment for such semi-annual period (or portion thereof) times (z) a fraction, the numerator of which is the number of days in such period (or portion thereof) and the denominator of which is 360.

(ii)           On each Payment Date during the Availability Period (where all or any portion of such semi-annual period occurs on or after the Closing Date) and on the Bridge Loan Maturity Date, Borrower shall pay to Administrative Agent, for the benefit of the Lenders, accruing from the

Closing Date or the first day of such Payment Date, as the case may be, Bridge Loan commitment fees (the “Bridge Loan Commitment Fees”) for such period (or portion thereof) then ending equal to the product of (x) 1.00% times (y) the daily average Bridge Loan Commitment for such semi-annual period (or portion thereof) times (z) a fraction, the numerator of which is the number of days in such period (or portion thereof) and the denominator of which is 360.

(e)           Letter of Credit Fees.

(i)            With respect to any portion of the Available LC Commitment that has not been cancelled, reduced or utilized by the issuance of the Letters of Credit, on each Payment Date commencing from the Closing Date and ending on the LC Loan Maturity Date and on any date on which a Letter of Credit is issued, Borrower shall pay to Administrative Agent, for the benefit of the Issuing Bank and the Lenders, accruing from the Closing Date or the first day of such semi-annual period, as the case may be, a commitment fee (the “LC Commitment Fee”) for such six (6) month period (or portion thereof) then ending equal to the product of (i) 1.00% times (ii) the daily average Available LC Commitment for such six (6) month period (or portion thereof) times (iii) a fraction, the numerator of which is the number of days in such six (6) month period (or portion thereof) and the denominator of which is 360.

(ii)           Upon the issuance of any Letter of Credit, on each Payment Date prior to the Expiration Date of such Letter of Credit (where all or any portion of such six (6) month period occurs on or after the date of such issuance) and on the date of such Expiration Date when such Letter of Credit is returned to the Issuing Bank for cancellation (or, if such Letter of Credit is reduced or canceled prior to such date, on the date of such reduction or cancellation), Borrower shall pay to Administrative Agent, for the benefit of the Issuing Bank and the Lenders, accruing from the date of such issuance, a letter of credit fee (the “Letter of Credit Fee”) for such six (6) month period (or portion thereof) then ending equal to the product of (A) the Applicable Margin times (B) the daily average Stated Amount of such Letter of Credit for such six (6) month period (or portion thereof) times (C) a fraction, the numerator of which is the number of days in such six (6) month period (or portion thereof) and the denominator of which is 360.

(iii)          As a condition precedent to the issuance of each Letter of Credit, Borrower shall pay to the Administrative Agent for the account of the Issuing Bank, an upfront letter of credit fee (the “LC Fronting Fee”) in the amount set forth in the Lender Fee Side Agreement.

3.4     Other Payment Terms.

(a)           Place and Manner.  Borrower shall make all payments due to each Lender, Issuing Bank and Administrative Agent hereunder to the Administrative Agent Account for the account of each Lender, Issuing Bank or Administrative Agent (as the case may be) in Dollars and in immediately available funds not later than 12:00 p.m., New York time, on the date on which such payment is due.  Any payment made after such time on any day shall be deemed received on the next Business Day after such payment is received.  Upon receipt of any payment hereunder on behalf of any Lender or the Issuing Bank, as applicable, Administrative Agent shall remit such payment to such Lender or Issuing Bank, as applicable, no later than 3:00 p.m., New York time, on the date of receipt if received prior to 12:30 p.m., New York time, on such day, or otherwise on the next Business Day.

(b)           Date.  Unless otherwise specified in this Financing Agreement, whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)           Late Payments; Conversion to Base Rate Loans.

(i)            If any amounts required to be paid by Borrower under this Financing Agreement or the other Financing Documents (including principal or interest payable on any Loan, and any fees or other amounts otherwise payable by Borrower to Administrative Agent, Issuing Bank or any Lender) remain unpaid after such amounts are due, subject to the applicable cure periods, if any, set forth in Sections 10.1(a) or 10.1(d), Borrower shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Default Rate until the earlier of (A) the date when such Event of Default has been cured by Borrower to the satisfaction of Administrative Agent (acting with the consent of the Majority Lenders and the Issuing Bank) or (B) the date when any and all Obligations of Borrower under this Financing Agreement and all other Financing Documents have been indefeasibly paid in full in cash and performed as required hereunder and thereunder.

(ii)           Without limiting any rights or remedies of the Agents under Article 10 or other Financing Documents, as long as any Event of Default shall have occurred and be continuing: (A) Administrative Agent shall suspend the continuation of any Loan (if any) on the basis of a LIBO Rate, in which event all Loans then outstanding shall be automatically converted on the last Business Day of the respective Interest Periods therefor into Base Rate Loans; (B) prior to such conversion, if an Event of Default shall have occurred and is continuing, the then outstanding LIBO Rate Loans (if any) shall accrue interest at the LIBO Rate Default Rate that shall be due and payable on the last Business Day of the applicable Interest Period; and (C) upon such conversion to Base Rate Loans, the resulting Base Rate Loans shall accrue interest at a rate per annum equal to the Base Rate Default Rate.  The interest accruing at the Base Rate Default Rate, shall be payable on demand and/or on each Payment Date thereafter, as applicable, commencing on the date of such conversion.  All computations of the LIBO Rate Default Rate shall be based on a year of 360 days and the actual days elapsed (including the first day, but excluding the last day of the applicable Interest Period).  All computations of the Base Rate Default Rate shall be based on a 365 day year (or 366 day year during a leap year) with respect to the actual days elapsed when such Base Rate Default Rate is payable.  Interest accruing at the Base Rate Default Rate shall include the first day, but exclude the last day of the period for which such interest is payable.

(d)           Net of Taxes, Etc.

(i)            Taxes.  Any and all payments to or for the benefit of any Lender or the Issuing Bank by Borrower hereunder or under any other Financing Document shall be made free and clear of and without deduction, setoff or counterclaim of any kind whatsoever and in such amounts as may be necessary in order that all such payments, after deduction for or on account of liabilities of any Lender or the Issuing Bank with respect to any present or future taxes, levies, imposts, deductions, charges or withholdings arising from or relating to such Lender’s (or the Issuing Bank’s) Loans made under this Financing Agreement, excluding (i) taxes imposed on or measured by the income or capital of any Lender or the Issuing Bank by any jurisdiction or any political subdivision or taxing authority thereof or therein as a result of a connection between such Lender or the Issuing Bank and such jurisdiction or political subdivision, other than a connection resulting solely from executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Financing Agreement or any Note, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender or the Issuing Bank is located, or (iii) any withholding tax that is imposed on amounts payable to any Lender or the Issuing Bank that is attributable to such Lender’s or the Issuing Bank’s failure to comply with Section 3.4(e) or to the inaccuracy of any certification made pursuant to Section 3.4(e) unless such inaccuracy arose as the result of a change in applicable law or the interpretation or administration thereof by any Governmental Authority after the date such certification was made (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”), shall be not less than the amounts otherwise specified to be paid under this Financing Agreement and the other Financing Documents.  If Borrower shall be required by law to withhold or deduct any Taxes imposed by the United States or any political subdivision thereof from or in respect of any sum payable hereunder or under any other Financing Document to any Lender or the Issuing Bank, and if such Lender or the Issuing Bank shall have complied with its obligations set forth in Section 3.4(e), (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.4(d)), such Lender or the Issuing Bank receives an amount equal to the sum it would have received had no such deductions been made; (B) Borrower shall make such deductions; and (C) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.  If Borrower shall make any payment under this Section 3.4(d) to or for the benefit of any Lender or the Issuing Bank with respect to Taxes and if such Lender or the Issuing Bank determines in its discretion, exercised in good faith, that it has received the benefit of any credit or deduction for such Taxes, then such Lender or the Issuing Bank shall pay to Borrower an amount equal to the amount of such credit or deduction actually received by the Lender or the Issuing Bank; provided, however, that the aggregate amount payable by such Lender or the Issuing Bank pursuant to this sentence shall not exceed the aggregate amount previously paid by Borrower with respect to such Taxes.  In addition, and without duplication of other taxes or charges addressed herein, Borrower agrees to pay any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies that arise under the laws of the United States of America or the State of New York from any payment made hereunder or under any other Financing Document or from the execution or delivery or otherwise with respect to this Financing Agreement or any other Financing Document (hereinafter referred to as “Other Taxes”).

(ii)           Indemnity.  Borrower shall indemnify each Lender and the Issuing Bank for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.4(d)) arising from the execution, delivery or performance of its obligations or from receiving a payment hereunder, or enforcing this Financing Agreement or any Financing Document, paid by any Lender or the Issuing Bank, or any liability (including penalties, interest and reasonable and reasonably documented expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided that Borrower shall not be obligated to indemnify any Lender or the Issuing Bank for any penalties, interest or expenses relating to Taxes or Other Taxes arising from the indemnitee’s gross negligence, willful misconduct or unexcused breach of this Financing Agreement as determined by a final non-appealable judgment of a court of competent jurisdiction.  Each Lender and the Issuing Bank agrees to give notice to Borrower of the assertion of any claim against such Lender or the Issuing Bank relating to such Taxes or Other Taxes as promptly as is practicable, and in no event later than ten (10) days prior to the final expiration of any period available to such Lender or the Issuing Bank under applicable law for challenging such a claim; provided, however, that any Lender’s or the Issuing Bank’s failure to notify Borrower within such period shall not relieve Borrower of its obligation under this Section 3.4(d) with respect to claims arising prior to such time as Borrower receives notice from the indemnitee as provided herein, but shall relieve Borrower of its obligations under this Section 3.4(d) with respect to interest and penalties between the end of the period and such time as Borrower receives notice from such Lender or the Issuing Bank as provided herein.  Payments by Borrower pursuant to this indemnification shall be made within thirty (30) days from the date such Lender or the Issuing Bank makes written demand therefor (submitted through Administrative Agent), which demand shall be accompanied by documentation establishing, in reasonable detail, the basis and calculation thereof and certifying that the method used to calculate such amount is fair and reasonable.  Following a written request by Borrower setting forth in reasonable detail the basis therefor, each Lender and the Issuing Bank agrees either (i) in good faith to contest Taxes or Other Taxes with respect to which such Lender or the Issuing Bank has received an indemnity payment pursuant to this Section 3.4(d)(ii), or (ii) to permit Borrower to contest such Taxes or Other Taxes if such Lender’s or the Issuing Bank’s permission would be required and to cooperate with Borrower in such contest, in each case at Borrower’s sole cost and expense, provided that nothing in the foregoing sentence shall oblige such Lender or the Issuing Bank to disclose to Borrower its tax returns or other information it reasonably considers to be confidential or proprietary or to take other actions that in the reasonable judgment of such Lender or the Issuing Bank would be adverse to its commercial interests.  Each Lender and the Issuing Bank agrees to repay to Borrower any refund (including that portion of any interest that was included as part of such refund with respect to Taxes or Other Taxes paid by Borrower pursuant to this Section 3.4(d)), as soon as commercially practicable after receipt of such refund, received by such Lender or the Issuing Bank for Taxes or Other Taxes that were paid by Borrower pursuant to this Section 3.4(d).

(iii)          Notice.  Within thirty (30) days after the date of any payment of Taxes or Other Taxes by Borrower, Borrower shall furnish to Administrative Agent, at the address referred to in Section 14.1, the original or a certified copy of a receipt evidencing payment thereof, a certified copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent, in either instance, certified by an Authorized Officer of Borrower.  Administrative Agent shall promptly provide a copy of such receipt, return or other evidence of payment to each Lender and the Issuing Bank.  Borrower shall compensate Administrative Agent, Issuing Bank and each Lender for all reasonable losses and expenses sustained by Administrative Agent, Issuing Bank or Lender, as the case may be, as a result of any failure by Borrower to so furnish the original or certified copy of such receipt, return or other evidence of payment.

(iv)                              Survival of Obligations.  The obligations of Borrower under this Section 3.4(d) shall survive the termination of this Financing Agreement and the repayment of the Obligations for a period of two (2) years.

(e)                                                                                  Withholding Exemption Certificates.  Administrative Agent, on the Closing Date, and each Lender, upon becoming a Lender hereunder, and each Person to which any Lender grants a participation (or otherwise transfers its interest in this Financing Agreement), agrees that it will deliver, as soon as commercially practicable, to Borrower and Administrative Agent (and Administrative Agent agrees that it will promptly deliver to Borrower) (i) in the case of Administrative Agent, Form W-8IMY (together with any withholding statement required by applicable law) in respect of amounts to be received for or on account of the Lenders and Form W-8ECI in respect of amounts to be received for its own account, each duly completed; (ii) in the case of a Lender or Person that is a United States person (as defined in Section 7701(a)(30) of the Code), a copy of a United States Internal Revenue Service Form W-9, duly completed; or (iii) in the case of a Lender or Person that is not a United States person, a duly completed and executed letter in the form of Exhibit L-1, Exhibit L-2 or Exhibit L-3 (Forms of “Withholding Certificate (Treaty)”, “Withholding Certificate (Effectively Connected)” and “Withholding Certificate (Portfolio Interest)”) as appropriate, and two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that Administrative Agent or Lender is entitled to receive payments under this Financing Agreement without deduction or withholding of any United States federal income or withholding taxes and including, in each case, a U.S. taxpayer identification number (“TIN”) if required by such form or otherwise necessary to obtain the benefits being claimed.  Each Lender which delivers to Borrower and Administrative Agent a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to Borrower and to Administrative Agent further copies of the said letter and Form W-8BEN or W-8ECI, or successor applicable forms, or other manner of certification or procedure, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent letter and forms previously delivered by it to Borrower and Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by Borrower or Administrative Agent, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Financing Agreement and the other Financing Documents without deduction or withholding of any United States federal income or withholding taxes, unless a change in applicable law or the interpretation or administration thereof by any Governmental Authority has occurred prior to the date on which any such delivery would otherwise be required, which change renders all such forms inapplicable or which change would prevent a Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income or withholding tax.  Borrower shall not be obligated to pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.4(d) (or make an indemnification payment pursuant to Section 3.4(d)) to any Lender (including any Person to which any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Financing Agreement) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure of such Lender to comply with its obligations under this Section 3.4(e).  In the event that any Lender fails or is unable to satisfy the provisions of this Section 3.4(e), Borrower, Administrative Agent and such Lender shall cooperate to find another Person to be substituted for such Lender in the manner provided in Section 12.13 hereof.

3.5                                 Pro Rata Treatment.

(a)                                  Borrowing, Etc.  Except as otherwise provided in this Financing Agreement, (i) each Loan and each reduction of the applicable Commitments shall be made or allocated among the Lenders pro rata according to their respective Proportionate Shares of such Loans or Commitments and (ii) each payment of principal of and interest on Loans shall be made or shared among the Lenders holding such Loans pro rata according to the Proportionate Shares of such Loans.

(b)                                 Sharing of Payments, Etc.  If any Lender or the Issuing Bank (a “Benefited Lender”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans (or interest thereon) owed to it, other than pursuant to Sections 3.6(a) or (b), in excess of its ratable share of payments on account of such Loans obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; and if after taking into account such participations the Benefited Lender continues to have access to additional funds of Borrower for application on account of its debt, then the Benefited Lender shall use such funds to reduce indebtedness of Borrower under the Financing Documents held by it and share such payments with the other Lenders; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.5(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation; provided that Borrower shall have no liability to the Lenders or the Issuing Bank hereunder to the extent that it has made all payments to the Lenders, Issuing Bank and Administrative Agent required to be made by Borrower hereunder.

3.6                                 Change of Circumstances.

(a)                                  Inability to Determine Rates.  If, on or before the first day of any Interest Period for any LIBO Rate Loan (i) Administrative Agent determines that the LIBO Rate for such Interest Period with respect to the LIBO Rate Loans cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market (in respect of a change of circumstances compared to the totality of the circumstances that existed on the Closing Date), or (ii) Lenders holding in the aggregate at least 33.33% of the then outstanding and unpaid principal amount of LIBO Rate Loans shall advise Administrative Agent that (x) the rates of interest for such LIBO Rate Loans do not adequately and fairly reflect the cost to such Lenders of maintaining or continuing such LIBO Rate Loans (compared to the totality of the circumstances that existed on the Closing Date) or (y) deposits in Dollars in the London interbank market are not available to such Lenders (as conclusively certified by each such Lender in good faith in writing to Administrative Agent and to Borrower) in the ordinary course of business in sufficient amounts to maintain or continue their LIBO Rate Loans, then Administrative Agent shall immediately give notice of such condition to Borrower (the “Notice of Inability to Determine Rates”).  After the giving of any such Notice of Inability to Determine Rates and until Administrative Agent shall otherwise notify Borrower and the Lenders that the circumstances giving rise to such condition no longer exist, Borrower’s right to request the continuation of LIBO Rate Loans shall be suspended.  Any Loan outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such Loans into Base Rate Loans.  Loans converted into Base Rate Loans shall accrue interest at the rate per annum equal to the Base Rate then in effect plus the Applicable Base Rate Margin.  All computations with respect to such Base Rate Loan shall be made as set forth in the last sentence of Section 2.1(d).

(b)                                 Illegality.  If, after the date of this Financing Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender or Borrower with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for any Lender to maintain or continue any LIBO Rate Loan, such Lender shall immediately notify Administrative Agent and Borrower of such Change of Law (“Notice of Change of Law”).  Upon receipt of such notice (i) Borrower’s right to request the continuation of LIBO Rate Loans and the obligations of Lenders to maintain or continue LIBO Rate Loans shall be suspended for so long as such condition shall exist; and (ii) Borrower shall, at the request of such Lender, either (y) immediately repay such Loans pursuant to Section 3.2 or (z) convert such outstanding Loans into Base Rate Loans, if such Lender shall notify Borrower that such Lender may not lawfully maintain or continue such Loans.  Any conversion or prepayment of Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 3.7.  Upon the giving of any such Notice of Change of Law, such Base Rate Loans shall accrue interest equal to the Base Rate then in effect plus the Applicable Base Rate Margin.  All computations with respect to such Base Rate Loans shall be made as set forth in the last sentence of Section 2.1(d).

(c)                                  Increased Costs.  If, after the date of this Financing Agreement, any Change of Law:

(i)            shall, without duplication with amounts payable under Section 3.4(d), subject any Lender to any tax, duty or other charge with respect to any Loan, or shall change the basis of taxation of payments by Borrower to any Lender on such a Loan (except for Taxes, Other Taxes, or changes in the rate of taxation on the overall net income of any Lender);

(ii)           shall impose, modify or require any reserve, special deposit or similar requirement (including any modification of a Reserve Requirement) against assets held by, deposits in or other liabilities for the account of, advances or loans by, or any other acquisition of funds by, any Lender for any Loan; or

(iii)          shall impose on any Lender any other requirement directly related to any Loan;

and the effect of any of the foregoing is to increase the cost to such Lender of renewing, participating in or maintaining any such Loan or to reduce any amount receivable by such Lender hereunder or under the Notes; then Borrower shall from time to time, upon demand by Administrative Agent (accompanied by a certificate from such Lender setting forth in reasonable detail the amount of such increased costs or reduced amounts and the basis for determination of such amount), pay to Administrative Agent on behalf of such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts.  Thereafter, Borrower may replace any such Lender so affected pursuant to Section 12.13.

(d)                                 Capital Requirements.  If any Lender determines that (i) any Change of Law after the date of this Financing Agreement increases the amount of capital required or expected to be maintained by such Lender or the Lending Office of such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Lending Office which is attributable to, or based upon, the Loans, or this Financing Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s policies with respect to capital adequacy), Borrower shall pay to Administrative Agent on behalf of such Lender or such Person, upon demand of Administrative Agent (accompanied by a certificate from such Lender setting forth in reasonable detail the computation of any such increased costs), such amounts as such Lender or such Person shall reasonably determine are necessary to compensate such Lender or such Person for such reasonably increased costs to such Lender or Person of such increased capital.  Thereafter, Borrower may replace any such Lender so affected pursuant to Section 12.13.

(e)                                  Notice.  Each Lender will notify Administrative Agent of any event occurring after the date of this Financing Agreement that will entitle such Lender to compensation pursuant to this Section 3.6, as promptly as is practicable and in no event later than 120 days after the principal officer or other representative of such Lender responsible for administering this Financing Agreement obtains knowledge thereof, and Administrative Agent shall promptly notify Borrower of such event; provided that any Lender’s failure to notify Administrative Agent within such 120-day period shall not relieve Borrower of its obligation under this Section 3.6 with respect to claims arising prior to such time as Borrower receives notice as provided herein but shall relieve Borrower of its obligations under this Section 3.6 with respect to interest and penalties between the end of such 120-day period and such time as Borrower receives notice from such Lender as provided herein.  No Person purchasing from a Lender a participation in any Loan shall be entitled to any payment from or on behalf of Borrower pursuant to Section 3.6(c) or 3.6(d) which would be in excess of the applicable proportionate amount (based on the portion of the Loan in which such Person is participating) which would then be payable to such Lender if such Lender had not sold a participation in that portion of the Loan.

3.7                                 Funding Losses.

If Borrower shall (a) repay or prepay any Loans on any day other than the last day of an Interest Period for such Loans (whether an Optional Prepayment or a Mandatory Prepayment); (b) fail to borrow any Loans in accordance with the Notice of Borrowing delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise other than a default by a Lender); or (c) fail to make any prepayment of any Loan in accordance with any notice of prepayment delivered to Administrative Agent; then Borrower shall, upon demand by any Lender, reimburse such Lender (by payment to Administrative Agent for the account of such Lender) for all documented and reasonable costs and losses incurred by such Lender as a result of such repayment, prepayment or failure (but such costs and losses shall not include any compensation for lost profit or lost opportunity) (“Liquidation Costs”) together with any Interest Fix Fees.  Borrower understands that such Liquidation Costs may include losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund Loans.  Each Lender demanding payment under this Section 3.7 shall deliver to Administrative Agent a certificate setting forth in reasonable detail the basis for and amount of costs and losses for which demand is made, and Administrative Agent shall promptly provide such certificate to Borrower.

3.8                                 Alternate Office; Minimization of Costs.

(a)                                  To the extent reasonably possible, each Lender shall designate an alternative Lending Office with respect to its Loans and otherwise take any reasonable actions to reduce any liability of Borrower to such Lender under Section 3.4(d), 3.6(c) or 3.6(d), or to avoid the unavailability of Loans or the determination of the interest rate under Section 3.6(a) or Section 3.6(b) so long as such Lender, in its sole discretion, determines that such designation is not materially disadvantageous to such Lender.

(b)                                 Any Lender may designate a Lending Office other than that set forth on Exhibit I and may assign all of its interests under the Financing Documents, and its Notes, to such Lending Office, provided that such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower under Sections 3.4(d), 3.6(c), or 3.6(d) or make Loans or an interest rate option unavailable pursuant to Section 3.6(a) or Section 3.6(b).

(c)                                  Each Lender shall use reasonable efforts to avoid or minimize any additional costs, taxes, expense or obligation which might otherwise be imposed on Borrower pursuant to Sections 3.4(d), 3.6(c) or 3.6(d) or as a result of such Lender being subject to a Reserve Requirement or to avoid the unavailability of Loans or the determination of the interest rate under Section 3.6(a) or Section 3.6(b); provided, however, that such efforts shall not cause the imposition on any Lender of any additional costs or legal or regulatory burdens unless Borrower shall provide such Lender with an indemnification for such additional costs in form and substance reasonably satisfactory to such Lender.

3.9                                 Interest Rate Protection.

(a)                                  Interest Rate Agreement.  No later than five (5) Business Days after the Closing Date, Borrower shall have entered into, and shall maintain in full force and effect, one or more LIBO Rate cap agreements and/or interest rate swaps with schedules and confirmations thereto (collectively, the “Interest Rate Agreements”) with respect to a minimum of 75% of the aggregate outstanding principal of the Term Loans on the Closing Date, on terms and conditions reasonably satisfactory to the Borrower and the counterparty to each such Interest Rate Agreement.  Borrower may substitute one type of Interest Rate Agreement for another type of Interest Rate Agreement, which substitution shall not otherwise constitute an Event of Default.

(b)                                 Interest Fix Fees.  Borrower shall pay all reasonable costs, fees and expenses incurred by each counterparty providing the Interest Rate Agreements that Borrower enters into hereunder, including any reasonable costs, fees or expenses (including increased interest payments) incurred in connection with any unwinding, breach or termination of such Interest Rate Agreements (“Interest Fix Fees”).

(c)                                  Security.  The obligations of Borrower under each Interest Rate Agreement, and all associated Interest Fix Fees shall be secured by the Collateral Documents and shall rank pari passu with the obligations of Borrower under the other Financing Documents.

ARTICLE 4.
COLLATERAL DOCUMENTS

4.1                                 Security.

(a)                                  Mortgage Documents, Security Agreements, Etc.  The Obligations shall be secured by, and Borrower shall deliver or cause to be delivered the following to Administrative Agent and Security Agent at the times required pursuant to Article 7:

(i)                                     (A) A mortgage, in the form of the Leasehold Mortgage, Assignment Of Rents, Security Agreement And Fixture Filing shown on Exhibit E-1, duly executed by Evergreen Wind Power V, LLC in a recordable form, in favor of Security Agent, with respect to the Stetson I Lease; (B) a mortgage, in the form of the Mortgage, Assignment Of Rents, Security Agreement And Fixture Filing shown on Exhibit E-1, duly executed by Evergreen Wind Power V, LLC in a recordable form, in favor of Security Agent, with respect to the Transmission Line Real Property Interests; and (C) a mortgage, in the form of the Leasehold Mortgage, Assignment Of Rents, Security Agreement And Fixture Filing shown on Exhibit E-1, duly executed by Stetson Wind II, LLC in a recordable form, in favor of Security Agent, with respect to the Stetson II Lease (together, the “Mortgage Documents”);

(ii)                                  A Pledge and Security Agreement in the form of Exhibit E-2, duly executed by the Borrower, in favor of Security Agent (the “Borrower Pledge and Security Agreement”);

(iii)                               A Pledge and Security Agreement in the form of Exhibit E-7, duly executed by Member in favor of Security Agent (the “Member Pledge and Security Agreement”);

(iv)                              A Guaranty and Security Agreement in the form of Exhibit E-3, duly executed by each Project Company, in each case, in favor of Security Agent (each, a “Guaranty and Security Agreement”);

(v)                                 The Account Control Agreement;

(vi)                              The Consents from the counterparties in respect of the following Material Project Documents, in favor of Security Agent:

A.                                   the Energy Hedge;

B.                                     the Citigroup REC Contract;

C.                                     the PPA;

D.                                    the BOP Agreement;

E.                                      the Turbine Supply Agreement;

F.                                      the Turbine Service Agreement;

G.                                     the Shared Facilities Agreement;

H.                                    the Equipment Purchase Agreement;

I.                                         the O&M Service Agreement; and

J.                                        the Project Administration Agreement.

(vii)         The Estoppel Agreements in favor of Security Agent;

(viii)        Such other documents, instruments and agreements as Security Agent may request to ensure that it has first-priority perfected Liens in all assets of Borrower and each Project Company, all the issued and outstanding membership interests in each Project Company and all the issued and outstanding membership interests in the Borrower (other than Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the liens granted to the Security Agent pursuant to the Collateral Documents).

(b)                                 Further Assurances.  Borrower shall deliver to Security Agent each of the foregoing and such other instruments, agreements, certificates, opinions and documents (including UCC financing statements and fixture filings and landlord waivers) as Security Agent may reasonably request to perfect and maintain the Liens granted to Security Agent by the foregoing prior to the Liens or other interests of any Person other than Security Agent (other than Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the liens granted to the Security Agent pursuant to the Collateral Documents).  Borrower shall fully cooperate with Security Agent and perform all additional acts necessary or reasonably requested by Security Agent or Administrative Agent to effect the purposes of the foregoing.

ARTICLE 5.
CONDITIONS PRECEDENT

5.1                                 Conditions Precedent to the Closing Date; Issuance of Letters of Credit.

The obligation of the Lenders to make the Loans hereunder and the Issuing Bank to issue the Letters of Credit is subject to the prior satisfaction by Borrower of each of the following conditions to the satisfaction of Administrative Agent, Issuing Bank and the Lenders (unless waived in writing by Administrative Agent with consent of all Lenders and the Issuing Bank):

(a)                                  All Sponsor Equity shall have been deposited into the Disbursement Account or otherwise contributed in respect of the Projects by or on behalf of the Sponsor.

(b)                                 Each representation and warranty set forth in Article 6 is true and correct in all material respects on the Closing Date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

(c)                                  No Event of Default or Inchoate Default with respect to any Affiliated Participant has occurred and is continuing as of the Closing Date and to the knowledge of Borrower, no Inchoate Default with respect to any Major Project Participant that is not an Affiliated Participant has occurred and is continuing as of the Closing Date.

(d)                                 Delivery to Administrative Agent of a copy of one or more resolutions or other authorizations of Borrower, the Member, and each Affiliated Participant, certified by the appropriate officers of each such entity as being in full force and effect on the Closing Date, authorizing, in respect of Borrower, the Borrowing herein provided for and the execution, delivery and performance of this Financing Agreement, and in respect of Borrower and each Affiliated Participant, the other Operative Documents and any instruments or agreements required hereunder or thereunder and in each case to which Borrower or such Affiliated Participant is a party.

(e)                                  Delivery to Administrative Agent of a certificate satisfactory in form and substance to Administrative Agent from Borrower and each Affiliated Participant, signed by the appropriate Authorized Officer of each such entity and dated the Closing Date, as to the incumbency of the natural persons authorized, in respect of Borrower, to execute and deliver this Financing Agreement, and in respect of Borrower and each Affiliated Participant, the other Operative Documents and any instruments or agreements required hereunder or thereunder and in each case to which Borrower or such Affiliated Participant is a party.

(f)                                    Delivery to Administrative Agent of (i) a copy of the Certificate of Formation of Borrower, certified by the Secretary of State of the State of Delaware, a copy of the Borrower LLC Agreement and any agreements or certificates related to the Borrower LLC Agreement filed in accordance with applicable state law; (ii) copies of the Certificates of Formation of each Affiliated Participant, certified by the Secretary of State of the State of formation of each Affiliated Participant; and (iii) copies of the limited liability company agreement of each Affiliated Participant, as applicable, in each case, certified by an Authorized Officer thereof.

(g)                                 Delivery to Administrative Agent of certificates issued by the Secretary of State of the State or any other jurisdiction of organization of each Major Project Participant (other than the individual counterparties to the Real Property Agreements) certifying that each such Major Project Participant exists under the laws of such State and has paid all taxes due to such State, if such certificates are reasonably available in such State or jurisdiction.

(h)                                 Delivery to Administrative Agent of certificates issued by the Secretary of State of the State of Maine certifying that each Major Project Participant (other than individual counterparties to the Real Property Agreements), is in good standing and is qualified to do business in and has paid all taxes due to such state, if reasonably available; provided, however, that no such certificate shall be required if such Major Project Participant is not required to qualify to do business in such state in order to perform its obligations under the Project Documents to which it is a party or where such Major Project Participant is not the type of Person for which a good standing certificate or certification as to payment of taxes is reasonably available.

(i)                                     Delivery to Administrative Agent of (i) executed originals of each Financing Document required as of the Closing Date, and (ii) certified true and correct execution copies of each Material Project Document and any existing supplements or amendments thereto, all of which Financing Documents, Material Project Documents and supplements or amendments thereto shall, in all material respects, be satisfactory in form and substance to Administrative Agent, Issuing Bank, the Lenders and the Independent Engineer.  Receipt by Security Agent of evidence reasonably satisfactory to it that all appropriate financing statements, fixture filings and the Mortgage Documents were or will be promptly in connection with the funding of the Loans filed and/or recorded as required hereunder or by law.  The Member shall have delivered to Security Agent the original certificates or other instruments, along with a blank membership interest transfer power, evidencing the Member’s 100% ownership interest in all of the issued and outstanding membership interests of the Borrower.  The Borrower shall have delivered to Security Agent the original certificates or other instruments, along with blank membership interest transfer powers, evidencing the Borrower’s 100% ownership interest in all of the issued and outstanding membership interests of each Project Company.

(j)                                     Delivery to Administrative Agent, Issuing Bank and each Lender, as applicable, of all requested information pursuant to the Patriot Act and Know-Your-Customer regulatory requirements.

(k)                                  Execution and delivery to Administrative Agent by Sponsor of the Sponsor Indemnity, in form and substance satisfactory to Administrative Agent.

(l)                                     Each Financing Document, Material Project Document and Applicable Permit shall be in full force and effect in accordance with its terms and, to the knowledge of Borrower, no material defaults shall have occurred thereunder.

(m)                               Administrative Agent shall have received a certificate, dated as of the Closing Date, signed on behalf of Borrower by an Authorized Officer of the Borrower, in substantially the form of Exhibit G-1.

(n)                                 Delivery to Administrative Agent of the Insurance Consultant’s certificate, in substantially the form of Exhibit G-2, with the Insurance Consultant’s report, in form and substance satisfactory to Administrative Agent, attached thereto.

(o)                                 Delivery to Administrative Agent of the Environmental Consultant’s certificate, in substantially the form of Exhibit G-3, with the Environmental Report, in form and substance satisfactory to Administrative Agent, attached thereto.

(p)                                 Delivery to Administrative Agent of the Independent Engineer’s Closing Certificate, in the form of Exhibit G-4, and otherwise satisfactory to Administrative Agent and the Lenders along with a copy of the Independent Engineer’s report in form and substance satisfactory to the Administrative Agent and the Lenders regarding its satisfactory technical review of the Projects, such report confirming (i) the reasonableness of the Projects’ production, revenue, operating cost and major maintenance assumptions; (ii) the adequacy of the Projects’ overall wind farm design including the proposed civil and electrical works, the interconnection facilities and grid functionality; (iii) the adequacy of the Base Case Project Projections, including power production forecasts; and (iv) the status and progress of the construction and development of the Stetson II Project, and the adequacy of the aggregate estimated costs (and reasonableness of the related assumptions) necessary for the achievement of Substantial Completion (as defined in the Stetson II Reed Agreement) of the Stetson II Project (the “Independent Engineer’s Closing Certificate and Report”).

(q)                                 Delivery to Administrative Agent of a report prepared by the Power Market Consultant, satisfactory in form and substance to Administrative Agent and the Lenders, and demonstration that Borrower has complied in all material respects with all relevant recommendations set forth in such report.

(r)                                    Delivery to Administrative Agent of the transmission report prepared by the Transmission Consultant, satisfactory in form and substance to Administrative Agent and the Lenders.

(s)                                  Delivery to Administrative Agent of a report prepared by the Wind Consultant, which shall include a wind and associated power production gross and net forecast based on the turbine power curve specifications, expected availability of Turbines and actual site and resource characteristics (such review including 50%, 75%, 90% and 99% confidence levels for one and ten year probability forecasts), in each case, satisfactory in form and substance to Administrative Agent, Issuing Bank, the Lenders and the Independent Engineer, along with a reliance certificate from the Wind Consultant dated as of the Closing Date, addressed to Administrative Agent, with respect to such report confirming that the Administrative Agent and the Lenders may rely on such report as of the Closing Date.

(t)                                    Delivery to the Administrative Agent, Transmission Owner and the ISO of a duly executed notice by the Borrower to the Transmission Owner and the ISO, in form and substance acceptable to the Administrative Agent, notifying the ISO and the Transmission Owner of the collateral assignment of the Interconnection Agreement to the Lenders as required pursuant to Section 19.1 of the Interconnection Agreement.

(u)                                 Delivery to Administrative Agent of the Annual Operating Plan, satisfactory in form and substance to Administrative Agent and the Lenders.

(v)                                 Delivery to Administrative Agent of an opinion, each dated the Closing Date, of:

(i)                                     Morgan, Lewis & Bockius LLP, special counsel for Borrower, Member and each other Affiliated Participant, in form and substance acceptable to Administrative Agent (including certain federal permitting matters);

(ii)           Verrill Dana, LLP, special real estate counsel for Borrower, Member and each Project Company (including certain state and local permitting matters);

(iii)          Bernstein, Shur, Sawyer & Nelson, P.A., special counsel for Borrower and the Project Companies with respect to Maine energy regulatory matters

(iv)                              McDermott, Will & Emery, LLP, special counsel for Borrower with respect to the Energy Hedge;

(v)                                 in-house counsel for Borrower, Member and each other Affiliated Participant, in form and substance acceptable to Administrative Agent; and

(vi)                              counsel for the Turbine Supplier and Turbine Operator, in form and substance acceptable to Administrative Agent.

(w)                               Insurance complying with Section 7.20 shall be in full force and effect as of the Closing Date and Administrative Agent shall have received (i) a certificate of Borrower signed by an Authorized Officer responsible for insurance matters or

Borrower’s authorized insurance representative, dated as of the Closing Date, and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required as set forth in Section 7.20, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that, in the opinion of such Person, such insurance complies with Section 7.20, and (ii) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer), in form and substance satisfactory to Administrative Agent.

(x)                                   Delivery to Administrative Agent of (i) Exhibit H-2B, the schedule of Applicable Permits, in form and substance satisfactory to Administrative Agent; and (ii) true and correct copies of all Applicable Permits, which Permits shall be in form and substance satisfactory to Administrative Agent and shall be in the name of, or assigned to, the Project Companies or the Borrower, together with a certificate of Borrower signed by an Authorized Officer certifying that all such Applicable Permits under (ii) hereof have been obtained and that such Applicable Permits are in full force and effect and are not subject to appeal, further procedures or any unsatisfied conditions that may allow material modification or revocation.

(y)                                 Except as set forth in Exhibit H-5 and Exhibit H-6, no material action, suit, proceeding, Environmental Claim or investigation shall have been instituted or, to the knowledge of Borrower, threatened against Borrower, any Affiliated Participant or the Project, which action, suit, proceeding, Environmental Claim or investigation could reasonably be expected to have a Material Adverse Effect.

(z)                                   No action, suit, proceeding or investigation shall have been instituted, or to the knowledge of Borrower, threatened, nor shall any rule, regulation, order, judgment or decree have been issued or proposed to be issued by any Governmental Authority that, solely as a result of the ownership or operation of the Project, the generation or sale of electricity therefrom or the entering into of any Operative Document or any transaction contemplated hereby or thereby, would cause or deem (i) Administrative Agent, Issuing Bank, Security Agent, or the Lenders or any Affiliate of any of them to be subject to, or not exempted from, regulation under PUHCA, any financial, organizational or rate regulation as a “public utility” or “electric utility” or terms of similar effect under Maine law, or under any other state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities; or (ii) Borrower, any Project Company or the Member to be subject to, or not exempted from, regulation (A) under any financial, organizational or rate regulation as a “public utility” or “electric utility” or terms of similar effect under Maine law, (B) under any other state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities except, with respect to the Member, any such state laws or regulations that could not be reasonably expected to have a Material Adverse Effect, and (C) under PUHCA, other than (x) compliance with Section 1265 of PUHCA required with respect to Borrower, the Member or the Project Companies; and (y) regulation under PUHCA with respect to any Affiliate of

Borrower (including Member and the Project Companies) if such regulation could not be reasonably expected to have a Material Adverse Effect.

(aa)                            All amounts required to be paid to or deposited with Administrative Agent, Security Agent, Issuing Bank or any Lender, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed under this Section 5.1, shall have been paid in full or provided for.

(bb)                          Delivery to Administrative Agent of the (i) audited financial statements for the Sponsor for fiscal year 2008 and (ii) unaudited financial statements of each of Borrower and each Project Company, on a consolidated basis, and Member, including its respective balance sheet and an income and expense statement, as of September 30, 2009, together with certificates from the appropriate Authorized Officers of the Borrower stating that such financial statements fairly present, in all material respects, the financial position of Borrower and each Project Company (on a consolidated basis), Member and Sponsor, as applicable, at the date thereof, subject to changes resulting from audit and normal year-end adjustments.

(cc)                            Delivery to Administrative Agent of a UCC search report with respect to Borrower, Member and each Project Company dated as of the Closing Date or an earlier date satisfactory to Administrative Agent for each of the jurisdictions in which the UCC-1 financing statements, the fixture filings and the Mortgage Documents are intended to be filed in respect of the Collateral.

(dd)                          Delivery to Administrative Agent of:  (i) the Construction Budget and Schedule, (ii) Annual Operating Plan, (iii) the Base Case Project Projections and (iv) the Debt Sizing Base Case, reflecting, among other things, a Projected Debt Service Coverage Ratio of not less than 1.00 to 1.00 when applying the P99 Production Level and a Projected Debt Service Coverage Ratio of not less than 1.30 to 1.00 when applying the P50 Production Level.

(ee)                            Administrative Agent shall have received a title insurance policy or policies in an ALTA Loan Policy Form (6-17-06), together with such endorsements as are required by Administrative Agent, or Title Insurer’s irrevocable, unconditional commitment to issue such policy (such policy and endorsements being hereinafter referred to as the “Title Policy”), each policy in an amount equal to the Total Commitment issued by the Title Insurer, in form and substance and with such reinsurance as is available on commercially reasonable terms and reasonably satisfactory to Administrative Agent, and insuring (or agreeing to insure) Administrative Agent that:

(i)                                     The applicable Project Company has a good and marketable title to or right to control, occupy and use the Project Site and the Transmission Line Real Property Interests, free and clear of liens, encumbrances or other exceptions to title except those exceptions specified on Exhibit E-5 (the “Permitted Encumbrances”);

(ii)           the Mortgage Documents constitute a valid first priority Lien on the Mortgaged Property, free and clear of all Liens, encumbrances and exceptions to title, other than Permitted Encumbrances.  The Title Policy shall effect full coverage against losses arising out of encroachments on boundary and other losses with respect to which Administrative Agent may request coverage, which shall include an endorsement deleting creditor’s rights and arbitration provisions, an endorsement covering pending disbursements, and an affirmative mechanic’s lien endorsement; and

(iii)          such other matters as Administrative Agent may reasonably request, and containing only Permitted Encumbrances and any other exceptions relating to the boundaries of the Project Site, encroachments and matters disclosed or discoverable by a survey or inspection as are reasonably acceptable to Administrative Agent and containing no exception for mechanics’ or materialmen’s liens.

(ff)                                Administrative Agent shall have received an as-built ALTA/ASCM survey of the Project Site with respect to the Stetson I Project and an ALTA/ASCM survey of the Project Site with respect to the Stetson II Project, in each case, satisfactory in form and substance to Administrative Agent and Title Insurer, current within thirty (30) days of the Closing Date and certified to Administrative Agent and Title Insurer by a licensed surveyor in form satisfactory to Administrative Agent.

(gg)                          Each Project Company is an “exempt wholesale generator” within the meaning of Section 1262(6) of PUHCA and Borrower shall have delivered to Administrative Agent, (i) in respect of the Stetson I Project, the FERC notice Acknowledging Effectiveness of Evergreen Wind Power V, LLC’s Exempt Wholesale Generator Status, dated May 27, 2009, and the FERC Order Granting Market-Based Rate Authority to Evergreen Wind Power V, LLC, dated January 15, 2009; and (ii) in respect of the Stetson II Project, a copy of the Notice of Self-Certification of Exempt Wholesale Generator Status with respect to Stetson Wind II, LLC, properly filed with the FERC and any responsive orders issued by FERC or the FERC staff, acting under delegated authority, copies of all applications for market-based rate authorization with respect to Stetson Wind II, LLC, properly filed with FERC pursuant to Section 205 of the FPA, and any responsive orders issued by FERC, or the FERC staff acting under delegated authority, granting such authorizations.

(hh)                          Borrower shall have delivered to Administrative Agent satisfactory evidence of the establishment of the Collateral Accounts.  All Reserve Accounts have been fully funded as required under Section 6 of the Account Control Agreement.

(ii)                                  Borrower shall have delivered to Administrative Agent a certificate of Borrower or other evidence that the output of the Projects will qualify for RECs.

(jj)           Receipt of all fees under the Fee Side Agreement by all applicable Persons thereunder.

(kk)         No event, condition or circumstance that could be reasonably expected to have a Material Adverse Effect shall have occurred and be continuing.

(ll)           Borrower shall have deposited Project Revenues from the Stetson I Project (i) in an amount equal to $3,000,000 into the Stetson I Holding Account, and (ii) all remaining Project Revenues into the Revenue Account, in each case prior to the Closing Date.

(mm)       Borrower shall have delivered evidence reasonably satisfactory to Administrative Agent that all work that has been performed at the Stetson II Project by the Closing Date requiring inspection by any Governmental Authorities having jurisdiction has been duly inspected and approved by such authorities and that any certificates or notices required to be issued in connection therewith have been issued by such Governmental Authorities, that all parties performing such work have been or will be paid for such work, and that no mechanics’ and/or materialmen’s liens or applications therefor have been filed and either lien waivers have been obtained or all applicable filing periods for any such mechanics’ and/or materialmen’s liens have expired.

5.2                                 Conditions Precedent to each Borrowing.

The obligation of the Lenders to effect or permit any Borrowing (including the first Borrowing of a Term Loan and the first Borrowing of a Bridge Loan) is subject to the prior satisfaction by Borrower of each of the following conditions to the satisfaction of Administrative Agent, Issuing Bank and the Lenders (unless waived in writing by Administrative Agent with consent of all Lenders and the Issuing Bank):

(a)                                  Borrower shall have requested the Term Loans and/or Bridge Loans pursuant to a Notice of Borrowing delivered to Administrative Agent in accordance with Section 2.5.

(b)                                 [Intentionally Omitted].

(c)                                  Each representation and warranty set forth in Article 6 is true and correct in all material respects on such date (unless such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

(d)                                 No Event of Default or Inchoate Default with respect to any Affiliated Participant has occurred and is continuing or will result from the funding of the Loans and to the knowledge of Borrower, no Inchoate Default with respect to any Major Project Participant that is not an Affiliated Participant has occurred and is continuing or will result from the funding of the Loans.

(e)                                  Administrative Agent shall have received (i) a continuation report and an endorsement to the Title Policy with respect to the Stetson II Project to the date of such Borrowing in the form reasonably approved by the Administrative Agent conforming to the pending disbursement requirements set forth in Exhibit D-5 and setting forth no additional exceptions (including without limitation survey exceptions for the Stetson II Project) except those approved by the Administrative Agent, and (ii) a continuation report and endorsement to each Title Policy with respect to the Stetson I Project and the Transmission Line Real Property Interests to the date of such Borrowing in the form reasonably approved by the Administrative Agent, which continuation report and endorsements shall: (A) update the date of each Title Policy and all endorsements attached thereto to the date of such Borrowing, (B) show no additional exceptions to each Title Policy (including without limitation survey exceptions for the Stetson I Project or the Transmission Line Real Property Interest) except those approved by the Administrative Agent, and (C) shall state the amount of the Loans advanced to date.

(f)                                    Except as set forth in Exhibit H-5 and Exhibit H-6, no material action, suit, proceeding, Environmental Claim or investigation shall have been instituted or, to the knowledge of Borrower, threatened against Borrower, any Affiliated Participant or the Project, which action, suit, proceeding, Environmental Claim or investigation could reasonably be expected to have a Material Adverse Effect.

(g)                                 Each Financing Document, Material Project Document and Applicable Permit shall be in full force and effect in accordance with its terms and, to the knowledge of Borrower, no material defaults shall have occurred thereunder.

(h)                                 No event, condition or circumstance that could be reasonably expected to have a Material Adverse Effect shall have occurred and be continuing.

ARTICLE 6.
REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to and in favor of Administrative Agent, Issuing Bank and the Lenders as of the Closing Date.

6.1                                 Organization.

(a)                                  Borrower (i) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary.  Borrower has all requisite limited liability company power and authority to own or hold under lease and/or easement and operate the property it purports to own or hold under lease and/or easement and to carry on its business as now being conducted and as proposed to be conducted under the Operative Documents in respect of the Project and Borrower has the requisite limited liability power and authority to execute, deliver and perform its obligations under each Operative Document to which it is a party.  The Member is the sole member of Borrower holding all of the issued and outstanding membership interests in Borrower.

(b)                                 Each Affiliated Participant (i) is duly formed and validly existing and in good standing under the laws of the State of its organization with all requisite organizational or other power and authority under the laws of such State to enter into the Operative Documents to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby; (ii) is duly qualified, authorized to do business and in good standing in such State and each other material jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (iii) has the requisite limited liability company or corporate power (A) to carry on its business as now being conducted and as proposed to be conducted by it, (B) to execute, deliver and perform its obligations under each Operative Document to which it is a party, in its individual capacity, and (C) to provide guaranties and grant the Liens and security interests provided for in the Financing Documents to which it is a party; and (iv) has the requisite limited liability company or corporate authority to execute, deliver and perform its obligations under each Operative Document to which it is a party.

6.2                                 Authorization; No Conflict.

Borrower and each Affiliated Participant has duly authorized, executed and delivered each Operative Document to which Borrower or such Affiliated Participant is a party (or such Operative Documents have been duly and validly assigned to Borrower and Borrower has assumed the obligations thereunder by operation of law or otherwise), and none of the execution and delivery thereof by Borrower or such Affiliated Participant, the consummation of the transactions contemplated thereby or the compliance with the terms thereof or performance of its obligations thereunder (i) does or will contravene (A) the Borrower LLC Agreement or any organizational document of such Affiliated Participant or (B) any other Legal Requirement applicable to or binding on Borrower, such Affiliated Participant or any of their respective properties, except for any such contravention of a Legal Requirement that could not be reasonably expected to have a Material Adverse Effect; (ii) does or will contravene or result in any material breach of or constitute any material default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of their respective properties under, any agreement or instrument to which Borrower or any Affiliated Participant is a party or by which any of them or any of their respective properties may be bound or affected; or (iii) does or will require the consent or approval of any Person, which has not already been obtained.

6.3                                 Enforceability.

Assuming the due authorization, execution and delivery thereof by each other party thereto, each Operative Document to which Borrower or any Affiliated Participant is a party is a legal, valid and binding obligation of Borrower or such Affiliated Participant, enforceable against Borrower or such Affiliated Participant in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).  None of the Operative Documents to which Borrower or any Affiliated Participant is a party has been amended or modified except in accordance with this Financing Agreement or as disclosed.  Each Operative Document has been duly executed and delivered by Borrower and each Affiliated Participant, and to the knowledge of Borrower, by each other party thereto.  Each Operative Document (other than any Additional Project Documents) is in effect as of the Closing Date.  As of each date referenced in Section 7.4(b), each Operative Document remains in effect except for those Operative Documents that have expired in accordance with their respective terms as of such date.

6.4                                 ERISA.

There are no ERISA Plans for Borrower, Member or the Project Companies or ERISA Plans that provide benefits to any employee of Borrower, Member or the Project Companies, and none of Borrower, Member or any Project Company has maintained, contributed, or been obligated to contribute to any ERISA Plan at any time within the five (5) years preceding the Closing Date.

6.5                                 Taxes.

(a)                                  Each of Borrower, Member and each Project Company has filed, or has caused to be filed, all federal, state, local and foreign tax returns that it is required to file, has paid or has caused to be paid all taxes it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings in accordance with Section 7.14).

(b)                                 For United States federal and Maine income tax purposes, Member and Evergreen Wind Power V, LLC each have elected to be treated as a corporation, and Borrower and Stetson Wind II, LLC will each be treated as a disregarded entity.  Neither the execution and delivery of the Operative Documents nor the consummation of any of the transactions contemplated by the Operative Documents will affect such status of Member, Borrower or any Project Company.  Member, Borrower and each Project Company has made such elections and taken such other actions, and agrees and warrants that it shall at all times make such elections and take such other actions, as would permit Member, Borrower and each Project Company, as applicable, to maintain the status as a disregarded entity or corporation, as applicable, for U.S. Federal and Maine income tax purposes, to the maximum extent permitted by applicable Governmental Rules.

6.6                                 Business, Debt, Contracts, Etc.

Each of Borrower and each Project Company has not conducted any business other than the business contemplated by the Operative Documents.  Except as reflected in the financial statements delivered to Administrative Agent pursuant to Article 5, none of Borrower nor any Project Company has any outstanding Debt or other material liabilities other than pursuant to or allowed by the Operative Documents.  Except as otherwise disclosed, neither Borrower nor any Project Company is a party to or bound by any material contract obligating Borrower or any Project Company, as applicable, to pay more than $100,000 in any fiscal year or $250,000 in the aggregate over the term of such contract other than the Operative Documents and the Financing Documents to which it is a party.

6.7                                 Private Offering by Borrower.

Assuming the Lenders are acquiring the Notes for investment purposes only, and not for purposes of resale or distribution thereof except for assignments or participations as provided in Sections 12.14 and 12.15, no registration of the Notes under the Securities Act of 1933, as amended, or under the securities laws of any applicable jurisdiction is required in connection with the offering, issuance and sale of the Notes hereunder.

6.8                                 Filings.

No filing, recording, re-filing or rerecording other than those listed on Exhibit E-6 is necessary to perfect and maintain the perfection and priority of the interest, title or Liens referred to in Section 6.21 relating to personal property set forth in the Member Pledge and Security Agreement, Borrower Pledge and Security Agreement and each Guaranty and Security Agreement, and on or prior to the Closing Date all such filings or recordings (other than those that are required to be made only at a later date, which are so indicated on Exhibit E-6) will have been made.  No filing or recording other than the recording of the Mortgage Documents in the office of the clerk of Washington County and Penobscot County of the State of Maine is necessary to create Liens on the real property interests referred to in Section 6.21, and on or promptly after the Closing Date such filing will be made.

6.9                                 Investment Company, Holding Company Act.

None of Borrower, the Member or any Affiliated Participant that is a party to an Operative Document is an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended.  Borrower and Member have made any required filing with FERC, pursuant to PUHCA.  No Affiliate of Borrower (including the Member) is subject to, or not exempt from, regulation under PUHCA other than regulation under PUHCA that would not reasonably be expected to constitute a Material Adverse Effect.  Each Project Company satisfies the requirements of Section 1262(6) of PUHCA and the regulations thereunder to be an “exempt wholesale generator.”

6.10                           Governmental Regulation.

Except as set forth in Exhibit H-3, neither Borrower nor the Project Companies will be deemed by MPUC to be subject to financial, organizational or rate regulation as a “public utility” under any applicable Maine law or under any other state or other law, rule or regulation.

6.11                           Margin Stock.

Borrower is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of “buying,” “carrying” or “purchasing” margin stock (as defined or used in Regulation T, U or X of the Federal Reserve Board), and no part of the proceeds of the Loans or the Project Revenues will be used by Borrower to buy, purchase or carry any such margin stock or to extend credit to others for the purpose of buying, purchasing or carrying any such margin stock or otherwise in violation of Regulation T, U or X of the Federal Reserve Board.

6.12                           Financial Statements.

The consolidated financial statements of Borrower delivered pursuant to Section 5.1(bb) fairly present, in all material respects, the financial position of Borrower and the Project Companies, on a combined basis, as of the respective dates thereof and (except as specified in Section 5.1(bb)) the results of operations and cash flows of Borrower and each Project Company, on a combined basis, for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.  Except for obligations under the Operative Documents to which it is a party, none of Borrower nor any Project Company has (and will not following the funding of the Loans have) any contingent obligations, unmatured liabilities, contingent liability or liability for taxes, long-term lease or forward or long-term commitment that are not reflected in the foregoing financial statements or the notes thereto and which in any such case are material in relation to the business, operations, properties, assets, financial condition or prospects of Borrower and the Project Companies.

6.13                           Partnerships and Joint Ventures.

Neither Borrower nor any Project Company is a general partner or a limited partner in any general or limited partnership, a joint venturer in any joint venture or a member in any limited liability company (except for Borrower’s ownership of the Project Companies).  Borrower’s sole subsidiaries are the Project Companies.  Neither Project Company has any subsidiaries.

6.14                           Existing Defaults.

Neither Borrower nor any Project Company is in default under any material term of any Operative Document or any other agreement or instrument relating to any obligation of Borrower and each Project Company for or with respect to borrowed money, as applicable.

6.15                           No Default.

No Event of Default or Inchoate Default with respect to any Affiliated Participant has occurred and is continuing.

6.16                           Permits.

(a)                                  Except as set forth in Exhibit H-2A, there are no Permits under existing Legal Requirements, including all Environmental Laws, applicable to Borrower, each Project Company and the Project as it is currently designed that are or will become Applicable Permits other than the Permits described in Exhibit H-2B (including all Permits needed to enable the Borrower and each Project Company to execute, deliver and perform its obligations under the Financing Documents and each Project Document).  Each Permit described in Part I of Exhibit H-2B is in full force and effect and is not subject to any current legal proceeding or to any unsatisfied condition that may allow material modification or revocation or that could reasonably be expected to have a Material Adverse Effect, and all applicable appeal periods with respect thereto have expired.  None of the Permits described in Part I of Exhibit H-2B has been modified, amended or supplemented in a manner that could be reasonably expected to have a Material Adverse Effect.  Except as set forth on Exhibit H-6, Borrower and each Project Company is in compliance in all material respects with all Applicable Permits set forth in Part I of  Exhibit H-2B.

(b)                                 Each Permit described in Part II of Exhibit H-2B is of a type that is routinely granted on application and Borrower believes that each Permit so indicated on Part II of Exhibit H-2B will be obtained before it becomes an Applicable Permit.

(c)                                  To Borrower’s knowledge, each other Major Project Participant is in compliance in all material respects with its respective applicable third party Permits, each other Major Project Participant possesses all Permits, licenses, franchises, patents, copyrights, trademarks and trade names, or rights thereto necessary to perform its duties under the Operative Documents to which it is a party, and such Person is not in violation of any valid rights of others with respect to any of the foregoing that could be reasonably expected to have a Material Adverse Effect.

(d)                                 Neither Borrower nor any Project Company has entered into any stipulations with any Governmental Authority issuing any Applicable Permit(s) which are not expressly set forth in such Permit(s).

6.17                           Offices, Location of Collateral.

(a)                                  The chief executive office, if it has more than one place of business, or place of business, if it has only one place of business (as such terms are used in Section 9-307 of the Uniform Commercial Code as in effect in each State where the Collateral is located and the State of New York from time to time) of Borrower and each Project Company is set forth in Exhibit H-7 hereto (as such Exhibit may be supplemented from time to time by 30 days’ notice to Administrative Agent).

(b)                                 All of the tangible Collateral (excluding the Collateral Accounts, the membership interests in the Borrower and each Project Company and general intangibles and other possessory security interests) and the Mortgaged Property is, or when acquired and installed pursuant to the Project Documents will be, located at or on the Project Site or on the real property the subject of the Transmission Line Real Property Interests.

6.18                           No Material Adverse Effect

To Borrower’s knowledge, since September 30, 2009 no event, condition or circumstance that could reasonably be expected to have a Material Adverse Effect has occurred or is continuing.

6.19                           Environmental Matters.

(a)                                  Except as set forth in Exhibit H-6, none of Borrower, Member or any Project Company (the “Subject Companies”) is or has in the past been in violation of any Environmental Law which violation could reasonably be expected to give rise to a material liability to any of the Subject Companies or have a Material Adverse Effect.

(b)                                 Except as set forth in Exhibit H-6, (i) the Subject Companies have obtained all material Permits required under any Environmental Laws for the construction and operation of the Projects, or the occupation and operation of the Project Site, the Improvements or other Mortgaged Property, (ii) the Subject Companies and the Projects comply and have complied with all such material Permits in such a manner that no Material Adverse Effect has been caused or created and (iii) no actions are pending, or to the knowledge of Borrower, threatened, to revoke, terminate, cancel, modify, amend, appeal or otherwise challenge any such Permits.

(c)                                  Except as set forth in Exhibit H-6, none of the Subject Companies nor, to the knowledge of Borrower, any other Person has used, Released, discharged, generated, manufactured, produced, stored, or disposed of, in, on, under, or about the Project Site, the Improvements or other Mortgaged Property, or transported, arranged or permitted the disposal thereto or therefrom, of any Hazardous Substances that could reasonably be expected to subject Administrative Agent, Issuing Bank, the Lenders or the Subject Companies to a material liability under any Environmental Law or that could reasonably be expected to have a Material Adverse Effect.

(d)                                 Except as set forth in Exhibit H-6, there are no aboveground or, to Borrower’s knowledge, underground tanks, whether operative or temporarily or permanently closed, located on the Project Site, the Improvements or other Mortgaged Property, the presence of which could reasonably be expected to have a Material Adverse Effect.

(e)                                  Except as set forth in Exhibit H-6, there are no Hazardous Substances used, stored or present at, on or near the Project Site, the Improvements or other Mortgaged Property that could reasonably be expected to give rise to a material liability of any of the Subject Companies under any Environmental Law or that could reasonably be expected to have a Material Adverse Effect.

(f)                                    Except as set forth in Exhibit H-6, there is or has been no condition, circumstance, action, activity or event that could reasonably form the basis of any material violation of any Environmental Law or give rise to any material liability of any of the Subject Companies under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

(g)                                 Except as set forth in Exhibit H-6, there is no Environmental Claim pending or, to the knowledge of Borrower, threatened with respect to the Project Site, the Improvements or other Mortgaged Property or any of the Subject Companies with respect to the Projects, which Environmental Claim could be reasonably expected to have a Material Adverse Effect.

(h)                                 Borrower has provided to Administrative Agent all reports and other documents relating to environmental investigations and environmental matters concerning the Projects in Borrower’s possession or control.

6.20                           Litigation.

(a)                                  Except as set forth on Exhibit H-5 or Exhibit H-6, as applicable, there are no pending or, to Borrower’s knowledge, actions threatened in writing against Borrower, Member or any Project Company or proceedings of any kind, including actions or proceedings of or before any Governmental Authority or any Environmental Claims to which Borrower, Member or any Project Company is a party or is subject, or by which any of them or any of their properties are bound that, if adversely determined against Borrower, Member or any Project Company could be reasonably expected to have a Material Adverse Effect.

(b)                                 Except as set forth on Exhibit H-5, there are no pending or, to Borrower’s knowledge, actions threatened in writing against Borrower, Member or any Project Company or proceedings of any kind, including any actions, complaints or proceedings of, or before, any Governmental Authority or any Environmental Claims to which the Project or any of the Affiliated Participants is a party or is subject, or by which any of them or any of their properties or the Project are bound that, if adversely determined against any such Affiliated Participants or the Project, could be reasonably expected to have a Material Adverse Effect.

6.21                           Title and Liens.

(a)                                  Borrower or each Project Company, as applicable, has good and marketable title to all personal property comprising the Projects, a good and marketable, undivided leasehold estate under the Stetson I Real Property Interests and the Stetson II Real Property Interests that are leases and a good and marketable, undivided easement estate under the Transmission Line Real Property Interests and the Stetson II Real Property Interests that are easements.  Each of the Stetson I Real Property Interests, the Stetson II Real Property Interests and the Transmission Line Real Property Interests are free and clear of all Liens, encumbrances or other exceptions to title other than Permitted Liens.  No written notice has been given to Borrower or any Project Company by any lessor or easement grantor under any of the Stetson I Real Property Interests, Stetson II

Real Property Interests and the Transmission Line Real Property Interests as to any rights of third parties that are not disclosed in the Title Policy.  To the knowledge of Borrower, except as disclosed in the Title Policy, each lessor or easement grantor under each Real Property Agreement has a good and marketable fee simple estate in the respective portion of the Project Site, in each case free and clear of all Liens, encumbrances or other exceptions to title other than Permitted Liens.  Subject to the provisions of the Mortgage Documents, the Lien of the Mortgage Documents constitutes a valid and subsisting first priority Lien of record on all the Mortgaged Property described in the Mortgage Documents, and the Lien of the Collateral Documents constitutes a first priority perfected security interest in all of the personal property included in the Collateral described in the Collateral Documents, subject to no other Liens except, in the case of Collateral not constituting pledged shares, member interests or other ownership interests in any Person, Permitted Liens.

(b)                                 None of the Permitted Liens:

(i)                                     Materially interferes with the completion or operation of the Projects on the Project Site or, unless otherwise obtained, requires any consents, approvals, permits, easements, licenses or other rights from or notices to the parties thereto for the completion or operation of the Projects or for the granting of the security contemplated by the Collateral Documents;

(ii)                                  provides for any rights in favor of the parties thereto that could materially interfere with the realization of the security granted to the Secured Parties by the Collateral Documents.

6.22                           Utilities.

All utility services necessary for the completion and operation of the Projects for its intended purposes are available at the Project Site or will be so available when required.

6.23                           Roads/Feeder Lines.

(a)                                  All roads necessary for the completion and full utilization of the Projects for their intended purposes under the Project Documents have either been completed or the necessary rights of way therefor have been acquired.

(b)                                 All necessary easements, rights of way, agreements and other rights for the completion, interconnection and utilization of the feeder lines for the Projects have been acquired.

(c)                                  All of the easements, rights of way, agreements and other rights referred to in paragraphs (a) and (b) are good, valid and subsisting and are held by Borrower or the Project Companies, as applicable, with a good and marketable title thereto free and clear of all Liens, encumbrances or other exceptions to title other than Permitted Liens.

6.24                           Sufficiency of Project Documents.

(a)                                  Other than those that can be reasonably expected to be commercially available when and as required, the services to be performed, the materials to be supplied and the real property interests and the other rights granted to Borrower and the Project Companies pursuant to the Project Documents:

(i)                                     comprise all of the property interests necessary to secure any right material to the completion, operation and maintenance of the Projects in accordance with all Legal Requirements, all without reference to any proprietary information not owned by or available to Borrower or any Project Company under the Project Documents;

(ii)                                  are sufficient to enable each Project to be located, completed, operated and routinely maintained on the respective Project Site; and

(iii)                               provide adequate ingress and egress for any reasonable purpose in connection with the completion, operation and routine maintenance of each Project under the Project Documents.

(b)                                 There are no material services, materials or rights required for the completion, operation or routine maintenance of the Projects in accordance with the Energy Hedge, Turbine Supply Agreement, BOP Agreement, the Turbine Service Agreement, the O&M Service Agreement, the Plans and Specifications and the Base Case Project Projections other than those available under the Project Documents or that can reasonably be expected to be commercially available at the Project Site on commercially reasonable terms.  The Material Project Documents are the only material agreements in effect as of the Closing Date for the completion and operation of the Projects.

6.25                           Project Documents.

Except as otherwise disclosed in writing to Administrative Agent, to Borrower’s knowledge, no default by any Major Project Participant to a Material Project Document to which it is a party has occurred and is continuing, which default could be reasonably expected to have a Material Adverse Effect.

6.26                           Representations and Warranties of Affiliated Participants.

The representations and warranties of the Affiliated Participants contained in the Operative Documents other than this Financing Agreement are true and correct in all material respects as made therein as of the time made or deemed to have been made.

6.27                           EWG.

Each Project Company qualifies as an EWG.

6.28                           Labor Disputes and Acts of God.

Neither the business nor the properties of each of Borrower and each Project Company or, to the knowledge of Borrower, any of the other Major Project Participants are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), that could be reasonably expected to have a Material Adverse Effect.

6.29                           Disclosure.

Neither this Financing Agreement nor any other Financing Document or certificate furnished to Administrative Agent, by or, to the knowledge of Borrower, on behalf of Borrower, in connection with the transactions contemplated by this Financing Agreement or the Project Documents or the design, description, testing or operation of the Project, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make statements made therein (in light of the circumstances in which they were made) not misleading.  As of the Closing Date, there is no fact known to Borrower which Borrower has not disclosed to Administrative Agent or the Independent Consultants that has or could be reasonably expected to have a Material Adverse Effect which has not been set forth in this Financing Agreement or in the other documents, certificates and written statements furnished to Administrative Agent and/or the Independent Consultants, by or on behalf of Borrower in connection with the Projects.  No material adverse change has occurred with respect to the financial condition, properties or business of any Affiliated Participant that could be reasonably expected to have a Material Adverse Effect.  To the knowledge of Borrower, no material adverse change has occurred with respect to the financial condition, properties or business of any Major Project Participant that is not an Affiliated Participant that constitutes a Material Adverse Effect.

6.30                           Base Case Project Projections.

The Base Case Project Projections (a) are based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, (b) are consistent, in all material respects, with the provisions of the Project Documents, and (c) to Borrower’s knowledge, accurately represent the anticipated financial performance of the Projects based on the assumptions set forth in the Base Case Project Projections.

6.31                           Collateral.

The security interests in the Collateral granted to Security Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents (a) constitute as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest under the UCC to the extent a security interest can be perfected by filing or, in the case of the Collateral Accounts and the Pledged Equity Interests (the Pledged Equity Interests being “certificated securities” as defined in Article 8 of the UCC), by control or possession by or on behalf of the secured party; and (b) are, and, with respect to such subsequently acquired property, will be, as to Collateral perfected under the UCC as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, except, in the case of Collateral not constituting Pledged Equity Interests, for Permitted Liens.  Except to the extent possession of portions of such Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect for the benefit of Security Agent rights in and to such Collateral to the extent Security Agent’s security interest can be perfected by recording, filing, registration, giving of notice or other similar action.  No filing, recordation, re-filing or re-recording other than those listed on Exhibit E-6 (as the same may be supplemented from time to time) is necessary to maintain the perfection of the security interest in or Liens on the Collateral comprising personal property set forth in the Member Pledge and Security Agreement, the Borrower Pledge and Security Agreement and each Guaranty and Security Agreement, and all such filings will have been made to the extent Security Agent’s security interest (for the benefit of the Secured Parties) can be perfected by filing.  Security Agent has received all original certificates representing all issued and outstanding membership interests in Borrower and each Project Company.  Borrower has taken the steps necessary pursuant to the Account Control Agreement to give “control” (as that term is defined in Section 8-106(d) of the UCC of New York) to Security Agent over the Collateral Accounts.

6.32                           Intellectual Property.

Borrower owns or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses, know-how and other rights, which are necessary for the completion and operation of the Projects.  Neither Borrower nor any Project Company has received notice that (a) any material product, process, method, substance, part or other material presently contemplated to be sold by or employed by Borrower or any Project Company, as applicable, in connection with the Projects will infringe in any material manner upon any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person; (b) there is any pending or threatened claim or litigation against or affecting Borrower or any Project Company, as applicable, contesting its right to sell or use any such product, process, method, substance, part or other material; or (c) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code relating to intellectual property that could reasonably be expected to have a Material Adverse Effect.

6.33                           Proper Subdivision.

The Project Site does not have to be subdivided from larger tracts of land in order to be made subject to a Lien without regard to any other real property, and may be mortgaged, conveyed, made subject to a Lien subject to the extent and limitations of Borrower’s and each Project Company’s, as applicable,  rights, title and interest therein and thereto.

6.34                           Land Not in Flood Zone.

Except as reflected on the as-built ALTA/ACSM survey delivered by Borrower pursuant to Section 5.1(ff), to Borrower’s knowledge, none of the Collateral at the Project Site includes improved real estate that is located in an area that has been identified by the Director of the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.

6.35                           Insurance.

All insurance policies required to be maintained by Borrower and each Project Company, as applicable, under Section 7.20    and represented by insurance policies, binders, commitments or certificates signed by the insurer or a broker authorized to bind the insurer provided to Administrative Agent pursuant to Section 5.1    (w) are in full force and effect and neither Borrower nor any Project Company has received any notice of cancellation from the relevant insurers.

6.36                           Bankruptcy Event.

No Bankruptcy Event has occurred and is continuing with respect to Borrower, the Member or any Affiliated Participant or, to the knowledge of Borrower, with respect to any Major Project Participant.

6.37                           Construction of Projects.

To the knowledge of Borrower, all work done on the Projects has been done in a good and workmanlike manner in all material respects and in accordance with the Turbine Supply Agreement, BOP Agreement and Prudent Utility Practices in all material respects.  Neither Borrower nor any Project Company has, except as permitted by the Project Documents, permitted the use of any temporary components or used parts in the construction of the Projects.

6.38                           Construction Contracts.

Borrower and each Project Company has paid and discharged or caused to be paid or discharged all material liabilities and obligations for payments of any amounts required to be paid to the Turbine Supplier and the BOP Contractor as of the date hereof.

6.39                           Warranty Period.

The Warranty Period (as defined in the Turbine Supply Agreement) has commenced with respect to the Turbines.  Borrower and each Project Company, as applicable, has paid and discharged or caused to be paid or discharged all material liabilities and obligations due and payable as of the Closing Date, if any, to Turbine Supplier under the Turbine Supply Agreement.

6.40                           OFAC and Related Matters.

(a)                                  Except to the extent any violation would be due solely to the identity or nationality of one or more parties hereto other than the Sponsor, Borrower, the Member or any Project Company,

(i)                                     None of the transactions contemplated hereby will violate (w) the United States Trading with the Enemy Act, as amended, (x) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (as amended, the “Department of Treasury Rule”), (y) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (as amended, the “Terrorism Order”)) or (z) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001), as amended (the “Patriot Act”).

(ii)           None of the Member, Sponsor, the Borrower nor any Project Company is a “blocked person” as described in Section 1 of the Terrorism Order or a Person described in the Department of the Treasury Rule.

(iii)          None of the Member, Sponsor, the Borrower nor any Project Company knowingly engages in any dealings or transactions, or is otherwise associated, with any such blocked person or any such Person.

6.41                           OFAC Restrictions.

Neither the Borrower nor any Project Company, nor, to the Borrower’s knowledge, any Person holding any legal or beneficial interest whatsoever in the Borrower or any Project Company (whether directly or indirectly): (i) appear on the OFAC SDN List; (ii) are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons referred to or described in the OFAC SDN List; or (iii) have conducted business with or engaged in any transaction with any Person named on any of the OFAC SDN List or any Person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons referred to or described in the OFAC SDN List.

6.42                           Line Outage Costs.

Neither the Borrower nor any Project Company incurred any line outage costs under and pursuant to the Interconnection Agreement.

ARTICLE 7.

COVENANTS OF BORROWER

Borrower covenants and agrees that until all of the Loans and Obligations have been paid and performed in full and as long as Commitments remain in effect, Borrower shall, unless Administrative Agent (on instructions of the Majority Lenders and Issuing Bank) waives compliance in writing, perform all of the covenants set forth in this Article 7:

7.1                                 Use of Loan Proceeds and Project Revenues.

(a)                                  Proceeds of Loans; Letter of Credit.  Unless otherwise applied by Administrative Agent pursuant to this Financing Agreement, proceeds of the Loans shall be applied by Security Agent and the Securities Intermediary in the order and manner set forth in more detail in Article 9 and the Account Control Agreement.  The proceeds of the Term Loans and the Bridge Loans shall be used solely for (i) the payment in full to the lenders under the Existing Stetson I Facilities, (ii) the payment in full to the lenders of the loans corresponding to each Stetson II Project Turbine under the Stetson II Turbine Supply Loan, (iii) payment of construction costs in accordance with the Construction Budget and Schedule, and (iv) payment of transaction costs, fees and expenses related to this Financing Agreement.  The Letters of Credit and the proceeds of the LC Loans shall be used solely in the manner set forth in this Financing Agreement.

(b)                                 Revenues.  Unless otherwise applied by Administrative Agent pursuant to this Financing Agreement, Borrower shall (and Borrower shall cause each Project Company to) deposit all Project Revenues in the Revenue Account pursuant to Article 9 hereof and the Account Control Agreement, for application solely for the purposes and in the order and manner provided in Article 9 hereof and the Account Control Agreement.

7.2                                 Payment.

Borrower shall promptly pay all amounts due under this Financing Agreement and the other Financing Documents to which it is a party according to the terms hereof and thereof.

7.3                                 Notices and Deliveries.

Borrower shall promptly upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice to Administrative Agent of:

(a)                                  Any litigation pending or, to the knowledge of Borrower, threatened against Borrower or any Project Company involving claims against Borrower, any Project Company or the Project in excess of $200,000 in the aggregate in any fiscal year of Borrower or any Project Company, as applicable, or involving any material injunctive, declaratory or other equitable relief, such notice to include copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

(b)                                 Any dispute or disputes which exist between Borrower (or any Project Company, as applicable) and any Governmental Authority and which involve (i) claims against Borrower (or any Project Company, as applicable) which exceed $500,000 in the aggregate in any fiscal year of Borrower (or any Project Company, as applicable), (ii) injunctive or declaratory relief, (iii) revocation, suspension or material adverse modification of any Applicable Permit or the commencement of any action or proceeding that could reasonably be expected to result in revocation, suspension or material adverse modification of an Applicable Permit, or (iv) any Liens for material taxes due but not yet paid;

(c)                                  Any Event of Default or Inchoate Default;

(d)                                 Any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of Borrower, Member or any Project Company, or their respective officers, directors, employees, agents, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects Borrower, any Project Company or the Project in excess of $1,000,000 for any one casualty or loss, or an aggregate of $3,000,000 in any fiscal year of Borrower (or any Project Company, as applicable), and Borrower shall keep Administrative Agent timely apprised of any insurance claim proceedings;

(e)                                  Any cancellation or material change in the terms, coverages or amounts of any insurance described in Section 7.20;

(f)                                    Any matter that has had or, in Borrower’s reasonable judgment, would reasonably be expected to have a Material Adverse Effect;

(g)                                 Any scheduled maintenance calendar with respect to the Project delivered to Borrower (or any Project Company, as applicable) pursuant to the Turbine Service Agreement or the O&M Service Agreement;

(h)                                 Any termination or material event of default or notice of termination or default under any Project Document to which Borrower or any Affiliated Participant is a party (including any failure of Borrower to maintain in effect security instruments (including cash collateral) as and when required pursuant to the terms and conditions of the Energy Hedge);

(i)                                     Any developments concerning any FERC or MPUC proceedings affecting any Project that could be reasonably expected to have a Material Adverse Effect;

(j)                                     (i) Any fact, circumstance, condition or occurrence at, on, or arising from or with respect to, the Projects, the Project Site, the Improvements, or other Mortgaged Property that has resulted or could reasonably be expected to result in a material non-compliance with any Environmental Law or any material liability or material remedial, corrective or investigatory obligation thereunder, (ii) any Release of Hazardous Substances on or from the Project Site, the Improvements or other Mortgaged Property that has resulted or could reasonably be expected to result in personal injury or material property damage or could reasonably be expected to have a Material Adverse Effect, and (iii) any pending or, to Borrower’s knowledge, threatened, Environmental Claim against Borrower (or any Project Company, as applicable) or to Borrower’s knowledge any of its Affiliates, contractors, lessees or any other Persons, arising in connection with their occupying or conducting operations on or at the Projects, the Project Site, the

Improvements or the other Mortgaged Property which could reasonably be expected to have a Material Adverse Effect;

(k)                                  The receipt of any management letter or similar communication as to any deficiencies in the accounting practices of Borrower (or any Project Company, as applicable) from Borrower’s (or any Project Company’s, as applicable) auditors, or the resignation, discharge or change of Borrower’s (or any Project Company’s, as applicable) auditors;

(l)                                     Any claim of force majeure under any Project Document;

(m)                               Any forced outage affecting five (5) Turbines or more for more than 24 hours;

(n)                                 Borrower’s, any Project Company’s or any ERISA affiliate’s adoption of or participation in any ERISA Plan, or intention to adopt or participate in any ERISA Plan;

(o)                                 The occurrence of an Event of Eminent Domain;

(p)                                 Any event or condition likely to require the incurrence of major maintenance items in an amount that is at least 20% higher, in the aggregate, than the corresponding amounts set forth with respect to all such items in the Base Case Project Projections for such year, within thirty (30) days of the date when Borrower obtains such knowledge;

(q)                                 (i) a notice of any drawing or demand by the Energy Hedge Provider on the security instruments established by or on behalf of Borrower as required under the Energy Hedge, (ii) a notice of any drawing or demand by Borrower on any security instruments established by or on behalf of Energy Hedge Provider as required under the Energy Hedge; or (iii) prior to the creation of the Energy Hedge Lien, if applicable, if the amount of the available Total LC Commitment in respect of the Hedge LCs plus the value of any other existing credit support (in excess of the value of the Energy Hedge LC) provided to Energy Hedge Provider minus the Energy Hedge Liquidity Reserve Requirement (such amount as calculated on each Payment Date, the “Hedge LC Margin”) is less than $2,500,000, Borrower shall cause to be deposited into the Energy Hedge Reserve Account amounts remaining in the Revenue Account pursuant to Section 6(b)(9) of the Account Control Agreement; provided, that  the amounts on deposit in the Energy Hedge Deposit Account shall never be required to exceed $5,000,000 at any given time.

(r)                                    All material notices relating to any Project received by Borrower (or any Project Company) from any Governmental Authority;

(s)                                  The receipt of Turbine Mechanical Completion Certificates (as defined in the Turbine Supply Agreement), and the Infrastructure Completion Certificate (as defined in the BOP Agreement) with respect to the Stetson II Project; and

(t)                                    All material written notices or material written periodic reports with respect to any Project received by the Borrower or any Project Company under any Project Document they are a party to, including any such notices related to the Turbines by the Turbine Operator or the Turbine Supplier.

7.4                                 Financial Statements.

(a)                                  Borrower shall deliver to Administrative Agent (or cause to be delivered to Administrative Agent) with sufficient copies for the Lenders, in form and substance reasonably satisfactory to Administrative Agent (with consent of the Majority Lenders and the Issuing Bank):

(i)                                     As soon as practicable but no later than forty-five (45) days after the close of the first, second and third quarterly periods of its fiscal year, quarterly (and year-to-date) unaudited financial statements of Borrower and each Project Company (on a consolidated basis), Member, Sponsor and Energy Hedge Guarantor, including a balance sheet and an income and expense statement.  Such requirement may be satisfied with respect to any Person if the appropriate Form 10-Q filed with the Securities and Exchange Commission is publicly available;

(ii)                                  As soon as practicable but no later than 120 days after the close of each applicable fiscal year, audited financial statements of Borrower and each Project Company, on a consolidated basis, Sponsor, Member and Energy Hedge Guarantor including a statement of equity, a balance sheet as of the close of such year, an income and expense statement and a cash flow statement, all prepared in conformity with GAAP and certified by an independent certified public accountant selected by the Person whose financial statements are being prepared and, except in the case of any company subject to reporting requirements under the Securities Exchange Act of 1934, satisfactory to Administrative Agent (with consent of the Majority Lenders and the Issuing Bank); provided, however, that any accounting firm of international or national standing shall be satisfactory.  The certificate to be delivered by an independent certified public accountant pursuant to the first sentence of this Section 7.4(a)(ii) with respect to Borrower and each Project Company shall not be qualified or limited because of such accountant’s restricted or limited examination of any material portion of the records of the applicable Person.  Such requirement may be satisfied with respect to any Person if the appropriate Form 10-K filed with the Securities and Exchange Commission is publicly available; and

(iii)                               Any additional financial statements, reports or documents to the extent available to Borrower or to which Borrower (or any Project Company, as applicable) is entitled under the Material Project Documents and that are reasonably requested by Administrative Agent.

(b)                                 Each time the financial statements described above are delivered under this Section 7.4, a certificate signed by an Authorized Officer of the Person whose financial statements are being delivered shall be delivered along with such financial statements, certifying that such Authorized Officer has made or caused to be made a review of the transactions and financial condition of the applicable Person during the relevant fiscal period and that, to the knowledge of the Authorized Officer, no Inchoate Default or Event of Default exists or if any such event or condition existed or exists, the nature thereof and the corrective actions that the Sponsor, Member, Borrower or the Project Company has taken or proposes to take with respect thereto.

7.5                                 Reports.

(a)                                  No later than five (5) Business Days prior to each Payment Date, Borrower shall deliver to the Administrative Agent the calculation of the Debt Service Coverage Ratio for the past 12-month period (which calculation of the Debt Service Coverage Ratio shall include Borrower’s reasonable estimate for Project Revenues and O&M Costs through such Payment Date).  The calculations of the Debt Service Coverage Ratio hereunder, upon confirmation from the Administrative Agent, shall be used in determining the transfers and releases from the Revenue Account and the Disbursement Reserve Account, as applicable, in accordance with the terms of the Account Control Agreement.

(b)                                 Following the Closing Date, on the 26th day of each calendar month commencing January 2010, Borrower shall deliver to Administrative Agent (with sufficient copies for the Lenders) a monthly summary operating report which shall include (i) monthly, a three-month and year-to-date numerical and narrative assessment with respect to each calendar month in the relevant period of (A) the variance analysis of each Project’s compliance with each material category in the Base Case Project Projections, (B) each Project’s electrical production (including variances from budgeted amounts), delivery and curtailment, if any, (C) Project availability and unscheduled maintenance of Turbines in respect of both Projects, (D) [reserved], (E) all Project Revenues received and all O&M Costs paid during such period (including any REC penalties, if applicable and the activity under the Energy Hedge) and all cash balances, including debt service payments during such period, (F) any claims for warranty claims under the Turbine Supply Agreement made or outstanding during such quarter, (G) replacement of equipment not contemplated by the Base Case Project Projections of value in excess of $250,000, and (H) material disputes with contractors, materialmen, suppliers or others and any related claims against Borrower (or any Project Company, as applicable); and (ii) average wind speeds (including with respect to each calendar month in such period).

(c)                                  Promptly following the end of each calendar quarter, commencing with the quarter ending December 31, 2009, Borrower shall deliver to Administrative Agent a summary report describing the then current balance of RECs calculated pursuant to the REC Contracts, including the relevant balances of RECs for each category referenced therein and, to the extent reasonably available to Borrower, the REC balances determined by GIS Administrator with respect to each Project for the relevant quarter.  Promptly following each annual reconciliation of REC balances under the REC Contracts, Borrower shall deliver to Administrative Agent a reasonably detailed report discussing in sufficient detail (i) the results of such reconciliation, (ii) the applicable REC balances for each category referenced therein and, to the extent reasonably available to Borrower, the REC balances determined by GIS Administrator with respect to the Projects for the relevant period, (iii) if applicable, the amount of substitute RECs required to be provided by Borrower (or any Project Company, as applicable) as a result of such reconciliation and the costs payable by Borrower (or any Project Company, as applicable) as a result thereof, and (iv) any REC penalties due and payable by Borrower (or any Project Company, as applicable) or GIS Administrator as a result of such reconciliation.

(d)                                 Borrower shall provide to Administrative Agent promptly upon reasonable request such information concerning the Projects and the Project Companies and, to the extent available, the other Affiliated Participants, at such times as Administrative Agent shall reasonably require, including such reports and information as are reasonably required by the Independent Consultants.

(e)                                  Borrower shall provide reports required under this Section 7.5 in a number of copies sufficient for distribution to all Lenders.

7.6                                 Additional Permits and Project Documents; Additional Consents.

Borrower shall deliver to Administrative Agent promptly, but in no event later than thirty (30) days after the receipt thereof by Borrower, copies of (a) all Applicable Permits or any Additional Project Documents obtained or entered into by Borrower (or any Project Company, as applicable) after the Closing Date; and (b) any material amendment, supplement or other modification to any Applicable Permit received by Borrower after the Closing Date.  Each Additional Project Document entered into by Borrower (or any Project Company, as applicable) after the Closing Date shall be in form and substance reasonably satisfactory to Administrative Agent and concurrently with the delivery of such Additional Project Document, Borrower shall cause each other party to such agreement to execute and deliver to Administrative Agent, to the extent reasonably required by Administrative Agent, a consent in substantially the form of Exhibit F-7 and use its commercially reasonable efforts, to the extent reasonably required by Administrative Agent,  to cause such counterparty to provide an opinion of its counsel, in form and substance reasonably acceptable to Administrative Agent.  Within fifteen (15) Business Days after the Closing Date, Stetson Wind II, LLC shall enter into an agreement, in form and substance similar to the Turbine Service Agreement and reasonably satisfactory to the Administrative Agent.

7.7                                 Compliance with Environmental Report Recommendations

Borrower shall (and Borrower shall cause each Project Company to), and shall use reasonable efforts to cause each counterparty to each Project Document to, comply in all material respects with all material and relevant recommendations of the applicable Environmental Consultant set forth in the Environmental Reports, and shall inform each such counterparty of each Project Document of the material and relevant recommendations contained in each such Environmental Reports.

7.8                                 Existence, Conduct of Business, Properties, Etc.

Except as otherwise expressly permitted under this Financing Agreement, Borrower shall (and Borrower shall cause each Project Company to) (a) maintain and preserve its existence as a Delaware limited liability company and all material rights, privileges, remedies and franchises necessary or desirable in the normal conduct of its business; (b) perform all of its material contractual obligations under the Operative Documents and all other agreements and contracts by which it is bound upon the terms contained therein; (c) maintain all Permits and licenses, including all Applicable Permits, which are necessary or advisable to conduct its business and to own, insure, operate and maintain each Project in the manner contemplated by the Project Documents; (d) at or before the time that any Permit becomes an Applicable Permit, obtain such Permit; and (e) engage only in the business contemplated by the Operative Documents.

7.9                                 Obligations.

Borrower shall (and Borrower shall cause each Project Company to) pay all of its obligations as and when due and payable, including trade payables in the ordinary course of business and taxes and tax claims, except such obligations as may be contested in good faith by Borrower (or any Project Company, as applicable) or as to which a bona fide dispute may exist, provided that with respect to any such disputes relating to amounts of more than $100,000, (i) Administrative Agent is satisfied in its reasonable discretion that non-payment of such obligation pending the resolution of such contest or dispute could not reasonably be expected to have a Material Adverse Effect; or (ii) provision is made to the satisfaction of Administrative Agent (and Administrative Agent’s failure to object to Borrower’s written request for approval of such arrangements within ten (10) Business Days of receipt of such request shall constitute approval thereof) in its reasonable discretion for the posting of security (other than the Collateral) for or the bonding of such obligations or the prompt payment thereof in the event that such obligation is payable.

7.10                           Books, Records, Access.

(a)                                  Borrower shall (and Borrower shall cause each Project Company to) maintain adequate books, accounts and records with respect to Borrower (or the Project Companies, as applicable) and each Project and prepare all financial statements required hereunder in conformity with GAAP and in material compliance with the regulations of any Governmental Authority having jurisdiction thereof, and permit employees or agents of any Lender at any reasonable time during Borrower’s normal business hours and upon reasonable prior notice to Borrower and Administrative Agent, without undue disturbance to Borrower’s commercial operations and at all times in reasonable compliance with Borrower’s health, safety, and environmental policies (assuming that Borrower has provided adequate training to such Lender), to inspect all of Borrower’s (and each Project Company’s) properties including the Project Site, to examine or audit all of Borrower’s (and each Project Company’s) books, accounts and records and make copies and memoranda thereof, in each case subject to the provisions of Section 14.19    ; provided, however, that prior to the occurrence of an Inchoate Default or Event of Default the Lender desiring to conduct an inspection in excess of one inspection per 90-day period shall bear the cost thereof.

(b)                                 Borrower shall, upon reasonable notice from the Independent Engineer, provide the Independent Engineer with reasonable access to the Project Site at all times during Borrower’s normal business hours, remote access to the Project’s SCADA System (as defined in the Turbine Supply Agreement) and access to and copies of such of the Project’s engineering drawings and civil and electrical designs and interconnection facilities and project manuals so as to enable the Independent Engineer to deliver such certificates and written reports to Administrative Agent (with sufficient copies for the Lenders) as Administrative Agent may reasonably request.

(c)                                  Borrower shall provide the Independent Engineer with copies of all manuals that are material to the operation of the Projects and that are required to be delivered to Borrower.

7.11                           EWG and Rate Approval.

(a)                                  Borrower shall take or cause to be taken all necessary and appropriate actions so that each Project Company will be an Exempt Wholesale Generator until all amounts due the Lenders under the Financing Documents have been paid in full.

(b)                                 Borrower shall (i) take or cause to be taken all necessary and appropriate actions so that Borrower will not be subject to the jurisdiction of FERC as a “public utility” under Parts II and III of the FPA and neither Borrower nor any Project Company will be subject to jurisdiction of the MPUC as a “public utility” under applicable Maine law; and (ii) take or cause to be taken all necessary or appropriate actions so that each Project Company will maintain any FERC approvals and Maine state approvals in respect of selling power in Maine.

7.12                           Operation of Projects.

(a)                                  Borrower shall keep and operate each Project, or cause the same to be kept and operated, in good operating condition consistent in all material respects with Prudent Utility Practices, all Applicable Permits and Legal Requirements and all applicable requirements of the Operative Documents, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep and operate each Project in such condition.  Borrower shall from time to time consider and implement the reasonable recommendations of the Independent Engineer in connection with the operation of each Project.

(b)                                 Borrower shall operate and maintain each Project, or cause each Project to be operated and maintained in accordance with the Base Case Project Projections (subject to Borrower’s other rights under the Financing Documents, including Borrower’s rights to access amounts in the Collateral Accounts in accordance with the terms of this Agreement and the Account Control Agreement).

(c)                                  Borrower shall operate and maintain each Project, or cause each Project to be operated and maintained in accordance with the Base Case Project Projections in effect from time to time after the expiration of the applicable Warranty Period (as defined in each Turbine Supply Agreement).

(d)                                 Borrower shall not (nor shall it allow any Project Company to) (i) approve any material amendments or modifications to any operation and maintenance manuals referred to in the Turbine Service Agreement and O&M Service Agreement, or (ii) terminate the Turbine Service Agreement ***** in each case without obtaining the prior written consent of Administrative Agent (with consent of the Majority Lenders and Issuing Bank).

7.13                           Preservation of Rights; Further Assurances.

(a)                                  Borrower shall preserve, protect and defend its rights (and the rights of each Project Company, as applicable) under each and every Project Document, including (where necessary or appropriate) prosecution of suits to enforce any material right of Borrower (or any Project Company, as applicable) thereunder and enforcement of any claims with respect thereto.

(b)                                 From time to time as reasonably requested by any Agent, Borrower shall (and Borrower shall cause each Project Company to) execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, financing statement, continuation statement, fixture filing, certificate of title or estoppel certificate) relating to the Loans and other Obligations of Borrower hereunder stating the interest and charges then due and any known defaults, and take such other steps as may be necessary or reasonably advisable to render fully valid and enforceable under all applicable laws the rights, Liens and priorities of the Secured Parties (or any Agent on their behalf) with respect to all Collateral and other security from time to time furnished under this Financing Agreement and the other Financing Documents or intended to be so furnished, in each case in such form, together with such legal opinions as may reasonably be requested by any Agent and at such times as shall be reasonably satisfactory to Security Agent, and pay all reasonable fees and expenses (including reasonable attorneys’ fees) incident to compliance with this Section 7.13(b).

(c)                                  If Borrower (or any Project Company) shall at any time acquire any real property or leasehold, easement or other interest in real property not covered by the Mortgage Documents, promptly upon such acquisition, Borrower shall (and Borrower shall cause each Project Company to) execute, deliver and record a supplement to the Mortgage Documents, reasonably satisfactory in form and substance to Security Agent, subjecting such real property or leasehold, easement or other interests to the Lien and security interest created by the Mortgage Documents.

7.14         Taxes, Other Government Charges and Utility Charges.

Borrower shall (and Borrower shall cause each Project Company to) pay, or cause to be paid, as and when due and prior to delinquency, all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to Borrower, each Project Company or the Projects, all utility and other charges incurred in the completion, operation, maintenance, use, occupancy and upkeep of each Project, and all assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on any Project.  However, Borrower and each Project Company may contest in good faith any such taxes, assessments and other charges and, in such event, may permit the taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when each of Borrower and each Project Company is in good faith contesting the same, so long as, with respect to any such dispute in an amount greater than $100,000 (a) reserves reasonably satisfactory to Administrative Agent have been established in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon, potential penalties, additions to tax or other costs relating thereto, or other adequate provision for the payment thereof shall have been made, provided that failure of Administrative Agent to object to Borrower’s written request for approval of reserve arrangements within ten (10) Business Days of receipt by Administrative Agent of such request shall constitute and be deemed approval thereof; (b) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest; and (c) any tax, assessment or other charge determined to be due, together with any interest, additions to tax or penalties thereon, is paid when due after resolution of such contest by final non-appealable judgment.

7.15         Compliance With Laws; Permits.

At its expense, Borrower shall (and Borrower shall cause each Project Company to), except to the extent failure to do so could not be reasonably expected to have a Material Adverse Effect, (a) comply, or cause compliance, with all Legal Requirements relating to the Projects, each Project Company or to Borrower, including all Environmental Laws; (b) procure, maintain and comply, or cause to be procured, maintained and complied with, all Permits required under Legal Requirements (including all Environmental Laws) for any use of the Projects, the Project Site, the Improvements or other Mortgaged Property, then being made or contemplated by the Operative Documents; and (c) in the case of a change of name or corporate organization involving Borrower or any Project Company, as applicable, take such actions, including the filing of appropriate notices with all Governmental Authorities that have issued Applicable Permits, to maintain in full force and effect each Applicable Permit, as may be necessary by applicable Legal Requirements.  Borrower shall (and Borrower shall cause each Project Company to) (i) promptly take any remedial, responsive or corrective action required under any Environmental Law with respect to any presence or Release of Hazardous Substances to the extent that such presence or Release could reasonably be expected to give rise to a material liability or a material remedial, corrective or investigatory obligation of Borrower (or any Project

Company, as applicable) or (ii) promptly respond to, and address, any material Environmental Claim against Borrower, any Project Company or any Project.  Borrower (or any Project Company, as applicable) may, at its expense, contest by appropriate proceedings conducted in good faith the validity or application of Legal Requirements or Permits, provided that (i) none of the Agents, Lenders, Issuing Bank, any Project Company or Borrower reasonably would be likely to be subjected to any criminal or other liability for failure to comply therewith; and (ii) all proceedings to enforce such Legal Requirements or Permits against the Agents, Issuing Bank, the Lenders, Borrower, the Project Companies or the Projects, shall have been duly and effectively stayed during the entire pendency of such contest.

7.16         Compliance with Anti-Money Laundering and OFAC Laws.

(a)           The Borrower shall (and the Borrower shall cause each Project Company to) comply at all times with the requirements of all Anti-Money Laundering Laws.

(b)           The Borrower shall provide the Administrative Agent (on behalf of the Lenders) with any information regarding the Borrower, Sponsor, the Member and any Project Company necessary for the Lenders to comply with all Anti-Money Laundering Laws.

(c)           The Borrower shall comply at all times with the requirements of all OFAC Laws.

(d)           The Borrower shall not, and shall cause the Member, Sponsor and each Project Company not to, conduct business with or engage in any transaction with any person or entity named in the OFAC SDN List or any Person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the Persons referred to or described in the OFAC SDN List.

(e)           If the Borrower obtains actual knowledge or receives any written notice that the Borrower, the Member, Sponsor, any Project Company or any Person holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) is named on the OFAC SDN List (such occurrence, an “OFAC Violation”), the Borrower shall immediately (i) give written notice to the Administrative Agent of such OFAC Violation, and (ii) comply with all applicable laws with respect to such OFAC Violation (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Laws, and the Borrower hereby authorizes and consents to the Administrative Agent taking any and all steps the Agent deems necessary, in its sole discretion, to comply with all applicable laws with respect to any such OFAC Violation, including the requirements of the OFAC Laws (including the “freezing” and/or “blocking” of assets and reporting such action to OFAC).

(f)            Upon the Administrative Agent’s request from time to time, the Borrower shall deliver a certification confirming its compliance with the covenants set forth in this Section 7.16.

7.17         Separateness Provisions.

Borrower shall (and Borrower shall cause each Project Company to) comply with the separateness provisions set forth in Article 6 of its respective LLC Agreement, other than as required for Borrower and each Project Company to execute, deliver and perform the obligations under the Operative Documents to which it is a party.

7.18         Enforcement of Remedies.

Borrower shall diligently pursue and enforce all of its rights and remedies under the Turbine Supply Agreement and the BOP Agreement in a reasonably commercial manner.

7.19         O&M Service Agreement.  The Borrower shall cause the Annual Operating Budget under and as defined in the O&M Service Agreement to be in compliance with the Base Case Project Projections.  The Borrower shall deliver to the Administrative Agent a copy of each such Annual Operating Budget upon receipt.

7.20         Maintenance of Insurance.

(a)           Borrower shall (and Borrower shall cause each Project Company to), without cost to the Lenders, maintain or cause to be maintained on its (or the Project Companies’, as applicable) behalf in effect at all times the types of insurance required by the following provisions together with any other types of insurance required hereunder or in any other Project Document, with insurance companies rated A-, X or better, by Best’s Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best’s Insurance Guide and Key Ratings shall no longer be published), or other insurance companies of recognized responsibility satisfactory to Administrative Agent (with the consent of the Majority Lenders and Issuing Bank).  Upon request of the Administrative Agent, Borrower shall supply copies of insurance policies or agreed upon policy wordings.

(b)           The following insurance coverages shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in place as of the Closing Date until all obligations of Borrower pursuant to this Financing Agreement and the other Financing Documents have been fully discharged:

(i)            Commercial general liability insurance for the Borrower and each Project Company on a “per occurrence” policy form, or “AEGIS” claims-first made equivalent policy including coverage for premises/operations, explosion, collapse and underground hazards, products/completed operations, broad form property damage, blanket contractual liability, and personal injury, with primary coverage limits of no less than $1,000,000 any one occurrence and $2,000,000 in the aggregate.  The commercial general liability policy shall also include a severability of interest with no exclusions for cross-liability.  Deductibles in excess of $10,000 shall be subject to review and approval by the Administrative Agent.  Pollution liability is optional unless otherwise required by contract, and then, to such limits as required therein.

(ii)           Automobile liability insurance for Borrower and each Project Company, including coverage for owned, non-owned and hired automobiles, as applicable, for both bodily injury and property damage and containing appropriate no-fault insurance provisions or other endorsements in accordance with applicable state legal requirements, with limits of no less than $1,000,000 per accident with respect to bodily injury, property damage or death.

(iii)          Worker’s compensation insurance, disability benefits insurance and other similar forms of insurance which Borrower (or any Project Company, as applicable) is required by law to provide for the Project, providing statutory benefits and other applicable States’ endorsement and USL&H Act coverage (if any exposure exists), covering loss resulting from injury, sickness, disability or death of the employees of Borrower (or any Project Company, as applicable) with limits for employer’s liability of not less than bodily injury by accident $4,500,000 each accident, bodily injury by disease $4,500,000 policy limit, and bodily injury by disease $4,500,000 each employee.  These limits may be satisfied through a combination of primary and excess policies.

(iv)          Umbrella/Excess Liability Insurance written on an occurrence basis or AEGIS claims-first-made equivalent and providing limits in excess of the primary limits applying under policies described in Sections 7.20(b)(i) and (ii).  Such insurance coverage shall have a limit of liability of not less than $20,000,000 per occurrence and in the annual aggregate.  The umbrella and/or excess liability policies shall not contain endorsements which restrict coverages as set forth in Section 7.20(b)(i), and which are provided in the underlying policies.  If the policy or policies provided under this Section 7.20(b)(iv) contain(s) aggregate limits and such limits are diminished below $15,000,000 by any incident, occurrence, claim, settlement or judgment against such insurance which has caused the carrier to establish a reserve, Borrower (and each Project Company, as applicable) shall take immediate steps to restore such aggregate limits or shall provide other equivalent insurance protection for such aggregate limits.

(v)           Aircraft liability, to the extent exposure exists, for the use of any owned, non-owned or hired aircraft used in the operation of the Project with a limit of not less than $10,000,000.

(vi)          From the point of groundbreaking for the Borrower and the Stetson II Project and through the date of Substantial Completion, or until such time as cover is provided under the operational insurance as set forth in Section 7.20(b)(vii) below, with no gap in coverage, builder’s risk insurance on an

“all risk” basis on a completed value form including earthquake and flood, collapse, sinkhole, subsidence and malicious mischief, on a replacement cost basis with no coinsurance penalty and providing:

A.            coverage for the Stetson II Project including removal of debris, and first party pollution and hazardous material clean up and removal (with a limit of not less than $1,000,000) insuring the buildings, structures, machinery, equipment, facilities, fixtures and other properties intended to be a permanent part of the Stetson II Project in a minimum aggregate amount not less than full replacement value of the Stetson II Project, subject to an annual aggregate limit of not less than $50,000,000 for flood, earthquake, collapse, sinkhole and subsidence coverage,

B.            off-site coverage with a per occurrence limit of $5,000,000 of the limit of liability or such higher amount as is sufficient to cover the replacement cost values of off-site equipment for which there have been progress payments.  Said off-site coverage may be insured as a section of the all risk builder’s risk or as a separate policy,

C.            transit coverage (including ocean cargo where ocean transit will be required) with a per occurrence limit of the full insurable value of any single shipment and providing for 12 months delay in start-up cover (revenues including PTCs, if applicable, less non-continuing expenses).  Said transit coverage may be insured as a section of the all risk builder’s risk or as a separate policy.  If as a separate policy, such policy to be placed no later than 20 days prior to the first shipment and shall contain a 50/50 clause,

D.            coverage for operational testing and startup with the same dollar coverage and modifications as set out in (vi)(A) above for all assets related to the Stetson II Project, with cover running continuously for machinery breakdown from the beginning of testing until such time as operational cover is put into place; and

E.             business interruption insurance (of a “delay” or “delay in start-up” and “contingent delay in startup” nature) in a minimum aggregate amount for the delay in start-up of not less than the equivalent of twelve (12) months and for contingent at least six (6) months “Advance Loss of Profits” including grossed up production tax credits and Renewable Energy Credits (if applicable) on an “all risk” basis, as set forth in (vi)(A) through (vi)(D) above.  The “contingent delay in start- up” shall endorse and insure all non-owned substations and interconnection facilities and material project suppliers

F.             All such policies may have deductibles of not greater than $150,000 per loss; and business interruption/delay in start-up coverage shall have a deductible not greater than a 30 day period; and operational testing shall have a deductible of not greater than $150,000 per occurrence; and transit coverage shall have a deductible of not greater than $150,000 per occurrence.

(vii)         All-risk property insurance covering against physical loss or damage to the Stetson II Project assets from and after the date of Substantial Completion as defined in the Turbine Supply Agreements with no gap in coverage with the requirements in Section (b)(vi) above, Borrower, and Stetson I Project assets (including (i) buried cables at any of the Project sites and (ii) transmission lines to the extent the Borrower or any Project Company has risk of loss and insurance, subject to commercially availability), including fire and extended coverage, collapse, flood, earth movement and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown).  Such insurance coverage shall not include any exclusion for resultant damage caused by faulty workmanship, design or materials.  Such insurance coverage shall be written on a full replacement cost basis with no coinsurance penalty, and providing:

A.            expediting and extra expense at $500,000 (unless provided under the business interruption cover in F. below);

B.            debris removal with a $10,000,000 limit;

C.            transit cover to the extent exposure exists, with limits equivalent to the full replacement value of property at risks;

D.            earthquake and flood coverage may be written with a sublimit of not less than $50,000,000 and cover for terrorism is optional, unless required by contract;

E.             the policy limits shall be automatically reinstated following a loss event, with the exception of damage from earthquake and flood, which shall be on an annual aggregate limit;

F.             business interruption insurance covering against the same perils as set forth in Section 7.20(b)(vii) above, in an amount not less than twelve (12) months of projected revenues (including production tax credits and renewable energy credits, to the extent applicable) less non continuing expenses with an indemnity period of not less than  twelve (12) months.  The business interruption limit may be included in the policy limit set forth in Section 7.20(b)(vii).  Borrower shall also maintain contingent business interruption coverage to the first non-owned substation(s) and transmission facilities or electrical distribution systems on a specified and named location basis with a limit  not less than $5,000,000 (subject to commercial availability).. Borrower shall also maintain or cause to be maintained, expediting or extra expenses coverage in an amount not less than $500,000.  Such cover may be subject to a waiting period not to exceed thirty (30) days; and

G.            all such policies may have deductibles of not greater than $150,000 per loss and business interruption coverage shall have a deductible not greater than a 30 day period, unless otherwise approved by the Administrative Agent.

(viii)        Such other or additional insurance (as to risks covered, policy amounts, policy provisions or otherwise) as, under Prudent Utility Practices, are from time to time insured against for property and facilities similar in type, nature, use and location to the Project which Administrative Agent may reasonably require after consultation with the Insurance Consultant and Borrower or Borrower’s insurance representative.

(c)           Borrower shall use reasonable efforts to require each contractor to maintain insurance consistent with industry practice.

(d)           All policies wherein any Lender has an insurable interest shall insure the interests of the Agents and the Lenders as well as Borrower and any Project Company, as applicable ,and shall name Agents, and the Lenders as additional insured, unless the Agents and the Lenders are named as an insured under the policy.  All policies covering real or personal property or business interruption shall name the Security Agent as sole loss payee in accordance with lender’s loss payable endorsement 438 BFU or ISO CP 1218 or their equivalent and shall provide that any payment thereunder for any loss or damage with respect to the Projects shall be made in accordance with the provisions set forth in Article 9 of this Financing Agreement and Section 6 of the Account Control Agreement.  Upon payment and satisfaction of all of Borrower’s obligations under, and termination of the Financing Documents, Administrative Agent will instruct the insurers to name Borrower, or such successor credit provider or other Person as Borrower shall specify, as loss payee.

All policies of liability, except for workmens compensation and employer’s liability where not legally allowed, shall name the Secured Parties as Additional Insured.

All policies shall:

(A)  expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of Borrower) shall operate in the same manner as if there were a separate policy covering each such insured.

(B)   be primary and non-contributory with insurance carried by or on behalf of additional insureds.

(C)   Each policy shall waive subrogation (to the extent allowed by law) against any of the Secured Parties, any Project Company or Borrower.

(D)  To the extent commercially available, each such policy shall provide that if any premium or installment is not paid when due, or if such insurance is to be cancelled or terminated for any reason whatsoever, the insurers (or their representatives) will promptly notify Borrower and Administrative Agent, and any such cancellation or termination shall not be effective until thirty (30) days (ten (10) days with regard to non-payment) after receipt of such notice to Administrative Agent, and that appropriate certification shall be made to Borrower by each insurer with respect thereto.

(E)   All policies covering real and personal property or business interruption (including delay in start-up/ advance loss of profits) shall be endorsed so that the interests of Agents and Lenders shall be insured regardless of any breach or violation by Borrower, any Project Company or any other Person, of any warranties, declarations or conditions contained in such insurance policies.

(e)           In the event that Borrower (or any Project Company) fails to respond in a timely and appropriate manner (as reasonably determined by Administrative Agent) to take any steps necessary or reasonably requested by Administrative Agent to collect from any insurers for any loss covered by any insurance required to be maintained by this Section 7.20, Administrative Agent shall have the right to make all proofs of loss, adjust all claims with the insurance company or companies and/or receive all or any part of the proceeds of the foregoing insurance policies, either in its own name or the name of Borrower or any Project Company; provided, however, that Borrower shall (and Borrower shall cause each Project Company to), upon Administrative Agent’s request and at Borrower’s (or each Project Company’s, as applicable) own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by Administrative Agent to collect from insurers for any loss covered by any insurance required to be obtained by this Section 7.20.  Notwithstanding this Section 7.20(e), Administrative Agent shall have the right to participate and receive information with respect to all claims and losses.

(f)            On or before the Closing Date and at each policy renewal, Borrower or its authorized insurance representative shall furnish evidence of insurance (certificates of insurance, binders, cover notes or policy wordings) to the Administrative Agent in accordance with industry standards.  On or before the Closing Date and annually thereafter, the Borrower or its insurance representative shall furnish to Administrative Agent a certificate signed by a duly authorized representative of Borrower or insurance brokerage firm, showing the insurance then maintained by or on behalf of Borrower and each Project Company pursuant to this Section 7.20 and stating that such insurance complies in all material aspects with the terms hereof and that premiums are current and that no policies are in danger or threat of cancellation for non-payment of premiums.  In the event that at any time the insurance required by this Section 7.20 shall be reduced or cease to be maintained, then (without limiting the rights of Administrative Agent hereunder in respect of the Event of Default which arises as a result of such failure) Administrative Agent may on behalf of the Secured Parties, at its option, maintain the insurance required hereby and, in such event, Borrower shall reimburse Administrative Agent upon demand for the cost thereof together with interest thereon at a rate per annum equal to the Default Rate, but in no event shall the rate of interest exceed the maximum rate permitted by law.

(g)           In the event any insurance (including the limits or deductibles thereof) hereby required by this Section 7.20 to be maintained, other than insurance required by law to be maintained, shall not be available on commercially reasonable terms in the commercial insurance market, Administrative Agent acting upon consultation with the Insurance Consultant, shall not unreasonably withhold its agreement to waive such requirement to the extent the maintenance thereof is not so available and/or, to the extent applicable, may allow Borrower (or any Project Company, as applicable) to obtain the best available insurance comparable to the requirements of this Section 7.20 on commercially reasonable terms then available in the commercial insurance market (as determined by the Insurance Consultant); provided, however, that (i) Borrower shall first request any such waiver in writing, which request shall be accompanied by written reports prepared by Borrower and the Insurance Consultant certifying that such insurance is not available on commercially reasonable terms in the commercial insurance market for wind energy generation projects of similar type and capacity (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions and the form and substance of such reports to be reasonably acceptable to Administrative Agent; (ii) at any time after the granting of any such waiver, but not more often than once annually, Administrative Agent may request, and Borrower shall furnish to Administrative Agent within fifteen (15) days after such request, supplemental reports reasonably acceptable to Administrative Agent updating the prior reports and reaffirming such conclusion; and (iii) any such waiver shall be effective only so long as such insurance shall not be available on commercially reasonable terms in the commercial insurance market (as determined by the Insurance Consultant), it being understood that the failure of Borrower to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists.

(h)           In the event that any policy is written on a “claims-made” or “occurrence reported” basis and such policy is not renewed or the retroactive date of such policy is to be changed, Borrower shall (and Borrower shall cause each Project Company to) obtain for each such policy or policies an extended reporting period coverage or “tail” coverage reasonably available in the commercial insurance market for each such policy or policies and shall provide Administrative Agent with proof that such basic and supplemental extended reporting period coverage or “tail” has been obtained.

7.21         Maintenance of Title.

Borrower shall (and Borrower shall cause each Project Company to) maintain (a)   good and marketable title to the Mortgaged Property pursuant to the Real Property Agreements, subject only to Permitted Liens; and (b) good and marketable title to all of its other respective personal properties and assets (other than properties and assets disposed of in the ordinary course of business) related to the Project to the extent that failure to do so could be reasonably expected to have a Material Adverse Effect.

7.22         Event of Eminent Domain.

If an Event of Eminent Domain shall be threatened or occur with respect to any Collateral Borrower shall (and Borrower shall cause each Project Company to) (a) diligently pursue all its rights to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain; (b) not, without the written consent of Administrative Agent (with the consent of the Majority Lenders whose consent shall not be unreasonably withheld), compromise or settle any claim against such Governmental Authority; and (c) pay or apply all Eminent Domain Proceeds in accordance with Section 6 of the Account Control Agreement.  Borrower (and each Project Company, as applicable) consents to the participation of Administrative Agent in any proceedings resulting from an Event of Eminent Domain, and Borrower shall (and Borrower shall cause each Project Company to) from time to time deliver to Administrative Agent all documents and instruments reasonably requested by it to permit such participation.

7.23         Indemnification.

(a)           Without duplication of Borrower’s obligations under Sections 3.4(d), 3.6(c) or 3.6(d) (and excluding any items or events specifically excluded from Borrower’s obligations thereunder) and without duplication of any other indemnification requirements in this Financing Agreement, Borrower shall indemnify, defend and hold harmless each Agent, Lender, Issuing Bank and Borrower’s counterparties under Interest Rate Agreements and in their capacities as such, their respective officers, directors, shareholders, controlling persons, employees, agents and servants (collectively, the “Indemnitees”) from and against and reimburse the Indemnitees for:

(i)            any and all claims, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, costs and expenses (including reasonable and documented attorney’s fees and expenses) of whatever kind or nature actually incurred, INCLUDING STRICT LIABILITY CLAIMS, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee in any way relating to, or arising out of or in connection with this Financing Agreement, the other Operative Documents, or the Project (collectively, “Claims”), except, with respect to any Indemnitee, or any Claims by any Lender, Issuing Bank, any Agent, or any counterparty of Borrower to an Interest Rate Agreement or any Affiliate of any of the same against such Indemnitee or its officers, directors, shareholders, controlling persons, employees, agents or servants (collectively, its “Affiliated Indemnitees”); and

(ii)           any Environmental Claims and all other Claims arising under any Environmental Law relating to any fact, circumstance, condition or occurrence at, on, or arising from, or with respect to any Project, the Project Site, the Improvements, or other Mortgaged Property or the past or current facilities or operations of the Subject Persons related to the Projects, including all Claims in connection with the Release or presence of any Hazardous Substances at any Project, the Project Site, the Improvements, or other Mortgaged Property, whether foreseeable or unforeseeable and, as relating to any Project, the Project Site, the Improvements or other Mortgaged Property, (A) all costs of removal and disposal of Hazardous Substances, (B) all reasonably documented costs actually incurred in accordance with the requirements of the Environmental Laws or relevant Governmental Authorities to (1) determine whether the applicable Project is in compliance with all applicable Legal Requirements; and/or (2) correct any non-compliance with any applicable Legal Requirements, and (C) all reasonably documented costs actually incurred for claims for damages to persons or property, including reasonable attorneys’ and consultants’ fees and court costs.

(b)           THE FOREGOING INDEMNITIES SHALL NOT APPLY WITH RESPECT TO AN INDEMNITEE OR ITS AFFILIATED INDEMNITEES, TO THE EXTENT ARISING AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR ITS AFFILIATED INDEMNITEES AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION, BUT SHALL CONTINUE TO APPLY TO OTHER INDEMNITEES.

(c)           The provisions of this Section 7.23 shall survive foreclosure of the Collateral Documents and satisfaction or discharge of Borrower’s obligations (including the Obligations) hereunder, and shall be in addition to any other rights and remedies of the Lenders.

(d)           In case any action, suit or proceeding subject to the indemnity of this Section 7.23 shall be brought against any Indemnitee, such Indemnitee shall notify Borrower of the commencement thereof, and Borrower shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that Borrower desires, to assume and control the defense thereof.  Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by Borrower.  Notwithstanding the foregoing, Borrower shall not be entitled to assume and control the defenses of any such action, suit or proceedings if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the potential imposition of criminal liability upon such Indemnitee or a potential or actual conflict of interest between such Indemnitee and Borrower (unless such conflict of interest is waived in writing by such Indemnitee), and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) Borrower shall pay the reasonable expenses of such Indemnitee in such defense; provided that Borrower shall not be required to pay any such expenses of more than one lead counsel.

(e)           Borrower shall report to such Indemnitee on the status of such action, suit or proceeding as material developments shall occur and from time to time as requested by such Indemnitee (but not more frequently than every sixty (60) days).  Borrower shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which Borrower possesses relating to such action, suit or proceeding.

(f)            Notwithstanding Borrower’s rights hereunder to control certain actions, suits or proceedings, unless Borrower has provided Indemnitee such security as is adequate (in such Indemnitee’s reasonable judgment taking into account the cover available under the insurance maintained by or on behalf of Borrower to cover any potential unfavorable determination of any such action, suit or proceeding), if any Indemnitee reasonably believes that failure to compromise or settle such Claim is reasonably likely to have an imminent material adverse effect on such Indemnitee or a Material Adverse Effect, such Indemnitee shall be entitled to compromise or settle any such Claim.  Any such compromise or settlement shall be binding upon Borrower for purposes of this Section 7.23.

(g)           Upon payment of any Claim by Borrower pursuant to this Section 7.23, or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, Borrower, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with Borrower and give such further assurances as are necessary or advisable to enable Borrower vigorously to pursue such claims.

(h)           Any amounts payable by Borrower pursuant to this Section 7.23 shall be regularly payable within thirty (30) days after Borrower receives an invoice for such amounts from any applicable Indemnitee, and if not paid within such 30-day period shall bear interest at the Default Rate.

7.24         Replacement of Operator.

To the extent that Operator ceases to be the operator of the Projects, Borrower shall retain a replacement operator of the Projects that has recognized knowledge and expertise in providing management, operations, maintenance, and administration services to U.S. wind energy generation projects similar to the Projects and that has been approved in writing by Administrative Agent (acting upon consultation with the Independent Engineer).  If the Turbine Service Agreement is terminated or expires by its terms without being renewed or extended, Borrower shall cause Operator (or replacement operator retained pursuant to the immediately preceding sentence) to expand such operator’s scope of work under the O&M Service Agreement (or an Additional Project Document replacing the Turbine Service Agreement) in order to fully incorporate Turbine Operator’s responsibilities under the Turbine Service Agreement.

7.25         Government Grant.

Borrower shall, as soon as practicable, apply for and otherwise cause the Stetson II Project to qualify for the maximum allowable Government Grant pursuant to the American Recovery and Reinvestment Act of 2009 and to provide the Administrative Agent with a copy of all application documents and related correspondence.  All Government Grant proceeds received shall be deposited into the Government Grant Proceeds Account, in accordance with Section 6(g) of the Account Control Agreement.

7.26         Further Assurances.

Promptly upon request by an Agent or any Lender through the Administrative Agent (and, in any event, no more than ten (10) Business Days after any such request), the Borrower shall (a) correct any material defect or error that may be discovered in any Financing Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, the Security Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Financing Documents, (ii) to the fullest extent permitted by applicable law, subject any of the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Financing Document or under any other instrument executed in connection with any Financing Document to which the Borrower is or is to be a party.

7.27         Upwind Array Effect.

In the event that an Upwind Array Event shall occur, then within ninety (90) days of such event (such date the “Adjustment Date”), Borrower shall calculate and deliver to the Administrative Agent a Projected Debt Service Coverage Ratio as of such date using the applicable Base Case Project Projections updated with any changes needed solely to take into account the effect, if any, of such Upwind Array Event on the expected power production of any Project, as determined by the Independent Engineer.  In the event that there occurs an Upwind Array Event, and the annual Debt Service Coverage Ratio through the Maturity Date is less than 1.00 to 1.00 when using the P99 Production Level, then Borrower shall make a mandatory prepayment in accordance with Section 3.2(c)(iii) not later than the next Payment Date after such Adjustment Date to the Administrative Agent, for the account of each Lender, in an amount necessary to maintain through the Maturity Date a minimum annual Debt Service Coverage Ratio of at least 1.00 to 1.00 when using the P99 Production Level using the Debt Sizing Base Case delivered pursuant to Section 5.1(dd) modified only to reflect any decrease in the projected annual production of electricity by the Projects as a result of the Upwind Array Event and the Amortization Schedule shall be amended and revised to take into account the effect of such prepayment.

7.28         Capacity Revenues.

In the event that after June 30, 2010, the Borrower or the Project Companies fail to qualify in respect of the capacity revenue level as set forth in the Debt Sizing Base Case (which includes a capacity revenue price of $1 per kilowatt per month) for each 6-month period after June 30, 2013, then Borrower shall make a mandatory prepayment in accordance with Section 3.2(c)(iii) not later than the next Payment Date after June 30, 2010 to the Administrative Agent, for the account of each Lender, in an amount equal to the difference between the capacity revenue level as set forth in the Debt Sizing Base Case for the applicable 6-month period and the actual capacity revenue level for which the Projects have qualified for such 6-month period.

7.29         Survey — Stetson II Project.

Upon the occurrence of Final Completion (as defined in the Stetson II Reed Agreement) in respect of the Stetson II Project, Borrower shall deliver to Administrative Agent, in each case in form and substance satisfactory to Administrative Agent, (i) an as-built ALTA/ASCM survey of the Project Site with respect to the Stetson II Project, dated within sixty (60) days of the date thereof, showing that the Stetson II Project is located entirely in the Stetson II Real Property Interests, and showing the location of all plotable easements and all utility services, and (ii) an endorsement to the Title Policy that (w) deletes all exceptions for mechanics’ liens, (x) redates the Title Policy and all endorsements attached to the Title Policy to the date of Final Completion, (y) amends the survey endorsement attached to the Title Policy and all references in the Title Policy to the initial survey to refer to the new survey required under clause (i) above and (z) deletes the pending disbursement clause and sets forth no additional exceptions (including survey exceptions), except Permitted Liens and those exceptions otherwise approved by the Majority Lenders.

ARTICLE 8.
NEGATIVE COVENANTS OF BORROWER

Borrower covenants and agrees that until all of the Loans and Obligations have been paid and performed in full, unless otherwise approved by Administrative Agent (with the consent of the Majority Lenders, unless stated otherwise), Borrower will (and Borrower will cause each Project Company to, as applicable) perform the covenants set forth in this Article 8.

8.1           Contingent Liabilities.

Except as provided in this Financing Agreement, the Project Documents or the Financing Documents, Borrower shall not (nor shall Borrower allow any Project Company to) become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person or otherwise create, incur, assume or suffer to exist any contingent obligation exceeding in the aggregate $250,000; provided, however, that this Section 8.1 shall not be deemed to prohibit (a) the acquisition of goods, supplies or merchandise in the normal course of business on normal trade credit; (b) the endorsement of negotiable instruments received in the normal course of its business; or (c) the incurrence, creation, assumption or existence of Permitted Debt.

8.2           Limitations on Lien.

Borrower shall not (nor shall Borrower allow any Project Company to) create, assume or suffer to exist any Lien securing a charge or obligation on any properties or assets of Borrower or any Project Company except for Permitted Liens.  Administrative Agent acknowledges that Borrower has advised that it intends to amend the Energy Hedge, subject to the terms and conditions of this Financing Agreement, to permit the creation of a Lien in favor of the Energy Hedge Provider (the “Energy Hedge Lien”), and Administrative Agent agrees that, upon request from Borrower, it will in good faith review and negotiate documents to be executed in connection therewith in a prompt and reasonable manner.

8.3           Indebtedness.

Borrower shall not (nor shall Borrower allow any Project Company to) incur, create, assume or permit to exist any Debt except Permitted Debt.

8.4           Sale or Lease of Assets.

Except with respect to assets not exceeding $450,000 in the aggregate, Borrower shall not (nor shall Borrower allow any Project Company to) sell, lease, assign, transfer or otherwise dispose of its assets, whether now owned or hereafter acquired (a) except in the ordinary course of its business or as contemplated by the Operative Documents; or (b) except for obsolete, worn out, damaged or replaced property not used or useful in its business. Administrative Agent acknowledges that Borrower has informed Administrative Agent that Evergreen Wind Power V, LLC intends to transfer the assets related to the 38-mile 115 kV generator lead line (connecting the Projects’ Turbines to the New England transmission system), including the Transmission Line Real Property Interests to the Gen Lead Company, and Administrative Agent agrees that, upon request from Borrower, it, with the consent of the

Majority Lenders, will in good faith review and negotiate documents, in form and substance reasonably satisfactory to the Administrative Agent, to be executed in connection therewith in a prompt and reasonable manner as long as such documents provide Borrower and the Project Companies with sufficient transmission line access and rights for full and unencumbered operation of the Projects (the “Permitted Transmission Line Transfer”).  Borrower shall cause any applicable parties to execute consents to collateral assignment and any other documents reasonably requested by Security Agent.  In connection with the completed transfer of transmission assets to the Gen Lead Company in accordance herewith, Security Agent shall execute a discharge of the Mortgage Document executed with respect to the Transmission Line Real Property Interests.

8.5           Changes.

Borrower shall not (nor shall Borrower allow any Project Company to) change the nature of its business or expand its business beyond the business contemplated in the Operative Documents.

8.6           Distributions.

Except for any distributions (i) made by the Project Companies to the Borrower as required to enable the Borrower to cause all Project Revenues to be deposited into the Revenue Account pursuant to Section 6(b) of the Account Control Agreement, (ii) allowed to be made by the Borrower pursuant to Section 6 of the Account Control Agreement, and (iii) in accordance with the definition of Restoration Conditions, Borrower shall not (nor shall Borrower allow any Project Company to) directly or indirectly, (a) make or declare any distribution (in cash, property or obligation) on, or make any other payment on account of, any interest in Borrower or any Project Company, (b) make any payments in respect of any management fees to the Member or any Affiliated Participant (except if such fees are included in the Base Case Project Projections or are reflected in the Project Documents).

8.7           Investments.

Borrower shall not (nor shall Borrower allow any Project Company to) make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase or own any stock, bonds, notes, debentures or other securities of any Person, except Permitted Investments.

8.8           Transactions With Affiliates.

Except for (a) any employment, noncompetition or confidentiality agreement entered into by Borrower or any Project Company, as applicable, with any of its respective employees, officers or directors in the ordinary course of business, (b) as otherwise expressly permitted or contemplated by this Financing Agreement and the other Operative Documents in effect as of the Closing Date or (c) transactions in connection with a Permitted Transmission Line Transfer, Borrower shall not (nor shall Borrower allow any Project Company to) directly or indirectly enter into any transaction or series of transactions with or for the benefit of an Affiliate without the prior written approval of Administrative Agent (with the consent of the Majority Lenders, which consent shall not be unreasonably withheld) unless such transaction or agreement is entered into in the ordinary course of business on fair and reasonable terms certified by an officer of the Borrower as no less favorable to such Person than what such Person would obtain in an arm’s length transaction with a counterparty that is not an Affiliate.

8.9           Margin Stock Regulations.

Borrower shall not (nor shall Borrower allow any Project Company to) directly or indirectly apply any part of the proceeds of any Loan or Project Revenues to the “buying,” “purchasing” or “carrying” of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

8.10         Partnerships.

Except for Borrower’s membership interests in the Project Companies or each Project Company’s acquisition of membership interests in the Gen Lead Company in connection with a Permitted Transmission Line Transfer, Borrower shall not (nor shall Borrower allow any Project Company to) become a general or limited partner in any partnership, a joint venturer in any joint venture or a member in any limited liability company.  Except for the Project Companies, Borrower shall not form or acquire any subsidiaries.  No Project Company shall form or acquire any subsidiaries other than in connection with a Permitted Transmission Line Transfer.

8.11         Dissolution.

Borrower shall not (nor shall Borrower allow any Project Company to) liquidate or dissolve, or sell or lease or otherwise transfer or dispose of all or any substantial part of its property, assets or business, or combine, merge or consolidate with or into any other entity.

8.12         Amendments; Change Orders.

(a)           Borrower shall not, and shall not allow any Project Company or any Affiliated Participant to, cause, consent to, or permit, any (i) termination or (ii) amendment, modification (other than any amendments or modifications contemplated by Section 12.9(c)), variance, impairment, replacement, or waiver of timely compliance with any material terms or conditions of, any Project Document or execution of any Additional Project Document with payments exceeding $250,000 over its term without the prior written consent of Administrative Agent (acting with the consent of the Majority Lenders and, as applicable for technical matters, upon consultation with the Independent Engineer).

(b)           Borrower shall not (and shall not allow any Project Company to) declare Final Completion (as defined in the Stetson II Reed Agreement) of the Stetson II Project under the Stetson II Reed Agreement without the prior written consent of Administrative Agent; provided, however, that such consent shall be deemed to have been given if the Independent Engineer has certified to the Administrative Agent that Final Completion of the Stetson II Project under the Stetson II Reed Agreement has occurred.

8.13         Compliance With Operative Documents.

Borrower shall not (nor shall Borrower allow any Project Company to)  permit (to the extent within its control and permitted by the Operative Documents) to be done any act under the Operative Documents, or omit or refrain (to the extent within its control and permitted by the Operative Documents) from any act under the Operative Documents, where such act done or permitted to be done, or such omission of or refraining from action, that could be reasonably expected to have a Material Adverse Effect.

8.14         Name and Location; Fiscal Year.

Neither Member nor Borrower shall (nor shall Borrower allow any Project Company to) change its name, its limited liability company structure, its jurisdiction of organization or change its fiscal year, in each case, without Administrative Agent’s prior written consent, such consent not to be unreasonably withheld.

8.15         Use of Project Site.

Borrower shall not (nor shall Borrower allow any Project Company to) use, or permit to be used, the Project Site for any purpose other than for the construction, operation and maintenance of the Projects as contemplated by the Operative Documents, without the prior written consent of Administrative Agent (with the consent of the Majority Lenders, acting reasonably), or locate any portion of any Project on a site other than as permitted by the Operative Documents, except, in each case, to the extent such use does not conflict with the business of Borrower (or the Project Companies)  or Borrower’s (or the Project Companies’) compliance with the Material Project Documents in effect from time to time.

8.16         Assignment.

Borrower shall not (nor shall Borrower allow any Project Company to) assign its rights hereunder or under any of the Operative Documents to any Person except as permitted by Section 8.17 and the other Financing Documents.

8.17         Transfer of Interest.

Borrower shall not (nor shall Borrower allow any Project Company to) cause, make, suffer, permit or consent to any creation, sale, assignment or transfer of any ownership interest in Borrower or any Project Company without the prior written consent of Administrative Agent acting in good faith (with the consent of all the Lenders, whose consent shall not be unreasonably delayed or withheld).  As used herein, the transfer of an ownership interest in Borrower shall mean any sale, assignment or transfer of the Sponsor’s direct or indirect ownership interest in the Member.

8.18         Abandonment of Projects.

Borrower shall not (nor shall Borrower allow any Project Company to) willfully and voluntarily abandon the operation of any Project for a continuous period of more than forty-five (45) days.

8.19         Environmental Matters.

Borrower shall not (nor shall Borrower allow any Project Company to) Release, emit or discharge into the environment any Hazardous Substances in a manner that could reasonably be expected to have a Material Adverse Effect.  Borrower shall not (nor shall Borrower allow any Project Company to) engage in any other act or omission in violation of any Environmental Laws, Legal Requirements or Applicable Permits that could reasonably be expected to have a Material Adverse Effect.

ARTICLE 9.
COLLATERAL ACCOUNTS

9.1           Establishment of Collateral Accounts.

On or prior to the Closing Date, the Borrower and the Security Agent shall cause to be established at the Securities Intermediary the Operating Account, Revenue Account, the Disbursement Account, the Debt Service Reserve Account, the O&M Reserve Account, the Loss Proceeds Account, the Distribution Reserve Account, the Stetson I Holding Account, the Government Grant Proceeds Account, the Gen Lead Account and the Energy Hedge Reserve Account.  Each Collateral Account shall be a “securities account” within the meaning of Section 8-501 of the Uniform Commercial Code in effect in the State of New York.  In accordance with the terms of the Collateral Documents, the Borrower and each Project Company has pledged, assigned and transferred to the Security Agent for the equal and ratable benefit of the Secured Parties, and has granted to the Security Agent for the equal and ratable benefit of the Secured Parties a first- priority, perfected lien on and security interest in, all of its right, title and interest in, to and under the Collateral Accounts, any Permitted Investments (or any other property) held in or credited to the Collateral Accounts and the proceeds of any such Permitted Investments (or such other property).  The Borrower hereby irrevocably confirms the authority of the Security Agent to (and directs and authorizes the Security Agent to) instruct the Securities Intermediary to deposit into and remit funds from such Collateral Accounts in accordance with the terms and conditions of this Financing Agreement and the Collateral Documents.

9.2           Permitted Investments.

Upon the request of the Borrower, the Security Agent shall instruct Securities Intermediary to invest and reinvest any balances in any Collateral Account or any amounts held as Loss Proceeds from time to time solely in Permitted Investments, and solely at the expense and risk of the Borrower; provided, however, that (a) if the Borrower fails to provide such request or during any period when an Event of Default exists and is continuing, the Security Agent may instruct Securities Intermediary to invest and reinvest such balances as the Security Agent shall determine in its sole discretion and (b) the maturity of any Permitted Investment shall not exceed thirty (30) days and (c) the minimum amount of each such Permitted Investment shall be One Hundred Thousand Dollars ($100,000) (or, with respect to any Collateral Account, such lesser amount as equals the balance in such Collateral Account at the time).  Earnings on Permitted Investments shall be deposited on the date received by the Securities Intermediary (or as soon as practicable thereafter) in the Revenue Account for application as provided for in this Financing Agreement.  All such investments and reinvestments shall be held as provided in the Account Control Agreement.  The Borrower shall bear all risk of loss of capital from investments in Permitted Investments.  As long as the Security Agent, the Administrative Agent and the Securities Intermediary complied with all their respective obligations under the Financing Documents, none of the Administrative Agent, the Security Agent or the Securities Intermediary shall be liable for any loss resulting from any investment in any Permitted Investment or the sale, disposition, redemption or liquidation of such investment or by reason of the fact that the proceeds realized in respect of such sale, disposition, redemption or liquidation were less than that which might otherwise have been obtained, except if such liability is caused by gross negligence or willful misconduct of such Person.

9.3           Foreclosure.

Regardless of any Bankruptcy Event which has been commenced by or against the Borrower, any Collateral or any proceeds thereof received in connection with the Collateral Documents, in connection with any sale, release or other disposition of, or collection or realization on, such Collateral, shall be applied by the Security Agent in the following order:

(a)           first, on a pro rata basis, to the payment of any and all fees, costs and expenses due and payable to the Agents and the Lenders in connection with this Financing Agreement and the other Financing Documents;

(b)           second, on a pro rata basis to any Secured Party which has theretofore advanced or paid any fees to any Agent or Issuing Bank that would otherwise have been payable under priority first, in an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been previously reimbursed;

(c)           third, on a pro rata basis, to the payment of any interest expense then due and payable under this Financing Agreement and all Interest Fix Fees;

(d)           fourth, on a pro rata basis, to the payment, without duplication, of all principal and other amounts then due and payable in respect of the Obligations under the Financing Agreement;

(e)           last, the balance, if any, after all of the Obligations have been paid in full in cash, to the Borrower or to such other person legally entitled thereto.

ARTICLE 10.

EVENTS OF DEFAULT; REMEDIES

10.1         Events of Default.

The occurrence of any of the following events, shall constitute an event of default (individually, an “Event of Default,” and collectively, the “Events of Default”) hereunder:

(a)           Failure to Make Payments.  Borrower shall fail to pay, in accordance with the terms of this Financing Agreement, (i) any principal on any Loan (including any Scheduled Repayment Amount or any Mandatory Prepayments required hereunder) on the date that such sum is due; (ii) any interest on any Loan within five (5) days after the date that such sum is due; or (iii) any fee, cost, charge or other sum, including amounts in respect of any Liquidation Costs or Interest Fix Fees due under this Financing Agreement within ten (10) days after the date notice is provided to Borrower by Administrative Agent that such sum referenced in this clause (iii) is due.

(b)           Judgments.  A final judgment or judgments shall be entered against Borrower (or any Project Company) in the aggregate amount of $500,000 or more individually and in the aggregate (other than (i) a judgment which is fully covered by insurance or discharged within thirty (30) days after its entry, or (ii) a judgment, the execution of which is effectively stayed within thirty (30) days after its entry but only for thirty (30) days after the date on which such stay is terminated or expires) or that could reasonably be expected to have a Material Adverse Effect.

(c)           Misstatements.  Any financial statement, representation or warranty made or prepared by, under the control of or on behalf of Borrower, Member, Sponsor or any Project Company or pursuant to this Financing Agreement or any other Financing Document shall prove to have been false or misleading in any material respect as of the time made or deemed made which could reasonably be expected to have a Material Adverse Effect; provided, however, that if any such misstatement is capable of being remedied and has not caused a Material Adverse Effect, Borrower may correct such misstatement by delivering a written correction of such misstatement to Administrative Agent, in the form and substance satisfactory to Administrative Agent, within thirty (30) days of obtaining knowledge of such misstatement.

(d)           Bankruptcy; Insolvency.  Any of Borrower, Member, any Project Company, any Affiliated Participant or any other Major Project Participant, as long as such Person remains a Major Project Participant (each such Person, the “Subject Person”) shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law (or any successor statute), or shall consent to the institution of an involuntary case thereunder against it; or any of the Subject Persons shall file a petition, answer or consent or shall otherwise institute any similar proceeding under any other applicable federal, state or other applicable law, or shall consent thereto; or any of the Subject Persons shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers, or any of the Subject Persons shall make an assignment for the benefit of creditors (except for the collateral assignments and grants of security interests to Security Agent pursuant to the Financing Documents); or any of the Subject Persons shall admit in writing its inability to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking the liquidation or reorganization of any of the Subject Persons under the Bankruptcy Law (or any successor statute) or any similar proceeding shall be commenced against any of the Subject Persons under any other applicable federal, state or other applicable law and (i) the petition commencing the involuntary case is not timely controverted; (ii) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing; (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of any of the Subject Persons and such appointment is not vacated within sixty (60) days; or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over any of the Subject Persons or of all or a part of their property, shall have been entered; or any other similar relief shall be granted against any of the Subject Persons under any federal, state or other applicable law (any such event, a “Bankruptcy Event”); provided, however, that solely with respect to any BOP Contractor, Borrower or any Affiliated Participant shall have sixty (60) days following any Bankruptcy Event to replace such BOP Contractor with a Replacement Obligor.

(e)           Cross Default.  Borrower (or any Project Company) shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement (other than the Financing Documents) involving the borrowing of money or the advance of credit and the outstanding amount or amounts payable under all such agreements equals or exceeds $500,000 in the aggregate, or (ii) in the payment of any amount or performance of any obligation due under any guaranty or other agreement (other than the Financing Documents) if in either case of clauses (i) or (ii), pursuant to such default, the holder of the obligation concerned exercises its right to accelerate the maturity of an indebtedness evidenced thereby which equals or exceeds $500,000.

(f)            ERISA.  If Borrower, any Project Company or any member of the Controlled Group should establish, maintain, contribute to or become obligated to contribute to any ERISA Plan and (i) a reportable event (as defined in Section 4043(b) of ERISA) shall have occurred with respect to any ERISA Plan and, within thirty (30) days after the reporting of such reportable event to Administrative Agent by Borrower (or Administrative Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Administrative Agent may reasonably request with respect thereto, Administrative Agent shall have notified Borrower in writing that (1) Administrative Agent has made a determination that, on the basis of such reportable event, there are reasonable grounds for the termination of such ERISA Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plan and (2) as a result thereof, an Event of Default exists hereunder; or (ii) a trustee shall be appointed by a United States District Court to administer any ERISA Plan; or (iii) the PBGC shall institute proceedings to terminate any ERISA Plan; or (iv) a complete or partial withdrawal by Borrower, any Project Company or any member of the Controlled Group from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall enter reorganization status, become insolvent, or terminate (or notify Borrower, any Project Company or any member of the

Controlled Group of its intent to terminate) under Section 4041A of ERISA and, within thirty (30) days after the reporting of any such occurrence to Administrative Agent by Borrower (or Administrative Agent otherwise obtaining knowledge of such event) and the furnishing of such information as Administrative Agent may reasonably request with respect thereto, Administrative Agent shall have notified Borrower in writing that Administrative Agent has made a determination that, on the basis of such occurrence, an Event of Default exists hereunder; provided, however, that any of the events described in this Section 10.1(f) could reasonably be expected to have a Material Adverse Effect provided, further, that any of the events described in this Section 10.1(f) shall apply only to (x) one or more ERISA Plans that are single-employer plans (as defined in Section 4001(a)(15) of ERISA) and under which the aggregate gross amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), including vested unfunded liabilities which arise or might arise as the result of the termination of such ERISA Plan or Plans, and/or (y) one or more Multiemployer Plans to which the aggregate liabilities of Borrower, each Project Company and all members of the Controlled Group shall, in each case, be in an amount that could reasonably be expected to have a Material Adverse Effect.

(g)           Breach of Project Documents.  Subject to Section 10.1(h), Borrower or any Project Company (unless waived by the counterparty under the applicable Project Document) or any Major Project Participant shall be in breach of, or default under, any Project Document and any applicable cure period thereunder shall have expired with respect to such breach or default (or, if no cure period is stipulated for such breach or default, the cure period for such default shall be no longer than thirty (30) days) or if the giving of notice would allow Person to terminate such Project Document, and Administrative Agent shall have reasonably determined (with the consent of the Majority Lenders), and have sent a written notice to Borrower to that effect, that such breach or default could reasonably be expected to have a Material Adverse Effect; provided, however, that with respect to a breach or default by any Major Project Participant, if Borrower or any Affiliated Participant shall replace such Major Project Participant with a Replacement Obligor within sixty (60) days of such breach or default, such breach or default shall not be deemed a default under this Financing Agreement; provided, further, however, the Replacement Obligor and the form of such replacement agreement shall be in form and substance satisfactory to the Administrative Agent and the Lenders.  For purposes of the foregoing, any cure by any Agent or any Lender on Borrower’s or any Project Company’s behalf with respect to a breach or default by Borrower or any Project Company under a Project Document shall not be considered a remedy under this Financing Agreement for any such breach or default of such Project Document.

(h)           Loss of Material Project Document.  Notwithstanding Section 10.1    (g), if any Material Project Document shall fail for any reason to be in full force; provided, however, that Borrower shall have forty-five (45) days following such failure to cure such failure or enter into a replacement Material Project Document with a Replacement Obligor.

(i)            Breach of Terms of Financing Documents.

(i)            (A) Borrower shall fail to (or Borrower shall fail to cause any Project Company to) perform or observe any of the covenants set forth in Sections 7.1, 7.11, 8.1, 8.2, 8.3, 8.4, 8.6, 8.11, 8.17, or 8.18 or (B) Sponsor shall fail to make any payment when due under the Sponsor Indemnity; or

(ii)           Borrower or any Affiliated Participant shall fail to perform or observe any other covenant to be performed or observed by it hereunder or under any other Financing Document to which it is a party not otherwise specifically provided for elsewhere in this Article 10, and such failure shall continue unremedied for a period of thirty (30) days; provided, however, that upon notice from Borrower to Administrative Agent, such cure period shall be extended to such longer period of time as is reasonably necessary to effect a cure so long as (x) such default could reasonably be expected to be susceptible of a cure after the initial 30-day cure period and (y) Borrower or the Project Companies, as applicable, are diligently and continuously preceding to cure, or cause the cure of, such default; provided, further, that such extended cure period shall not exceed thirty (30) days from the expiration of the initial 30-day cure period.

(j)            Security.  Any of the Collateral Documents, once executed and delivered, shall (except as the result solely of the acts or omissions of the Agents or any Secured Party) fail to provide the Secured Parties with the first-priority Liens, security interest, rights, titles, interest, remedies, powers or privileges intended to be created thereby or cease to be in full force and effect with respect to the Collateral, or the validity thereof or the applicability thereof to the Loans, the Notes or any other Obligations purported to be secured or guaranteed thereby or any part thereof, shall be disaffirmed by or on behalf of Borrower or any Project Company or there shall occur a default or event of default (however defined) under any of the Collateral Documents and Administrative Agent (with the consent of the Majority Lenders) shall determine in its sole discretion that such default or event of default that could be reasonably expected to have a Material Adverse Effect.

(k)           Loss of Applicable Permits.  Any Applicable Permit necessary for completion, operation or maintenance of any Project shall be materially modified, revoked or cancelled by the issuing agency or other Governmental Authority having jurisdiction, and Administrative Agent (with the consent of the Majority Lenders) shall have reasonably determined that such material modification, revocation or cancellation would be reasonably expected to have a Material Adverse Effect on the Project and such material modification, revocation or cancellation continues unremedied for forty-five (45) days from such modification, revocation or cancellation.  For purposes of the foregoing, any cure by any Agent or any Lender on Borrower’s or any Project Company’s behalf with respect to any such material modification, revocation or cancellation of any Applicable Permit shall not be considered a remedy under this Financing Agreement.

(l)            Loss of Collateral.  Borrower or any Project Company, as applicable, ceases to be the sole direct or beneficial owner of the Collateral or any portion of Borrower’s or any Project Company’s Collateral material to any Project is seized or appropriated without fair value being paid therefor such as to allow replacement of such property and/or prepayment in full of all Obligations and to allow Borrower in the judgment of Administrative Agent (with the consent of the Majority Lenders, acting reasonably) to continue satisfying its obligations hereunder and under the other Operative Documents.

(m)          Material Adverse Effect.  Occurrence of an event or condition that has a Material Adverse Effect.

(n)           Stetson II Project Prepayment and Cure.  Notwithstanding the foregoing and subject to all terms and conditions set forth in this Section 10.1(n), upon the occurrence at any time prior to Final Completion (as defined in the Stetson II Reed Agreement) of the Stetson II Project of any Event of Default set forth in Sections 10.1(g), (h), (k) and/or (m) relating solely to the Stetson II Project or Stetson Wind II, LLC, Borrower shall, upon delivery to Administrative Agent of notice of its intent to Administrative Agent on or before the expiry of the applicable cure period, have the right to cure such Event of Default by making the Stetson II Prepayment within five (5) Business Days after receipt of written notice from Administrative Agent of the required amount of the Stetson II Prepayment (the “Stetson II Prepayment Notice”); provided, that if Borrower disputes the prepayment amount set forth in the Stetson II Prepayment Notice, the Borrower may propose in good faith a revised amount of the Stetson II Prepayment; provided, further, that in the event that Administrative Agent and Borrower are unable, after exercising commercially reasonable efforts, to agree on a revised amount of the Stetson II Prepayment within five (5) Business Days of Borrower’s receipt of the Stetson II Prepayment Notice, Borrower shall have the right to cure the applicable Event of Default by making the Stetson II Prepayment (in the amount set forth in the Stetson II Prepayment Notice) within two (2) Business Days after such written notice is received.

Notwithstanding any of the foregoing, the cure right set forth in this Section 10.1(n) is expressly subject to Borrower taking such actions that may be necessary (as determined by the Lenders in their sole discretion) to ensure the adequacy of the Collateral with respect to all remaining Obligations; provided, that upon the indefeasible payment by Borrower of the Stetson II Prepayment, (i) Lenders’ security interests with respect to the portion of the Collateral related solely to the Stetson II Project, to the extent not necessary to ensure the adequacy of the Collateral with respect to all remaining Obligations (as determined by the Lenders in their sole discretion) shall be terminated and released, (ii) any remaining Total Bridge Loan Commitment shall terminate and any remaining Total Term Loan Commitment allocated to the Stetson II Project at such time as determined by the Administrative Agent (taking into account all debt sizing requirements contemplated in the Debt Sizing Base Case) shall terminate, (iii) Stetson Wind II, LLC shall automatically and without further action be terminated, released and discharged from, and no longer be bound by, any and all of its obligations under this Financing Agreement and the other Loan Documents (except to the extent necessary to ensure the adequacy of the remaining Collateral, as determined by the Lenders in their sole discretion, and except for any such obligations that, by their terms, expressly survive termination), and (iv) none of Borrower, any Affiliated Participant, Evergreen Wind Power V, LLC nor Stetson Wind II, LLC shall be bound by any representations, warranties or covenants of other terms or obligations contained in this Financing Agreement or any of the Loan Documents as they relate solely to Stetson Wind II, LLC or the Stetson II Project, and no Default or Event of Default shall be deemed to have occurred hereunder or any of the Loan Documents as a result of, and any determination of a Default of Event of Default hereunder or any of the Loan Documents shall exclude, any action, omission, circumstance or occurrence with respect to Stetson Wind II, LLC, the Stetson II Project and any other assets of Stetson Wind II, LLC.

(o)           Change of Control.  Occurrence of any Change of Control.

10.2         Remedies.

Upon the occurrence and during the continuation of an Event of Default, Administrative Agent may, at the election of the Majority Lenders, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived, exercise any or all of the following rights and remedies, in any combination or order that Administrative Agent (with the consent of the Majority Lenders) may elect, in addition to such other rights or remedies as the Lenders may have hereunder, under the Collateral Documents or at law or in equity:

(a)           No Loans.  Cancel all Commitments, refuse to make any Loans, or refuse to make any payments from the Revenue Account or any other Collateral Account or other funds held by any Agent or the Securities Intermediary under the Financing Documents for or on behalf of Borrower.

(b)           Cure by Administrative Agent.  Without any obligation to do so, cure any Event of Default hereunder and cure any default and render any performance under any Project Documents as the Majority Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Secured Parties’ interests therein or for any other reason, and all sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by Borrower to Administrative Agent on demand and shall be secured by the Financing Documents as if such amounts were Loans, notwithstanding that such expenditures may, together with amounts advanced under this Financing Agreement, exceed the amount of the Total Commitment.

(c)           Acceleration.  Declare and make any or all sums of accrued and outstanding principal of Loans and accrued but unpaid interest remaining under this Financing Agreement and evidenced by any or all of the Notes, together with all unpaid fees, costs (including Liquidation Costs, Interest Fix Fees and charges and amounts due hereunder or under any other Financing Document) immediately due and payable, provided, however, that upon an Event of Default occurring under Section 10.1(d), all such amounts shall become immediately due and payable without further act of Administrative Agent or Lender or any other Person.

(d)           Cash Collateral.  (i) Apply or execute upon, any amounts on deposit in any Collateral Account, any Loss Proceeds or Borrower Equity or any other moneys of Borrower on deposit with Administrative Agent or any Secured Party in the manner provided in the Uniform Commercial Code and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral and/or (ii) draw upon or make a demand under any Collateral Document or any Project Document collaterally assigned to Security Agent by  Borrower or any Project Company; and/or (iii) require the cash collateralization of all Letters of Credit (to the extent of the undrawn Stated Amounts of Letters of Credit issued and outstanding).

(e)           Possession of Project.  Enter into possession of the Projects and operate and maintain the Projects, and all sums expended by Administrative Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by Borrower to Administrative Agent upon demand and shall be secured by the Financing Documents to the extent provided therein, notwithstanding that such expenditures may, together with amounts advanced under this Financing Agreement, exceed the amount of the Total Commitment.

(f)            Remedies Under Financing Documents.  Exercise any and all rights and remedies available to any Agent, Issuing Bank or Lender under any of the Financing Documents (including making a demand under the Sponsor Indemnity pursuant to the terms thereof) or under applicable law, including judicial or non-judicial foreclosure or public or private sale of any of the Collateral pursuant to the Collateral Documents.

ARTICLE 11.

SCOPE OF LIABILITY

Notwithstanding anything to the contrary in this Financing Agreement or the other Financing Documents (but subject to the last sentence of this Article 11), no Lender, Issuing Bank, Agent, Secured Party or other Person shall have any recourse against any Affiliated Participant (other than Sponsor, Member, Borrower, each Project Company) or the stockholders or other owners, officers, directors or employees of any such Person (each, a “Non-Recourse Party”), for any liability to the Lenders arising in connection with any breach or default under this Financing Agreement or any Financing Document, except to the extent the same is enforced against Sponsor, Member, Borrower, the Project Companies and the Collateral and the rents, issues, profits, proceeds and products of the Collateral, and the Lenders shall look solely to

Sponsor, Member, Borrower and the Project Companies (but not to any Non-Recourse Party or to any distributions received by or payments allowed to any Non-Recourse Party pursuant to the terms of this Financing Agreement or any Financing Document) and the Collateral and the rents, issues, profits, proceeds and products of the Collateral in enforcing rights and obligations under and in connection with the Financing Documents, provided that (a) the foregoing provisions of this Article 11 shall not constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of this Financing Agreement, the Notes, any other Collateral Document or other Financing Document or any Material Project Document, and the same shall continue until all Obligations have been fully paid, discharged, observed, or performed; and (b) the foregoing provisions of this Article 11 shall not limit or restrict the right of the Agents, Issuing Bank and/or the Lenders to name Sponsor, Member, Borrower, any Project Company or any applicable Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Financing Agreement, the Projects, the Sponsor Indemnity Agreement, the Mortgage Documents, the Borrower Pledge and Security Agreement, Member Pledge and Security Agreement, each Guaranty and Security Agreement or any other Financing Document, or otherwise, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Party out of any property, assets or funds other than the Collateral and the rents, issues, profits, proceeds or products of the Collateral, and any other property of Sponsor, Member, Borrower or any Project Company.  Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained in this Article 11 shall be deemed to (i) limit or restrict any right or remedy of the Lenders or the Issuing Bank (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of Sponsor, Member, Borrower, each Project Company shall remain fully liable to the extent that Sponsor, Member, Borrower, each Project Company would otherwise be liable for its own actions with respect to, any fraud, willful misconduct, gross negligence or willful misrepresentation or (ii) limit in any respect the enforceability against the parties thereto (including any Non-Recourse Parties) of any Collateral Documents, any Project Documents or any Operative Document in accordance with their respective terms.

ARTICLE 12.

AGENTS

12.1         Appointment, Powers and Immunities.

(a)           Each Lender hereby appoints and authorizes Administrative Agent to act as its agent hereunder and under the other Financing Documents with such powers as are expressly delegated to Administrative Agent by the terms of this Financing Agreement and the other Financing Documents, together with such other powers as are reasonably incidental thereto.

(b)           Each Secured Party hereby appoints and authorizes Security Agent to act as its agent hereunder and under the other Financing Documents with such powers as are expressly delegated to Security Agent by the terms of this Financing Agreement and the other Financing Documents, together with such other powers as are reasonably incidental thereto.

12.2         Duties, Responsibilities, Powers and Immunities of Agents.

(a)           Each Agent shall not have any duties or responsibilities except those expressly set forth in this Financing Agreement or in any other Financing Document, and shall not be a trustee for, or fiduciary of, any Lender or any other Secured Party.  Notwithstanding anything to the contrary contained herein, no Agent shall be required to take any action which is contrary to this Financing Agreement or any other Financing Documents or any Legal Requirement or exposes such Agent to any liability.  Each of the Agents, the Lenders and any of their respective Affiliates shall not be responsible to any other Agent, Lender for any recitals, statements, representations or warranties made by Borrower, or any Project Company or any Affiliates thereof contained in this Financing Agreement or any other Financing Document or in any certificate or other document referred to or provided for in, or received by any Agent or any Lender under this Financing Agreement or any other Financing Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement, the Notes, any other Financing Document or any other document referred to or provided for herein or for any failure by Borrower, any Project Company or any Affiliates thereof to perform their respective obligations hereunder or thereunder.  Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  No Agent shall be liable to Borrower for breach by any other Agent under any Financing Document or any Lender in its capacity solely as Agent, or be liable to any other Agent or any Lender for breach by Borrower of any Financing Document.

(b)           Each Agent and its respective directors, officers, employees or agents shall not be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Financing Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Without limiting the generality of the foregoing, each Agent (i) may treat the payee of any Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form and substance satisfactory to such Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender or any other Agent for any statements, warranties or representations made in or in connection with any Project Document or Financing Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document on the part of any party thereto or to inspect the property (including the books and records) of Borrower, any Project Company or any other Person; and (v) shall not be responsible to any Lender or any other Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Operative Document or any other instrument or document furnished pursuant hereto or thereto.  Except as otherwise provided under this Financing Agreement, each Agent shall take such action with respect to the Financing Documents as shall be directed, or consented to, by the Majority Lenders.

12.3         Reliance by Agents.

Each Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent.  As to any other matters not expressly provided for by this Financing Agreement, Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions or with the consent of the Majority Lenders (except that Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Financing Agreement, any other Financing Document or any Legal Requirement) and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Financing Document in accordance with the instructions or consent of the Majority Lenders, and such instructions or consent of the Majority Lenders and any action taken or refraining to act pursuant thereto shall be binding on all Lenders.

12.4         Non-Reliance.

Each Lender represents that it has, independently and without reliance on any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and each Project Company and decision to enter into this Financing Agreement and agrees that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Financing Agreement.  Each Agent and Lender shall not be required to keep informed as to the performance or observance by Borrower, any Project Company or any Affiliated Participant under this Financing Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower, any Project Company or any Affiliated Participant.

12.5         Defaults.

(a)           Each Agent (acting in its capacity as Agent and not in any other capacity) shall not be deemed to have knowledge or notice of the occurrence of any Inchoate Default or Event of Default unless such Agent has received a written notice from a Lender, another Agent or Borrower, referring to this Financing Agreement, describing such Inchoate Default or Event of Default and indicating that such notice is a “notice of default”.  If an Agent receives such a notice of the occurrence of an Inchoate Default or Event of Default, it shall give notice thereof to the Lenders and the other Agent.  Each Agent shall take such action with respect to such Inchoate Default or Event of Default as is provided in Article 10 of this Financing Agreement.

(b)           Unless and until an Agent shall have received instructions from the Lenders or the other Agent, as may be applicable, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Inchoate Default or Event of Default as it shall deem advisable in the best interests of the Lenders (in case of Administrative Agent) or Secured Parties (in case of Security Agent).

12.6         Indemnification.

Without limiting the Obligations of Borrower hereunder, each Lender agrees to indemnify Administrative Agent and Security Agent, ratably in accordance with the proportion that (i) the aggregate Commitments and/or Loans of such Lender bears to (ii) the aggregate of all Commitments and/or Loans, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Security Agent or Administrative Agent in any way relating to or arising out of this Financing Agreement any other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Security Agent’s or Administrative Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Each of Administrative Agent and Security Agent shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent and Security Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Security Agent or Administrative Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Operative Documents, to the extent that Security Agent or Administrative Agent are not reimbursed promptly for such expenses by Borrower.

12.7         Successor Agents.

Each Agent acknowledges that its current intention is to remain Agent hereunder.  Nevertheless, any Agent may resign at any time by giving fifteen (15) days’ written notice thereof to the Lenders and Borrower, such resignation to be effective only upon the acceptance of the appointment of a successor Agent by the Lenders, in case of a successor Administrative Agent or Security Agent.  Furthermore, with the consent of Borrower (such consent not to be unreasonably withheld) any Agent may assign its duties and rights as Agent to any of its Affiliates satisfying the requirements set forth below upon sixty (60) days prior written notice to the Lenders, the other Agents and Borrower.  Upon the occurrence of such assignment, all rights and obligations of such assigning Agent under the Financing Documents shall be transferred to such assignee, and the parties hereto shall execute in conjunction therewith assignment documentation and such other documentation as shall be necessary or desirable to preserve the transactions contemplated hereby and to preserve such Agent’s security interest in the Collateral, if any, all as shall be reasonably satisfactory to such assignee.  Any Agent may be removed involuntarily only for a material breach of its duties and obligations hereunder or under the other Financing Documents or for gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction in connection with the performance of its duties hereunder or under the other Financing Documents and then only upon the affirmative vote of the Majority Lenders (in each case, the “Required Applicable Lenders”) (excluding such Agent from such vote and such Agent’s Loans from the amounts used to determine the portion of the Loans necessary to constitute the Required Applicable Lenders).  Upon any such resignation or removal, the Required Applicable Lenders shall have the right to appoint a successor Agent with the consent of Borrower (unless an Event of Default shall have occurred and be continuing), which consent shall not be unreasonably withheld.  If no successor Agent shall have been so appointed by the Required Applicable Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Lenders’ removal of the retiring Agent, the retiring Agent may, on behalf of the Lenders, with the consent of Borrower (such consent not to be unreasonably withheld) appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a financial institution having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as Agent under the Operative Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent only under the Financing Documents.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Financing Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Operative Documents.

12.8         Authorization.

(a)           Administrative Agent is hereby authorized by the Lenders to execute, deliver and perform each of the Financing Documents to which Administrative Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of Administrative Agent contained in the Financing Documents.

(b)           Security Agent is hereby authorized by the Secured Parties to execute, deliver and perform each of the Financing Documents to which such Agent is or is intended to be a party and each Secured Party agrees to be bound by all of the agreements of such Agent contained in the Financing Documents.

(c)           Borrower irrevocably authorizes each Agent to disclose any information received in its capacity as Agent to the other Agents and Lenders.

12.9         Other Rights and Powers of Agents.

(a)           With respect to its Commitments, the Loans made by it, the Interest Rate Agreements issued by it and any Note issued to it, each of Administrative Agent and Security Agent shall have the same rights and powers under the Operative Documents as any other Lender; and each Agent may exercise the same as though it were not an Agent.  The term “Lender,” or “Lenders,” shall, unless otherwise expressly indicated, include each Agent in its individual capacity.  Each Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower or any other Person, without any duty to account therefor to any of the Lenders, or the other Agent.

(b)           Any information acquired by an Agent which, in its reasonable opinion, is acquired by it other than in its capacity as Agent will be treated as confidential by such Agent and will not be deemed to be information possessed by such Agent in its capacity as such.

(c)           Administrative Agent shall be entitled to approve an amendment or modification to any Project Document to the extent it is necessary to correct any provision that is inconsistent with any other provision in such Project Document or to the extent such amendment or modification, in the reasonable determination of Administrative Agent, does not adversely affect the interests of any Lender.

12.10       Security Agent to Hold in Trust.

Security Agent will hold all of its rights under or pursuant to the Collateral Documents and all sums received by it under this Financing Agreement and under the Collateral Documents (save for any sums received solely for its own account pursuant to such documents) in accordance with the terms of this Financing Agreement and the Collateral Documents in trust for each of the Secured Parties.

12.11       Amendments and Decision Making.

Subject to the terms and conditions as set forth in this Financing Agreement, the Majority Lenders (or Administrative Agent with the consent in writing of the Majority Lenders) and Borrower may enter into any amendments, modifications or supplements to, or waivers of the terms of this Financing Agreement and the other Financing Documents; provided, that any amendments, modifications or supplements to, or waivers that would modify Section 2.2 or otherwise affect the Issuing Bank shall also require the consent of the Issuing Bank; provided, however, that no such amendment, modification or supplement shall, without the consent of all the Lenders and the Issuing Bank:

(a)           Extend the maturity of any Loan or any of the Notes or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest due on any Loan or any Note; or

(b)           modify Sections 2.1, 2.3, 2.4, 3.4, 3.5, 3.6, 3.7, 7.1, 7.24, and 8.6; or

(c)           reduce the amount or extend the payment date for any amount due under Article 2; or

(d)           increase the amount of the Commitments of any Lender under this Financing Agreement; or

(e)           reduce or change the time or amount of payment of any fee due or payable hereunder or under any Financing Document; or

(f)            reduce the percentage specified in the definition of Majority Lenders; or

(g)           permit Borrower to assign its rights under this Financing Agreement except as provided in Section 8.16; or

(h)           amend this Section 12.11; or

(i)            release any Collateral from the Lien of any of the Collateral Documents or release any guaranties under any of the Collateral Documents or allow release of any funds from any Collateral Account otherwise than in accordance with the terms hereof.

Notwithstanding anything to the contrary provided in this Section 12.11, any amendment, modification, supplement or waiver of any provision of Article 12 shall require the prior written consent of each Agent.

12.12       Withholding Tax.

(a)           Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax.  If the forms or other documentation required by Section 3.4(e) are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

(b)           If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that Administrative Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was inaccurate, was not properly executed, or because such Lender failed to notify Administrative Agent, Borrower or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason, other than gross negligence or willful misconduct of Administrative Agent or Borrower claiming indemnity hereunder) such Lender shall indemnify promptly Administrative Agent and/or Borrower (but in the case of Borrower, only to the extent that Borrower would not have been required to pay additional amounts or indemnify such Lender for such tax pursuant to Section 3.4), as applicable, fully for all amounts paid, directly or indirectly, by such Person as tax or otherwise, including penalties, additions to tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out of pocket expenses.

(c)           If any Lender sells, assigns, grants participations in, or otherwise transfers its rights under this Financing Agreement, the participant shall comply and be bound by the terms of Sections 3.4(d), 3.4(e), 12.12(a) and 12.12(b) as though it were such Lender.

12.13       Substitution of Lender.

Should any Lender (i) be a Defaulting Lender, (ii) otherwise fail to make a Loan, (iii) fail to provide the forms or other documentation required by Section 3.4(f) in violation of its obligations under this Financing Agreement, (iv) be unable to maintain or continue LIBO Rate Loans due to an event occurring under Section 3.6(a), (v) be unable to maintain or continue Loans due to an event occurring under Section 3.6(b), (vi) claim increased costs under Section 3.6(c) or Section 3.6(d), (vii) claim any right to payment under Section 3.4(d), or (viii) refuse to give timely consent to an amendment, modification or waiver of the Financing Documents that, pursuant to Section 12.11, requires consent of all of the Lenders and the consent of at least the Required Lenders has been obtained with respect thereto (in each case, a “Substitutable Lender”), Administrative Agent shall (a) in its sole and absolute discretion, fund the Loan on behalf of the Substitutable Lender or (b) cooperate with Borrower or any other Lender to find another Person that shall be acceptable to Administrative Agent and that shall be willing to assume the Substitutable Lender’s obligations under this Financing Agreement (including the obligation to make, maintain or continue the Loan which the Substitutable Lender failed to make but without assuming any liability for damages for failing to have made, maintained or continued such Loan or any previously required Loan).  Subject to the provisions of the next following sentence, such Person shall be substituted for the Substitutable Lender hereunder upon execution and delivery to Administrative Agent of an agreement acceptable to Administrative Agent by such Person assuming the Substitutable Lender’s obligations under this Financing Agreement, and all principal, interest and fees which would otherwise have been payable to the Substitutable Lender shall thereafter be payable to such Person.  Nothing in (and no action taken pursuant to) this Section 12.13 shall relieve the Substitutable Lender from any liability it might have to Borrower, to Administrative Agent or to the other Lenders as a result of its failure to make, maintain or continue such Loan.

12.14       Participations.

Nothing herein provided shall prevent any Lender from selling a participation in its Loans; provided that (a) no such sale of a participation shall (i) alter such Lender’s obligations hereunder, or (ii) cause an increase in any expense or cost to Borrower including pursuant to Section 3.4 or otherwise under this Financing Agreement, and (b) any agreement pursuant to which any Lender may grant a participation in its rights with respect to its Loans shall provide that, with respect to such Loans, such Lender shall retain the sole right and responsibility to exercise the rights of such Lender, and enforce the obligations of Borrower relating to such Loans, including the right to approve any amendment, modification or waiver of any provision of this Financing Agreement or any other Financing Document and the right to take action to have the Obligations (and the Notes) declared due and payable pursuant to Article 10.  Each Lender that sells a participation in its Commitments or Loans shall provide notice of such sale to Borrower no later than ten (10) Business Days after the date of any such sale.  No recipient of a participation in any Loans of any Lender shall have any rights under this Financing Agreement or shall be entitled to any reimbursement for Taxes, Other Taxes, increased cost or reserve requirements under Section 3.4 or 3.6 or any other indemnity or payment rights against Borrower.

12.15       Transfer of Loans; Commitments.

Notwithstanding anything else herein to the contrary, any Lender, after receiving the prior written consent of Administrative Agent and the Issuing Bank, such consent not to be unreasonably withheld or delayed, and, prior to the occurrence and continuation of an Event of Default, Borrower, such consent not to be unreasonably withheld or delayed, may from time to time, at its option, sell, assign, transfer, negotiate or otherwise dispose of all or a portion of its Loans and Commitments (including the Lender’s interest in this Financing Agreement and the other Financing Documents) to any bank, insurance company or other financial institution; provided, however, that (i) no Lender (including any assignee of any Lender) may assign any portion of its Loans and Commitments to a new lender if, at the time of transfer, such assignment would result, if the circumstances (including Governmental Rules) at the time of such transfer were unchanged or if the change in such circumstances does not give rise to or increase the costs described in this sentence, in claims being made by such new lender, for costs pursuant to Section 3.4 or Section 3.6 hereof in excess of those which could be made by the assigning Lender were it not to make such assignment, unless such new lender waives its right to claim such costs or unless Borrower consents to such transfer and (ii) in no event shall the consent of the Borrower be required in respect of any such assignments, transfers or other dispositions described above from a Lender to an Affiliate of such Lender and such Lender confirms to Borrower in writing that no material increased costs under Section 3.4 or Section 3.6 could reasonably be expected to result from such transfer.  In the event of any such assignment, (a) the assigning Lender’s Proportionate Share of Loans and Commitments shall be reduced by the amount of the Proportionate Share of Loans and Commitments assigned to the new lender, (b) the parties to such assignment shall execute and deliver to Administrative Agent an assignment agreement in substantially the form of Exhibit N attached hereto, evidencing such sale, assignment, transfer or other disposition and evidencing the assumption by the new Lender of its Proportionate Share of Loans and Commitments; (c) Borrower shall (A) execute and deliver to such new lender a new Note in the form attached hereto as Exhibit B-1, in a principal amount equal to its Proportionate Share of the Loans being assigned, and (B) execute and exchange with the assigning Lender a replacement note for the Note then held by such Lender in an amount equal to the Proportionate Share of the Loans retained by the Lender, if any, and (d) the assigning Lender shall cancel and return any replaced Note to Borrower promptly after the effectiveness of such assignment.  Administrative Agent shall be paid an assignment fee of $3,000 by the assigning Lender for each assignment made pursuant to this Section 12.15, unless waived by Administrative Agent.  For greater certainty, it is the intention of the parties that transfer of a Note among Lenders pursuant to the terms and conditions of this Financing Agreement may be effected only by surrender and reissuance of such Note by Borrower or by issuance of a replacement Note by Borrower.  Thereafter, such new lender shall be deemed to be a Lender and shall have all of the rights and duties of the assigning Lender (except as otherwise provided in this Article 12), in accordance with its Proportionate Share of Loans and Commitments, under each of the Financing Documents.  For greater certainty, other than as set forth in Section 14.4, the costs of the foregoing shall not be for the account of Borrower.

12.16       Laws.

Notwithstanding the foregoing provisions of this Article 12, no sale, assignment, transfer, negotiation or other disposition of the interests of any Lender hereunder or under the other Financing Documents shall be allowed if it would require registration under the Securities Act of 1933, as amended, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction.  Borrower shall, from time to time at the request and expense of the Lenders, execute and deliver to Administrative Agent, or to such party or parties as Administrative Agent may designate, any and all further instruments and take such further actions as may in the opinion of Administrative Agent be reasonably necessary or advisable to give full force and effect to such disposition.

12.17       Assignability to Federal Reserve Bank.

Notwithstanding any other provision contained in this Financing Agreement or any other Financing Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank; provided, however, that any payment in respect of such assigned Loans or Notes made by Borrower to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Financing Agreement shall satisfy Borrower’s obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment.  No such assignment shall release the assigning Lender from its obligations hereunder and in no event shall such Federal Reserve Bank be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

12.18       Response to Borrower Requests.

Each Agent and Lender shall endeavor to act as diligently as practicable in the review of documents, the making of determinations or the consideration of requests for consents, approvals, waivers or amendments required to be reviewed, made or considered by the Agents or Lenders, as the case may be, as contemplated by and in accordance with the provisions of this Financing Agreement and the other Operative Documents.  Borrower shall provide each Agent with reasonable advance written notice of the expected occurrence of any such requirements and, at the reasonable request of Borrower and to the extent required by this Financing Agreement, each Agent shall so advise the Lenders.  Borrower shall provide such documents and information to Administrative Agent as Administrative Agent or any Lender (through Administrative Agent) may reasonably consider necessary or advisable, and shall otherwise cooperate with the Agents and the Lenders to permit the Agents and the Lenders effectively to review such documents, make such determinations or consider such requests for consents, approvals, waivers or amendments.

ARTICLE 13.

INDEPENDENT CONSULTANTS

13.1         Removal and Fees.

Administrative Agent (with the consent of the Majority Lenders in their reasonable discretion), to the extent consistent with the terms of any letter agreement of Borrower with an Independent Consultant, may remove from time to time, any one or more of the Independent Consultants and appoint replacements reasonably acceptable to Borrower.  Notice of any replacement of Independent Consultant shall be given by Administrative Agent to Borrower, the other Agents, the Lenders and to the Independent Consultant being replaced.  All reasonable fees and expenses of the Independent Consultants (whether the original Independent Consultants or replacements) shall be paid by Borrower; provided, however, that unless an Event of Default shall have occurred and be continuing, Administrative Agent shall request that each such Independent Consultant provide Borrower with its proposed scope of work and proposed budget therefor, and Administrative Agent shall consult with Borrower with regard to the matters contained therein.

13.2         Duties.

Each Independent Consultant shall be contractually obligated to Administrative Agent to carry out the activities required of it in this Financing Agreement and as otherwise requested by Administrative Agent and shall be responsible solely to Administrative Agent.  Borrower acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties to Administrative Agent hereunder, except to the extent arising from such Independent Consultant’s gross negligence or willful misconduct.

13.3         Independent Consultants’ Certificates.

Borrower shall provide such documents and information to the Independent Consultants as they may reasonably consider necessary in order for the Independent Consultants to deliver annually to Administrative Agent a certificate setting forth a full report on the status of the Project and such other information and certification as Administrative Agent may reasonably require from time to time.

13.4         Certification of Dates.

Administrative Agent shall request that the Independent Consultants act diligently in the issuance of all certificates and reports required to be delivered by the Independent Consultants hereunder, if their issuance is appropriate.  Borrower shall provide the Independent Consultants with reasonable notice of the expected occurrence of any such dates or events that would require certificates of such Independent Consultants hereunder.

ARTICLE 14.

MISCELLANEOUS

14.1         Addresses.

Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Administrative	BNP Paribas
Agent or Issuing Bank:	787 Seventh Avenue
New York, NY 10019
	Attention:	Project Finance & Utilities
	Facsimile:	(212) 841-2146

If to Security Agent:	BNP Paribas
787 Seventh Avenue
New York, NY 10019
	Attention:	Project Finance & Utilities
	Facsimile:	(212) 841-2146

If to Borrower:	Stetson Holdings, LLC
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111
	Attention:	Secretary
	Facsimile:	(617) 960-2889

If to any Lender:	To its address set forth for its Lending Office in Exhibit I.

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person; (b) if sent by a nationally recognized overnight delivery service; (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested; or (d) if sent by facsimile or other direct written electronic means with a confirmation of receipt.  Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.  Any party shall have the right to change its address for notice hereunder to any other location by giving of thirty (30) days’ written notice to the other parties in the manner set forth hereinabove.

Borrower agrees and acknowledges that the Agents, Issuing Bank and the Lenders may act upon any notice or other communication delivered to them by telecopy by or on behalf of Borrower in accordance with the instructions contained therein that are received by the Agents, Issuing Bank or the Lenders from persons purported to be, or which instructions appear to be authorized by Borrower.  Borrower further agrees to indemnify and hold the Agents, Issuing Bank and the Lenders harmless from any claims by virtue of their actions on the basis of instructions contained in any telecopied notice from Borrower as such instructions were understood by the Agents and the Lenders except for claims relating solely from the gross negligence or willful misconduct of the Agents, Issuing Bank or Lenders, as applicable, as determined by a final non-appealable judgment of a court of competent jurisdiction.  The Agents, Issuing Bank and Lenders shall not be liable for any errors in transmission or the illegibility of any telecopied documents delivered by or on behalf of Borrower.  In the event that Borrower sends the Agents, Issuing Bank and Lenders an executed original of a previously telecopied notice or other communication, the Agents, Issuing Bank or Lenders, as applicable, shall have no duty to compare it against such notice previously received by telecopy nor shall the Agents, Issuing Bank or Lenders have any responsibility should the contents of the original notice differ from the telecopied notice acted upon by the Agents, Issuing Bank or Lenders, as applicable.

14.2         Additional Security; Right to-Set Off.

Any deposits or other sums at any time credited or due from Lenders and any Project Revenues, securities or other property of Borrower or any Project Company in the possession of any of the Agents may at all times be treated as collateral security for the payment of the Loans and the Notes and all other obligations of Borrower to the Lenders under this Financing Agreement and the other Financing Documents and Borrower’s and each Project Company’s interest in such deposits and other property have been pledged and assigned as collateral security to Security Agent pursuant to the Borrower Pledge and Security Agreement and each Guaranty and Security Agreement.  Regardless of the adequacy of any other collateral, any Lender (but only with the consent of Security Agent) may execute or realize on the Lenders’ security interest in any such deposits or other sums credited by or due from the Lenders to Borrower, and may apply any such deposits or other sums to or set them off against Borrower’s obligations to Lenders under the Notes and this Financing Agreement at any time after the occurrence and during the continuance of any Event of Default.

14.3         Delay and Waiver.

No delay or omission to exercise any right, power or remedy accruing to the Agents, Issuing Bank or the Lenders upon the occurrence of any Event of Default or Inchoate Default or any breach or default of Borrower under this Financing Agreement or any other Financing Document shall impair any such right, power or remedy of the Agents, Issuing Bank or the Lenders, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single Event of Default, Inchoate Default or other breach or default be deemed a waiver of any other Event of Default, Inchoate Default or other breach or default theretofore or thereafter occurring.  Any waiver, indulgence, permit, consent or approval of any kind or character on the part of the Agents, Issuing Bank and/or the Lenders of any Event of Default, Inchoate Default or other breach or default under this Financing Agreement or any other

Financing Document, or any waiver on the part of the Agents, Issuing Bank and/or the Lenders of any provision or condition of this Financing Agreement or any other Financing Document, must be in a writing expressly referencing this Financing Agreement and shall be effective only to the extent in such writing specifically set forth.  All remedies, either under this Financing Agreement or any other Financing Document or by law or otherwise afforded to the Agents, Issuing Bank and the Lenders, shall be cumulative and not alternative.

14.4         Costs, Expenses and Attorneys’ Fees.

Subject to limitations set forth in the relevant letter agreements with Independent Consultants, Borrower shall pay to each Agent all of its reasonable costs and expenses in connection with the preparation, negotiation, closing and costs of administering this Financing Agreement and the documents contemplated hereby, including the reasonable fees, expenses and disbursements of Milbank, Tweed, Hadley & McCloy LLP and other attorneys retained by such Agent (subject to the prior consent of Borrower, not to be unreasonably withheld) in connection with the preparation of such documents and any amendments hereof or thereof, or the negotiation, closing or administration of this Financing Agreement, and the reasonable fees, expenses and disbursements of the Independent Consultants in connection with this Financing Agreement or the Loans or Commitments, and the reasonable travel and out-of-pocket costs incurred by such Persons.  Borrower will reimburse each Agent, Issuing Bank and the Lenders for all costs and expenses, including reasonable attorneys’ fees, expended or incurred by such Agent, Issuing Bank and/or any Lender in enforcing this Financing Agreement or the other Financing Documents or exercising any rights under any Consent in connection with an Event of Default or Inchoate Default, in actions for declaratory relief in any way related to this Financing Agreement, in collecting any sum which becomes due to such Agent, Issuing Bank and/or any Lender on the Notes or under the Financing Documents, or in connection with the participation by such Agent, Issuing Bank and any Lender in any legal proceedings under the Turbine Supply Agreement, provided, however, that Borrower shall not be responsible for the payment of any fees, costs, or other liabilities arising out of any dispute between or among Administrative Agent, Issuing Bank, the Lenders, any counterparty of Borrower under the Interest Rate Agreements, and their respective Affiliates to the extent, and only to the extent, that such dispute does not arise out of any alleged failure of Borrower or any Affiliated Participant to perform their respective obligations under the Financing Documents.

14.5         Attorney-In-Fact.

For the purpose of allowing the Agents to exercise their rights and remedies provided in Article 10 (as may be applicable) following the occurrence and during the continuation of a Event of Default, Borrower hereby constitutes and appoints each Agent its true and lawful attorney-in-fact, with full power of substitution.

14.6         Entire Agreement; Amendments.

This Financing Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof.  In the event of any conflict between the terms, conditions and provisions of this

Financing Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Financing Agreement shall prevail.  This Financing Agreement may only be amended or modified by an instrument in writing signed by Borrower and the Agents (acting on behalf of or with the consent of the Lenders and the Issuing Bank, in each case, as required herein or in other Financing Documents) in accordance with the terms of this Financing Agreement.

14.7         Governing Law.

THIS FINANCING AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND WITHOUT REFERENCE TO CONFLICTS OF LAWS RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

14.8         Severability.

In case any one or more of the provisions contained in this Financing Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

14.9         Headings.

Paragraph headings and a table of contents have been inserted in this Financing Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Financing Agreement and shall not be used in the interpretation of any provision of this Financing Agreement.

14.10       Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements of Borrower, each Project Company and Major Project Participants, to the extent required herein, submitted by Borrower to Administrative Agent, and (unless otherwise indicated) all financial data of Borrower, each Project Company  and Major Project Participants, to the extent required herein, submitted pursuant to this Financing Agreement shall be prepared in accordance with such principles and practices.

14.11       Additional Financing.

The parties hereto acknowledge that the Lenders have made no agreement or commitment to provide any financing except as set forth herein.

14.12       No Partnership, Etc.

The Agents, Issuing Bank, the Lenders and Borrower intend that the relationship between them shall be solely that of creditor and debtor.  Nothing contained in this Financing Agreement, the Notes or in any of the other Financing Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between or among the Agents, Issuing Bank, the Lenders and Borrower or any other Person.  None of the Agents, Issuing Bank or the Lenders shall be in any way responsible or liable for the debts, losses, obligations or duties of Borrower, any Project Company or any other Person with respect to the Project or otherwise.  All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Project and to perform all obligations under agreements and contracts relating to the Project shall be the sole responsibility of Borrower and the Project Companies, as applicable.

14.13       Mortgage Documents/Collateral Documents.

The Loans and the other Obligations are secured in part by the Mortgage Documents encumbering certain properties in Maine.  Reference is hereby made to the Mortgage Documents and the other Collateral Documents for the provisions, among others, relating to the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the Agents, Issuing Bank and the Lenders with respect to such security.

14.14       Limitation on Liability.

NO CLAIM SHALL BE MADE BY ANY PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS AGAINST ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT, DUTY IMPOSED BY LAW OR OTHERWISE), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS FINANCING AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND EACH PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

14.15       Waiver of Jury Trial.

THE AGENTS, THE ISSUING BANK, THE LENDERS AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS FINANCING AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY

COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENTS, ISSUING BANK, THE LENDERS OR BORROWER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, ISSUING BANK AND THE LENDERS TO ENTER INTO THIS FINANCING AGREEMENT.

14.16       Consent to Jurisdiction.

The Agents, the Issuing Bank, the Lenders and Borrower (on behalf of itself and on behalf of Sponsor, Member, each Project Company and each Affiliated Participant) agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Financing Agreement, the Notes or any other Financing Document may be brought in or removed to the courts of competent jurisdiction of the State of New York sitting in The City of New York in New York County and of the United States of America in and for the Southern District of New York, as Administrative Agent may elect.  By execution and delivery of this Financing Agreement, the Agents, the Lenders, Issuing Bank and Borrower (on behalf of itself and on behalf of Sponsor, Member, each Project Company and each Affiliated Participant) accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Agents, the Lenders, the Issuing Bank and Borrower (on behalf of itself and on behalf of Sponsor, Member, each Project Company and each Affiliated Participant) irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Agents, Issuing Bank, the Lenders or Borrower (on behalf of itself and on behalf of Sponsor, Member, each Project Company and each Affiliated Participant), as the case may be, at their respective addresses for notices as specified herein and that such service shall be effective five (5) Business Days after such mailing.  Nothing herein shall affect the right to serve process in any other manner permitted by law or the right of the Agents, Issuing Bank or any Lender to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of the Mortgage Documents.  The Agents, the Issuing Bank, the Lenders and Borrower (on behalf of itself and on behalf of Sponsor, Member, each Project Company and each Affiliated Participant) hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Financing Agreement or any other Financing Document brought before the foregoing courts on the basis of forum non-conveniens.

14.17       Usury.

Nothing contained in this Financing Agreement or the Notes shall be deemed to require the payment of interest or other charges by Borrower or any other Person in excess of the amount which the holders of the Notes may lawfully charge under any applicable usury laws.  In the event that the holders of the Notes shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the holder of the Notes, be returned to Borrower or credited against the principal balance of the Notes then outstanding.

14.18       Successors and Assigns.

The provisions of this Financing Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Borrower may not assign or otherwise transfer any of its rights under this Financing Agreement without the prior written consent of Administrative Agent (with the consent of all Lenders and the Issuing Bank).

14.19       Confidentiality.

The Agents, Issuing Bank and the Lenders agree to use best efforts to maintain the confidential nature of, and shall not use or disclose the financial information or other confidential information related to Borrower, the Project Companies or any of Borrower’s Affiliates without first obtaining Borrower’s prior written consent; provided that nothing in this Section 14.19 shall require any Agent, Issuing Bank or any Lender to obtain any consent of Borrower in connection with (and Borrower hereby authorizes the Agents, Issuing Bank and each Lender to freely disclose any financial information or confidential information with respect to Borrower, the Project Companies, the Project, any Project Document or any Financing Document without any consent of Borrower, to the extent otherwise required, in connection with) (a) exercising any of their respective rights under the Financing Documents, including those exercisable upon the occurrence of an Event of Default; (b) providing information about Borrower, the Project Companies, the Project, any Project Document or any Financing Document or the parties thereto to any other Lender or prospective Lender or any Person acquiring, or potentially acquiring, any interest of the Lenders under the Financing Agreement and any such Person’s directors, officers, employees, agents and consultants in connection with their credit evaluation of Borrower, the Project Companies or otherwise (if, in the case of any such Person potentially acquiring such an interest from any Lender, such Person agrees to be bound by the terms of a confidentiality agreement substantially similar to this Section 14.19); (c) any situation in which any Agent, Issuing Bank or any Lender (i) is required by law or required by any Governmental Authority or the National Association of Insurance Commissioners to disclose information or (ii) is requested by bank examiners to disclose information (provided that in each instance under clauses (i) and (ii) above such Person uses reasonable efforts to maintain confidentiality of the information disclosed); (d) providing information to legal counsel to any Agent, Issuing Bank or any Lender in connection with the transactions contemplated by any of the Financing Documents (if such Lender informs such counsel of the confidential nature of such information and requires that it be kept confidential except as permitted herein); (e) providing information to independent accountants, auditors or other expert consultants retained by any Agent, Issuing Bank or any Lender (if such Lender informs such auditors or consultants of the confidential nature of such information and requires that it be kept confidential except as permitted herein); (f) any information that is in or becomes part of the public domain otherwise than through a wrongful act of any Agent, Issuing Bank, any Lender or any employees or agents thereof or other Persons to whom confidential information is disclosed under subsections (b), (c), (d) or (e) above; (g) any information that is in the possession of any Agent, Issuing Bank or any Lender prior to receipt thereof from Borrower or any other Person known to any Agent, Issuing Bank or any Lender to be acting on behalf of Borrower; (h) any information that is independently developed by any Agent, Issuing Bank or any Lender; and (i) any information that is disclosed to any Agent, Issuing Bank or any Lender by a third party that is not known or reasonably suspected by such Agent, Issuing Bank or Lender to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, Borrower, any Project Company or any of Borrower’s Affiliates, with respect to such information.

Notwithstanding anything to the contrary set forth in this Section 14.19, after notice to Borrower, any Agent, Issuing Bank or Lender shall be free to disclose any information regarding the tax structure of the transactions contemplated in this Financing Agreement to any relevant Governmental Authority requiring such information.

14.20       Counterparts.

This Financing Agreement and any amendment, waivers, consents or supplements hereto or in connection herewith may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

14.21       Patriot Act Compliance.

Administrative Agent hereby notifies Borrower that, pursuant to the requirements of the Patriot Act, it and any Lender shall be required to obtain, verify and record information that identifies Borrower and each Project Company, which information includes, without limitation, the names and addresses and other information that will allow it or any Lender to identify Borrower and each Project Company in accordance with the requirements of the Patriot Act.  Borrower shall promptly deliver information described in the immediately preceding sentence when requested by Administrative Agent, Issuing Bank or any Lender in writing pursuant to the requirements of the Patriot Act.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Financing Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the day and year first above written.

STETSON HOLDINGS, LLC
a Delaware limited liability company

By:	/s/ Evelyn Lim
Name:	Evelyn Lim
Title:	Secretary

BNP PARIBAS,
as Administrative Agent for the Lenders

By:	/s/ Andrew Platt
Name: Andrew Platt
Title: Managing Director

By:	/s/ Sean Finnegan
Name: Sean Finnegan
Title: Director

BNP PARIBAS,
as Security Agent

By:	/s/ Andrew Platt
Name: Andrew Platt
Title: Managing Director

By:	/s/ Sean Finnegan
Name: Sean Finnegan
Title: Director

BNP PARIBAS,
as Joint Lead Arranger, Joint Bookrunner and as a Lender

By:	/s/ Brian A. Goldstein
Name: Brian A. Goldstein
Title: Managing Director

By:	/s/ Sean Finnegan
Name: Sean Finnegan
Title: Director

HSH NORDBANK AG, NEW YORK BRANCH,
as Joint Lead Arranger, Joint Bookrunner and as a Lender

By:	/s/ Sylvia Chong
Name: Sylvia Chong
Title: Senior Vice President

By:	/s/ David Watson
Name: David Watson
Title: Vice President

BNP PARIBAS,
as Issuing Bank

By:	/s/ Andrew Platt
Name: Andrew Platt
Title: Managing Director

By:	/s/ Sean Finnegan
Name: Sean Finnegan
Title: Director

Exhibit 99.120

EXECUTION COPY

OMNIBUS AGREEMENT

OMNIBUS AGREEMENT (this “Agreement”) dated as of December 12, 2008, between and among FIRST WIND HOLDINGS, LLC (“Holdings”), FIRST WIND ACQUISITION, LLC (“FWA”), FIRST WIND ACQUISITION IV, LLC, (“FWA IV”), D. E. SHAW MWP ACQUISITION HOLDINGS, L. L. C. (“D. E. Shaw”), MADISON DEARBORN CAPITAL PARTNERS IV, L.P. (“Madison”), and HSH NORDBANK AG, NEW YORK BRANCH (“HSH”).

WHEREAS, that certain Loan Agreement was entered into as of October 17, 2007 by and between Holdings, as borrower, and HSH, as lender (together with any other lenders added from time to time), as arranger, collateral agent, administrative agent and as issuing bank (as amended, modified and supplemented from time to time, the “Holdings Loan Agreement”);

WHEREAS, FWA, as borrower, and HSH, as lender, administrative agent and collateral agent, entered into that certain Second Amended and Restated Secured Promissory Note, dated as of July 3, 2007 (as amended, modified and supplemented from time to time, the “FWA Note”);

WHEREAS, First Wind Acquisition III, LLC (“FWA III”), as borrower, and HSH, as lender and collateral agent, entered into that certain Amended and Restated Secured Promissory Note, dated as of December 21, 2006 (as amended, modified and supplemented from time to time, the “FWA III Note”);

WHEREAS, FWA IV, as borrower, and HSH, as lender, administrative agent and collateral agent, entered into that certain Secured Promissory Note, dated as of April 3, 2008 (as amended, modified and supplemented from time to time, the “FWA IV Note,” and together with the Holdings Loan Agreement and FWA Note, the “Financing Agreements”);

WHEREAS, the Sponsors (as defined below) have agreed to make equity contributions into Holdings, to make certain guarantee payments in respect of the Holdings Loan Agreement and to permit certain cross-collateralization among the Financing Agreements, subject to the terms and conditions set forth herein;

WHEREAS, in consideration for such equity contributions and guarantee payments by the Sponsors and cross-collateralization among the Financing Agreements, HSH has agreed to new extensions of credit and an extension of the Maturity Date in each of the Financing Agreements, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Except as otherwise defined in this Agreement, capitalized terms defined in the Holdings Loan Agreement or in each Amended Document (as defined below) are used herein as defined therein.

“Amended Documents” means, collectively, the Financing Agreements, each Security Agreement, Guaranty Agreement, Pledge Agreement, Acknowledgement and Waiver Agreement, Pledge and Security Agreement, Guaranty and Pledge Agreement and any other document entered into on the date hereof or contemplated herein that effectuate the terms and conditions set forth in this Agreement.

“Default” means any event that with the passage or time or giving notice of would result in an Event of Default (as defined in the Holdings Loan Agreement).

“D. E. Shaw Credit Support Entities” means, collectively, D. E. Shaw CF-SP Series 1 MWP Acquisition, L.L.C., a Delaware limited liability company, D. E. Shaw CH-SP Series 1 MWP Acquisition (C), L.L.C., a Delaware limited liability company, D. E. Shaw CF-SP Series 8-01, L.L.C., a Delaware limited liability company, D. E. Shaw CH-SP Series 8-01 (C), L.L.C., a Delaware limited liability company, D. E. Shaw CF-SP Series 10-07, L.L.C., a Delaware limited liability company, D. E. Shaw CH-SP Series 10-07 (C), L.L.C., a Delaware limited liability company, D. E. Shaw CF-SP Series 11-06, L.L.C., a Delaware limited liability company, D. E. Shaw CH-SP Series 11-06 (C), L.L.C., a Delaware limited liability company, D. E. Shaw CF-SP Series 13-04, L.L.C., a Delaware limited liability company, D. E. Shaw CH-SP Series 13-04 (C), L.L.C., a Delaware limited liability company, and D. E. Shaw Composite Fund, L.L.C., a Delaware limited liability company.

“Development Budget” shall mean the detailed budget for Holdings and its subsidiaries that includes, among other things, all sources and uses for the funds and expenditures necessary for the development of the Eligible Qualified Projects and other required or permitted expenditures for Holdings and its subsidiaries through December 31, 2010 (including all interest and fees pursuant to Section 3.01(f)), which is attached as Schedule 11 hereto, as may be amended pursuant to a proposal by Holdings and approval by the Administrative Agent under the Holdings Loan Agreement (which approval shall be in the Administrative Agent’s sole discretion).

“Earmarked Expenditures” shall mean the specific expenditures (each described as to specific amount, purpose and timing) identified in the Development Budget.

“Eligible Qualified Projects” means each of the projects identified on Schedule 8.

“Equity Funding Agreements” means, collectively, the Stage 1 Equity Funding and Guaranty Agreement and the Stage 2 Equity Funding and Guaranty Agreement.

“Existing Sponsor Guaranty” means that certain Guaranty, dated as of October 17, 2007, by and among the Sponsors and UPC WP II in favor of HSH, as amended by that certain Amendment No. 1 to Guaranty, dated as of January 23, 2008, that certain Amendment No. 2 to Guaranty, dated as of March 19, 2008, that certain Amendment No. 3 to Guaranty, dated as of May 19, 2008, and that certain Amendment No. 4 to Guaranty, dated as of November 6, 2008.

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“Fee Letters” means, collectively, the fee letter dated as of the date hereof between HSH and Holdings in respect of the Holdings Loan Agreement (as amended), the fee letter dated as of the date hereof between HSH and FWA in respect of the FWA Note (as amended), and the fee letter dated as of the date hereof between HSH and FWA IV in respect of the FWA IV Note (as amended).

“Guaranty Agreements” means each of the Guaranty Agreements listed on and individually defined in Schedule 2 hereto, in the form attached hereto as Exhibit B.

“Guaranty and Pledge Agreements” means each of the Guaranty and Pledge Agreements listed on and individually defined in Schedule 3 hereto, and in the form attached hereto as Exhibit C.

“Independent Appraiser” means DAI Management Consultants, Inc., or any other independent and nationally recognized appraiser that is mutually acceptable to Holdings and HSH.

“Insurance Consultant” means Moore McNeil, or any other independent and nationally recognized insurance consultant that is mutually acceptable to Holdings and HSH.

“Permitted Designee” shall have the meaning assigned to such term in Section 2.02 (e).

“Pledge Agreements” means each of the Pledge Agreements listed on and individually defined in Schedule 5 hereto, and in the form attached hereto as Exhibit E.

“Pledge and Security Agreements” means each of the Pledge and Security Agreements listed on and individually defined in Schedule 6 hereto, and in the form hereto as Exhibit F.

“Project Review” has the meaning assigned to such term in each of the FWA Note and FWA IV Note.

“Projects” means each of the projects identified on Schedule 8.

“Release Event” means the occurrence of all of the following: (i) the Stage 2 Effective Date, (ii) the closing of the limited or non-recourse project financing for the Milford Phase I Project in an aggregate principal amount not less than $325,000,000 or any sale, transfer, hypothecation, pledge or other disposal in respect of the Milford Phase I Project resulting in gross proceeds of $325,000,000 or more, and in either event, and the repayment in full of the corresponding turbine loans under the FWA Note and FWA IV Note, as applicable; (iii) any sale, transfer, hypothecation, pledge or other disposal in respect of either the Stetson I Project or the Cohocton Project, or the closing of tax equity and back-leveraged financing for either the Stetson I Project or the Cohocton Project, and in either event, and the repayment in full of the corresponding turbine loans under the FWA Note and FWA III Note, as applicable; and (iv) the closing of one or more equity or debt (junior to HSH, as applicable to the borrowing entity, in all

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respects) financings of the Borrower, FWA or FWA IV resulting in gross proceeds of $50,000,000 or more in the aggregate, excluding the contributions being made by the Sponsors described in this Agreement; provided, for clauses (ii) – (iv) above, that all net proceeds of such sale, project financing, or equity or junior debt financing are (x) received by the Borrower and (y) deposited into accounts of the Borrower or its subsidiaries, in each case subject to lien granted by the Security Agreements.

“Security Agreements” means (i) each of the Security Agreements listed on and individually defined in Schedule 7 hereto, and in the form attached hereto as Exhibit G, and (ii) any account control agreement for each of Holdings’ and its subsidiaries’ deposit and investment accounts in favor of the Collateral Agent under the Holdings Loan Agreement that is reasonably satisfactory to the Collateral Agent;

“Sponsors” means, collectively, D. E. Shaw and Madison.

“Sponsors’ Guaranty Agreement” means that certain Amended and Restated Guaranty, dated as of the date hereof, by and among the Sponsors and HSH, and as amended from time to time after the date hereof in accordance with its terms.

“Stage 1 Effective Date” means the date on which all of the conditions precedent set forth in Section 3 herein have been satisfied, which shall be the date of this Agreement.

“Stage 1 Equity Contributions” means the equity contributions by the Sponsors as set forth in Section 2.01.

“Stage 1 Equity Funding and Guaranty Agreement” means that certain Stage 1 Equity Funding and Guaranty Agreement, dated as of the date hereof, between the Sponsors and HSH, in respect of the equity contributions commitment provided by the Sponsors pursuant to Section 2.01 herein, in the form attached hereto as Exhibit H.

“Stage 2 Effective Date” means the date on which Holdings has received from the Sponsors the equity contributions set forth in Section 2.02 (a), provided there is no Event of Default that has occurred and is continuing as of such date.

“Stage 2 Equity Funding and Guaranty Agreement” means that certain Stage 2 Equity Funding and Guaranty Agreement, which may be entered into on or before the Stage 2 Effective Date, between the Sponsors and HSH, in respect of the equity contributions commitment provided by the Sponsors pursuant to Section 2.02 (a) herein.

“Subsequent Sponsor Payments” means the equity contributions and guarantee payments in respect of the Holdings Loan Agreement by the Sponsors as set forth in Section 2.02.

SECTION 2. Sponsors’ Equity Contributions. All equity contributions and payments in respect of guaranteed obligations required to be made by the Sponsors hereunder shall be made fifty percent (50%) by each Sponsor or its Permitted Designees in immediately

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available funds on a several and not joint basis in accordance with the Equity Funding Agreements, and are independent from all equity contributions made by the Sponsors prior to the date of this Agreement. For the avoidance of doubt, neither Sponsor shall have any obligation to contribute more than fifty percent (50%) of the aggregate amount of equity contributions and payments in respect of guaranteed obligations set forth in Sections 2.01 and 2.02 below. The Sponsors may receive membership interests in respect of Holdings in exchange for the equity contributions and payments in respect of guaranteed obligations made hereunder.

2.01. Stage 1 Equity Contributions.

(a)           Pursuant to the Stage 1 Equity Funding and Guaranty Agreement, the Sponsors or their Permitted Designees shall make equity contributions into Holdings in an aggregate amount equal to $50,900,000, which funds shall be used by Holdings following the Stage 1 Effective Date strictly in accordance with Section 7(d) of the Holdings Loan Agreement.

(b)           Pursuant to the Stage 1 Equity Funding and Guaranty Agreement, the Sponsors or their Permitted Designees shall make equity contributions into Holdings in an aggregate amount equal to $12,000,000, which funds shall be used by Holdings following the Stage 1 Effective Date strictly in accordance with Section 7(d) of the Holdings Loan Agreement.

(c)           Pursuant to the Stage 1 Equity Funding and Guaranty Agreement, the Sponsors or their Permitted Designees shall make equity contributions into Holdings in an aggregate amount equal to $29,783,591 (being $60,000,000 less the amount necessary to be paid in satisfaction of Section 2.01(d)), which funds shall be used by Holdings following the Stage 1 Effective Date strictly in accordance with Section 7(d) of the Holdings Loan Agreement.

(d)           On the Stage 1 Effective Date and in accordance with the Stage 1 Equity Funding and Guaranty Agreement, the Sponsors or their Permitted Designees will pay to HSH as agent under the FWA Note an aggregate amount equal to $30,216,409, which funds shall be applied upon receipt by HSH to repay amounts (including principal, interest and fees) on behalf of FWA in respect of the Revolving Loan under the FWA Note, and such funds shall be deemed a capital contribution by Holdings into FWA.

(e)           On the Stage 1 Effective Date and in accordance with the Stage 1 Equity Funding and Guaranty Agreement, the Sponsors or their Permitted Designees will pay to HSH as agent under the Holdings Loan Agreement an aggregate amount equal to $140,000,000, which funds shall be applied for the repayment of principal on the Loans under the Holdings Loan Agreement.

(f)            On the Stage 1 Effective Date, in accordance with the Stage 1 Equity Funding and Guaranty Agreement and before any additional borrowings of turbine supply loans under the FWA Note, the Sponsors or their Permitted Designees will make an equity contribution into Holdings in an aggregate amount equal to $12,252,431, which funds shall be deposited into an account of Holdings pledged to the Collateral Agent (as defined in the Holdings Loan Agreement) and used solely for the payment from time to time as and when due to GE of amounts due under the applicable turbine supply agreements.

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(g)           Each party hereto acknowledges and agrees that effective upon the funding of equity contributions and payments in respect of guaranteed obligations by each Sponsor in the amounts required to be paid by such Sponsor on or before the Stage 1 Effective Date pursuant to the Stage 1 Equity Funding and Guaranty Agreement, and the receipt by HSH of all loan repayments set forth in Sections 2.01(d) and (e), (i) the obligations of the Sponsors (A) pursuant to that certain side letter agreement, dated June 30, 2006, delivered by the Sponsors and UPC Wind Partners II, LLC and accepted by HSH, Holdings and UPC Wind Acquisition, LLC, as amended by that certain Amendment to Members Letter, dated as of May 17, 2007 and as further amended from time to time, will be terminated in full without further action by any party thereunder, and (B) pursuant to the Existing Sponsor Guaranty shall be reduced by the payments contemplated by Sections 2.01(b) and 2.01(e), and receipt by HSH of the payment set forth in Section 2.01(e), and the Existing Sponsor Guaranty shall be amended and restated in its entirety on the Stage 1 Effective Date by the Sponsors’ Guaranty Agreement, and (ii) the sole remaining obligations of each Sponsor with respect to the Financing Agreements shall be any obligations of such Sponsor under (A) the Sponsors’ Guaranty Agreement executed and delivered by such Sponsor on the date hereof, (B) the Amended and Restated Pledge Agreement executed and delivered by such Sponsor on the date hereof, (C) the Stage 1 Equity Funding and Guaranty Agreement, (D) if executed and delivered by such Sponsor, the Stage 2 Equity Funding and Guaranty Agreement, and (E) any other agreement or instrument executed and delivered by such Sponsor on or after the Stage 1 Effective Date.

2.02. Subsequent Sponsor Payments.

(a)           Subject to Section 2.02(b), on or before the Stage 2 Effective Date, the Sponsors or their Permitted Designees shall make equity contributions into Holdings in an aggregate amount equal to $114,000,000 in accordance with the Stage 2 Equity Funding and Guaranty Agreement (if executed and delivered by the Sponsors), which funds shall be used first to satisfy all top-up obligations, pursuant to Section 2.5(b)(i) of the FWA Note and Section 2 (i)(ii)(A) of the FWA IV Note, as applicable, and the remainder to make payments strictly in accordance with Section 7 (d) of the Holdings Loan Agreement.

(b)           If the Stage 2 Equity Funding and Guaranty Agreement is not executed and delivered by the Sponsors by December 15, 2008, then on such date the Sponsors or their Permitted Designees will pay to HSH in immediately available funds in an aggregate amount equal to $74,000,000, which funds shall be used solely for the repayment of the Loans under the Holdings Loan Agreement. If the Stage 2 Equity Funding and Guaranty Agreement is executed and delivered by the Sponsors by December 15, 2008 in accordance with Section 2.02(a), the Sponsors will pay to HSH in immediately available funds in an aggregate amount equal to $74,000,000 not later than January 31, 2009, which funds shall be used solely for the repayment of the Loans under the Holdings Loan Agreement.

(c)           The Sponsors shall, not later than January 31, 2009, pay to HSH in immediately available funds in an aggregate amount equal to the lesser of $26,000,000 and the aggregate outstanding amount of the Loans under the Holdings Loan Agreement, which funds shall be used solely for the repayment to HSH of the Loans under the Holdings Loan Agreement.

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(d)           Upon the receipt by HSH from each Sponsor of the payments described in Sections 2.02(b) and 2.02(c) in repayment of the Loans (with an approximate principal amount of $100,000,000) under the Holdings Loan Agreement, the obligations of each Sponsor pursuant to the Sponsors’ Guaranty Agreement shall be fully satisfied.

(e)           For purposes of this Agreement, a “Permitted Designee” shall mean a person or entity (i) about whom all relevant information is provided to HSH for purposes of its Know-Your Customer due diligence requirements, where applicable; (ii) that is not named in the OFAC SDN List (as defined in the Holdings Loan Agreement) or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List; or (iii) not engaged in pending litigation or arbitration proceedings against HSH; provided, that no such person or entity shall be a Permitted Designee if, (x) as a result of any issuance or transfer of equity to such person or entity in connection with the funding by a such person, a Change of Control shall occur, or (y) prior to funding by any such person or entity, the Sponsors seek any reduction or elimination of their respective obligations under the Equity Funding Agreements or the Guaranty Agreements (it being understood that, subject to such person or entity otherwise being a Permitted Designee, upon funding by such Permitted Designee of the obligations of a Sponsor pursuant to Section 2.02, the obligations of the Sponsor for whom such Permitted Designee funded shall be deemed satisfied).

(f)            On the Stage 2 Effective Date, the obligations of each Sponsor under its Pledge Agreement (as amended and restated) shall terminate and HSH shall release all security interests granted thereunder.

(g)           For the avoidance of doubt and notwithstanding anything to the contrary in this Section 2.02 or elsewhere in this Agreement (including Section 4), no Sponsor shall have any obligation to execute and deliver the Stage 2 Equity Funding and Guaranty Agreement. In addition, in the absence of an executed and delivered the Stage 2 Equity Funding and Guaranty Agreement, no Sponsor shall have any obligation to fund the equity contributions described in Section 2.02(a), whether on or prior to December 15, 2008, on or prior to January 31, 2009 or otherwise. By its execution and delivery hereof, HSH acknowledges and agrees that it shall not have any right, remedy or recourse (whether at law, in equity or otherwise) against a Sponsor for its failure to execute and deliver the Stage 2 Equity Funding and Guaranty Agreement or funding such Sponsor’s equity contribution contemplated thereby; provided, that if a Sponsor elects in its sole discretion to execute and deliver the Stage 2 Equity Funding and Guaranty Agreement, HSH shall have all such rights and remedies as are specified therein.

SECTION 3. Stage 1 Effective Date.

3.01. Conditions Precedent to the Stage 1 Effective Date. The occurrence of the Stage 1 Effective Date is subject to the satisfaction, or waiver by HSH as to the Obligors’ conditions, of the following conditions:

(a)           Receipt by HSH of this Agreement duly authorized, executed and delivered by each party hereto;

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(b)           Receipt by HSH of confirmation of the payment of and application of all funds required to be contributed by the Sponsors on or before the Stage 1 Effective Date pursuant to Section 2.01;

(c)           Execution and delivery of all agreements and Amended Documents as may be necessary to effectuate the terms set forth in this Agreement, including but not limited to:

(1)           Each agreement to be executed and delivered by each Obligor, in the form attached hereto as Exhibits A-K hereto, as applicable;

(2)           Increase in the L/C Commitment under the Holdings Loan Agreement to $50,000,000, which L/C Commitment shall not be subject to a guaranty from the Sponsors;

(3)           Termination of the $60,000,000 Revolving Commitment under the FWA Note (including termination of the $40,000,000 Letter of Credit facility), including the transfer of existing letters of credit under the Holdings Loan Agreement;

(4)           Increase to reflect a $55,000,000 credit facility to FWA under an amended and restated FWA Note, which shall be used for specified wind turbine payments as set forth therein;

(5)           Increase to reflect a $47,000,000 credit facility to FWA IV under an amended and restated FWA IV Note, which shall be used for specified wind turbine payments as set forth therein;

(6)           Amendment to the relevant Amended Documents to add new cross-collateralization and cross-defaults for all obligations in respect of the Holdings Loan Agreement, FWA Note and FWA IV Note; provided, that upon the occurrence of the Release Event, (i) the FWA Note shall no longer be cross-collateralized with nor cross-default to the FWA IV Note, (ii) the FWA IV Note shall no longer be cross-collateralized with nor cross-default to the FWA Note, (iii) the Holdings Loan Agreement shall no longer be cross-collateralized with the FWA Note, and (iv) the FWH Guaranty of the FWA Note shall be released and the FWA Note shall no longer be cross-collateralized with nor cross-default to the Holdings Loan Agreement; provided, further, that upon a Default or Event of Default under the FWA Note or the FWA IV Note that is caused solely by the cross-default of the FWA Note or the FWA IV Note to the Holdings Loan Agreement, such cross default shall be deemed to have been cured: (A) upon the cure of the underlying Default or Event of Default under the Holdings Loan Agreement in accordance with the terms thereof, or (B) if the underlying Default or Event of Default is not cured, by the repayment in full of any outstanding Loans and other amounts due under the Holdings Loan Agreement, the termination of all unused commitments (including the LC Commitment) under the Holdings Loan Agreement, and the cash collateralization of the total LC Exposure thereunder; provided, further, that the cross-defaults in the Holdings Loan Agreement and, subject to the foregoing clause (iii), the

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full collateral package (including liens provided in the applicable Amended Documents) shall remain in place for so long as Holdings’ obligations in respect of its guaranty of the FWA IV Note remain in place and the increased L/C Commitment are not subject to a guaranty from the Sponsors.

(7)           Amendment to the relevant Amended Documents to add new cross-defaults in the FWA Note and FWA IV Note, and to modify the cross-defaults in the Holdings Loan Agreement, in respect of all obligations under the FWA III Note, which cross-defaults shall be removed from the FWA Note and FWA IV Note upon the occurrence of the Release Event; provided, however, that a Default under the FWA III Note due to the non-extension of the maturity date shall not cross-default any of the Holdings Loan Agreement, FWA Note or FWA IV Note.

(8)           Amendment to the relevant Amended Documents to provide for a final maturity date of January 30, 2009 under the Holdings Loan Agreement, FWA Note and FWA IV Note;

(9)           Amendment to the relevant Amended Documents to provide for the cash collateralization under certain circumstances of all contingent reimbursement obligations in respect of Letters of Credit that are issued or to be issued under the Holdings Loan Agreement;

(10)         Amendment to the relevant Amended Documents to prohibit the erection of any wind turbine in respect of any of the Projects, except as specifically provided in each of the FWA Note and FWA IV Note;

(11)         Execution and delivery of the First Wind Holdings, LLC Warrant for the purchase of membership interests, in the form attached hereto as Exhibit J;

(12)         Amendment to the relevant Amended Documents to include the agreed Projects that constitute Eligible Qualified Projects, and all rights and obligations associated therewith;

(13)         Amendment to the relevant Amended Documents to include the requirement that the security interests in all pledged assets of the Stetson I Project, including, as applicable, mortgages for real property and consents to assignment from counterparties to all major project contracts, shall be perfected to the reasonable satisfaction of HSH, except for the mortgages and third-party consents listed on Schedule 9 hereto, which shall be obtained and, if applicable, recorded, after the Stage 1 Effective Date within the time periods set out on Schedule 9;

(14)         Amendment to the relevant Amended Documents to reflect all agreed covenants in respect of the FWA Note and FWA IV Note;

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(15)         Amendment to the relevant Amended Documents to reflect all agreed conditions precedent in the FWA Note and FWA IV Note in respect of the Stage 1 Effective Date and covenants, including but not limited to:

(A)          execution and delivery of all Amended Documents;

(B)           delivery to and review by HSH of all applicable turbine supply agreements;

(C)           the allocation of each financed wind turbine to a specified Eligible Qualified Project and allocation of the specified debt amount in respect of each such wind turbine (based on the financial model to be provided to determine such debt allocation);

(D)          except to the extent otherwise provided on Schedule 9, creation and perfection of all security interests in, pledges of and liens over the collateral;

(E)           delivery of all required officer’s certificates, formation and governance documents, resolutions and good standing certificates;

(F)           delivery of usual and customary legal opinions to the reasonable satisfaction of HSH and its counsel;

(G)           a covenant requiring procurement of all required insurance related to the wind turbines and delivery of an acceptable insurance report from the Insurance Consultant no later than December 31, 2008;

(H)          a covenant requiring delivery by no later than December 31, 2008 of an acceptable wind turbine appraisal provided by the Independent Appraiser for all wind turbines financed under the respective turbine loan facility;

(I)            all representations and warranties shall be true and correct in all material respects and no event of default or potential events of default shall have occurred and be continuing;

(J)            establishment of Take-Out Dates (as defined in the FWA Note and FWA IV Note) for all wind turbines; and

(K)          compliance with all applicable covenants;

(16)         Amendment to the relevant Amended Documents to require that any wind turbines that have been physically transferred to the Stetson I Project or any previously unpledged Project in violation of any turbine loan facility covenant shall remain subject to a first priority lien in favor of HSH and each shall include a mortgage agreement (which shall be duly recorded) to cover the project site where any such wind turbines have been installed as fixtures;

(17)         Satisfaction of other deliverables, including:

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(A)          delivery to HSH of an updated organizational chart reflecting the ownership of Holdings and all of its direct and indirect subsidiaries, and representation by Holdings that there is no gap in the respective chains of the pledged subsidiaries;

(B)           receipt by HSH of a certificate signed by an authorized officer of the managing member of Holdings, FWA, FWA IV, D. E. Shaw, Madison and each Project Company attaching its organizational documents, good standing certificates (including certificates confirming its qualification to do business in the relevant jurisdictions), and incumbency certificate, each as in effect on the Stage 1 Effective Date, and resolutions regarding the authorization, execution and delivery of each Amended Document to which it is a party, in form and substance reasonably satisfactory to HSH;

(C)           receipt by HSH of (i) a certificate signed by an authorized officer, managing member or equivalent of each Guarantor attaching an excerpt of all relevant provisions of the organizational documents for such Guarantor related to the authorization of the execution and delivery of the Guaranty by such Guarantor, (ii) a good standing certificate (or an equivalent thereof) in the relevant jurisdiction for such Guarantor, (iii) an incumbency certificate, if applicable, for such Guarantor, as in effect on the Stage 1 Effective Date, and (iv) resolutions, consents or letters by an authorized Person acting on behalf of such Guarantor authorizing the execution and delivery of the Guaranty by such Guarantor, in each case in form and substance reasonably satisfactory to HSH;

(D)          receipt by HSH of the opinions of counsel to Holdings, FWA, FWA IV, the Sponsors, the D. E. Shaw Credit Support Entities, New York Wind, LLC, New York Wind II, LLC, New York Wind III, LLC and each of the Project Companies in such form and addressing such matters as HSH may reasonably request;

(E)           each representation and warranty made in the Basic Documents and Amended Documents then in effect shall be true and correct in all material respects as of the Stage 1 Effective Date (unless such representation and warranty has been made as of an earlier date or will be made as of a later date);

(F)           representation by Holdings that all of its pledged membership interests are uncertificated and that all of its outstanding membership interests have been pledged to HSH in accordance herewith;

(G)           no Default or Event of Default under any Financing Agreements shall have occurred and be continuing as of and after giving effect to the Stage 1 Effective Date;

(H)          determination by HSH, based on the information it has been provided, that, as of the Stage 1 Effective Date, it is satisfied with each

11

Guarantor’s financial condition and creditworthiness and the ability of such Guarantor to perform its obligations under the Guaranty;

(I)            in order for HSH to comply with the requirements under Title III of the USA Patriot Act, each Obligor shall provide to HSH certain information or supporting documentation requested by HSH as of the Stage 1 Effective Date. HSH shall, as required by the USA Patriot Act, verify and record any such documentation provided by the Obligor to validate the Obligor’s identity. Documentation that may be requested from the Obligor may include, but is not limited to, a Federal Employer Identification Number (FEIN), a certificate of good standing to validate the Obligor’s corporate existence, a certificate of incumbency to authenticate the management of the Obligor, and other government issued certified documents to validate the Obligor’s authorization to conduct business;

(18)         In respect of the Holdings Loan Agreement, including but not limited to:

(A)          execution and delivery of the Funds Guaranty (in the form attached hereto as Exhibit K) by the D. E. Shaw Credit Support Entities, which shall provide to HSH a direct guaranty for all of D. E. Shaw’s obligations under its Guaranty Agreement;

(B)           amendment to the Holdings Loan Agreement to reflect that (A) all L/C Disbursements under the Holdings Loan Agreement in an amount less than $5,000,000 shall be repaid within five (5) calendar days, (B) all L/C Disbursements under the Holdings Loan Agreement in an amount equal to $5,000,000 or more shall be repaid within fifteen (15) business days, and (C) upon the completed refinancing or sale of the Milford Phase I Project, the L/C Commitment under the Holdings Loan Agreement shall be reduced to $20,000,000;

(C)           amendment to the Holdings Loan Agreement to reflect increased reporting requirements as specified therein;

(D)          amendment to the Holdings Loan Agreement to limit additional Permitted Indebtedness (as defined in the Holdings Loan Agreement) by Holdings;

(E)           amendment to the Holdings Loan Agreement to include a material adverse change clause;

(F)           amendment to the Holdings Loan Agreement to reflect the prohibition of any distributions or dividends by Holdings, except as provided expressly therein;

(G)           amendment to the Holdings Loan Agreement to provide that any Change of Control shall constitute an Event of Default until the later of (i) the

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termination of the Commitments (including the LC Commitment), the expiry of all Letters of Credit, and the repayment in full of all Loans, LC Disbursements and other Obligations under the Holdings Loan Agreement and FWA IV Note, and (ii) the occurrence of the Release Event. “Change of Control” shall be defined to include any failure by either Sponsor or the Sponsors to hold both voting control and at least fifty percent (50%) of the economic interest in Holdings;

(H)          amendment to the Holdings Loan Agreement to require that, prior to any proposed issuance or transfer of membership interests in Holdings, (i) Holdings shall disclose to HSH all relevant information with respect to any new holder of membership interests (irrespective of the amount of such transferred or issued interests; it being understood that any proposed holder of greater than ten percent (10%) of membership interests shall provide to HSH all information requested as part of HSH’s Know-Your Customer due diligence requirements); (ii) Holdings shall not issue, and any member shall not transfer, any membership interests to any person or entity named in the OFAC SDN List (as defined in the Holdings Loan Agreement) or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List; (iii) Holdings shall not issue, and any member shall not transfer, any membership interests to any person or entity engaged in pending litigation or arbitration proceedings against HSH; (iv) no transfer or issuance of any membership interests in Holdings may result in a Change of Control; and (v) any issuance by Holdings or transfer by any Sponsor of membership interests shall not affect or reduce in any way the respective obligations of the Sponsors under the Equity Funding Agreements or the Guaranty Agreements without the prior written consent of HSH in its sole discretion.

(I)            amendment to all applicable Amended Documents to reflect the pledge by Holdings of its membership interest in the direct or indirect subsidiaries of Holdings listed on Schedule 10 hereto (which schedule shall reflect all current and existing equity positions in such subsidiaries held by any Person other than HSH);

(J)            amendment to the Holdings Loan Agreement to reflect the requirement that upon any Event of Default under the Holdings Loan Agreement, 100% of the contingent reimbursement obligations in respect of Letters of Credit that are issued or to be issued thereunder must be cash collateralized in a manner reasonably satisfactory to HSH;

(K)          amendment to the Holdings Loan Agreement to reflect that Letters of Credit thereunder are available only in respect of Eligible Qualified Projects subject to any carveouts provided therein; it being understood that the

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requirement shall not apply to any Letters of Credit previously existing under the Holdings Loan Agreement;

(L)           execution and delivery of an account control agreement for Holding’s and its subsidiaries’ deposit and investment accounts, as specified therein (in such forms as are reasonably satisfactory to HSH) on the Stage 1 Effective Date, and a replacement account control agreement (in such form as is reasonably satisfactory to HSH) for each such account thereafter in accordance with Schedule 9;

(M)         amendment to the Holdings Loan Agreement to provide a covenant in respect of expenditures by Holdings on Earmarked Expenditures and other expenditures, in accordance with the Development Budget;

(N)          amendment to the Holdings Loan Agreement to provide the covenant that Holdings shall cause all net cash flow generated by the Cohocton Project prior to any sale or refinancing to be distributed up to Holdings, which funds (if any) shall be contributed by Holdings to FWA III and paid to HSH as agent for the Lenders under the FWA III Note, for application as a prepayment of the Loan under the FWA III Note;

(O)          amendment to the Holdings Loan Agreement to require the receipt by HSH no later than December 31, 2008 of an appraisal from the Independent Appraiser for all wind turbines financed under each respective turbine loan facility demonstrating that the collateral available to each facility under the Financing Agreements is sufficient to cover HSH’s exposure in respect of outstanding loans and unused commitments for each facility in respect of FWA and FWA IV; and

(P)           amendment to the Holdings Loan Agreement to require the receipt by HSH no later than December 31, 2008 of an independent engineer report in respect of the Stetson I Project and the Cohocton Project;

(19)         In respect of the FWA Note, including but not limited to:

(A)          amendment to the relevant Amended Documents to provide a guaranty by Holdings of all debt of FWA, including all principal, interest and fees, which guaranty shall be released upon the occurrence of the Release Event;

(B)           amendment to the FWA Note to prohibit (A) any new turbine supply agreements in respect of FWA, and (B) redraws under the FWA Note prior to the Subsequent Sponsor Payments and corresponding contributions by Holdings into FWA to fund all required expenditures of FWA on the Stage 2 Effective Date, including, first, the satisfaction of all top-up obligations, as provided in Section 2.5(b)(i) of the FWA Note, and next, the Earmarked Expenditures;

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(C)           amendment to the relevant Amended Documents to require that all Excess Cash (as defined in the FWA Note) generated by the Stetson I Project and the Milford Phase I Project prior to any sale or refinancing of each project shall be used to repay the corresponding Loans under the FWA Note;

(D)          amendment to the FWA Note to reflect that an increase in the Commitment in an amount equal to $55,000,000, which shall be available pursuant to the terms of the FWA Note; and

(E)           amendment to the relevant Amended Documents to terminate the side letter agreement, dated as of June 30, 2006, among HSH, the Sponsors, FWA and Holdings, and all obligations of the Sponsors thereunder, in respect of the payment obligations under the FWA Note;

(20)         In respect of the FWA IV Note, including but not limited to:

(A)          amendment to the relevant Amended Documents to reflect the prohibition of (i) any new turbine supply agreements in respect of FWA IV, and (ii) redraws (not to exceed $25,000,000) under the FWA IV Note prior to the Subsequent Sponsor Payments and corresponding contributions by Holdings into FWA IV to fund all required expenditures of FWA IV on the Stage 2 Effective Date, including, first, the satisfaction of all top-up obligations, as provided in Section 2(i)(ii)(A) of the FWA IV Note, and next, pursuant to the Earmarked Expenditures provided as part of the Stage 2 Equity Funding and Guaranty Agreement; provided, that any allowed redraws shall only apply for: (i) top-up obligations, and (ii) the Sheffield Project (as defined on Schedule 8), in accordance with the applicable advance rates to be set forth in the FWA IV Note; and

(B)           amendment to the relevant Amended Documents to require that all Excess Cash (as defined in the FWA IV Note) generated by the Milford Phase I Project prior to any sale or refinancing of such project shall be used to repay the corresponding Loans under the FWA IV Note;

(d)           Confirmation satisfactory to HSH that all security interests granted under the Amended Documents as of such day have been duly perfected as required in each such instance, including but not limited to, the delivery to HSH of any notes or instruments evidencing any intercompany obligations;

(e)           Receipt by HSH of a UCC search report with respect to Holdings, FWA, FWA IV, D. E. Shaw, Madison, the D. E. Shaw Credit Support Entities and any other subsidiary thereof or Project Company as of the Stage 1 Effective Date, or an earlier date satisfactory to HSH, for each of the jurisdictions in which the UCC-1 financing statements are intended to be filed in respect to the Collateral;

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(f)            Funding by the Sponsors of the equity contributions contemplated by Section 2.01 shall in the aggregate be sufficient to pay (i) all accrued and unpaid interest, fees and other charges accrued as of the date of such contribution in respect of the Holdings Loan Agreement, FWA Note and FWA IV Note, and (ii) all fees described in the Fee Letters, including the reimbursement of HSH’s costs, expenses and charges of itself and its counsel; and

(g)           Satisfaction of all conditions set forth in the Holdings Loan Agreement, FWA Note and the FWA IV Note.

3.02. Stage 1 Modifications. Upon the occurrence of the Stage 1 Effective Date, the Amended Documents shall be amended pursuant to the terms and conditions set forth in the documents being executed concurrently herewith. From and after the Stage 1 Effective Date, notwithstanding anything in this Agreement to the contrary, each party agrees and acknowledges that: (a) the Amended Documents supersede this Agreement with respect to the subject matter contained therein, (b) this Agreement shall not be construed or interpreted to modify or govern the interpretation of the Amended Documents in any manner, and (c) in the event of any conflict between the terms of this Agreement and the terms of the Amended Documents, the Amended Documents shall control.

SECTION 4. Stage 2 Effective Date.

4.01. Condition Precedent to the Stage 2 Effective Date. The Stage 2 Effective Date shall occur upon the receipt by HSH of all guarantee payments in respect of the Holdings Loan Agreement and equity contributions pursuant to the Stage 2 Equity Funding and Guaranty Agreement by the Sponsors as set forth in Section 2.02 (assuming no Event of Default has occurred and is continuing as of such date), which in the case of equity contributions pursuant to the Stage 2 Equity Funding and Guaranty Agreement, the Sponsors and Holdings may condition upon: (a) delivery by HSH on or before January 15, 2009 of a commitment letter in customary form, providing the terms for project financing of reasonable duration, based on acceptable information received by HSH (and expressly conditioned on, among other things, receipt by HSH of the guarantee payments in respect of the Holdings Loan Agreement and equity contributions set forth in Section 2.02), to finance fifty percent (50%) of a project financing of the Cohocton Project as a mini-perm for a maximum of 2 years, not to exceed total project financing of $110,000,000, which project financing will be sized, priced and structured on commercially reasonable terms for a project financing generally available from commercial banks for wind projects in the United States at the time the commitment is delivered; and tax equity and production tax credit revenues will be excluded from the sizing and structuring unless it has been unconditionally committed by a counterparty with a rating no lower than A-/A3; and (b) delivery by HSH on or before January 15, 2009 of a commitment letter in customary form, providing the terms for project financing of reasonable duration, based on acceptable information received by HSH (and expressly conditioned on, among other things, receipt by HSH of the guarantee payments in respect of the Holdings Loan Agreement and equity contributions set forth in Section 2.02), to finance 100% of a backleveraged project financing of the Stetson I Project not to exceed $50,000,000, which project financing will be sized, priced and structured on commercially reasonable terms for a project financing generally available from commercial banks for wind projects in the United States at the time the commitment is delivered.

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4.02. Stage 2 Effective Date. Upon the occurrence of the Stage 2 Effective Date, the terms provided in the Amended Documents related to the Stage 2 Effective Date shall take effect as set forth therein. From and after the Stage 2 Effective Date, notwithstanding anything in this Agreement to the contrary, each party agrees and acknowledges that: (a) the Amended Documents will supersede this Agreement with respect to the subject matter contained therein, (b) this Agreement shall not be construed or interpreted to modify or govern the interpretation of the Amended Documents in any manner (except for any terms defined herein or expressly referenced hereto in any Amended Document), and (c) in the event of any conflict between the terms of this Agreement and the terms of the Amended Documents, the Amended Documents shall control.

4.03. Stage 2 Termination Date.

(a)           Subject to Section 4.03(b) below, the parties acknowledge and agree that all terms and conditions in respect of the Stage 2 Effective Date set forth in this Section 4 shall terminate automatically upon the commencement, subsequent to the Stage 1 Effective Date but before the Stage 2 Effective Date, of any proceeding by any of Holdings, FWA, FWA III, FWA IV, D. E. Shaw, Madison or any of the D. E. Shaw Credit Support Entities under any applicable bankruptcy or reorganization law or the application by any such entity for arrangement, readjustment of debt, dissolution or liquidation.

(b)           If Section 4 of this Agreement terminates pursuant to Section 4.03(a), the obligations and rights of all parties hereto in respect of this Section 4 shall be automatically reinstated, as if no such termination had occurred, if and to the extent that any such insolvency proceeding by any of Holdings, FWA, FWA III, FWA IV, D. E. Shaw, Madison or any of the D. E. Shaw Credit Support Entities under any applicable bankruptcy or reorganization law was commenced involuntarily and is invalidated or reversed by such party and such proceedings are dismissed within sixty (60) days of the involuntary commencement.

SECTION 5. Representations and Warranties. Each of Holdings, FWA, FWA IV, D. E. Shaw and Madison hereby represents and warrants, severally and not jointly, that this Agreement has been duly authorized, executed and delivered by it, and that this Agreement and each Amended Document to which it is a party constitutes a legal, valid and binding obligation, enforceable in accordance with its terms. Each of Holdings, FWA and FWA IV represents and warrants that as of the date hereof, (a) after giving effect to this Agreement and the Amended Documents, no Default or Event of Default under any Amended Document to which it is a party has occurred and is continuing, (b) all information provided by Holdings and its affiliates in connection with this Agreement, taken as a whole, is true, correct and complete in all material respects and does not omit any material facts, and (c) all representations and warranties provided by it in any of the Amended Documents to which it is a party, other than those expressly made as of a specific date, are true and correct in all material respects as if made on the date hereof.

SECTION 6. Disclosure of Defaults. As of the date of this Agreement, Holdings shall provide to HSH a list identifying all known Defaults existing in respect of the Holdings Loan Agreement, FWA Note or FWA IV Note as of such date. Upon review of such list, HSH agrees to advise Holdings in respect of any other Default known by HSH (without inquiry) to

17

exist as of such date in connection with such Financing Agreements. To the extent any Default so disclosed is waived by HSH, the Amended Documents shall contain the terms of (and conditions for) such waiver, and a remedial plan prepared by Holdings for approval of HSH.

SECTION 7. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

EACH OF HSH, HOLDINGS, FWA, FWA IV, D. E. SHAW AND MADISON HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. SERVICE OF PROCESS BY ANY OTHER PARTY IN ANY SUCH DISPUTE SHALL BE BINDING ON SUCH PARTY IF SENT TO THE PARTY BY REGISTERED OR CERTIFIED MAIL, AT THE ADDRESS SPECIFIED ON THE SIGNATURE PAGE OF THIS AGREEMENT. EACH SUCH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION.

EACH OF HOLDINGS, FWA, FWA IV, D. E. SHAW, MADISON AND HSH WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS AGREEMENT, ANY OTHER AMENDED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9. Agreement Binding; Integration. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto; it being understood, however, that after the Stage 1 Effective Date, (or, in the case of Sections 2.02 and 4, after the Stage 2 Effective Date) the Amended Documents shall exclusively govern with respect to the subject matter contained therein and this Agreement shall not be introduced or considered in any judicial or arbitral proceeding for purposes of interpreting or clarifying any provision of such Amended Documents (except for any terms defined herein and expressly referenced hereto in any Amended Document). Each Amended Document shall constitute the entire agreement between the parties in respect of the specific subject matter contained therein and shall supersede any and all prior oral or written understandings, including such corresponding provisions of this Agreement to the extent such provisions set forth the corresponding terms of such Amended Document.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year set forth above.

FIRST WIND HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ [ILLEGIBLE]
Name:
Title:

Address for Notices:

First Wind Holdings, LLC
c/o First Wind Energy, LLC
85 Wells Avenue, Suite 305
Newton, MA 02459
Attention: President
Facsimile: (617) 964-3342

with a copy to:

First Wind Energy, LLC
85 Wells Avenue, Suite 305
Newton, MA 02459
Attention: General Counsel
Facsimile: (617) 964-3342

FIRST WIND ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/ [ILLEGIBLE]
Name:
Title:

Address for Notices:

First Wind Acquisition, LLC
c/o First Wind Energy, LLC
85 Wells Avenue, Suite 305
Newton, MA 02459
Attention: President
Facsimile: (617) 964-3342

with a copy to:

First Wind Energy, LLC
85 Wells Avenue, Suite 305
Newton, MA 02459
Attention: General Counsel
Facsimile: (617) 964-3342

FIRST WIND ACQUISITION IV, LLC,
a Delaware limited liability company

By:	/s/ [ILLEGIBLE]
Name:
Title:

Address for Notices:

First Wind Acquisition, LLC
c/o First Wind Energy, LLC
85 Wells Avenue, Suite 305
Newton, MA 02459
Attention: President
Facsimile: (617) 964-3342

with a copy to:

First Wind Energy, LLC
85 Wells Avenue, Suite 305
Newton, MA 02459
Attention: General Counsel
Facsimile: (617) 964-3342

D. E. SHAW MWP ACQUISITION HOLDINGS, L.L.C.

By:	D. E. SHAW & CO., L.L.C., as Manager

	By:	/s/ Bryan Martin
	Name:	Bryan Martin
	Title:	Authorized Signatory

Address for Notices:

c/o D. E. Shaw & Co., L.L.C.,
120 West Forty-Fifth Street
39th Floor, Tower 45
New York, New York 10036
Attention: General Counsel
Telephone: (212) 478-0000
Facsimile: (212) 478-0100

with a copy to:

Debevoise & Plimpton, LLP
919 Third Avenue
New York, NY 10022
Attention: Michael J. Gillespie
Telephone: (212) 909-6463
Facsimile: (212) 521-7463

MADISON DEARBORN CAPITAL PARTNERS IV, L.P., a Delaware limited partnership

By:	Madison Dearborn Partners IV, L.P., its General Partner

By:	Madison Dearborn Partners, LLC, its General Partner

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Managing Director

Address for Notices:

c/o Madison Dearborn Partners, LLC
Three First National Plaza, Suite 4600
Chicago, IL 60602
Attention: General Counsel
Telephone: (312) 895 1000
Facsimile: (312) 895 1143

HSH NORDBANK AG, NEW YORK BRANCH

By:	/s/ Michael Pepe
Name:	Michael Pepe
Title:	Senior Vice President

By:	/s/ David Watson
Name:	David Watson
Title:	Vice President

HSH NORDBANK AG, NEW YORK BRANCH
230 Park Avenue
32nd Floor
New York, New York 10169-0005
Attention: Energy - Portfolio Management
Telephone: (212) 407-6147 - Brian Caldwell
Facsimile: (212) 407-6807

with a copy to:

HSH NORDBANK AG, NEW YORK BRANCH
230 Park Avenue
32nd Floor
New York, New York 10169-0005
Attention: General Counsel
Telephone: (212) 407-6142
Facsimile: (212) 407-6811

Execution Version

EXHIBIT A

to Financing Agreement

DEFINITIONS AND RULES OF INTERPRETATION

(Attached)

EXHIBIT A
to Financing Agreement

DEFINITIONS

“Account Control Agreement” means that certain Account Control Agreement among Borrower, Administrative Agent, Security Agent and Securities Intermediary, in substantially the form of Exhibit E-4 to the Financing Agreement.

“Additional Project Documents” means, collectively, any contract or agreement entered into by Borrower in respect of any Project subsequent to the Closing Date that either (a) replaces or is entered into in substitution of an existing Material Project Document; or (b) obligates Borrower to make payments in an aggregate amount exceeding $250,000 over its term except with respect to contracts or agreements for the purchase of materials, equipment or Parts that are included in the Base Case Project Projections.

“Adjustment Date” has the meaning given in Section 7.27 of the Financing Agreement.

“Administrative Agent” means BNP Paribas, in its capacity as Administrative Agent for the Lenders under the Financing Agreement, or any successor in such capacity appointed from time to time in accordance with the Financing Agreement.

“Administrative Agent Account” means the account of Administrative Agent at such office or bank as it may notify from time to time to the Lenders, the other Agents and Borrower.

“Affiliate” means (a) with respect to any Person that is not directly or indirectly controlled by the Sponsor, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns ten percent (10%) or more of the equity interest in the Person specified or ten percent (10%) or more of any class of voting securities of the Person specified.

“Affiliated Indemnitees” has the meaning given in Section 7.23(a)(i) of the Financing Agreement.

“Affiliated Participant” means the Borrower, Member, any Project Company, and Sponsor for so long as such Person has any obligation under any Collateral Document to which it is a party and any Major Project Participant that is an Affiliate of Borrower, Sponsor, any Project Company or Member for so long as such Person has any obligation under a Material Project Document to which it is a party.

“Agency Fee Side Agreement” means that certain Fee Letter, dated as of the Closing Date, by and between the Administrative Agent and the Borrower.

“Agents” means Administrative Agent and Security Agent.

“AIMCO Prepayment” means an optional prepayment of the Term Loans as contemplated pursuant to Section 9.17 of that certain Credit Agreement, dated as of July 17, 2009 (as amended from time to time), by and among Wells Fargo, N.A., as collateral agent and administrative agent, the lender party thereto, CSSW, LLC a Delaware limited liability company, and CSSW Holdings, LLC, a Delaware limited liability company.

“Amortization Schedule” means the amortization schedule set forth as Exhibit K to the Financing Agreement.

“Annual Operating Plan” means the Annual Operating Plan that shall contain a reasonably detailed narrative description of (a) the categories of revenues and costs set forth in the Base Case Project Projections; (b) maintenance and repair activities expected or planned for the upcoming 12-month period; (c) the planned purchases of Parts, (d) the marketing plan of the Borrower detailing, among other things, the strategy for power sales, power scheduling, renewable energy credit sales and ICAP sales, and (e) any event or condition forecasted for the relevant upcoming 12-month period that is likely to require the incurrence of major maintenance expense items in an amount that is at least 20% higher than the corresponding amount set forth with respect to such category in the Base Case Project Projections for such year.

“Anti-Money Laundering Laws” means any laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted.

“Applicable Base Rate Margin” means, with respect to any Base Rate Loans, (i) 2.25% per annum during the period commencing on the Closing Date and ending on the third anniversary thereof, and (ii) 2.50% per annum thereafter until the Maturity Date.

“Applicable Margin” means, with respect to any LIBO Rate Loans, (i) 3.25% per annum during the period commencing on the Closing Date and ending on the third anniversary thereof, and (ii) 3.50% per annum thereafter until the Maturity Date.

“Applicable Permit” means, at any given time, any Permit, including any zoning, environmental protection, pollution, sanitation, FERC, the Maine Public Utilities Commission, safety, siting or building, importation of technology, or equipment and materials Permit (a) that is necessary as of and after the Closing Date, in light of the stage of construction or operation of any Project, to test, construct, operate, maintain, repair, own or use such Project as contemplated pursuant to applicable Legal Requirements or as required by the Operative Documents, to generate or sell electricity therefrom, to enter into any Operative Document or to consummate any transaction contemplated thereby in each case materially in accordance with all applicable Legal Requirements; or (b) that is necessary at such time so that (i) none of the Agents, Issuing Bank, the Lenders, or any Affiliate of any of them may be deemed by any Governmental Authority to be subject to regulation under the FPA or PUHCA or under any state laws or regulations respecting the rates or the financial or organizational regulation of electric utilities as a result of the construction, testing or operation of any Project or the generation or sale of electricity therefrom, or (ii) none of Borrower nor any Affiliate of Borrower may be deemed by any Governmental Authority to be subject to, and not exempt from, compliance with PUHCA (other than Section 1265 thereof).

“Authorized Officer” means (a) with respect to any Person that is a corporation, the president, any vice president, the treasurer or the chief financial officer of such Person; (b) with respect to any Person that is a partnership, the general partner or a duly authorized officer of a general partners of such Person or such other authorized officer as appointed by the board of directors of such general partner; or (c) with respect to any Person that is a limited liability company, any member or manager, or to the extent duly authorized to so act pursuant to such Person’s governing documents, the president, any vice president, the treasurer or chief financial officer of such Person or, in the case of a limited liability company, of a member of such Person.  No Person shall be deemed to be an “Authorized Officer” unless designated as an individual duly authorized to act on behalf of such Person in a certificate of incumbency of such Person delivered to Administrative Agent.

“Available Bridge Loan Commitment” means (a) at any time prior to the Bridge

Loan Maturity Date, the Total Bridge Loan Commitment at such time minus the aggregate outstanding amount of the Bridge Loans at such time, and (b) after the conditions set forth in clause (a) are satisfied, zero.

“Available Term Loan Commitment” means (a) at any time prior to the Term Loan Maturity Date, the Total Term Loan Commitment at such time minus the aggregate outstanding amount of the Term Loans at such time, and (b) after the conditions set forth in clause (a) are satisfied, zero.

“Availability Period” means the period commencing on the Closing Date and ending July 1, 2010.

“Available LC Commitment” means, with respect to any type of Letter of Credit (a) at any time and from time to time, the Total LC Commitment applicable to such type of Letter of Credit minus (b) the aggregate Stated Amounts applicable to such type of Letter of Credit.

“Bankruptcy Event” has the meaning given in Section 10.1(d) of the Financing Agreement.

“Bankruptcy Law” means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

“Base Case Project Projections” means a good faith projection of reasonable operating results and forecasted cash flows for the Projects for the period from the Closing Date to the twentieth anniversary thereof.

“Base Rate” means, for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day as determined by the Administrative Agent, (b) the Federal Funds Effective Rate for such day plus 0.50% and (c) 3-month LIBO Rate on such day plus

1.50%.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the 3-month LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the 3-month LIBO Rate, as the case may be.

“Base Rate Default Rate” means, with respect to any Base Rate Loans outstanding from time to time, the interest rate per annum equal to the Base Rate then in effect plus the Applicable Base Rate Margin plus 2.00% per annum.

“Base Rate Loans” means Loans that bear interest at a rate per annum determined by reference to the Base Rate.

“Benefited Lender” has the meaning given in Section 3.5(b) of the Financing Agreement.

“BOP Agreement” or “BOP Agreements” means, the Stetson I Reed Agreement, the Stetson II Reed Agreement, and/or Cianbro Agreement, as applicable.

“BOP Contractor” means as applicable, Reed & Reed, Inc., or Cianbro Corporation.

“Borrower” means Stetson Holdings, LLC, a Delaware limited liability company.

“Borrower Equity” means any equity contributed or required to be contributed to Borrower by Member or Sponsor.

“Borrower LLC Agreement” means Limited Liability Company Agreement of Stetson Holdings, LLC, dated as of May 27, 2008, as modified by that certain Membership Interest Transfer Agreement of Stetson Holdings, LLC, dated as of July 17, 2009, as further amended by that certain First Amendment to Limited Liability Company Agreement of Stetson Holdings, LLC, dated as of July 17, 2009, as modified by that certain Membership Interest

Transfer Agreement of Stetson Holdings, LLC, dated as of the date of the Financing Agreement, and as further amended by that certain Second Amendment to Limited Liability Company Agreement, dated as of the date of the Financing Agreement.

“Borrower Pledge and Security Agreement” has the meaning given in Section 4.1(a)(ii) of the Financing Agreement.

“Borrowing” means a borrowing or advance of Loans or the issuance or extension of any Letter of Credit under the Financing Agreement except for any conversions or continuation of Loans.  For the avoidance of doubt, neither the conversions of Loans under Sections 3.4(c), 3.6(a) or 3.6(b) of the Financing Agreement, nor continuations of any Loan without any increase in the aggregate principal amount outstanding shall be deemed to be a Borrowing.

“Bridge Loan” and “Bridge Loans” have the meaning given in Section 2.1(a)(ii) of the Financing Agreement.

“Bridge Loan Commitment Fees” has the meaning given in Section 3.3(d)(ii) of the Financing Agreement.

“Bridge Loan Maturity Date” means the earliest to occur of (a) receipt by the Borrower or any Project Company of the Government Grant proceeds in respect of the Stetson II Project; (b) the date that is ninety (90) days or, at the sole discretion of the Administrative Agent, up to one hundred twenty (120) days after Commercial Operation; (c) the date on which the entire outstanding principal balance of the Bridge Loans, together with all unpaid interest, fees, charges and costs, become due and payable under the Financing Agreement; and (d) September 1, 2010.

“Business Day” means any day (a) other than a Saturday, Sunday or other day on which banks are authorized to be closed in New York, New York; and (b) which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Capital Adequacy Requirement” has the meaning given in Section 3.6(d) of the Financing Agreement.

“Change of Control” means an event or any series of events by which (i) Member ceases to own, directly or indirectly, at least 51% of the voting rights of the equity interests of Borrower or (ii) Member ceases to own legally and beneficially at least 51% of the membership or economic interests of the Borrower.

“Change of Law” has the meaning given in Section 3.6(b) of the Financing Agreement.

“Cianbro Agreement” means that certain Construction Agreement, dated as of August 18, 2008, by and between Evergreen Wind Power V, LLC and Cianbro Corporation, as Contractor, for the Stetson Mountain Substation.

“Citigroup REC Contract” means that certain Agreement for the Purchase and Sale of Renewable Energy Certificates and Credit Support Annex to the Agreement for the Purchase and Sale of Renewable Energy Certificates, each dated as of December 21, 2009, by and between Borrower and Citigroup Energy Inc.

“Claims” has the meaning given in Section 7.23(a)(i) of the Financing Agreement.

“Closing Date” means the date when each of the conditions precedent listed in Section 5.1 of the Financing Agreement has been satisfied or waived in writing by Administrative Agent and the Issuing Bank (with the consent of all the Lenders).

“Code” means the Internal Revenue Code of 1986, as amended, including any applicable Treasury Regulations.

“Collateral” means all real and personal property which is subject or required to become subject to the security interests or Liens granted by Borrower (or other Persons, as applicable) under any of the Collateral Documents.

“Collateral Accounts” means the Revenue Account, Operating Account, the Debt Service Reserve Account, the O&M Reserve Account, the Loss Proceeds Account, the Disbursement Reserve Account and the Government Grant Proceeds Account.

“Collateral Documents” means the Mortgage Documents, the Member Pledge and Security Agreement, the Borrower Security and Pledge Agreement, each Guaranty and Security Agreement, the Account Control Agreement, the Sponsor Indemnity, the Consents and any other security documents, financing statements and the like filed or recorded in connection with the foregoing.

“Commercial Operation Date” means, in respect of the Stetson II Project, the date on which each of the following has occurred:  (i) the Placed in Service Date, (ii) “Commercial Operation Date” under the PPA, and (iii) “Commercial Operation” under the Interconnection Agreement.

“Commitment” means, at any time with respect to each Lender, such Lender’s Proportionate Share of the Total Commitment at such time.

“Commitment Fees” means, collectively, the Term Loan Commitment Fees, Bridge Loan Commitment Fees and the LC Commitment Fees.

“Confirmation of Interest Period Selection” means a written confirmation, substantially in the form of Exhibit C-1 to the Financing Agreement, confirming Borrower’s telephone notice to the Administrative Agent of a selected Interest Period.

“Consents” means, collectively, the consents listed in Section 4.1(a)(vi) of the

Financing Agreement by and among Borrower, Security Agent and the Persons identified in such section, in each case substantially in the forms of Exhibits F-1 through F-12 to the Financing Agreement.

“Construction Budget and Schedule” means, in respect of the Stetson II Project, the budget and schedule of anticipated costs to be incurred in connection with the construction and development of the Stetson II Project, in form and substance satisfactory to Administrative Agent.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

“Debt” of any Person at any date means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, (h) all indebtedness of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation substantially the economic equivalent of a guaranty and (i) obligations in respect of Interest Rate Agreements.

“Debt Service” means the obligations payable by Borrower for interest and principal on the Term Loans (other than the $3,000,000 to be prepaid as a Mandatory Prepayment pursuant to Section 3.2(c) of the Financing Agreement), interest only on the Bridge Loans, fees and expenses payable under the Financing Documents or other charges due in respect of Debt, and Reimbursement Obligations and any interest accrued thereon, as set forth in the Financing Documents.

“Debt Service Coverage Ratio” means the ratio, calculated by the Administrative Agent as of each Payment Date for the preceding twelve-month period, based on (a) (i) Project Revenues from the ownership or operation of the Projects, less (ii) O&M Costs, to (b) Debt Service; provided, that in respect of each applicable Payment Date that is less than twelve (12) months after the date of the Financing Agreement, the calculation shall be performed in respect of the time period from the date of the Financing Agreement to such Payment Date.

“Debt Service Reserve Account” has the meaning given in Section 6(d) of the Account Control Agreement.

“Debt Service Reserve LC” means the letter of credit to be issued pursuant to Section 2.2(a)(ii) of the Financing Agreement.

“Debt Service Reserve LC Loan” has the meaning given in Section 2.2(d)(iv) of the Financing Agreement.

“Debt Service Reserve Requirement” means $6,630,000.

“Debt Sizing Base Case” means a good faith projection of reasonable operating results and forecasted cash flows for the Projects for the period from the Closing Date to the twentieth anniversary thereof, which shall include, without limitation, (i) hedged energy revenues in respect of the Energy Hedge, (ii) energy and REC revenues based on the floor price set forth in the PPA, (iii) hedged REC sales in respect of the REC Contracts, (iv) capacity revenue (utilizing an assumption of a monthly capacity price of $1 per kilowatt after the completion of transmission system upgrades in June 2013), (v) merchant energy revenues, if applicable, (vi) cash collateral in the amount of $3,000,000 that will be placed on deposit in the Stetson I Holding Account, and (vii) any other forecasted cash receipts and expenditures of the Projects.

“Default Rate” means the Base Rate Default Rate or the LIBO Rate Default Rate, as the context may require.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within one (1) Business Date of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under the Financing Agreement or under other agreements in which it commits to extend credit, (c) failed, within one (1) Business Day after request by the Administrative Agent, to confirm that it will comply with the terms of the Financing Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it under the Financing Agreement within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Department of Treasury Rule” has the meaning assigned to such term in Section 6.40(a)(i) of the Financing Agreement.

“Disbursement Account” has the meaning given in Section 6(a) of the Account Control Agreement.

“Distribution Reserve Account” has the meaning given in Section 6(i) of the Account Control Agreement.

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“Drawing” means a drawing on a Letter of Credit.

“Drawing Payment” means a payment by Issuing Bank of all or any part of the Stated Amount in conjunction with a Drawing under any Letter of Credit.

“Eminent Domain Proceeds” means all amounts and proceeds (including instruments) received in respect of any Event of Eminent Domain.

“Energy Hedge” means the ISDA Master Agreement, Schedule to Master Agreement, Credit Support Annex to the Schedule to the Master Agreement, Credit Support Annex (Elections and Variables) and Confirmation, each dated as of June 11, 2008 by and between Borrower and Energy Hedge Provider.

“Energy Hedge Guarantor” means Constellation Energy Group, Inc.

“Energy Hedge LC” means one or more letters of credit to be issued pursuant to Section 2.2(a)(iii) of the Financing Agreement.

“Energy Hedge Lien” has the meaning given in Section 8.2 of the Financing Agreement.

“Energy Hedge Liquidity Reserve Requirement” means, at any time, the mark to market value with respect to the credit support required to be established by Borrower pursuant to the Energy Hedge, which mark to market calculation shall be performed monthly by the Borrower and reported to Administrative Agent.

“Energy Hedge Provider” means Constellation Energy Commodities Group, Inc.

“Energy Hedge Reserve Account” has the meaning given in Section 6(k) of the Account Control Agreement.

“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, inquiries, requests for information, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, arising under or relating in any way to any Environmental Law or any Permit issued under any such Environmental Law (hereafter as used in this definition, “Claims”), including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages arising under or pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from or relating to Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Consultant” means, with respect to the Stetson I Project, Ransom Environmental Consultants, Inc., or with respect to the Stetson II Project, Acadia Environmental Technology, or their respective successors appointed pursuant to Section 13.1 of the Financing Agreement.

“Environmental Law” means any and all federal, state and local statutes, Governmental Rules (including any Hazardous Substances Law), regulations, ordinances, judgments, consent decrees, settlements, orders, codes or injunctions and all common law, whenever enacted or in effect concerning pollution, protection of human health, safety or the environment or preservation or reclamation of natural and biological resources.

“Environmental Reports” means, with respect to the Stetson I Project, (i) the Phase I Environmental Site Assessment (ESA) Stetson Wind Project Township 8 Range 3 NBPP, Township 8 Range 4 NBPP, Carroll Plantation, Prentiss Township, Webster Plantation, Kingman Township, Towns of Mattawamkeag, Woodville & Chester, Maine, dated January 30, 2008, (ii) Phase I Environmental Site Assessment (ESA) Provencher Property Town of Chester, Penobscot County, Maine, dated September 24, 2007, (iii) Phase I Environmental Site Assessment (ESA) Deloge Property Town of Chester, Penobscot County, Maine, dated November 29, 2007, (iv) Phase I Environmental Site Assessment (ESA) State of Maine/Haynes Timberland Exchange Property Map 1, Lot 5, Webster Plantation and Map 8, Lot 1, Prentiss Township, Penobscot County, Maine, dated June 20, 2008, (v) Phase I Environmental Site Assessment (ESA) Ghost, Kazilionis & Coiro Properties (Plan 6, Lot 17.1, Plan 1, Lot 11-10 & Portion of Plan 1, Lots 11-8) Prentiss Township, Penobscot County, Maine, dated October 22,

2007, and (vi) Phase I Environmental Site Assessment (ESA) Update Stetson Wind Project Township 8 Range 3 NBPP, Township 8 Range 4 NBPP, Carroll Plantation, Prentiss Township, Webster Plantation, Kingman Township, Towns of Mattawamkeag, Woodville & Chester, Maine, dated September 14, 2009, each prepared by Ransom Environmental Consultants, Inc., and with respect to the Stetson II Project, the Phase I Environmental Assessment Stetson II, T8 R4 NBPP, Washington County, Maine, dated May 13, 2009, prepared by Acadia Environmental Technology.

“Equipment Purchase Agreement” means that certain Equipment Purchase Agreement, dated as of April 29, 2009, by and between First Wind Construction, LLC, as Buyer, and Waukesha Electric, as Seller, and assigned to Stetson Wind II, LLC, pursuant to that certain Assignment and Assumption Agreement, dated as of December 22, 2009, by and between First Wind Construction, LLC and Stetson Wind II, LLC.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Plan” means any employee benefit plan (a) maintained by Borrower or any member of the Controlled Group, or to which any of them contributes or is obligated to contribute, for its employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

“Estoppel Agreement” means the estoppels agreements executed by the Landowners with respect to the Real Property Agreements, in the form of Exhibit F-6 to the Financing Agreement and otherwise satisfactory in content to the Security Agent.

“Event of Default” and “Events of Default” have the meanings given in Section 10.1 of the Financing Agreement.

“Event of Eminent Domain” means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral by any agency, department, authority, commission, board, instrumentality or political subdivision of the State of Maine, the United States or another Governmental Authority having jurisdiction.

“Evergreen Wind Power V LLC Agreement” means the First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power  V, LLC, dated as of April 2, 2007, as amended by that certain First Amendment to First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power V, LLC, dated as of December 11, 2008, as modified by that certain Membership Interest Transfer Agreement of Evergreen Wind Power V, LLC, dated as of July 17, 2009, as further amended by that certain Second Amendment to First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power V, LLC, dated as of July 17, 2009, and as further amended by that certain Third Amendment to First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power V, LLC, dated as of the date of the Financing Agreement.

“Excess Cash” means, for any applicable time period, Project Revenues received, less paid O&M Costs, less paid Debt Service, less amounts required for deposit into the Reserve Accounts (pursuant to Section 6 of the Account Control Agreement), plus any amounts withdrawn from such Reserve Accounts.

“Exempt Wholesale Generator” or “EWG” means an “exempt wholesale generator,” as such term is defined in PUHCA and the FERC’s regulations thereunder.

“Existing Stetson I Facilities” means all obligations of Evergreen Wind Power V, LLC under that certain Financing Agreement, dated as of July 17, 2009, by and among Evergreen Wind Power V, LLC, as borrower, HSH Nordbank AG, New York Branch, as arranger, administrative agent, security agent and issuing bank, and the financial institutions party thereto as lenders, as amended from time to time.

“Expiration Date” means, with respect to any Letter of Credit, the date of expiration set forth therein.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Side Agreement” means, collectively, the Lender Fee Side Agreement and the Agency Fee Side Agreement.

“FERC” means the Federal Energy Regulatory Commission and its successors.

“Financing Agreement” means that certain Financing Agreement, dated as of December 22, 2009, by and among Borrower, Administrative Agent, Issuing Bank, Security Agent, the Joint Lead Arrangers and the Lenders.

“Financing Documents” means the Financing Agreement, the Notes, the Collateral Documents, the Fee Side Agreement, the Letters of Credit, the Interest Rate Agreements, and any other documents, agreements or instruments entered into in connection with any of the foregoing.

“Fixed Portion” means, at any time, the Term Loans that have been hedged pursuant to Interest Rate Agreements in accordance with Section 3.9 of the Financing Agreement.

“Floating Portion” means, at any time, the Term Loans that have been not hedged pursuant to Interest Rate Agreements.

“FPA” means the Federal Power Act, 16. U.S.C., Section 824 et seq.

“GAAP” means generally accepted accounting principles in the United States of America consistently applied.

“Gen Lead Account” has the meaning given in Section 6(j) of the Account Control Agreement.

“Gen Lead Company” means Evergreen Gen Lead, LLC, a wholly-owned indirect subsidiary of the Sponsor.

“GIS Administrator” has the meaning given in the New England Power Pool Generation Information System Operating Rules.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including the Internal Revenue Service, Department of Energy, any zoning authority, FERC, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator, any of which has the authority to bind a party at law.

“Government Grant” means any cash grants received by Borrower from the

United States government in respect of the Stetson II Project pursuant to Section 1603 of the American Recovery and Reinvestment Act of 2009.

“Government Grant Disallowance Event” means any reduction, disallowance or invalidation in any Government Grant received by Borrower or Stetson Wind II, LLC in respect of the Stetson II Project, for any reason, including, without limitation, any misstatements, misrepresentations or inaccuracies in the Government Grant application  filed in respect of the Stetson II Project.

“Government Grant Proceeds Account” has the meaning given in Section 6(g) of the Account Control Agreement.

“Governmental Rule” means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guideline, policy (only to the extent that such guideline or policy is mandatory in character) or similar form of decision of any Governmental Authority.

“Guaranty and Security Agreement” has the meaning given in Section 4.1(a)(iv) of the Financing Agreement.

“Hazardous Substances” means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated byphenyls, (b) any chemicals or other materials or substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated or with respect to which liability or standards of conduct are imposed under any Environmental Law.

“Hazardous Substances Law” means any and all federal, state and local statutes, Governmental Rules, regulations, ordinances, judgments, consent decrees, settlements, orders, codes or injunctions that impose liability for or standards of conduct concerning the generation, manufacture, processing, emission, distribution, use, treatment, storage, release or threatened release, discharge, disposal, cleanup, transport, arrangement for disposal or handling of Hazardous Substances including, but not limited to, the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976 (RCRA), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), as amended, the Toxic Substances Control Act (TSCA), as amended, and the Occupational Safety and Health Act of 1970 (OSHA), as amended, to the extent it relates to the handling of and exposure to Hazardous Substances.

“Hedge LC” means an Energy Hedge LC or a REC Contract LC, as the case may be.

“Hedge LC Loan” has the meaning given in Section 2.2(d)(v) of the Financing Agreement.

“Hedge LC Margin” has the meaning given in Section 7.3(q) of the Financing Agreement.

“Improvements” means all buildings, structures and improvements now located or later to be constructed on the Project Site or the Transmission Lien Real Property Interests.

“Inchoate Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time, the giving of notice or both, would constitute an Event of Default.

“Indemnitees” has the meaning given in Section 7.23(a) of the Financing Agreement.

“Independent Consultants” means, collectively, the Insurance Consultant, the Independent Engineer, the Wind Consultant, the Power Market Consultant and the Environmental Consultant, or their respective successors appointed pursuant to Section 13.1 of the Financing Agreement.

“Independent Engineer” means Garrad Hassan America, Inc., or its successor appointed pursuant to Section 13.1 of the Financing Agreement.

“Independent Engineer’s Closing Certificate and Report” has the meaning given in Section 5.1(p) of the Financing Agreement.

“Insurance Consultant” means Moore McNeil, LLC, or its successor appointed pursuant to Section 13.1 of the Financing Agreement.

“Insurance Proceeds” means all amounts and proceeds (including instruments) received by the Borrower or any Project Company or with respect to the Projects, in respect of any insurance policy maintained by Borrower, except for any proceeds from any business interruption insurance policies maintained by Borrower thereunder.

“Interconnection Agreement” means, with respect to the Stetson I Project, the Amended and Restated Standard Large Generator Interconnection Agreement effective as of October 1, 2009, by and among ISO, Transmission Owner, Evergreen Wind Power V, LLC and Gen Lead Company, and with respect to the Stetson II Project, the Standard Large Generator Interconnection Agreement effective as of October 1, 2009 by and among ISO, Transmission Owner, Stetson Wind II, LLC and Gen Lead Company.

“Interest Fix Fees” has the meaning given in Section 3.9(b) of the Financing

Agreement.

“Interest Payment Date” has the meaning given in Section 2.1(b)(ii) of the Financing Agreement.

“Interest Period” has the meaning given in Section 2.1(c) of the Financing Agreement.

“Interest Rate Agreements” has the meaning given in Section 3.9(a) of the Financing Agreement.

“ISO” means the ISO New England, Inc.

“ISO Service Agreements” means (a) the Local Service Agreement between Bangor Hydro-Electric Company, ISO and Evergreen Wind Power V, LLC for long term Firm Local Point-to-Point Transmission Service, dated as of January 12, 2009, (b) the Local Service Agreement between Bangor Hydro-Electric Company, ISO and Evergreen Wind Power V, LLC for long term Firm Local Point-to-Point Transmission Service, dated as of December 8, 2008, (c) the Local Service Agreement between Bangor Hydro-Electric Company, ISO and Stetson Wind II, dated as of June 26, 2009 for long term Non-Firm Local Point-to-Point Transmission Service.

“Issuing Bank” means BNP Paribas, or any successor pursuant to Section 2.6(f) of the Financing Agreement.

“Joint Lead Arranger” or “Joint Lead Arrangers” means BNP Paribas and HSH Nordbank AG, New York Branch.

“Landowners” means the counterparties to the Project Companies under the Real Property Agreements.

“LC Commitment” means, at any time with respect to BNP Paribas and its participants and permitted assignees pursuant to Sections 12.14 and 12.15 of the Financing Agreement, respectively, the Total LC Commitment.

“LC Commitment Fee” has the meaning given in Section 3.3(e)(i) of the Financing Agreement.

“LC Exposure” means, for any Letter of Credit, at any time, the sum of (a) the Stated Amount of such Letter of Credit issued and outstanding at such time, plus (b) the aggregate amount of all Reimbursement Obligations or LC Loans on any such Letter of Credit, if any.

“LC Fees” means, collectively, the LC Commitment Fees, LC Fronting Fee and the Letter of Credit Fees.

“LC Fronting Fee” has the meaning given in Section 3.3(e)(iii) of the Financing Agreement.

“LC Issuance Period” means the period commencing on the Closing Date and ending on the LC Loan Maturity Date.

“LC Loan” means each and any O&M Reserve LC Loan, Debt Service Reserve LC Loan, Hedge LC Loan and Working Capital LC Loan.

“LC Loan Maturity Date” means the earlier to occur of (a) five (5) Business Days prior to the date that is seven (7) years from the Closing Date; and (b) the date on which the entire outstanding principal balance of the LC Loans, together with all unpaid interest, fees, charges and costs, become due and payable under the Financing Agreement.

“Lease” means, collectively, the Stetson I Lease and the Stetson II Lease.

“Legal Requirements” means, as to any Person, the articles of incorporation, by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, including any Governmental Rule, any requirement under a Permit, and any determination of any Governmental Authority in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender” or “Lenders” means lenders from time to time party to the Financing Agreement as Lenders in respect of the Term Loans, Bridge Loans, LC Loans and Letters of Credit.

“Lender Fee Side Agreement” means that certain Fee Letter, dated as of the Closing Date, by and between the Administrative Agent, the Joint Lead Arrangers, the Lenders and the Borrower.

“Lending Office” means the office designated as such beneath the name of a Lender set forth on Exhibit I of the Financing Agreement or such other office of such Lender as such Lender may specify in writing from time to time to Administrative Agent and Borrower in accordance with the Financing Agreement.

“Letter of Credit Fee” has the meaning given in Section 3.3(e)(ii) of the Financing Agreement.

“Letters of Credit” means, collectively, the O&M Reserve LC, the Debt Service Reserve LC, each Hedge LC and each Working Capital LC.

“LIBO Rate” means, with respect to any LIBO Rate Loan for any Interest Period, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market at approximately 11:00 a.m.

(London, England time) two (2) Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.

“LIBO Rate Default Rate” means, with respect to any LIBO Rate Loans outstanding from time to time, the interest rate per annum equal to the LIBO Rate then in effect plus the Applicable Margin plus 2.00% per annum.

“LIBO Rate Loans” means Term Loans that bear interest at a rate per annum determined by reference to the LIBO Rate.

“Lien” on any asset means any mortgage, deed of trust, lien, pledge, charge, security interest, restrictive covenant by Borrower, Member or any Project Company or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquidation Costs” has the meaning given in Section 3.7 of the Financing Agreement.

“LLC Agreements” means, collectively, the (a) Borrower LLC Agreement; (b) Evergreen Wind Power V LLC Agreement; (c) Stetson Wind II LLC Agreement; and (d) Member LLC Agreement.

“Loan” and “Loans” means the Term Loans and Bridge Loans.

“Loss Proceeds” means, collectively, the Eminent Domain Proceeds and the Insurance Proceeds.

“Loss Proceeds Account” has the meaning given in Section 6(f) of the Account Control Agreement.

“Major Project Participants” means (a) Borrower; (b) Member; (c) Sponsor;

(d) each Project Company; (e) Operator; (f) BOP Contractor while any warranties remain under its applicable BOP Contract; (g) Energy Hedge Provider; (h) Energy Hedge Guarantor; (i) ISO; (j) Turbine Supplier while any warranties remain under a Turbine Supply Agreement, (k) Turbine Operator, (l) Transmission Owner, (m) the power purchaser under the PPA, (n) REC Contracts Counterparties, (o) First Wind Energy, LLC, (p) Waukesha Electric, and (q) each other Person to a Material Project Document (except for grantors under the Real Property Agreements), in each case, for so long as such Person has obligations under such Material Project Document, and subject to any other limitations set forth in this definition of Major Project Participant.

“Majority Lenders” means, subject to Section 2.6(c)(ii) of the Financing Agreement, the Lenders having outstanding Loans representing at least 66.67% of the aggregate amount of all outstanding Loans.

“Mandatory Prepayment” means a prepayment of Loans required of Borrower pursuant to Section 3.2(c) of the Financing Agreement.

“Material Adverse Effect” means any event or occurrence of whatever nature that could reasonably be expected to result in a material adverse change in (a) the status of the business, results of operations or condition (financial or otherwise) of Borrower, any Project Company or the Project that affects the ability of Borrower to meet its financial obligations under the Financing Agreement in a timely manner during the term of the Financing Agreement, taking into consideration the scheduled repayment of the Loans and payment of other Obligations under the Financing Documents; or (b) the ability of Borrower to perform its respective material obligations under the Operative Documents to which it is a party, or (c) with respect to the Financing Documents, the validity or priority of the Lenders’ security interests in, and Liens on, the Collateral and the continued effectiveness and enforceability of the Collateral Documents.

“Material Project Documents” means the Energy Hedge, the Interconnection Agreement, the ISO Service Agreements, the BOP Agreements, the Turbine Supply Agreement, the Turbine Service Agreement, the O&M Service Agreement, the PPA, the REC Contracts, the Real Property Agreements, the LLC Agreements, the Shared Facilities Agreement, the Equipment Purchase Agreement and the Project Administration Agreement, in each case unless and until any such Material Project Document expires on its scheduled termination date without being extended or is replaced with an Additional Project Document pursuant to the applicable provisions of the Financing Agreement, and in the case of the BOP Agreements and the Turbine Supply Agreement, upon the expiration of any warranty periods thereunder.

“Maturity Date” means, as applicable, the Bridge Loan Maturity Date, the LC Loan Maturity Date or the Term Loan Maturity Date.

“Member” means CSSW Stetson Holdings, LLC, a Delaware limited liability company, and any subsequent transferee pursuant to Section 8.17 of the Financing Agreement.

“Member LLC Agreement” means the Limited Liability Company Agreement of CSSW Stetson Holdings, LLC, a Delaware limited liability company, dated as of December 7, 2009.

“Member Pledge and Security Agreement” has the meaning given in Section 4.1(a)(iii) of the Financing Agreement.

“Minimum Debt Service Coverage Ratio” means a Debt Service Coverage Ratio of a minimum of 1.20 to 1.00.

“Monthly Transfer Date” means (a) December 31, 2009, (b) thereafter, the last

Business Day of each succeeding calendar month, and (c) the Maturity Date.

“Moody’s” means Moody’s Investors Service, Inc., or, if such credit rating agency terminates its activities, any other credit rating agency acceptable to the Majority Lenders.

“Mortgage Documents” has the meaning given in Section 4.1(a)(i) of the Financing Agreement.

“Mortgaged Property” has the meaning given to the term “Mortgaged Property” in the granting clause of each Mortgage Document.

“MPUC” means the Maine Public Utilities Commission.

“Multiemployer Plan” means any ERISA Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which Borrower or any member of the Controlled Group is making, or has an obligation to make, contributions, or has made, or has been obligated to make, contributions since the date which is six (6) years immediately preceding the Closing Date.

“Non-Recourse Party” has the meaning given in Article 11 of the Financing Agreement.

“Note” and “Notes” have the meaning given in Section 2.1(f) of the Financing Agreement.

“Notice of Borrowing” has the meaning given in Section 2.5 of the Financing Agreement.

“Notice of Change of Law” has the meaning given in Section 3.6(b) of the Financing Agreement.

“Notice of Inability to Determine Rates” has the meaning given in Section

3.6(a) of the Financing Agreement.

“Notice of LC Activity” has the meaning given in Section 2.2(c) of the Financing Agreement.

“O&M Costs” means, for any period, all actual cash operating and maintenance costs incurred and paid by Borrower or any Project Company for such period, payments required under the Project Documents, including under the Turbine Service Agreement and the O&M Service Agreement for such period, costs for major maintenance for such period, local sales and real estate taxes for such period, income tax (if any) for such period, insurance premiums for such period, consumables, payments made in connection with the requirements of any Permits or Legal Requirements for such period, payments under any lease or any Real Property Agreement (including any royalty or similar payments), reasonable legal, accounting and consulting fees, costs and expenses paid by Borrower or any Project Company in connection with the management, maintenance or operation of the Projects in accordance with the Project Documents for such period whether performed by an Affiliate or the Member, fees paid in connection with obtaining, transferring, maintaining or amending any Applicable Permits and reasonable general and administrative expenses for such period, but exclusive, in all cases, of non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, and also exclusive of all debt service obligations of Borrower under the Financing Documents.

“O&M Reserve Account” has the meaning given in Section 6(e) of the Account Control Agreement.

“O&M Reserve LC” means the letter of credit to be issued pursuant to Section 2.2(a)(i) of the Financing Agreement.

“O&M Reserve LC Loan” has the meaning given in Section 2.2(d)(iii) of the Financing Agreement.

“O&M Reserve Requirement” means $2,570,000.

“O&M Service Agreement” means, collectively, (a) that certain Project O&M Agreement, dated as of November 17, 2008, by and between Evergreen Wind Power V, LLC and First Wind O&M, LLC; and (b) that certain Project O&M Agreement, dated as of December 18, 2009, by and between Stetson Wind II, LLC and First Wind O&M, LLC.

“Obligations” means, with respect to Borrower or any Affiliated Participant (only to the extent of its obligations under any Financing Document to which it is a party), all Loans, Reimbursement Obligations and obligations of performance, howsoever arising (and whether arising or incurred before or after any Bankruptcy Event), owed by Borrower or any Affiliated Participant (only to the extent of its obligations under any Financing Document to which it is a party) to the Agents, Issuing Bank, Joint Lead Arrangers, the Lenders or Borrower’s counterparties under the Interest Rate Agreements (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Financing Agreement or any of the other Financing Documents, including all principal, interest, Liquidation Costs, Interest Fix Fees, fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable and other amounts payable by Borrower or any Affiliated Participant (only to the extent of its obligations under any Financing Document to which it is a party) under the Financing Agreement or any of the other Financing Documents.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Laws” means any laws, regulations, and executive orders relating to the economic sanctions programs administered by OFAC, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).

“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.

“OFAC Violation” has the meaning assigned to such term in Section 7.16(e) of the Financing Agreement.

“Operating Account” has the meaning given in Section 6(b) of the Account Control Agreement.

“Operative Documents” means the Financing Documents and the Project Documents.

“Operator” means First Wind O&M, LLC, or such other Person as shall be approved by Administrative Agent (acting reasonably on instructions of the Majority Lenders) to operate the Project in accordance with Section 7.12(b) of the Financing Agreement.

“Optional Prepayment” means a prepayment of Loans at the option of Borrower pursuant to the Financing Agreement, including, without limitation, pursuant to Section 3.2(b) of the Financing Agreement.

“Other Taxes” has the meaning given in Section 3.4(d)(i) of the Financing Agreement.

“P50 Production Level” means the aggregate annual energy production level of the Projects that has a probability of excedence of 50% over a one-year and ten-year period of time, according to the Independent Engineer’s wind production forecasts delivered to Administrative Agent.

“P99 Production Level” means the aggregate annual energy production level of the Projects that has a probability of excedence of 99% over a one-year period of time, according to Independent Engineer’s wind production forecasts delivered to Administrative Agent.

“Parts” means any part, appliance, instrument, appurtenance, accessory or other personal property of any nature necessary or useful to the operation, maintenance, service or repair of any Project.

“Patriot Act” has the meaning assigned to such term in Section 6.40(a) of the Financing Agreement.

“Payment Date” means (a) December 31, 2009, (b) thereafter, the last Business Day of each succeeding six (6) month period, and (c) the Maturity Date.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permit” means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right, registration, filing, submission or license of, with or from a Governmental Authority.

“Permitted Debt” means (a) the Loans and the other Obligations; (b) trade or other similar indebtedness incurred in the ordinary course of business in accordance with the Base Case Project Projections; and (c) in addition to Debt expressly set forth in the Base Case Project Projections, up to $100,000 of Debt incurred in the ordinary course of business in a fiscal year or up to $250,000 of Debt in the aggregate outstanding at any time incurred in the ordinary course of business.

“Permitted Encumbrances” has the meaning given in Section 5.1(ee)(i) of the

Financing Agreement.

“Permitted Investments” means investments in and agreements reflecting such investments or executed to effectuate the same:

obligations issued or guaranteed by the United States of America maturing or being due or payable in full not more than thirty (30) days after Borrower’s acquisition thereof;

certificates of deposit, bankers acceptances and other “money market instruments” issued by any Lender or a bank having capital and surplus in an aggregate amount of not less than $500,000,000 and having the following ratings: A or greater by S&P or A2 or greater by Moody’s, and, in each case, maturing or being due or payable in full not more than one thirty (30) days after Borrower’s acquisition thereof;

collateralized repurchase agreements entered into with any bank or trust company organized under the laws of the United States of America or any State thereof and having capital and surplus in an aggregate amount of not less than $100,000,000 relating to United States of America government obligations maturing or being due or payable in full not more than thirty (30) days after Borrower’s acquisition thereof;

(i) tax exempt short-term securities having at least the following ratings: A or greater by S&P or Prime or greater by Moody’s; and (ii) tax exempt long-term securities having at least the following ratings: A or greater by S&P or A2 or greater by Moody’s, in each case maturing or being due or payable in full not more than thirty (30) days after Borrower’s acquisition thereof;

money market funds for which the Securities Intermediary or any of its Affiliates is investment manager or advisor; or

any other investments approved by Security Agent (acting with the consent of the Majority Lenders).

“Permitted Liens” means (a) the Liens, rights and interests of the Agents and other Secured Parties as provided in the Operative Documents (including in the Collateral Documents); (b) Liens imposed by any Governmental Authority for any taxes applicable to Borrower, for which adequate reserves have been set aside therefor (as determined by the Security Agent) or are either secured by a bond or other security reasonably acceptable to

Administrative Agent or not yet due or being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of any Project, any material portion of the Project Site or any Real Property Parcel, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Projects, any material portion of the Project Site or any Real Property Parcel, or (ii) adequate reserves have been set aside therefor (as determined by the Security Agent) or such bond or other security acceptable to Administrative Agent in its sole discretion has been posted or provided in such manner and amount as to assure Administrative Agent that any taxes, assessments or other charges determined to be due will be promptly paid in full when such contest is determined; (c) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like liens arising in the ordinary course of business or, prior to the Commercial Operation Date, in connection with the construction of the Stetson II Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of any part of the Stetson II Project, any material portion of the Project Site or any Real Property Parcel, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Stetson II Project, any material portion of the Project Site or any Real Property Parcel, or (ii) adequate reserves have been set aside therefor (as determined by the Security Agent) or a bond or other security acceptable to Administrative Agent in its sole discretion has been posted or provided in such manner and amount as to assure Administrative Agent that any amounts determined to be due will be promptly paid in full when such contest is determined; (d) Permitted Encumbrances; (e) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance, social security and other Governmental Rules and that do not in the aggregate, materially impair the use or the value of any Project; (f) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves in accordance with GAAP, bonds or other security acceptable to Administrative Agent in its sole discretion have been provided or are fully covered by insurance; (g) minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or minor imperfections in title which do not impair the property affected thereby for the purpose for which title was acquired or materially interfere with the operation of any Project as contemplated by the Operative Documents; (h) mineral rights the use and enjoyment of which do not materially interfere with the use and enjoyment of any Project or any material portion of the Project Site; (i) Liens, deposits or pledges to secure mandatory statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of Borrower’s business; (j) Liens on assets, other than any real property assets, of Borrower related to any Project, which assets have a fair market value of less than $250,000 in the aggregate; (k) involuntary Liens (including a lien of an attachment, judgment or execution) securing a charge or obligation, on any of Borrower’s property, either real or personal, related to any Project, whether now or hereafter owned in the aggregate sum of less than $250,000; (l) subject to Section 8.4 of the Financing Agreement, a Lien granted to Security Agent with respect to the ownership interests of the Project Companies in the Gen Lead Company in connection with a Permitted Transmission Line Transfer; and (m) Energy Hedge Lien if created in connection with documents executed pursuant to Section 8.2 of the Financing

Agreement..

“Permitted Transmission Line Transfer” has the meaning given in Section 8.4 of the Financing Agreement.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

“Placed in Service Date” means the date on which (a) Turbine Mechanical Completion Certificates, or any replacement certificate providing the same certifications, have been delivered for the Turbines included in the Stetson II Project; (b) the Stetson II Project has obtained all Applicable Permits required for its operation, and (c) the Stetson II Project is interconnected and synchronized to the grid and capable of producing electricity in commercial quantities.

“Plans and Specifications” means the plans and specifications for the construction and design of the Stetson II Project, including any document describing the scope of work performed by the BOP Contractor under the BOP Agreement or any other contract or subcontract for the construction of the Stetson II Project and any feeder lines and interconnections, all work drawings, engineering and construction schedules, project schedules, project monitoring systems, specifications status lists, material and procurement ledgers, drawings and drawing lists, manpower allocation documents, management and project procedures documents, project design criteria, and any other document or software referred to in or utilized in connection with the BOP Agreement or any of the documents referred to in this definition, as the same may be amended to the extent permitted by the Financing Agreement.

“Pledged Equity Interests” means (a) all the issued and outstanding membership interests held by Member in Borrower and (b) all the issued and outstanding membership interests held by Borrower in each Project Company.

“Power Market Consultant” means PACE Global Energy Services, LLC, or its successor appointed pursuant to Section 13.1 of the Financing Agreement.

“PPA” means that certain Power Purchase Agreement between President and Fellows of Harvard College and Stetson Wind II, LLC, dated as of September 29, 2009.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by BNP Paribas, as the Administrative Agent, as such bank’s prime rate with respect to extensions of credit made by it in the United States; and each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Project Administration Agreement” means, collectively, (a) that certain Management Services Agreement, dated as of July 17, 2009, by and between Evergreen Wind Power V, LLC and First Wind Energy, LLC, and (b) that certain Management Services Agreement, dated as of December 18, 2009, by and between Stetson Wind II, LLC and First Wind Energy, LLC.

“Project Company” or “Project Companies” means Evergreen Wind Power V, LLC and/or Stetson Wind II, LLC, as applicable.

“Project Documents” means the Material Project Documents and the Additional Project Documents.

“Projected Debt Service Coverage Ratio” means the ratio, calculated by the Administrative Agent, based on the financial model utilized to create the Base Case Project Projections and applying each of the P50 Production Level and the P99 Production Level, of (a) (i) Project Revenues projected to be received by the Borrower or any Project Company from the ownership or operation of the Projects, less (ii) projected O&M Costs, to (b) Debt Service, calculated for each quarterly period during the remaining term under the Energy Hedge.

“Project Revenues” means all payments received by Borrower or any Project Company from the ownership or operation of any Project, including (a) any payments due to Borrower under the Energy Hedge and resulting from the ownership of the Projects (including capacity payments) and all other income derived from the sale or use of electric energy and renewable energy credits generated by the Projects, (b) payments due to Borrower or any Project Company under any Material Project Documents (including (i) any liquidated damages due to Borrower or any Project Company under any BOP Agreement or the Turbine Supply Agreement, (ii) warranty payments due to Borrower or any Project Company under the Turbine Supply Agreement, and (iii) any warranty payments due to Borrower or any Project Company under any BOP Agreement), (c) Loss Proceeds of any business interruption insurance maintained by or on behalf of Borrower or any Project Company, and (d) any net proceeds derived from the sale of any property pertaining to any Project or incidental to the operation of any Project to the extent allowed under the Financing Agreement; provided, that Project Revenues shall not include (i) Loss Proceeds (other than proceeds of any business interruption insurance), (ii) the investment income on amounts on deposit in the Collateral Accounts, (iii) Government Grants and (iv) amounts received by Evergreen Wind Power V, LLC in connection with a Permitted Transmission Line Transfer.

“Project Site” means all property described in the Lease.

“Projects” means the Stetson I Project and the Stetson II Project.

“Proportionate Share” means the percentages and amounts set forth opposite such Lender’s name on Exhibit J to the Financing Agreement to be prepared by Administrative

Agent and attached to the Financing Agreement on the Closing Date, as such Exhibit J may be amended and modified from time to time as a result of transfers of Loans or LC Commitment by a Lender.

“Prudent Utility Practices” means those practices, methods, equipment, specifications and standards of safety and performance, of which there may be more than one, and as the same may change from time to time, as are commonly used by wind energy generation facilities of a type and size similar to any Project as good, safe and prudent engineering practices utilized in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such wind energy generation facility, with commensurate standards of safety, performance, dependability, and efficiency.

“PUHCA” means the Public Utility Holding Company Act of 2005, as amended, and all FERC rules and regulations adopted thereunder.

“Real Property Agreements” means the Lease.

“REC Contracts” means: (a) the Certificate Purchase Agreement, dated as of October 9, 2008, by and between Evergreen Wind Power, LLC, as seller, and Massachusetts Electric Corporation, as buyer, as assigned to Evergreen Wind Power V, LLC effective as of April 24, 2009; (b) the 2010 Certificate Purchase Agreement, dated as of August 18, 2009, by and between Evergreen Wind Power V, LLC, as seller, and Massachusetts Electric Corporation, as buyer; (c) the Purchase and Sale Agreement for Massachusetts Renewable Energy Credits, dated as of October 22, 2009, by and between Evergreen Wind Power V, LLC and Shell Energy North America, LP; (d) the Renewable Energy Certificate Purchase Agreement, by and between NSTAR Electric & Gas Corporation and Evergreen Wind Power V, LLC, dated as of October 5, 2009; and (e) the Citigroup REC Contract; and (f) the trade confirmation dated December 21,

2009, between Evergreen Wind Power V, LLC and Energy America, LLC.

“REC Contracts Counterparties” means each of the counterparties to the REC Contracts.

“REC Contract LC” means one or more letters of credit to be issued pursuant to Section 2.2(a)(iii) of the Financing Agreement.

“Regulation D” means Regulation D of the Federal Reserve Board (or any successor).

“Reimbursement Obligation” means Borrower’s obligation to repay any Drawing Payments under any Letter of Credit (together with interest accrued and unpaid thereon) as provided in Section 2.2(d) of the Financing Agreement.

“Reimbursement Payments” means a payment made by or on behalf of Borrower in partial or complete satisfaction of a Reimbursement Obligation.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, migrating, placing, abandonment and the like, into or upon any land or water or air, or otherwise entering into the environment.

“Replacement Obligor” means, with respect to any Person party to a Project Document, any Person satisfactory to Administrative Agent (with the consent of the Majority Lenders) who, pursuant to any definitive agreement or definitive guaranty satisfactory to Administrative Agent (with the consent of the Majority Lenders) assumes the obligation of providing the services and/or products on terms and conditions no less favorable to Borrower or any Project Company than those which such Person being replaced is obligated to provide pursuant to the applicable Project Document.

“Required Applicable Lenders” has the meaning given in Section 12.7 of the Financing Agreement, subject to Section 2.6(c)(ii) of the Financing Agreement.

“Reserve Accounts” means the Debt Service Reserve Account and the O&M Reserve Account.

“Reserve Requirement” means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Federal Reserve Board by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D).  Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the LIBO Rate with respect to LIBO Rate Loans is to be determined, or (b) any category of extensions of credit or other assets which include LIBO Rate Loans.

“Restoration Conditions” means in the event Borrower wishes to restore any Project or the Project Site affected by an Event of Eminent Domain or any event of loss for which Borrower or any Project Company has received Loss Proceeds in an amount in excess of $1,500,000, Borrower has promptly delivered to the Administrative Agent a Restoration Plan and, such Restoration Plan has been approved by the Lenders and the Administrative Agent in their sole discretion, in consultation with the Independent Engineer; provided, however, that to the extent the Restoration Plan is otherwise approved as set forth above and prior to the receipt of such Loss Proceeds from the relevant insurance company, the Borrower may use Borrower Equity to restore the Project or the Project Site affected by such Event of Eminent Domain or event of loss and, following such restoration to the satisfaction of the Administrative Agent (acting in consultation with the Independent Engineer), the Borrower may be subsequently reimbursed in an amount up to the Loss Proceeds, if any, actually received in the Loss Proceeds Account with respect to such Event of Eminent Domain or event of loss, as applicable.

“Restoration Plan” means a plan, certified by an authorized officer of Borrower,

for the restoration of the affected portion of any Project, demonstrating that: (i) the sum of the aggregate amounts of Loss Proceeds in respect of such event available to the Borrower (including in respect of any deductible for which Borrower is responsible) are anticipated to be sufficient to restore the affected portion of such Project to the condition then required or contemplated under the applicable Project Document prior to the occurrence of such event, (ii) all Applicable Permits required for the restoration work have been obtained or can be expected to be obtained in due course and are or can be expected to be free of any burdensome conditions, and (iii) the restoration work will not result in a termination, cancellation, revocation or other invalidity or impairment of any Applicable Permit or any Project Documents then in effect that could, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

“Revenue Account” has the meaning given in Section 6(a) of the Account Control Agreement.

“S&P” means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies, Inc., or, if such credit rating agency terminates its activities, any other credit rating agency acceptable to the Lenders.

“Scheduled Repayment Amount” means the repayment amounts of the Term Loans and Bridge Loans corresponding to each Payment Date as set forth in the Amortization Schedule and as adjusted from time to time pursuant to Section 3.2(a) of the Financing Agreement.

“Secured Parties” means, collectively, the Lenders, the Agents, the Issuing Bank, the Arranger, Securities Intermediary and Borrower’s counterparties to the Interest Rate Agreements.

“Securities Intermediary” means SunTrust Bank, a Georgia corporation, in its capacity as the Securities Intermediary under the Account Control Agreement, or its successor appointed pursuant to the terms of the Financing Agreement and the Account Control Agreement.

“Security Agent” means BNP Paribas, acting in its capacity as Security Agent for the Secured Parties under the Financing Agreement, or any successor appointed pursuant to the terms of the Financing Agreement.

“Shared Facilities Agreement” means that certain Shared Facilities Agreement, by and between Evergreen Wind Power V, LLC and Stetson Wind II, LLC, dated as of December 22, 2009.

“Sponsor” means First Wind Holdings, LLC, a Delaware limited liability company.

“Sponsor Equity” means the equity required to be contributed by Sponsor in respect of the Projects in an amount equal to $95,962,382.

“Sponsor Indemnity Agreement” means the Indemnity Agreement dated as of the date of the Financing Agreement, by the Sponsor in respect of certain indemnity obligations arising out of a Government Grant Disallowance Event.

“State” means (a) any state of the United States of America or (b) the District of Columbia.

“Stated Amount” means, with regard to any Letter of Credit, the total amount available to be drawn under such Letter of Credit at the time in question in accordance with the terms of such Letter of Credit and the Financing Agreement.

“Stetson I Holding Account” has the meaning given in Section 6(h) of the

Account Control Agreement.

“Stetson I Lease” means that certain Land Lease Agreement, dated October 12, 2006, by and between Lakeville Shores, Inc. and Evergreen Wind Power V, LLC, as amended by that certain First Amendment to Land Lease Agreement, dated March 30, 2007, and as further amended by that certain Second Amendment to Land Lease Agreement, dated August 17, 2007.

“Stetson I Project” means the approximately 57 megawatt nameplate capacity wind generation project comprised of Turbines, turbine towers, tower-mounted transformers, feeder lines, transmission lines, substations, switches, meteorological towers and related facilities, situated in Washington County, Maine, together with all buildings, structures or improvements erected on the land subject to the Stetson I Real Property Interests, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all Parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases of real or personal property related thereto, and all other real and tangible and intangible personal property owned by Borrower and placed upon or used in connection with the generation of electricity upon the Project Site.

“Stetson I Real Property Interests” means the Stetson I Lease, as described in Exhibit H-8A to the Financing Agreement.

“Stetson I Reed Agreement” means that certain Stetson Wind Power Project Construction Works Contract No. EWPV-07-02, dated as of December 31, 2007, by and between Evergreen Wind Power V, LLC, and Reed & Reed, Inc., as Contractor, as amended by Change Order Number 001, dated as of August 15, 2008, as further amended by Change Order Number

002, dated as of November 9, 2008, as further amended by Change Order Number 003, dated as of November 11, 2008, and as further amended by Change Order Number 004, dated as of January 28, 2008.

“Stetson II Lease” means that certain Amended and Restated Land Lease Agreement, dated as of December 26, 2008, by and between Lakeville Shores, Inc. and Stetson Wind II, LLC, as amended by that certain First Amendment dated as of June 30, 2009.

“Stetson II Prepayment” means an amount equal to the sum of (i) the outstanding Bridge Loans and (ii) the outstanding Term Loans allocated to the Stetson II Project, as determined pursuant to Section 10.1(n) of the Financing Agreement by the Administrative Agent (taking into account all debt sizing requirements contemplated in the Debt Sizing Base Case).

“Stetson II Project” means the approximately 25.5 megawatt nameplate capacity wind generation project comprised of Turbines, turbine towers, tower-mounted transformers, feeder lines, transmission lines, substations, switches, meteorological towers and related facilities, situated in Washington County, Maine, together with all buildings, structures or improvements erected on the land subject to the Stetson II Real Property Interests, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all Parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases of real or personal property related thereto, and all other real and tangible and intangible personal property owned by Borrower and placed upon or used in connection with the generation of electricity upon the Project Site.

“Stetson II Real Property Interests” means the Stetson II Lease and other easement interests, as described in Exhibit H-8B to the Financing Agreement.

“Stetson II Reed Agreement” means that certain Stetson II Wind Power Project Construction Contract, dated as of September 30, 2009, between Stetson Wind II, LLC, and Reed & Reed, Inc., as modified by that certain Limited Notice to Proceed, dated as of September 30, 2009, and as further modified by that certain Second Limited Notice to Proceed and Amendment to Contract, dated as of November 24, 2009.

“Stetson II Turbine Supply Loan” means the Fourth Amended and Restated Secured Promissory Note, dated as of July 17, 2009, between First Wind Acquisition, LLC and HSH Nordbank AG, New York Branch.

“Stetson Wind II LLC Agreement” means the Limited Liability Company Agreement of Stetson Wind II, LLC, dated July 3, 2007, as amended by that certain First Amendment to Limited Liability Company Agreement of Stetson Wind II, LLC, dated December 11, 2008, and as further amended by that certain Second Amendment to Limited Liability Company Agreement of Stetson Wind II, LLC, dated as of the date of the Financing Agreement.

“Subject Companies” has the meaning given in Section 6.19(a) of the Financing Agreement.

“Subject Persons” has the meaning given in Section 10.1(d) of the Financing Agreement.

“Substitutable Lender” has the meaning given in Section 12.13 of the Financing Agreement.

“Taxes” has the meaning given in Section 3.4(d)(i) of the Financing Agreement.

“Term Loan” and “Term Loans” have the meaning given in Section 2.1(a) of the Financing Agreement.

“Term Loan Commitment Fees” has the meaning given in Section 3.3(d)(i) of the Financing Agreement.

“Term Loan Maturity Date” means the earlier to occur of (a) seven (7) years from the Closing Date; and (b) the date on which the entire outstanding principal balance of the Term Loans, together with all unpaid interest, fees, charges and costs, become due and payable under the Financing Agreement.

“Terrorism Order” has the meaning assigned to such term in Section 6.40(a) of the Financing Agreement.

“Title Insurer” means Stewart Title Guaranty Company.

“Title Policy” means that certain policy of the title insurance issued by the Title Insurer as provided in Section 5.1(ee) of the Financing Agreement, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“Total Bridge Loan Commitment” means the aggregate amount of $18,632,891.16, as set forth in Section 2.4(c) of the Financing Agreement.

“Total Commitment” means the (i) Total Term Loan Commitment plus (ii) Total Bridge Loan Commitment plus (c) Total LC Commitment, as set forth in Section 2.4(a) of the Financing Agreement.

“Total LC Commitment” has the meaning given in Section 2.4(a) of the Financing Agreement.

“Total Term Loan Commitment” means the aggregate amount of $71,000,000, as set forth in Section 2.4(b) of the Financing Agreement.

“Transmission Consultant” means Nexant Inc.

“Transmission Line Real Property Interests” means those real property interests set forth in Exhibit H-9 to the Financing Agreement.

“Transmission Owner” means Bangor Hydro-Electric Company.

“Turbine” means each GE 1.5sle MW wind turbine generator used in any Project, conforming to the specifications for such model set forth in the Turbine Supply Agreement.

“Turbine Operator” means General Electric International Incorporated.

“Turbine Service Agreement” means Operations Support Agreement, dated as of June 27, 2008, between General Electric International Incorporated, as Operator, and Evergreen Wind Power V, LLC, as Owner.

“Turbine Supplier” means General Electric Company.

“Turbine Supply Agreements” means, collectively, (a) the Contract for the Sale of Power Generation Equipment and Related Services (Stetson), dated as of June 4, 2007, between First Wind Acquisition, LLC, as Buyer, and General Electric Company, as Seller (“GE”), as amended by that Scope Change Order Form 01 dated as of August 14, 2007, as amended by that Scope Change Order Form 02 dated September 7, 2007, as amended by that Change Order No. A, dated as of the 8th day of July, 2008, as amended by that External Change Order No. 3, dated as of the 5th day of August, 2008, as amended by that External Change Order No. 4, dated as of the 22nd day of July, 2008, as amended by that External Change Order No. 4, Revision No. 1, dated as of the 8th day of August, 2008, and as amended by that External Change Order No. 5, dated as of July 14, 2009, as assigned to Evergreen Wind Power V, LLC, pursuant to that certain Assignment and Assumption Agreement, dated July 17, 2009. and (b) Contract for the Sale of Power Generation Equipment and Related Services, dated June 27, 2006, as amended by that UPC Notice No. 2007-GE-J3XU5-01, dated June 29, 2007, as amended by that External Change Order (ECO) No. 2, dated November 20, 2007, as amended by Amendment No. 1 to the Contract for the Sale of Power Generation Equipment and Related Services, dated November 27, 2007, as amended by External Change Order (ECO) No. 3, dated May 12, 2008, as amended by  External Change Order (ECO) No. 4, dated September 17, 2008, as amended by Amendment No. 2 to the Contract for the Sale of Power Generation Equipment and Related Services, dated February 20, 2009, as amended by External Change Order (ECO) No. 5, dated June 1, 2009, as assigned to Stetson Wind II, LLC, pursuant to that certain Assignment and Assumption Agreement, dated as of the date of the Financing Agreement.

“UCC” means the Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used or which governs the creation or perfection of the Liens granted thereunder.

“Upwind Array” means a single Upwind Turbine or wind energy project and all Upwind Turbines located thereon.

“Upwind Array Event” means the erection of an Upwind Turbine owned by Borrower or any Affiliate thereof that is not included in the Projects, which related Upwind Array could reasonably be expected to have a material adverse impact on the power output of any Project, as determined by the Independent Engineer (but in no event will a loss of power output of 2% of the power output of any Project or less be considered a material adverse impact).

“Upwind Turbine” means a wind turbine generator that is located upwind of the Projects and within a radius of 15 rotor diameter of a WTG comprising a part of any Project.

“Waukesha Electric” means Waukesha Electric Systems, Inc., a Wisconsin corporation.

“Wind Consultant” means AWS Truewind, LLC, or its successor appointed pursuant to Section 13.1 of the Financing Agreement.

“Withholding Certificate (Effectively Connected)” has the meaning given in Section 3.4(e) of the Financing Agreement.

“Withholding Certificate (Portfolio Interest)” has the meaning given in Section 3.4(e) of the Financing Agreement.

“Withholding Certificate (Treaty)” has the meaning given in Section 3.4(e) of the Financing Agreement.

“Working Capital LC” means one or more letters of credit to be issued pursuant to Section 2.2(a)(iv) of the Financing Agreement.

“Working Capital LC Loan” has the meaning given in Section 2.2(d)(vi) of the Financing Agreement.

RULES OF INTERPRETATION

1.                                       The singular includes the plural and the plural includes the singular.

2.                                       The word “or” is not exclusive.

3.                                       A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

4.                                       A reference to a Person includes its successors and permitted assigns.

5.                                       Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

6.                                       The words “include,” “includes” and “including” are not limiting.

7.                                       A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.  Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

8.                                       References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

9.                                       The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.  The words “will” and “shall” are used interchangeably with the same meaning.

10.                                 References to “days” shall mean calendar days, unless the term “Business Days” shall be used.  References to a time of day shall mean such time in New York, New York, unless otherwise specified.

11.                                 The Financing Documents are the result of negotiations between, and have been reviewed by Borrower, the Affiliated Participants, the Agents, Issuing Bank, each Lender and their respective counsel.  Accordingly, the Financing Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower, the Affiliated Participants, Issuing Bank, any Agent or any Lender.

1

EXHIBIT B-1

to Financing Agreement

Note No.

FORM OF NOTE

$
Dated as of

For value received, the undersigned Stetson Holdings, LLC, a Delaware limited liability company (“Borrower”), promises to pay to                   , (“Lender”) for the account of its applicable Lending Office specified in the Financing Agreement referred to below, in lawful money of the United States of America and in immediately available funds, the principal amount of                      DOLLARS ($                    ), or if less, the aggregate unpaid and outstanding principal amount of this Note advanced by Lender to Borrower pursuant to the Financing Agreement, dated as of December [    ], 2009 (the “Financing Agreement”), by and among  BNP Paribas  as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Security Agent, and Issuing Bank, and HSH Nordbank AG, New York Branch as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and the certain lenders (“Lenders”) party thereto.

This is one of the Notes referred to in the Financing Agreement and is entitled to the benefits thereof and is subject to all terms, provisions and conditions thereof.  Capitalized terms used and not defined herein shall have the meanings set forth in Exhibit A to the Financing Agreement.

This Note is made in connection with and is secured by, among other instruments, the provisions of the Mortgage Documents, the Member Pledge and Security Agreement, the Borrower Security and Pledge Agreement, the Account Control Agreement and the other Collateral Documents.  Reference is hereby made to the Financing Agreement, the Mortgage Documents, the Member Pledge and Security Agreement, the Borrower Security and Peldge Agreement, the Account Control Agreement and the other Collateral Documents for the provisions, among others, with respect to the custody and application of the Collateral, the nature and extent of the security provided thereunder, the rights, duties and obligations of Borrower and the rights of the holder of this Note.

The principal amount hereof is payable in accordance with the Financing Agreement, and such principal amount may be prepaid solely in accordance with the Financing Agreement.

Borrower authorizes Lender to record on the schedule annexed to this Note, the date and amount of each Loan made by Lender, each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the matters noted in the absence of demonstrable error.  Borrower further authorizes Lender to attach to and make a part of this Note continuations of the schedule attached thereto as necessary.  No failure to make any

Exhibit B-1

2

such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid and outstanding principal amount of the Loans.

Borrower further agrees to pay, in lawful money of the United States of America and in immediately available funds, interest from the date hereof on the unpaid and outstanding principal amount hereof until such unpaid and outstanding principal amount shall become due and payable (whether at stated maturity, by acceleration or otherwise) at the rates of interest and at the times set forth in the Financing Agreement.

If any payment on this Note becomes due and payable on a date which is not a Business Day, such payment shall be made on the succeeding, or next preceding, Business Day, in accordance with the terms of the Financing Agreement.

Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note may become or be declared to be immediately due and payable as provided in the Financing Agreement and other Financing Documents, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or notices or demands of any kind, all of which are expressly waived by Borrower.

Recourse under this Note shall be limited to that expressly set forth in Article 11 of the Financing Agreement.

Borrower agrees to pay all costs and expenses, including without limitation reasonable attorneys’ fees and Liquidation Costs incurred in connection with the enforcement of this Note, in accordance with the Financing Agreement.

Except as permitted by the Financing Agreement, this Note may not be assigned by Lender to any other person.  Transfer of this Note may be effected only by a surrender of the Note by Lender and either reissuance of the Note or issuance of a new Note by Borrower to the new lender.

This Note has been executed and delivered in and shall be construed and interpreted in accordance with and governed by the laws of the State of New York without reference to conflicts of laws other than Section 5-1401 and 5-1402 of the New York General Obligations Law.

[SIGNATURE TO FOLLOW]

Exhibit B-1

3

STETSON HOLDINGS, LLC
a Delaware limited liability company

By:
Name:
Title:

Exhibit B-1

4

		Prepayment or	Outstanding
Date	Advance	Repayment	Balance

Exhibit B-1

5

EXHIBIT C
to Financing Agreement

[Reserved]

Exhibit C

1

EXHIBIT D-1

to Financing Agreement

[Reserved]

Exhibit D-1

1

EXHIBIT D-2

to Financing Agreement

[Reserved]

Exhibit D-2

1

EXHIBIT D-3
to Financing Agreement

FORM OF CONFIRMATION OF INTEREST PERIOD SELECTION

TO:                                                                            BNP Paribas, as Administrative Agent

FROM:                                                         Stetson Holdings, LLC, a Delaware limited liability company (“Borrower”)

DATE:

1.                                       This Confirmation of Interest Period Selection is delivered to you pursuant to Section 2.1(c) of the Financing Agreement, dated as of December [    ], 2009 by and among  BNP Paribas  as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Security Agent, and Issuing Bank, and HSH Nordbank AG, New York Branch as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and the certain lenders (“Lenders”) party thereto (as amended, amended and restated, supplemented and modified from time to time, the “Financing Agreement”).  All defined terms set forth herein shall have the meanings specified in Exhibit A to the Financing Agreement.

2(a)                            We hereby confirm with respect to the [Base Rate Loan/LIBO Rate Loan] in the principal amount of $                                        , that the applicable rate of interest is herby changed to a [LIBO Rate Loan/Base Rate Loan], and we have selected a new Interest Period in respect of the new [LIBO Rate Loan/Base Rate Loan], effective as of                        , 20    , as specified below:

Interest Period(1):

2(b)                           We hereby confirm with respect to the LIBO Rate Loan in the principal amount of $                                        , the current Interest Period with respect to which ends on                         , 20     and as such, we have selected a new Interest Period in respect of such LIBO Rate Loan effective as of                        , 20    , as specified below:

Interest Period:(2)

[SIGNATURE TO FOLLOW]

(1) Paragraph 2(a) is applicable in the event of a change from a Base Rate Loan to a LIBO Rate Loan or a LIBO Rate Loan to a Base Rate Loan.

(2) Paragraph 2(b) is applicable in the event of a selection of a new Interest period of a LIBO Rate Loan.

Exhibit D-3

1

Yours very truly,

STETSON HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit D-3

2

EXHIBIT D-4
to Financing Agreement

FORM OF NOTICE OF BORROWING

Date:  [                 ], 2009

BNP Paribas

787 Seventh Avenue

New York, NY 10019

Attention:

Telephone:

Facsimile:

Re: Stetson Wind Farm Project

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Sections 2.5 and [5.2(a)] of the Financing Agreement, dated as of December [    ], 2009 by and among  BNP Paribas  as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Security Agent, and Issuing Bank, and HSH Nordbank AG, New York Branch as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and the certain lenders (“Lenders”) party thereto (as amended, amended and restated, supplemented and modified from time to time, the “Financing Agreement”).  All capitalized terms used herein shall have the respective meanings specified in Exhibit A to the Financing Agreement unless otherwise defined herein or unless the context requires otherwise.

This Notice of Borrowing constitutes a request for [Term Loans]/[Bridge Loans] as follows:

1.                                       The proposed Closing Date is [          ], 2009.

The aggregate amount of [Term Loans]/[Bridge Loans] is $[                    ], of which amount $[                          ] will be the aggregate principal amount of LIBO Rate Loans. Pursuant to Section 2.1(c) of the Financing Agreement, Borrower hereby requests an irregular Interest Period for this LIBO Rate Loan with an expiration date of [                            ].]

The undersigned does hereby certify as of the date hereof that:

2.                                       Each representation and warranty set forth in Article 6 of the Financing Agreement is true and correct in all material respects as if made on the date hereof (unless such

Exhibit D-4

1

representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

3.                                       No Event of Default or Inchoate Default with respect to any Affiliated Participant has occurred and is continuing or will result from the funding of the Loans and to the knowledge of Borrower, no Inchoate Default with respect to any Major Project Participant that is not an Affiliated Participant has occurred and is continuing or will result from the funding of the Loans.

4.                                       Neither Borrower nor Member is in default under any material term of any Operative Document or any other agreement or instrument relating to any obligation of Borrower and Member for or with respect to borrowed money, as applicable.

[SIGNATURE TO FOLLOW]

Exhibit D-4

2

The undersigned further confirms and certifies to each Lender that, as of Closing Date, all conditions precedent to the Closing Date set forth in Section 5.1 of the Financing Agreement have all been satisfied or waived in accordance with the terms of the Financing Agreement.

STETSON HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit D-4

3

EXHIBIT D-5

to Financing Agreement

FORM OF PENDING DISBURSEMENTS CLAUSE

Pending disbursement of the full proceeds of the loan secured by the Mortgage or Deed of Trust described in Schedule A, this Policy insures only to the extent of the amount actually disbursed which on the date hereof  is                                         .  This Policy insures against loss or damage which results from claims of mechanics’ or materialmen’s liens arising from non-payment of bills for labor performed or material furnished prior to December 22, 2009, except any such liens or notices thereof as may be recited under Schedule B hereof.  At the time of each disbursement of proceeds of the loan, an endorsement to this Policy must be secured increasing the amount insured hereunder up to the face amount of the Policy, and re-dating the Policy, all endorsements attached thereto, and the date set forth in the immediate preceding sentence to the date of the relevant disbursement, subject to the following requirements being met before issuance of such endorsement: (a) a title search is made by the Company that reveals no liens, objections or any adverse changes in title, with the Company reserving the right to take as an exception any liens, objections or any adverse changes in title revealed by such (b) the contractor and owner furnish the Company satisfactory paid bills, lien waivers, estoppel certificates and other evidence that all items, from which a lien might arise, have been paid or otherwise satisfied, and (c) the Owner and Contractor furnish the Company satisfactory Affidavit and Indemnity Agreement (s) as to the matters referred to in (b) above.  This Policy does not insure against mechanics’ and materialmen’s liens for labor performed and materials furnished subsequent to the last date to which mechanics’ lien coverage has been extended, nor does this Policy insure completion of the improvements in progress, or their compliance with plans and specifications.  The Company in no way guarantees the sufficiency of the mortgage proceeds as adequate to complete improvements.  Notwithstanding any other language contained in the insuring provisions of this Policy, the above provisions are the sole provision applicable to coverage for loss or damage resulting from mechanics’ or materialmen’s liens or claims not of record.

Exhibit D-5

1

EXHIBIT E-1

to Financing Agreement

FORM OF MORTGAGE DOCUMENTS

(See Tab      )

Penobscot and Washington Counties, Maine

MORTGAGE, ASSIGNMENT OF RENTS, SECURITY
AGREEMENT AND FIXTURE FILING

BY

EVERGREEN WIND POWER V, LLC,
as Mortgagor

TO

BNP PARIBAS, as Security Agent,
as Mortgagee

Relating to Premises in:

Penobscot and Washington Counties, Maine

DATED:  As of December 22, 2009

This instrument was prepared
by and after recording should be returned to:

Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street, 30th Floor
Los Angeles, CA 90017
Attn:  Allan T. Marks

MORTGAGE, ASSIGNMENT OF RENTS, SECURITY
AGREEMENT AND FIXTURE FILING

KNOW ALL PERSONS BY THESE PRESENTS:

THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of December 22, 2009 by EVERGREEN WIND POWER V, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware and having an office at c/o First Wind Energy, LLC, 179 Lincoln Street, Suite 500, Boston, MA 02111 (the “Mortgagor”), in favor of BNP PARIBAS, having an office at 787 Seventh Avenue, New York, New York 10019, as Security Agent for the Secured Parties party to the Loan Agreement referred to below (in such capacity, together with its successors in such capacity, the “Mortgagee”).

W I T N E S S E T H:

WHEREAS, Stetson Holdings, LLC, as borrower (the “Borrower”), BNP Paribas, HSH Nordbank AG, New York Branch and other financial institutions who later become a party thereto (collectively, the “Lenders”), HSH Nordbank AG, New York Branch, in its capacity as Joint Lead Arranger, and BNP Paribas, in its capacities as Joint Lead Arranger, as Administrative Agent for the Lenders, as Security Agent for the Secured Parties, and as Issuing Bank, are the parties to a Financing Agreement dated as of December 22, 2009 (as modified, supplemented, further amended and amended and restated and in effect from time to time, being herein called the “Loan Agreement”; except as otherwise herein expressly provided, all terms defined in the Loan Agreement being used herein as defined therein), which Loan Agreement provides for extensions of credit to be made by the Lenders to the Borrower as set forth therein in an original aggregate amount up to but not exceeding the Commitment, for extensions of credit (the “Loans”).

WHEREAS the Mortgagor expects to receive benefits from the extensions of credit pursuant to the Loan Agreement.

WHEREAS, pursuant to that certain Guaranty and Security Agreement, dated as of December 22, 2009 as modified, supplemented, amended and amended and restated and in effect from time to time, being herein called the “Security Agreement”), the Mortgagor has unconditionally secured the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders by the Borrower under the Loan Documents (as hereinafter defined);

WHEREAS, it is a condition to the obligation of the Lenders to extend credit to the Borrower pursuant to the Loan Agreement that the Mortgagor execute and deliver this Mortgage;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and FOR THE PURPOSE OF SECURING the following (collectively, the “Obligations”):

1.     the obligations of the Mortgagor in respect of its guarantee under the Security Agreements,

2.     the performance and payment of the covenants, agreements and obligations hereinafter contained and contained in the Security Agreement,

3.     the performance and payment of the covenants, agreements and obligations hereinafter contained and contained in the Loan Agreement and the other Loan Documents and all other monies secured hereby, including, without limitation, any and all sums expended by the Mortgagee pursuant to Section 1.09, together with interest thereon, and

4.     the payment of all other obligations of the Borrower and Mortgagor to the Lenders under the Loan Documents,

the Mortgagor hereby irrevocably grants, bargains, sells, releases, conveys, warrants, assigns, transfers, mortgages, pledges, sets over and confirms unto the Mortgagee, under and subject to the terms and conditions hereinafter set forth, the land and premises (the “Land”) described in the deeds to Mortgagor identified in Exhibit A, together with the easement rights (the “Easement Rights”) described in the assignment and easement deeds to Mortgagor identified in Exhibit B, the Land and the Easement Rights being hereinafter collectively called the “Property”;

TOGETHER WITH all interests, estates or other claims, both in law and in equity, that the Mortgagor now has or may hereafter acquire in (a) the Property, (b) all easements, rights-of-way and rights used in connection therewith or as a means of access thereto, including (without limitation) the access easements identified in Exhibit D and (c) all tenements, hereditaments and appurtenances in any manner belonging, relating or appertaining thereto (all of the foregoing interests, estates and other claims being hereinafter collectively called “Access Easements and Rights of Way”); and

TOGETHER WITH all estate, right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any streets, open or proposed, adjoining the Property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection therewith (all of the foregoing estate, right, title and interest being hereinafter called “Adjacent Rights”); and

TOGETHER WITH all estate, right, title and interest of the Mortgagor, now owned or hereafter acquired, in and to any and all buildings and other improvements now or hereafter located on the Land or on the land burdened by the Easement Rights and all building materials, building equipment and fixtures of every kind and nature located on the Land or on the land burdened by the Easement Rights or, attached to, contained in or used in any such buildings and other improvements (including, without limitation, substations, transmission lines, collection lines, microwave towers and ancillary facilities), and all appurtenances and additions thereto and betterments, substitutions and replacements thereof (all of the foregoing estate, right, title and interest being hereinafter collectively called “Improvements”); and

TOGETHER WITH all estate, right, title and interest of the Mortgagor in and to all such tangible property now owned or hereafter acquired by the Mortgagor (including but not limited to any and all machinery, apparatus, equipment, fittings, partitions, ducts, shafts, pipes, radiators, conduits, wiring, floor coverings, awnings, motors, engines, boilers, stokers, pumps, dynamos, transformers, turbines, generators, fans, blowers, vents, switchboards, elevators, escalators, compressors, furnaces, cleaning equipment, call and sprinkler systems, fire extinguishing apparatus, water and other tanks, heating, ventilating, plumbing, incinerating, air conditioning and air cooling systems and water, gas, telephone, telecommunications, telemetry and electric equipment and articles of personal property) now or hereafter located on or at or attached to the Land or on the land burdened by the Easement Rights such that an interest in such tangible property arises under applicable real estate law, and any and all products and accessions to any such property that may exist at any time (all of the foregoing estate, right, title and interest, and products and accessions being hereinafter called “Fixtures”); and

TOGETHER WITH all estate, right, title and interest of the Mortgagor in and to all rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon substances on or in the Property, development rights or credits, air rights, water, water rights (whether riparian, appropriative, or otherwise and whether or not appurtenant) and water stock (all of the foregoing estate, right, title and interest being hereinafter collectively called “Mineral and Related Rights”); and

TOGETHER WITH all reversion or reversions and remainder or remainders of the Property and Improvements and all estate, right, title and interest of the Mortgagor in and to any and all present and future leases of space in the Property and Improvements, and all rents, revenues, proceeds, issues, profits, royalties, income and other benefits now or hereafter derived from the Property, the Improvements and the Fixtures, subject to the right, power and authority hereinafter given to the Mortgagor to collect and apply the same (all of the foregoing reversions, remainders, leases of space, rents, revenues, proceeds, issues, profits, royalties, income and other benefits being hereinafter collectively called “Rents”); and

TOGETHER WITH all estate, right, title and interest and other claim or demand that the Mortgagor now has or may hereafter acquire with respect to any damage to the Property, the Improvements or the Fixtures and any and all proceeds of insurance in effect with respect to the Improvements or the Fixtures, including, without limitation, any title insurance, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the Property, the Improvements or the Fixtures, including without limitation any awards resulting from a change of grade of streets or as the result of any other damage to the Property, the Improvements or the Fixtures for which compensation shall be given by any governmental authority (all of the foregoing estate, right, title and interest and other claims or demand, and any such proceeds or awards being hereinafter collectively called “Damage Rights”); and

TOGETHER WITH all estate, right, title and interest of the Mortgagor in respect of any and all air rights, development rights, zoning rights or other similar rights or interests that benefit or are appurtenant to the Property or the Improvements (including, but not limited to, any and all wind energy and wind flow rights, noise buffer rights, development rights, option rights or similar or comparable rights of any nature whatsoever now or hereafter appurtenant to the Property or now or hereafter transferred to the Property) (all of the foregoing estate, right, title and interest being hereinafter collectively called “Air and Development Rights”); and

TOGETHER WITH all estate, right, title and interest of the Mortgagor in and to the agreements identified in Exhibit C attached hereto, and all other agreements heretofore or hereafter entered into relating to the construction, ownership, operation, management or use of the Property or Improvements, to the fullest extent that the same or any interest therein may be legally assigned by Mortgagor (collectively, the “Agreements”); and

TOGETHER WITH all estate, right, title and interest of the Mortgagor in and to the permits identified in Exhibit E attached hereto, and all other building permits, governmental permits, licenses, variances, conditional or special use permits, and other authorizations now or hereafter issued in connection with the construction, development, ownership, operation, management or use of the Property or Improvements, to the fullest extent that the same or any interest therein may be legally assigned by Mortgagor (collectively, the “Permits”).

All of the foregoing Access Easements and Rights of Way, Adjacent Rights, Improvements, Fixtures, Mineral and Related Rights, Rents, Damage Rights, Air and Development Rights, Agreements and Permits being sometimes hereinafter referred to collectively as the “Ancillary Rights and Properties” and the Land, the Easement Rights, and Ancillary Rights and Properties being sometimes hereinafter referred to collectively as the “Mortgage Estate”;

TO HAVE AND TO HOLD the Mortgage Estate with all privileges and appurtenances thereunto belonging, to the Mortgagee and its successors and assigns, forever, upon the terms and conditions and for the uses hereinafter set forth;

PROVIDED ALWAYS, that if the principal of and interest on the Loans under the Loan Agreement and all of the other Obligations shall be paid in full, and the Borrower shall abide by and comply with each and every covenant contained herein and in the Loan Agreement, then this Mortgage and the Lien and estate hereby granted shall cease, terminate and become void.

This Mortgage, the Loan Agreement and any other instrument given to evidence or further secure the payment and performance of any Obligation are sometimes hereinafter collectively referred to as the “Loan Documents.”

TO PROTECT THE SECURITY OF THIS MORTGAGE, THE MORTGAGOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

ARTICLE 1

Particular Covenants and Agreements of the Mortgagor

Section 1.01.          Payment of Secured Obligations.  The Mortgagor shall pay when due all Obligations in respect of its guarantee under the Collateral Documents.

Section 1.02.          Title, Etc.  The Mortgagor represents and warrants that the Mortgagor is lawfully seized and possessed of a valid and subsisting fee simple interest in the Land, is the owner of the Easement Rights, and is the owner of the related Ancillary Rights and Properties, in each case subject to no mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance or adverse claim of any nature, except those permitted under the Loan Agreement.

The Mortgagor represents and warrants that it has the full power and lawful authority to grant, bargain, sell, release, convey, warrant, assign, transfer, mortgage, pledge, set over and confirm unto the Mortgagee the Mortgage Estate as hereinabove provided.

Section 1.03.          Further Assurances; Filing; Re-Filing; Etc.

(a)           Further Instruments.  The Mortgagor shall execute, acknowledge and deliver, from time to time, such further instruments as the Mortgagee may reasonably require to accomplish the purposes of this Mortgage.

(b)           Filing and Re-Filing.  The Mortgagor, immediately upon the execution and delivery of this Mortgage, and thereafter from time to time, shall cause this Mortgage, any security agreement or mortgage supplemental hereto and each instrument of further assurance to be filed, registered or recorded and re-filed, re-registered or re-recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and perfect the Lien or estate of this Mortgage upon the Mortgage Estate.

(c)           Fees and Expenses.  The Mortgagor shall pay all filing, registration and recording fees, all re-filing, re-registration and re-recording fees, and all expenses incident to the execution, filing, recording and acknowledgment of this Mortgage, any security agreement or mortgage supplemental hereto and any instrument of further assurance, and all Federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing and recording of this Mortgage or any of the other Loan Documents, any security agreement or mortgage supplemental hereto or any instruments of further assurance.

Section 1.04.          Intentionally Omitted.

Section 1.05.          Insurance.  The Mortgagor will maintain insurance, with respect to the Mortgage Estate, in accordance with the Loan Agreement.

Section 1.06.          Casualty and Condemnation Events.

(a)           Casualty and Condemnation.  Should the Mortgage Estate or any part thereof be taken or damaged by reason of any fire or other casualty (collectively, a “Casualty”), or by reason of any public improvement or condemnation proceeding (collectively, a “Condemnation”) or should the Mortgagor receive any notice or other information regarding any such proceeding, such Casualty, Condemnation or notice or other information regarding any such proceeding shall be handled in accordance with the Loan Agreement.

Section 1.07.          Impositions.  The Mortgagor shall pay or cause to be paid all taxes, assessments, water and sewer rates, utility charges and all other governmental or non-governmental charges assessed or levied against any part of the Mortgage Estate or upon the Lien or estate of the Mortgagee therein in accordance with the Loan Agreement.

Section 1.08.          Limitations of Use.  Except as otherwise permitted under the Loan Documents, the Mortgagor shall comply in all material respects with the provisions of all leases, licenses, agreements and private covenants, conditions and restrictions that at any time are applicable to the Mortgage Estate.

Section 1.09.          Actions to Protect Mortgage Estate.  If the Mortgagor shall fail to (a) perform and observe any of the terms, covenants or conditions required to be performed or observed by it under the instruments conveying the Easement Rights to Mortgagor identified in Exhibit B, or perform and observe any of the terms, covenants or conditions required to be performed or observed by it under the Agreements identified in Exhibit C, (b) effect the insurance required by and as provided in Section 1.05, (c) make the payments required by Section 1.07 or (d) perform or observe any of its other covenants or agreements hereunder, the Mortgagee may, without obligation to do so, and upon notice to the Mortgagor (except in an emergency) effect or pay the same.  To the maximum extent permitted by law, all sums, including reasonable attorneys’ fees and disbursements, so expended or expended to sustain the Lien or estate of this Mortgage or its priority, or to protect or enforce any of the rights hereunder, or to recover any of the Obligations, shall be a Lien on the Mortgage Estate, shall be deemed to be added to the Obligations secured hereby, and shall be paid by the Mortgagor within 10 days after demand therefor, together with interest thereon at the default rate provided for in the Loan Agreement.

Section 1.10.          Estoppel Certificates.  The Mortgagor, within ten days after written request therefor, shall furnish the Mortgagee a written statement, duly acknowledged, of the amount of the Obligations then secured by this Mortgage and whether to their knowledge any offsets or defenses exist against any such Obligations.

ARTICLE 2

Assignment of Rents, Issues and Profits

Section 2.01.          Assignment of Rents, Issues and Profits.  The Mortgagor hereby assigns and transfers to the Mortgagee, FOR THE PURPOSE OF SECURING the Obligations, all Rents, and hereby gives to and confers upon the Mortgagee the right, power and authority to collect the same.  The Mortgagor irrevocably appoints the Mortgagee its true and lawful attorney-in-fact, at its option at any time and from time to time following the occurrence and during the continuance of a Default, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of the Mortgagor or otherwise, for Rents and apply the same to the Obligations as provided in paragraph (a) of Section 4.03; provided, however, that the Mortgagor shall have the right to collect Rents at any time prior to the occurrence of a Default (but not more than one month in advance, except in the case of security deposits).

Section 2.02.          Collection Upon Default.  To the extent permitted by law, upon the occurrence of any Default, the Mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations or the solvency of the Mortgagor, enter upon and take possession of the Property, the Improvements and the Fixtures or any part thereof, in its own name, sue for or otherwise collect Rents including those past due and unpaid, and, apply the same, less costs and expenses of operation and collection, including attorneys’ fees and disbursements, to the payment of the Obligations as provided in paragraph (a) of Section 4.03, and in such order as the Mortgagee may determine.  The collection of Rents or the entering upon and taking possession of the Property, the Improvements or the Fixtures or any part thereof, or the application thereof as aforesaid, shall not cure or waive any Default or notice thereof or invalidate any act done in response to such Default or pursuant to notice thereof.

ARTICLE 3

Security Agreement

Section 3.01.          Creation of Security Interest.  The Mortgagor hereby grants to the Mortgagee a security interest in the Fixtures for the purpose of securing the Obligations.  The Mortgagee shall have, in addition to all rights and remedies provided herein and in the other Loan Documents, all the rights and remedies of a secured party under the Uniform Commercial Code of the state in which the applicable portion of the Fixtures is located.  The Mortgagor represents and warrants to the Mortgagee that the Mortgagor has an interest of record in the real property on which the Fixtures are located, and the organizational identification number of the Mortgagor is 90-0197266.Section 3.02            Warranties, Representations and Covenants.  The Mortgagor hereby warrants, represents and covenants that:  (a) the Fixtures will be kept on or at the Property and the Mortgagor will not remove any Fixtures from the Property, except as permitted under the Loan Documents and except such portions or items of the Fixtures that are consumed or worn out in ordinary usage, all of which shall be promptly replaced by the Mortgagor, except as otherwise expressly provided in the Loan Documents, (b) all covenants and obligations of the Mortgagor contained herein relating to the Mortgage Estate shall be deemed to apply to the Fixtures whether or not expressly referred to herein and (c) this Mortgage constitutes a security agreement and “fixture filing” as those terms are used in the applicable Uniform Commercial Code.  The Mortgagor is the “Debtor” and its name and mailing address are set forth on Page 1 hereof.  The Mortgagee is the “Secured Party” and its name and mailing address from which information relative to the security interest created hereby are also set forth on Page 1 hereof.  The information provided in this Section 3.02 is provided so that this Mortgage shall comply with the requirements of the Uniform Commercial Code as in effect in the state in which the Mortgage Estate is located for a mortgage instrument to be filed as a financing statement.

Defaults; Remedies

Section 4.01.          Defaults.  If any Event of Default (herein, a “Default”) under the Loan Agreement shall occur and be continuing and, as more particularly provided in the Loan Agreement, the principal of and accrued interest on the extensions of credit and all other Obligations under the Loan Agreement shall be declared, or become, due and payable, then the obligations of the Mortgagor under the Security Agreement shall become due and payable, without presentment, demand, protest or other formalities of any kind, all of which have been waived pursuant to the Loan Agreement.Default Remedies.

Section 4.02           Default Remedies.

(a)           Remedies Generally.  If a Default shall have occurred and be continuing, this Mortgage may, to the maximum extent permitted by law, be enforced, and the Mortgagee may exercise any right, power or remedy permitted to it hereunder, under the Loan Agreement or under any of the other Loan Documents or by law, and, without limiting the generality of the foregoing, the Mortgagee may, personally or by its agents, to the maximum extent permitted by law:

(i)    enter into and take possession of the Mortgage Estate or any part thereof, exclude the Mortgagor and all persons claiming under the Mortgagor whose claims are junior to this Mortgage, wholly or partly therefrom, and use, operate, manage and control the same either in the name of the Mortgagor or otherwise as the Mortgagee shall deem best, and upon such entry, from time to time at the expense of the Mortgagor and the Mortgage Estate, make all such repairs, replacements, alterations, additions or improvements to the Mortgage Estate or any part thereof as the Mortgagee may deem proper and, whether or not the Mortgagee has so entered and taken possession of the Mortgage Estate or any part thereof, collect and receive all Rents and apply the same to the payment of all expenses that the Mortgagee may be authorized to make under this Mortgage, the remainder to be applied to the payment of the Obligations until the same shall have been repaid in full; if the Mortgagee demands or attempts to take possession of the Mortgage Estate or any portion thereof in the exercise of any rights hereunder, the Mortgagor shall promptly turn over and deliver complete possession thereof to the Mortgagee; and

(ii)   personally or by agents, with or without entry, if the Mortgagee shall deem it advisable:

(x)            sell the Mortgage Estate at a sale or sales held at such place or places and time or times and upon such notice and otherwise in such manner as may be required by law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and from time to time adjourn any such sale by announcement at the time and place specified for such sale or for such adjourned sale without further notice, except such as may be required by law;

(y)           proceed to protect and enforce its rights under this Mortgage, by suit for specific performance of any covenant contained herein or in the Loan Documents or in aid of the execution of any power granted herein or in the Loan Documents, or for the foreclosure of this Mortgage (as a mortgage or otherwise) and the sale of the Mortgage Estate under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right as the Mortgagee shall deem most effectual for such purpose, provided, that in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgage Estate, this Mortgage shall continue as a Lien on, and security interest in, the remaining portion of the Mortgage Estate; or

(z)            exercise any or all of the remedies available to a secured party under the applicable Uniform Commercial Code, including, without limitation:

(1)   either personally or by means of a court appointed receiver, take possession of all or any of the Fixtures and exclude therefrom the Mortgagor and all persons claiming under the Mortgagor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of the Mortgagor in respect of the Fixtures or any part thereof; if the Mortgagee demands or attempts to take possession of the Fixtures in the exercise of any rights hereunder, the Mortgagor shall promptly turn over and deliver complete possession thereof to the Mortgagee;

(2)   without notice to or demand upon the Mortgagor, make such payments and do such acts as the Mortgagee may deem necessary to protect its security interest in the Fixtures, including, without limitation, paying, purchasing, contesting or compromising any encumbrance that is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority paying all expenses incurred in connection therewith;

(3)   require the Mortgagor to assemble the Fixtures or any portion thereof, at a place designated by the Mortgagee and reasonably convenient to both parties, and promptly to deliver the Fixtures to the Mortgagee, or an agent or representative designated by it; the Mortgagee, and its agents and representatives, shall have the right to enter upon the premises and property of the Mortgagor to exercise the Mortgagee’s rights hereunder; and

(4)   sell, lease or otherwise dispose of the Fixtures, with or without having the Fixtures at the place of sale, and upon such terms and in such manner as the Mortgagee may determine (and the Mortgagee or any Lender may be a purchaser at any such sale).

(b)           Appointment of Receiver.  If a Default shall have occurred and be continuing, the Mortgagee, to the maximum extent permitted by law, shall be entitled, as a matter of right, to the appointment of a receiver of the Mortgage Estate, without notice or demand, and without regard to the adequacy of the security for the Obligations or the solvency of the Mortgagor.  The Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor.  Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Mortgagee in case of entry and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgage Estate, unless such receivership is sooner terminated.

(c)           Rents.  If a Default shall have occurred and be continuing, the Mortgagor shall, to the maximum extent permitted by law, pay monthly in advance to the Mortgagee, or to any receiver appointed at the request of the Mortgagee to collect Rents, the fair and reasonable rental value for the use and occupancy of the Property, the Improvements and the Fixtures or of such part thereof as may be in the possession of the Mortgagor.  Upon default in the payment thereof, the Mortgagor shall vacate and surrender possession of the Property, the Improvements and the Fixtures to the Mortgagee or such receiver, and upon a failure so to do may be evicted by summary proceedings.

(d)        Sale.  In any sale under any provision of this Mortgage or pursuant to any judgment or decree of court, the Mortgage Estate, to the maximum extent permitted by law, may be sold in one or more parcels or as an entirety and in such order as the Mortgagee may elect, without regard to the right of the Mortgagor or any person claiming under the Mortgagor to the marshalling of assets.  The purchaser at any such sale shall take title to the Mortgage Estate or the part thereof so sold free and discharged of the estate of the Mortgagor therein, the purchaser being hereby discharged from all liability to see to the application of the purchase money.  Any person, including Mortgagee or any Lender, may purchase at any such sale.  Upon the completion of any such sale by virtue of this Section 4.02 the Mortgagee shall execute and deliver to the purchaser an appropriate instrument that shall effectively transfer all of the Mortgagor’s estate, right, title, interest, property, claim and demand in and to the Mortgage Estate or portion thereof so sold, but without any covenant or warranty, express or implied.  The Mortgagee is hereby irrevocably appointed the attorney-in-fact of the Mortgagor in its name and stead to make all appropriate transfers and deliveries of the Mortgage Estate or any portions thereof so sold and, for that purpose, the Mortgagee may execute all appropriate instruments of transfer, and may substitute one or more persons with like power, the Mortgagor hereby ratifying and confirming all that such attorneys or such substitute or substitutes shall lawfully do by virtue hereof.  Nevertheless, the Mortgagor shall ratify and confirm, or cause to be ratified and confirmed, any such sale or sales by executing and delivering, or by causing to be executed and delivered, to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for such purpose, and as may be designated in such request.  Any sale or sales made under or by virtue of this Mortgage, to the extent not prohibited by law, shall operate to divest all the estate, right, title, interest, property, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in, to and under the Mortgage Estate, or any portions thereof so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, by, through or under the Mortgagor.  The powers and agency herein granted are coupled with an interest and are irrevocable.

(e)           Possession of Loan Documents Not Necessary.  All rights of action under the Loan Documents and this Mortgage may be enforced by the Mortgagee without the possession of the Loan Documents and without the production thereof at any trial or other proceeding relative thereto.

(f)            Power of Sale.  This Mortgage is on the STATUTORY CONDITION and upon the further condition of full and seasonable compliance of the Mortgagor with all of the terms, conditions, covenants and agreements set forth herein, for any breach of which the Mortgagee and its successors and assigns shall have the right of foreclosure and any and all other rights and remedies given to a mortgagee and secured party under the law of Maine, this Mortgage and any document it secures.  This Mortgage is given primarily for a business, commercial or agricultural purpose.  Mortgagor, therefore, agrees that the Mortgagee and its successors and assigns shall have “THE STATUTORY POWER OF SALE” pursuant to the applicable provisions of Titles 14 and 33 of the Maine Revised Statutes of 1964, as said Statutes have been and shall be amended, which POWER is expressly incorporated herein by reference.  Mortgagor hereby represents that the Mortgagor is a limited liability company, and the Mortgagor is not the trustee of a trust.  Such Statutory Power of Sale shall be in addition to all rights and remedies set forth herein or available under applicable law.

Section 4.03.          Application of Proceeds.

(a)           Application of Proceeds Generally.  The proceeds of any sale made either under the power of sale hereby given or under a judgment, order or decree made in any action to foreclose or to enforce this Mortgage, or of any monies held by the Mortgagee hereunder shall, to the maximum extent permitted by law, be applied:

(i)    first to the payment of all costs and expenses of such sale, including the Mortgagee’s reasonable attorneys’ fees and disbursements;

(ii)   then to the payment of all charges, expenses and advances incurred or made by the Mortgagee in order to protect the Lien and estate of this Mortgage or the security afforded hereby;

(iii)  then to the payment in full of the Obligations, ratably in accordance with the respective amounts then due and owing or as the Lenders may otherwise agree;

and after payment in full of all Obligations any surplus remaining shall be paid to the Mortgagor or to whomsoever may be lawfully entitled to receive the same.

(b)           Liability for Deficiencies.  No sale or other disposition of all or any part of the Mortgage Estate pursuant to Section 4.02 shall be deemed to relieve the Mortgagor of its obligations under the Loan Agreement or any other Loan Document except to the extent the proceeds thereof are applied to the payment of such obligations.  Except as otherwise provided in the Loan Documents, if the proceeds of sale, collection or other realization of or upon the Mortgage Estate are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, the Mortgagor shall remain liable for any deficiency.

Section 4.04.          Right to Sue.  The Mortgagee shall have the right from time to time to sue for any sums required to be paid by the Mortgagor under the terms of this Mortgage as the same become due, without regard to whether or not the Obligations shall be, or have become, due and without prejudice to the right of the Mortgagee thereafter to bring any action or proceeding of foreclosure or any other action upon the occurrence of any Default existing at the time such earlier action was commenced.

Section 4.05.          Powers of the Mortgagee.  The Mortgagee may at any time or from time to time (with the agreement of the Mortgagor) alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof or thereof, in whole or in part, and may release any portion of the Mortgage Estate or any other security, and grant such extensions and indulgences in relation to the Obligations, or release any person liable therefor as the Mortgagee may determine without the consent of any junior lienor or encumbrancer, without any obligation to give notice of any kind thereto, without in any manner affecting the priority of the Lien and estate of this Mortgage on or in any part of the Mortgage Estate, and without affecting the liability of any other person liable for any of the Obligations.

Section 4.06.          Remedies Cumulative.

(a)           Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Mortgage, or under applicable law, whether now or hereafter existing; the failure of the Mortgagee to insist at any time upon the strict observance or performance of any of the provisions of this Mortgage or to exercise any right or remedy provided for herein or under applicable law, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof.

(b)           Other Security.  The Mortgagee shall be entitled to enforce payment and performance of any of the obligations of the Mortgagor and to exercise all rights and powers under this Mortgage or under any Loan Document or any laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, Lien, assignment or otherwise; neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect the Mortgagee’s right to realize upon or enforce any other security now or hereafter held by the Mortgagee, it being stipulated that the Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may determine; every power or remedy given by the Loan Agreement, this Mortgage or any of the other Loan Documents to the Mortgagee, or to which the Mortgagee is otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee, and the Mortgagee may pursue inconsistent remedies.

Section 4.07.          Waiver of Stay, Extension, Moratorium Laws; Equity of Redemption.  To the maximum extent permitted by law, the Mortgagor shall not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, that may affect observance or performance of the provisions of this Mortgage; nor claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of the Mortgage Estate or any portion thereof prior to any sale or sales thereof that may be made under or by virtue of Section 4.02; and the Mortgagor, to the extent that it lawfully may, hereby waives all benefit or advantage of any such law or laws.  The Mortgagor for itself and all who may claim under it, hereby waives, to the maximum extent permitted by applicable law, any and all rights and equities of redemption from sale under the power of sale created hereunder or from sale under any order or decree of foreclosure of this Mortgage and (if a Default shall have occurred) all notice or notices of seizure, and all right to have the Mortgage Estate marshalled upon any foreclosure hereof.  The Mortgagee shall not be obligated to pursue or exhaust its rights or remedies as against any other part of the Mortgage Estate and the Mortgagor hereby waives any right or claim of right to have the Mortgagee proceed in any particular order.

Section 4.08.          No Waiver of Foreclosure.  Mortgagor agrees for itself and its successors and assigns that the acceptance, before the expiration of the right of redemption and after the commencement of foreclosure proceedings of this Mortgage, of insurance proceeds, eminent domain awards, Rents or anything else of value to be applied on or to the Obligations by the Mortgagee or the Lenders or any person or party holding under it shall not constitute a waiver of such foreclosure, and this agreement by Mortgagor shall be that agreement referred to in Section 6321 of Title 14 of the Maine Revised Statutes of 1964 as necessary to prevent such waiver of foreclosure.  This agreement by Mortgagor is intended to apply to the acceptance and application of any such proceeds, awards, Rents and other sums or anything else of value whether the same shall be accepted from, or for the account of, Mortgagor or from any other source whatsoever by the Mortgagee or any Lender or by any person or party holding under Mortgagee at any time or times in the future while any of the Obligations shall remain outstanding.

Section 4.09.          Assignment of Certain Easement Obligations.

Any foreclosure of this Mortgage shall constitute an express assignment from the Mortgagor to the Mortgagee or other party that acquires the Property pursuant to such foreclosure sale (the “Assignee”) of the Mortgagor’s obligations under the Easement Deed dated as of October 2, 2008 between Evergreen Wind Power V, LLC, and Maine Electric Power Company and recorded in the Penobscot County Registry of Deeds in Book 11553, Page 18 and the Use Agreement referenced therein, if any, and such acquisition of the Property pursuant to such foreclosure shall be deemed to be a written acceptance of all such assigned obligations by the Assignee.  Furthermore, Assignee shall give notice of any such acquisition of the Property pursuant to such foreclosure as may be required pursuant to the instruments identified on the attached Exhibit F.

ARTICLE 5

Miscellaneous

Section 5.01.          Release by Mortgagee.  Upon the termination of the Commitments under and as defined in the Loan Agreement and the payment in full of the Obligations, the Mortgagee shall release the Lien of this Mortgage, or upon the request of the Mortgagor, and at the Mortgagor’s expense, assign this Mortgage without recourse to the Mortgagor’s designee, or to the person or persons legally entitled thereto, by an instrument duly acknowledged in form for recording.  Upon any transfer by Mortgagor of title to all or any portion of the Mortgage Estate, which transfer is not prohibited by the Loan Documents, the Mortgagee shall, upon the request of the Mortgagor, execute and deliver a release (in recordable form) of the transferred property from the Lien of this Mortgage.  If all of the Mortgage Estate is so transferred, the Mortgagee shall completely release and discharge this Mortgage.

Section 5.02.          Notices.  All notices, demands, consents, requests or other communications (collectively, “notices”) that are permitted or required to be given by any party to the other hereunder shall be in writing and given in the manner specified in the Loan Agreement.

Section 5.03.          Amendments; Waivers; Etc.  This Mortgage cannot be modified, changed or discharged except by an agreement in writing, duly acknowledged in form for recording, signed by the Mortgagor and the Mortgagee with the consent of the Lenders as provided in the Loan Agreement.  For purposes hereof, a statement by the Mortgagee in any modification or supplement to this Mortgage to the effect that such modification or supplement has been consented to by the Lenders as provided in the Loan Agreement shall be conclusive evidence of such consent and it shall not be necessary for a copy of such consent to be recorded with such modification or supplement as a condition to such modification or supplement being recorded in the appropriate real estate records.

Section 5.04.          Successors and Assigns.  This Mortgage applies to, inures to the benefit of and binds the Mortgagor and the Mortgagee and their respective successors and assigns and shall run with the Property.

Section 5.05.          Captions.  The captions or headings at the beginning of Articles, Sections and paragraphs hereof are for convenience of reference and are not a part of this Mortgage.

Section 5.06.          Severability.  If any term or provision of this Mortgage or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the maximum extent permitted by law.  If any portion of the Obligations shall for any reason not be secured by a valid and enforceable Lien upon any part of the Mortgage Estate, then any payments made in respect of the Obligations (whether voluntary or under foreclosure or other enforcement action or procedure or otherwise) shall, for purposes of this Mortgage (except to the extent otherwise required by applicable law) be deemed to be made (i) first, in respect of the portion of the Obligations not secured by the Lien of this Mortgage, (ii) second, in respect of the portion of the Obligations secured by the Lien of this Mortgage, but which Lien is on less than all of the Mortgage Estate, and (iii) last, to the portion of the Obligations secured by the Lien of this Mortgage, and which Lien is on all of the Mortgage Estate.

Section 5.07.          Maximum Amount.  Notwithstanding anything contained in this Mortgage to the contrary, the maximum amount of principal indebtedness secured by this Mortgage at the time of execution hereof or which under any contingency may become secured by this Mortgage is $116,700,000 plus (a) taxes, charges or assessments which may be imposed by law upon the Mortgage Estate; (b) premiums on insurance policies covering the Mortgage Estate; and (c) expenses incurred in upholding the lien of this Mortgage, including, but not limited to (i) the expenses of any litigation to prosecute or defend the rights and liens created by this Mortgage; (ii) any amount, cost or charges to which the Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority after a Default and (iii) interest at the rate set forth in the Loan Documents.

Section 5.08.          Open End Mortgage.  As stated in the recitals of this Mortgage, the Obligations include both loans now existing under the Loan Agreement and future loans that may be advanced thereunder and Mortgagor’s obligations pursuant to the Security Agreement.  Pursuant to Maine’s Open-End Mortgage statute, Title 33 § 505 of the Maine Revised Statutes of 1964, as amended (herein called the “Open-End Mortgage Statute”), the aggregate principal amount of all debts or obligations secured hereby and remaining unpaid including “future advances” but not including “contingent obligations” or “protective advances” as such terms are defined in the Open-End Mortgage Statute, shall not at any time exceed $116,700,000, and the Mortgagor’s obligations under the Security Agreement shall be “contingent obligations” as defined in the Open-End Mortgage Statute and the maximum amount of such contingent obligations shall not at any time exceed $116,700,000 (collectively, the “Maximum Amounts”); provided, further, that nothing herein contained shall limit the amount secured by this Mortgage if such amount is increased by “protective advances” as defined in the Open-End Mortgage Statute.  All of the Obligations that are “future advances,” “contingent obligations” or “protective advances” as such terms are defined in the Open-End Mortgage Statute shall be secured by this Mortgage with the record priority set forth in the Open-End Mortgage Statute.  The Maximum Amounts shall only pertain to the record priority of the amount secured hereby pursuant to the Open-End Mortgage Statute and do not otherwise limit the amount of total obligations of Mortgagor secured hereby or limit the liability of Mortgagor to the Mortgagee or the Secured Parties for such total obligations.

Section 5.09.          Written Trust Agreement.  The provisions of the Loan Agreement relating to the Security Agent and its relationship to the Secured Parties are intended to constitute a written trust agreement for purposes of Title 33 § 851 of the Maine Revised Statutes of 1964, as amended.

Section 5.10.          Release of Mortgage.  Pursuant to Title 33 § 551 of the Maine Revised Statutes of 1964, as amended, Mortgagee shall, within 60 days after full performance of the conditions of this Mortgage, record a valid and complete release of this Mortgage together with any instrument of assignment necessary to establish the Mortgagee’s record ownership of this Mortgage.

IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor as of the day and year first above written.

EVERGREEN WIND POWER V, LLC,
a Delaware limited liability company

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS	)
) ss.:
COUNTY OF MIDDLESEX	)

On this      day of                 , 2009 before me, the undersigned, a Notary Public in and for said State, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is subscribed to the within instrument and acknowledged to me that s/he executed the same in her/his capacity, and that by her/his, signature on the instrument, the individual(s) or the person(s) upon behalf of which the individual acted, executed the instrument.

Notary Public

Exhibit E-1

1

EXHIBIT A

Deeds Conveying Land to Mortgagor

1.               Deed dated as of April 28, 2008 between Evergreen Wind Power V, LLC, and Donald Morin and Elizabeth A. Morin and recorded in the Penobscot County Registry of Deeds in Book 11379, Page 121.

2.               Deed dated as of May 22, 2008 between Evergreen Wind Power V, LLC, and Huber Timer, LLC and recorded in the Penobscot County Registry of Deeds in Book 11403, Page 237.

3.     Deed dated as of May 12, 2008 between Evergreen Wind Power V, LLC, and Prentiss & Carlisle Co. and recorded in the Penobscot County Registry of Deeds in Book 11424, Page 100.

4.     Deed dated as of June 14, 2007 between Evergreen Wind Power V, LLC, and Ricky Deloge, Sr. and recorded in the Penobscot County Registry of Deeds in Book 11012, Page 347.

5.     Deed dated as of March 26, 2008 between Evergreen Wind Power V, LLC, and Harlan H. Whitney and Pauline D. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11338. Page 154.

6.     Deed dated as of June 24, 2008 between Evergreen Wind Power V, LLC, and Harlan H. Whitney and Pauline D. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11444, Page 114.

7.     Deed dated as of May 12, 2008 between Evergreen Wind Power V, LLC, and Prentiss & Carlisle Co. and recorded in the Penobscot County Registry of Deeds in Book 11424, Page 116.

8.     Deed dated as of June 24, 2008 between Evergreen Wind Power V, LLC, and Donald L. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11444, Page 112.

9.     Deed dated as of March, 11 2008 between Evergreen Wind Power V, LLC, and Donald L. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11322, Page 275.  Said deed being corrected by document dated June 24, 2008 and recorded in said Registry of Deeds in Book 11444, Page 110.

10.   Deed dated as of March 22, 2008 between Evergreen Wind Power V, LLC, and John R. Whitney and Deborah M. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11332, Page 340.

11.   Deed dated as of May 14, 2008 between Evergreen Wind Power V, LLC, and Robert Harmon, Jr. and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 109.

12.   Deed dated as of April 10, 2008 between Evergreen Wind Power V, LLC, and Andrew G. Edwards and recorded in the Penobscot County Registry of Deeds in Book 11354, Page 291.

13.   Deed dated as of March 13, 2008 between Evergreen Wind Power V, LLC, and Gary A. Fleming and Cynthia Fleming and recorded in the Penobscot County Registry of Deeds in Book 11330, Page 56.

14.   Deed dated as of October 24, 2007 between Evergreen Wind Power V, LLC, and H C Haynes, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11226, Page 162.

15.   Deed dated as of October 30, 2004 between Evergreen Wind Power V, LLC, and Henry D. Provencher and recorded in the Penobscot County Registry of Deeds in Book 11187, Page 311.

16.   Deed dated as of May 7, 2008 between Evergreen Wind Power V, LLC, and Prentiss & Carlisle Co. and recorded in the Penobscot County Registry of Deeds in Book 11386, Page 8.

17.   Deed dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Lakeville Shores, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 76.

18.   Deed dated as of April 21, 2008 between Evergreen Wind Power V, LLC, and Lakeville Shores, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11367, Page 185.

19.   Deed dated as of March 11, 2008 between Evergreen Wind Power V, LLC, and Jamie Lee Steeves and recorded in the Penobscot County Registry of Deeds in Book 11320, Page 125.

20.   Deed dated as of November 6, 2007 between Evergreen Wind Power V, LLC, and Marjorie White Ghost and recorded in the Penobscot County Registry of Deeds in Book 11198, Page 46.

21.   Deed dated as of May 12, 2008 between Evergreen Wind Power V, LLC, and Prentiss & Carlisle Co., Inc. and McCrillis Timberlands, LLC and recorded in the Penobscot County Registry of Deeds in Book 11393, Page 96.

22.         Deed dated as of March 18, 2008 between Evergreen Wind Power V, LLC, and Thomas E. Linscott and Karen B. Linscott and recorded in the Penobscot County Registry of Deeds in Book 11329, Page 273.

23.         Deed dated as of July 3, 2008 between Evergreen Wind Power V, LLC, and J. Robert Hudson and recorded in the Penobscot County Registry of Deeds in Book 11474, Page 343.

EXHIBIT B

Instruments Conveying Easement Rights to Mortgagor

1.               Easement dated October 10, 2008 between Evergreen Wind Power V, LLC, and Bangor Hydro Electric Company and recorded in the Penobscot County Registry of Deeds in Book 11563, Page 77.

2.               Easement dated as of October 2, 2008 between Evergreen Wind Power V, LLC, and Maine Electric Power Company and recorded in the Penobscot County Registry of Deeds in Book 11553, Page 18.

3.               Easement dated as of April 21, 2008 between Evergreen Wind Power V, LLC, and Lakeville Shores, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11367, Page 187.

4.               Easement dated as of April 4, 2008 between Evergreen Wind Power V, LLC, and Loren A. Hale and Joyce M. Hale and recorded in the Penobscot County Registry of Deeds in Book 11351, Page 117.

5.     Easement dated as of March 13, 2008 between Evergreen Wind Power V, LLC, and Roscoe Tash and recorded in the Penobscot County Registry of Deeds in Book 11327, Page 236.

6.     Easement dated as of August 2, 2007 between Evergreen Wind Power V, LLC, and Elgin H. Turner and recorded in the Penobscot County Registry of Deeds in Book 11140, Page 1.

7.     Easement dated as of May 30, 2008 between Evergreen Wind Power V, LLC, and Edwin Tash, Sr. et al and recorded in the Penobscot County Registry of Deeds in Book 11418, Page 84.

8.     Easement dated April 15, 2008 between Evergreen Wind Power V, LLC, and The Gerrity Family Limited Partnership and recorded in the Penobscot County Registry of Deeds in Book 11360, Page 172.

9.     Easement dated as of March 4, 2008 between Evergreen Wind Power V, LLC, and Clayton J. McCarthy and recorded in the Penobscot County Registry of Deeds in Book 11317, Page 56.

10.   Easement dated as of March 28, 2008 between Evergreen Wind Power V, LLC, and Elaine Reardon and recorded in the Penobscot County Registry of Deeds in Book 11360, Page 181.

11.   Easement dated as of February 28, 2008 between Evergreen Wind Power V, LLC, and Albert S. Ring and Linda M. Ring and recorded in the Penobscot County Registry of Deeds in Book 11348, Page 235.

12.   Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and H C Haynes, Inc. and recorded in the Penobscot County Register of Deeds in Book 11392, Page 72.

13.   Easement dated as of March 2, 2008 between Evergreen Wind Power V, LLC, and Edward F. Sargent, Jr. and recorded in the Penobscot County Registry of Deeds in Book 11348, Page 239.

14.   Easement dated as of February 25, 2008 between Evergreen Wind Power V, LLC, and Edward Whitney, III, AnneMarie B. Whitney, Scott E. Whitney, Mark J. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11329, Page 275.

15.   Easement dated as of March 6, 2008 between Evergreen Wind Power V, LLC, and Shepard V. Sloane-Trustee and recorded in the Penobscot County Registry of Deeds in Book 11317, Page 46.

16.   Easement dated as of March 14, 2008 between Evergreen Wind Power V, LLC, and Royl M. Schoonover and Vanessa V. Schoonover and recorded in the Penobscot County Registry of Deeds in Book 11327, Page 239.

17.   Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Lakeville Shores, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 68.

18.   Easement dated as of March 4, 2008 between Evergreen Wind Power V, LLC, and Clayton J. McCarthy and recorded in the Penobscot County Registry of Deeds in Book 11317, Page 51.

19.   Easement dated as of March 4, 2008 between Evergreen Wind Power V, LLC, and Hayden P. McCarthy and recorded in the Penobscot County Registry of Deeds in Book 11317, Page 60.  Said easement being corrected by document dated June 26, 2008 and recorded in said Registry of Deeds in Book 11450, Page 2.

20.   Easement dated as of March 26, 2008 between Evergreen Wind Power V, LLC, and Northern Timbers, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11338, Page 146.

21.   Easement dated as of February 22, 2008 between Evergreen Wind Power V, LLC, and C N Brown Company and recorded in the Penobscot County Registry of Deeds in Book 11301, Page 268.

22.         Easement dated as of January 17, 2008 between Evergreen Wind Power V, LLC, and Aroostook & Bangor Resources and recorded in the Penobscot County Registry of Deeds in Book 11275, Page 109.

23.         Easement dated as of May 2, 2008 between Evergreen Wind Power V, LLC, and Richard A. Delaite and David W. Delaite and recorded in the Penobscot County Registry of Deeds in Book 11384, Page 320.

24.         Easement dated as of March 11, 2008 between Evergreen Wind Power V, LLC, and Bion Tolman and recorded in the Penobscot County Registry of Deeds in Book 11322, Page 280.

25.         Easement dated as of June 10, 2008 between Evergreen Wind Power V, LLC, and Jeffrey B. Vicaire and Rhonda J. Vicaire and recorded in the Penobscot County Registry of Deeds in Book 11426, Page 317.

26.         Easement dated as of March 6, 2007 between Evergreen Wind Power V, LLC, and Joanne Adams and recorded in the Penobscot County Registry of Deeds in Book 11317, Page 64.

27.         Easement dated 2008 between Evergreen Wind Power V, LLC, and John M. Kyler and Joan E. H. Kyler and recorded in the Penobscot County Registry of Deeds in Book 11450, Page 21.

28.         Easement dated as of March 6, 2008 between Evergreen Wind Power V, LLC, and Melvin L. Vicaire and Lynn Vicaire and recorded in the Penobscot County Registry of Deeds in Book 11317, Page 68.

29.         Easement dated as of February 21, 2008 between Evergreen Wind Power V, LLC, and Thomas B. Kates, Jr. and Walter W. Hughes and recorded in the Penobscot County Registry of Deeds in Book 11301, Page 261.

30.         Easement dated as of February 25, 2008 between Evergreen Wind Power V, LLC, and William Ziehl and Rhonda Ziehl and recorded in the Penobscot County Registry of Deeds in Book 11311, Page 83.

31.         Easement recorded March 25, 2008 between Evergreen Wind Power V, LLC, and Lucy Campbell, Susan Fort, David B. Campbell, Sheila Jean, Alan Bruce, and Linda Lucian and recorded in the Penobscot County Registry of Deeds in Book 11333, Page 117.

32.         Easement between Evergreen Wind Power V, LLC, and Penobscot Forest, LLC and recorded in the Penobscot County Registry of Deeds in Book 11473, Page 276.

33.         Easement dated as of April 21, 2008 between Evergreen Wind Power V, LLC, and Lakeville Shores, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11367, Page 191.

34.         Easement dated as of June 24, 2008 between Evergreen Wind Power V, LLC, and John Hagemeyer and Sylvia Hagemeyer and recorded in the Penobscot County Registry of Deeds in Book 11444, Page 105.

35.         Assignment and Assumption dated as of June 6, 2008 between Evergreen Wind Power V, LLC, and Eastern Maine Electric Cooperative, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11420, Page 179.

36.         Easement dated as of June 20, 2008 between Evergreen Wind Power V, LLC, and Naturals Rod & Gun Club and recorded in the Penobscot County Registry of Deeds in Book 11450, Page 6.

37.         Easement dated as of September 19, 2008 between Evergreen Wind Power V, LLC, and State of Maine, Inland Fisheries and Wildlife and recorded in the Penobscot County Registry of Deeds in Book 11537, Page 290.

38.         Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Haynes Timberland, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 94.

39.         Easement dated as of April 17, 2008 between Evergreen Wind Power V, LLC, and Charles Alferes and Ethel Alferes-Trustees and recorded in the Penobscot County Registry of Deeds in Book 11367, Page 205.

40.         Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Haynes Timberland, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 86.

41.         Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Haynes Timberland, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 90.

42.         Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Ginger Maxwell and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 78, as corrected by Corrective Easement from Ginger Maxwell dated November 25, 2009 and recorded at said Registry in Book 11987, Page 189.

43.         Easement dated as of July 31, 2008 between Evergreen Wind Power V, LLC, and John A. Dudley, III and Debra Dudley and recorded in the Penobscot County Registry of Deeds in Book 11486, Page 2.

44.         Easement dated as of July 15, 2008 between Evergreen Wind Power V, LLC, and John E. Osgood and Susan Osgood and recorded in the Penobscot County Registry of Deeds in Book 11465, Page 80.

45.         Easement dated as of March 18, 2008 between Evergreen Wind Power V, LLC, and Kevin R. Tozier and recorded in the Penobscot County Registry of Deeds in Book 11329, Page 278.

46.         Easement dated as of May 12, 2008 between Evergreen Wind Power V, LLC, and Prentiss & Carlisle Company and McCrillis Timberlands, LLC and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 103.

47.         Easement dated as of February 21, 2008 between Evergreen Wind Power V, LLC, and Delia M. Parker and recorded in the Penobscot County Registry of Deeds in Book 11301, Page 264.

48.         Easement dated as of March 10, 2008 between Evergreen Wind Power V, LLC, and Junior L. Smith and Christine C. Goldsmith and recorded in the Penobscot County Registry of Deeds in Book 11322, Page 277.

49.         Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Estate of Herbert Haynes, by Personal Representative and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 82.

50.         Easement dated as of January 15, 2008 between Evergreen Wind Power V, LLC, and Susan Claerbout and Kenneth Claerbout and recorded in the Penobscot County Registry of Deeds in Book 11284, Page 312.

51.         Easement dated as of April 21, 2008 between Evergreen Wind Power V, LLC, and Herbert C.  Haynes, Jr. and recorded in the Penobscot County Registry of Deeds in Book 11367, Page 201.

52.         Easement dated as of April 21, 2008 between Evergreen Wind Power V, LLC, and Lakeville Shores, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11367, Page 196.

53.         Easement dated as of February 15, 2008 between Evergreen Wind Power V, LLC, and Gardner Land Company, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11329, Page 282.

54.         Easement dated as of March 21, 2008 between Evergreen Wind Power V, LLC, and Dennis Gould and Robert Yorks and recorded in the Penobscot County Registry of Deeds in Book 11332, Page 337.

55.         Easement dated as of March 20, 2008 between Evergreen Wind Power V, LLC, and Eileen Marie Beaulieu and recorded in the Penobscot County Registry of Deeds in Book 11332, Page 334.

56.         Easement dated as of August 28, 2008 between Evergreen Wind Power V, LLC, and Louis M. Coiro and Patricia R. Joyce Coiro and recorded in the Penobscot County Registry of Deeds in Book 11531, Page 217.

57.         Easement dated as of March 26, 2008 between Evergreen Wind Power V, LLC, and Russell Brown and recorded in the Penobscot County Registry of Deeds in Book 11362, Page 184.

58.         Easement rights reserved in a Deed dated as of March 24, 2008 between Evergreen Wind Power V, LLC, and Louis M. Coiro and recorded in the Penobscot County Registry of Deeds in Book 11531, Page 220.

59.         Grant of Easements dated as of June 12, 2009 between Lakeville Shores, Inc. and Evergreen Wind Power V, LLC, recorded in the Washington County Registry of Deeds in Book 3543, Page 223.

EXHIBIT C

Crossing Agreements

1.               Crossing Easement Agreement between Evergreen Wind Power V, LLC and Bangor Hydro Electric Company dated October 10, 2008 and recorded in the Penobscot County Registry of Deeds in Book 11563, Page 59.

2.               Transmission Line Crossing Area Consent and Agreement between Evergreen Wind Power V, LLC and Bangor Hydro Electric Company dated October 10, 2008 and recorded in the Penobscot County Registry of Deeds in Book 11563, Page 41.

3.               Overhead Wire Agreement dated May 1, 2008 between Evergreen Wind Power V, LLC, and Eastern Maine Railway Company and recorded in the Penobscot County Registry of Deeds in Book 11478, Page 169.

4.               Transmission Line Crossing Area Consent and Agreement between Evergreen Wind Power V, LLC, and Bangor Hydro Electric Company dated October 10, 2008 and recorded in the Penobscot County Registry of Deeds in Book 11563, Page 37.

5.               Overhead Wire Agreement dated May 1, 2008 between Evergreen Wind Power V, LLC, and Eastern Maine Railway Company and recorded in the Penobscot County Registry of Deeds in Book 11478, Page 166.

6.               Overhead Wire Agreement dated May 15, 2008 between Evergreen Wind Power V, LLC, and Maine Central Railroad Company and recorded in the Penobscot County Registry of Deeds in Book 11414, Page 332.

7.               Crossing Agreement dated June 6, 2008 between Evergreen Wind Power V, LLC, and Eastern Maine Electric Cooperative, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11420, Page 198.

EXHIBIT D

Access Easements

1.               Easement dated July 16, 2008 between Evergreen Wind Power V, LLC and John R. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11467, Page 254.

2.               Easement dated May 12, 2008 between Evergreen Wind Power V, LLC, and Prentiss & Carlisle Co. and recorded in the Penobscot County Register of Deeds in Book 11392, Page 98.

3.               Easement dated May 2, 2008 between Evergreen Wind Power V, LLC, and Richard A. Delaite and recorded in the Penobscot County Register of Deeds in Book 11384, Page 323.

EXHIBIT E

Permits

1.               Department of Environmental Protection Site Order dated March 18, 2008 and filed in the Penobscot County Registry of Deeds in Book 11345, Page 249.

2.               State of Maine Utility Location Permits for multiple crossings all dated February 7, 2008 (Maine DOT Permits 51818, 51814, 51816, 51824, and 51820.

3.               Town of Chester Utility Location Permit for crossing the Pea Ridge Road.

4.               Town of Woodville Utility Location Permit dated May 12, 2008 for crossing the Butterfield Ridge Road and the River Road.

5.               Town of Mattawamkeag Utility Location Permit dated May 22, 2008 for crossing the River Road.

6.               Carroll Plantation Utility Location Permit dated April 28, 2008 for crossing in North Road.

EXHIBIT F

Notice Provisions

1.               Easement dated October 10, 2008 between Evergreen Wind Power V, LLC, and Bangor Hydro Electric Company and recorded in the Penobscot County Registry of Deeds in Book 11563, Page 77.

2.               Overhead Wire Agreement dated May 1, 2008 between Evergreen Wind Power V, LLC, and Eastern Maine Railway Company and recorded in the Penobscot County Registry of Deeds in Book 11478, Page 169.  .

3.               Overhead Wire Agreement dated May 1, 2008 between Evergreen Wind Power V, LLC, and Eastern Maine Railway Company and recorded in the Penobscot County Registry of Deeds in Book 11478, Page 166.

4.               Overhead Wire Agreement dated May 15, 2008 between Evergreen Wind Power V, LLC, and Maine Central Railroad Company and recorded in the Penobscot County Registry of Deeds in Book 11414, Page 332.

5.               Easement between Evergreen Wind Power V, LLC, and Penobscot Forest, LLC and recorded in the Penobscot County Registry of Deeds in Book 11473, Page 276.

6.               Easement dated as of June 20, 2008 between Evergreen Wind Power V, LLC, and Naturals Rod & Gun Club and recorded in the Penobscot County Registry of Deeds in Book 11450, Page 6.

EXECUTION FORM

EXHIBIT E-2

to Financing Agreement

FORM OF BORROWER PLEDGE AND SECURITY AGREEMENT

(See Tab      )

PLEDGE AND SECURITY AGREEMENT

among

STETSON HOLDINGS, LLC,
as Borrower

and

EVERGREEN WIND POWER V, LLC

and

STETSON WIND II, LLC,

each as a Project Company

and

BNP PARIBAS]
as Security Agent

Dated as of December [    ], 2009

i

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into as of December [    ], 2009, by and among Stetson Holdings, LLC, a Delaware limited liability company (“Borrower”), Evergreen Wind Power V, LLC, a Delaware limited liability company and Stetson Wind II, LLC, a Delaware limited liability company (each a “Project Company”, and collectively “Project Companies”), and BNP Paribas, as Security Agent (together with its successors and assigns in such capacity, “Security Agent”) for each of the Secured Parties.

RECITALS

A.            Borrower has entered into that certain Financing Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), among Borrower, the financial institutions from time to time parties thereto (collectively, “Lenders”), the Security Agent, BNP Paribas, as joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders, and Issuing Bank and HSH Nordbank AG, New York Branch, as Joint Lead Arranger, Joint Bookrunner and as Co-Syndication Agent, pursuant to which the Lenders and the Issuing Bank have agreed to extend credit to Borrower in the amounts specified and on the terms and subject to the conditions set forth therein.

B.            Borrower is the sole member of each Project Company and owns one hundred percent (100%) of all issued and outstanding membership interests in each Project Company (collectively, the “Membership Interest”), with respect to Evergreen Wind Power V, LLC, pursuant to that certain First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power  V, LLC, dated as of April 2, 2007, as amended by that certain First Amendment to First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power V, LLC, dated as of December 11, 2008, as modified by that certain Membership Interest Transfer Agreement of Evergreen Wind Power V, LLC, dated as of July 17, 2009, as further amended by that certain Second Amendment to First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power V, LLC, dated as of July 17, 2009, and as further amended by that certain Third Amendment to First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power V, LLC, dated as of the date hereof; and with respect to Stetson Wind II, LLC, pursuant to that certain Limited Liability Company Agreement of Stetson Wind II, LLC, dated July 3, 2007, as amended by that certain First Amendment to Limited Liability Company Agreement of Stetson Wind II, LLC, dated December 11, 2008, and as further amended by that certain Second Amendment to Limited Liability Company Agreement of Stetson Wind II, LLC, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, each an “LLC Agreement”, and collectively, the “LLC Agreements”).

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C.            Borrower will gain an economic benefit from the extension of credit to be made under the Financing Agreement and desires that the Issuing Bank and the Lenders enter into the Financing Agreement.

D.            It is a condition precedent to the effectiveness of the Financing Agreement that the parties hereto shall have executed and delivered this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises, and in order to induce the Lenders and the Issuing Bank to enter into the Financing Agreement and to make the Loans and the extension of credit contemplated by the Financing Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and each Project Company hereby agree with Security Agent, for the benefit of Security Agent and the Secured Parties, as follows:

Section 1. Definitions.

Unless otherwise defined herein, all capitalized terms used in this Agreement (including the preamble and recitals), shall have the meanings provided in the Financing Agreement, or, if not defined therein, shall have the meanings provided in the Uniform Commercial Code, as the same from time to time shall be in effect in the State of New York (the “UCC”); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral (as defined below) is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.  The Rules of Interpretation contained in Exhibit A to the Financing Agreement shall apply to this Agreement.

(a)                                  Certain Uniform Commercial Code Terms.  As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Commercial Tort Claim”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Motor Vehicle”, “Payment Intangible”, “Proceeds”, “Promissory Note” and “Software” have the respective meanings set forth in Article 9 of the UCC, and the terms “Certificated Security”, “Financial Asset”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Certificate”, “Security Entitlement” and “Software” have the respective meanings set forth in Article 8 of the UCC.

Section 2. Pledge and Grant of Security Interest.

(a)                                  Granting Clause.  To secure the timely payment and performance of the Obligations, Borrower does hereby assign, grant and pledge to Security

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Agent, for the benefit of the Secured Parties, a continuing security interest in all estate, right, title and interest of Borrower in, to and under all assets of Borrower, whether now owned or hereafter existing or acquired, including all the estate, right, title and interest of  Borrower in, to and under the following (collectively, the “Collateral”):

(i)                                             each of the agreements and documents listed on Exhibit A, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time (each, an “Assigned Agreement” and collectively, the “Assigned Agreements”) and all of Borrower’s rights thereunder;

(ii)                                          all Accounts;

(iii)                                       all As-Extracted Collateral;

(iv)                                      all Chattel Paper (including Electronic Chattel Paper);

(v)                                         all Deposit Accounts;

(vi)                                      all Documents;

(vii)                                   all Equipment (including, for the avoidance of doubt, all wind turbines);

(viii)                                all Fixtures;

(ix)                                        all General Intangibles;

(x)                                           all Goods not covered by the other clauses of this Section 2, if any;

(xi)                                        all Instruments, including all Promissory Notes;

(xii)                                     all inventions, processes, production methods, proprietary information (including operating data and wind resource data related to the Project), know how, maps, plans, specifications, architectural, engineering, construction or shop drawings, route surveys, engineering reports, manuals and similar materials in which Borrower has an interest, and all payment and performance bonds or warranties or guaranties relating to the Project and all of Borrower’s rights under and in patents, patent licenses, copyrights, trademarks and trade names, trade secrets and any replacements, renewals or substitutions for any of the foregoing (collectively, “Intellectual Property”);

(xiii)                                  all Inventory;

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(xiv)                                 all Motor Vehicles;

(xv)                                    all Investment Property not covered by other clauses of this Section 2, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(xvi)                                 all Letter-of-Credit Rights;

(xvii)                              Payment Intangibles;

(xviii)                           Software;

(xix)                                   all Commercial Tort Claims arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of Borrower;

(xx)                                      all cash and cash instruments;

(xxi)                                   all other tangible and intangible personal property whatsoever of the Borrower; and

(xxii)                                (a) the Membership Interest and any and all certificates representing the Membership Interest (“Membership Certificates”) as listed on Annex A attached hereto, and all dividends, cash, options, warrants, instruments, chattel paper, other rights and property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for the Membership Interest; (b) all additional membership interests, shares of stock or other equity interest of Borrower in any Project Company, at any time acquired by Borrower in any manner, and the certificates representing such additional membership interests, shares or other equity interest of Borrower in such Project Company (any such additional membership interests, shares or other equity interest of Borrower in such Project Company shall constitute part of the Membership Interest), and all dividends, cash, options, warrants, instruments, chattel paper, other rights and property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interests, shares or other equity interest of Borrower in such Project Company; (c) all of Borrower’s rights to receive income, gain, profit, loss or other items allocated or distributed to Borrower under the LLC Agreements; (d) all rights to receive all distributions of any nature whatsoever from any Project Company with respect to such Membership Interest, if any; (e) all of Borrower’s capital or ownership interest, including capital accounts, in each Project Company, and all accounts,

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deposits or credits of any kind with each Project Company related to or required in connection with the Membership Interest; (f) all of Borrower’s voting rights in (if any), or rights to control or direct the affairs (if any), of each Project Company; (g) all of Borrower’s right, title and interest, as a member of each Project Company, in or to any and all of each Project Company’s assets or properties; (h) all other right, title and interest in or to each Project Company, and all rights to receive income, profit or other distributions from each Project Company, of any nature whatsoever, in each case, as such rights are derived from Borrower’s Membership Interest in each Project Company; (i) all claims of Borrower for damages arising out of or for breach of or default relating to the Collateral (including under or in connection with the LLC Agreements); (j) all rights of Borrower to terminate, amend, supplement, modify or waive performance under the LLC Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder; (k) without affecting the obligations under any provision prohibiting that action under any Financing Document, in the event of any consolidation or merger involving any Project Company in which such Project Company is not the surviving entity, (x) all shares, securities, membership, partnership or ownership interests of the successor entity formed by or resulting from that consolidation or merger, and (y) all other consideration (including all personal property, tangible or intangible) received in exchange for such Collateral; (l) all of Borrower’s interests in the Applicable Permits, if any, to the extent permitted by applicable Governmental Rules; (m) all of Borrower’s right, title and interest in the Collateral (including under or in connection with the LLC Agreements); and

(xxiii)                          all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral.

The foregoing notwithstanding, the term “Collateral” shall not include (i) contracts and agreements which by their terms or by operation of law prohibit or do not allow assignment or which would become void solely by virtue of a security interest being granted therein, in each case only for so long as such restriction is in place and no such restriction was agreed with the intent to undermine the security interest granted therein, or (ii) any Applicable Permits or other permits or any insurance policies that by their terms or by operation of law would become void, voidable, terminable or revocable or in respect of which Borrower would be deemed to be in breach or default thereunder if pledged or assigned hereunder or if a security interest therein were granted hereunder, to the extent necessary to avoid such voidness, voidability, revocability, breach or default.

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(b)                                 Nature of Security Interest.  The granting of the foregoing security interest does not make Security Agent or any Secured Party a successor to Borrower as a member in any Project Company, and none of Security Agent, any Secured Party or any of their successors or assigns hereunder shall be deemed to have become a member in any Project Company by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when Security Agent, any Secured Party or any such successor or assign expressly becomes a member in any Project Company after a foreclosure upon the Collateral.  Notwithstanding anything herein to the contrary, none of Security Agent, the Secured Parties, or any of their successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any Project Company or of Borrower by virtue of the security interest granted hereunder (except to the extent, if any, that Security Agent, any Secured Party or any of their successors or assigns hereafter expressly becomes a member in any Project Company).

(c)                                  Delivery of Agreements.  Borrower has heretofore delivered or concurrently with the delivery hereof is delivering to Security Agent, an executed counterpart or certified copy of each LLC Agreement and each of the Assigned Agreements in existence on the date hereof.  Borrower will likewise, to the extent required under the Financing Agreement deliver to Security Agent a copy of an executed counterpart or certified copy of each Additional Project Document and each future lease or future easement relating to the Project or any part thereof and amendments and supplements to the foregoing, included in the Collateral, as they are entered into by Borrower promptly upon the execution thereof.  Notwithstanding anything to the contrary contained herein, no such Additional Project Document, or material future lease, or other material agreement related to the Project may be entered into by Borrower without the prior written approval of Security Agent, except as otherwise permitted under the Financing Agreement and the LLC Agreements, as applicable.

(d)                                 Continuing Liability Under Agreements.  Notwithstanding anything to the contrary contained herein, (a) Borrower shall remain liable under each LLC Agreement and each Assigned Agreement  to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and (b) Security Agent shall have no obligation or liability under any of such agreements by reason of or arising out of this Agreement, nor shall Security Agent be required or obligated in any manner to perform or fulfill any obligations of Borrower thereunder or to make any payment or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

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(e)                                  Consent to Transfer:  Borrower, as the sole member of each Project Company, hereby irrevocably consents (for all purposes under the LLC Agreements) to the transfer of the Membership Interest of each Project Company to any Person upon exercise by the Security Agent of its remedies in accordance with the provisions of Section 6.

(f)                                    Defaults Under Assigned Agreements.  If a default by Borrower under any of the Assigned Agreements shall occur and be continuing, and if such default could reasonably be expected to result in a Material Adverse Effect as determined by Administrative Agent (with consent of Required Applicable Lenders), then, upon ten (10) Business Days’ notice to Borrower (or, if the applicable Assigned Agreement has a cure period of less than twenty (20) days with respect to defaults, then such ten (10) Business Days notice period shall be reduced to the number of days which is half of the number of days provided to cure any such default under such Assigned Agreement), Security Agent shall, at its option, be permitted (but not obligated) to remedy any such default either pursuant to the terms of any Consent in respect of such Assigned Agreement or otherwise by giving written notice of such intent to Borrower and to the parties to the Assigned Agreement or Assigned Agreements for which Security Agent intends to remedy the default.  After giving such notice of its intent to cure such default and upon the commencement thereof, Security Agent will proceed to cure such default.  Any cure by Security Agent of Borrower’s default under any of the Assigned Agreements shall not be construed as an assumption by Security Agent or any other Secured Party of any obligations, covenants or agreements of Borrower under such Assigned Agreement or any other Assigned Agreement, and neither Security Agent nor any other Secured Party shall be liable to Borrower or any other Person as a result of any actions undertaken by Security Agent in curing or attempting to cure any such default, except as otherwise set forth in the Financing Agreement or any applicable Consent.  This Agreement shall not be deemed to release or to affect in any way the obligations of Borrower under the Assigned Agreements.

(g)                                 Intellectual Property.  For the purpose of enabling Security Agent to exercise its rights, remedies, powers and privileges under Section 6 at that time or times as Security Agent is lawfully entitled to exercise those rights, remedies, powers and privileges, and for no other purpose, Borrower hereby grants to Security Agent, to the extent assignable or licensable in a manner consistent with this Agreement and without payment of any royalty or compensation, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the Intellectual Property of Borrower, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.

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(h)                                 Preservation of Security Interests.  Borrower shall:

(i)                                             upon the acquisition after the date of this Agreement by Borrower of any Certificated Securities, Instruments, Deposit Accounts, other Investment Property, Electronic Chattel Paper, Letter-of Credit Rights, Motor Vehicles or other Equipment covered by a certificate of title or ownership promptly (x) take such action with respect to that Collateral as is specified for that type of Collateral in Section 14 and (y) take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary or as Security Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable Security Agent to exercise its remedies, rights, powers and privileges under this Agreement.

(ii)                                          upon Borrower’s acquiring, or otherwise becoming entitled to the benefits of, any Intellectual Property or upon or prior to Borrower’s filing, either directly or through Security Agent, any licensee or any other designee, of any application with any Governmental Authority for any Intellectual Property, in each case after the date of this Agreement, execute and deliver such contracts, agreements and other instruments as Security Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in that Intellectual Property.

(iii)                                       whether with respect to Collateral as of the date of this Agreement or Collateral in which Borrower acquires rights in the future, authorize, give, authenticate, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other records or instruments, obtain any and all Applicable Permits, and take all such other actions, as are necessary or as Security Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable Security Agent to exercise and enforce its remedies, rights, powers and privileges under this Agreement.

(iv)                                      furnish to Security Agent from time to time statements and schedules further identifying and describing the Collateral pledged by Borrower hereunder and such other reports in connection with the Collateral pledged by Borrower hereunder as Security Agent may reasonably request, all in reasonable detail.

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(i)                                     Commercial Tort Claims.  Borrower agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) Borrower shall, immediately upon such acquisition, deliver to Security Agent, in each case in form and substance reasonably satisfactory to Security Agent, a notice of the existence and nature of such Commercial Tort Claim containing a reasonably specific description of such Commercial Tort Claim, certified by Borrower as true, correct and complete, (ii) the provisions of Section 2 shall apply to such Commercial Tort Claim (and Borrower authorizes Security Agent to supplement this Agreement with a description of such Commercial Tort Claim if Borrower fails to deliver the supplement described in clause (i)), and (iii) Borrower shall execute and deliver to Security Agent, in each case in form and substance reasonably satisfactory to Security Agent, any certificate, agreement and other document, and take all other action, deemed by Security Agent to be reasonably necessary or appropriate for Security Agent to obtain, on behalf of the Secured Parties, a first-priority, perfected security interest in all such Commercial Tort Claims.

(j)                                     Obligations Unconditional.  The obligations of Borrower under this Agreement shall be continuing, irrevocable, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of any Financing Document or any other agreement or instrument referred to therein or herein, or any substitution, release or exchange of any guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of all Obligations, subject to Section 2(l)), it being the intent of this Section 2(j) that the obligations of Borrower hereunder shall be absolute and unconditional under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Borrower hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged or in any way affected (whether in full or in part) by:

(i)                                             at any time or from time to time, without notice to Borrower, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii)                                          any of the acts mentioned in any of the provisions of any Financing Document shall have occurred;

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(iii)                                       the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any Financing Document or any other agreement or instrument referred to therein or herein shall be waived or any guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)                                      any lien granted to, or in favor of, Security Agent as security for any of the Obligations shall fail to be perfected; or

(v)                                         any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Security Agent, Borrower, any Project Company or any other Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding.

Should, after the occurrence and during the continuation of an Event of Default, any money due or owing under this Agreement not be recoverable from Borrower for any reason, whether by operation of law or otherwise, then, in any such case, such money shall nevertheless be recoverable by Security Agent from the proceeds of the Collateral as though Borrower were the principal debtor in respect thereof and not merely a pledgor hereunder.

(k)                                  Waiver.

(i)                                             Borrower hereby expressly waives promptness, diligence, presentment, demand for payment or performance and protest; filing of claims with any court; any proceeding to enforce any provision of the Financing Documents; notice of acceptance of and reliance on this Agreement by the Secured Parties, notice of the creation of any Obligations of Borrower or any Project Company, and any other notice whatsoever (other than those specifically provided under the Financing Documents); any requirement that Security Agent exhaust any right, power or remedy or proceed or take any other action against any Project Company under any Financing Document to which it is a party or any lien or encumbrance on, or any claim of payment against, any property of any Project Company or any other agreement or instrument referred to therein, or any other Person under any guarantee of, or lien securing, or claim for payment of, any of the Obligations; any right to require a proceeding by Security Agent first against any Project Company whether to marshal any assets or to exhaust any right or take any action against any Project Company or any other

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Person or any collateral or otherwise, any diligence in collection or protection for realization upon any Obligation, any obligation hereunder or any collateral security for any of the foregoing; any right of protest, presentment, notice or demand whatsoever, and any claims of waiver, release, surrender, alteration or compromise and all defenses, set-offs, counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise.  Borrower further waives (A) any requirement that any other Person be joined as a party to any proceeding for the enforcement by Security Agent of any Obligation and (B) the filing of claims by Security Agent in the event of the receivership or bankruptcy of Borrower or any Project Company.  Security Agent shall have the right to bring suit directly against Borrower with respect to the obligations owed to Security Agent hereunder either prior to or concurrently with any lawsuit against, or without bringing any suit against Borrower, any Project Company or any other Person.

(ii)                                          The enforceability and effectiveness of this Agreement and the liability of Borrower, and the rights, remedies, powers and privileges of Security Agent, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and Borrower hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of:

A.                                   the illegality, invalidity or unenforceability of all or any part of the Obligations, any Financing Document or any agreement, security document, guarantee or other instrument relating to all or any part of the Obligations;

B.                                     any disability or other defense with respect to all or any part of the Obligations of any Project Company or Borrower, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Obligations;

C.                                     the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or encumbrance on any collateral for all or any part of the Obligations;

D.                                    the cessation, for any cause whatsoever, of the liability of any Project Company that is a guarantor of all or any part of the Obligations (other than, subject to Section 2(l), by reason of the full payment and performance of all Obligations);

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E.                                      other than notice expressly required under this Agreement, any failure of Security Agent to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Obligations) for all or any part of the Obligations to any Project Company, Borrower or any other Person or any defect in, or any failure by any Project Company, Borrower or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral for all or any part of the Obligations;

F.                                      any failure of Security Agent to comply with applicable laws in connection with the sale or other disposition of any collateral (other than the Collateral) for all or any part of the Obligations;

G.                                     any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Project Company or Borrower or may preclude any Project Company or Borrower from obtaining reimbursement, contribution, indemnification or other recovery from any Project Company or Borrower or any other Person and even though such Project Company or Borrower may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

H.                                    any act or omission of Security Agent or any other Person that directly or indirectly results in or aids the discharge or release of Borrower or any Project Company or any part of the Obligations or any security or guarantee (including any letter of credit) for all or any part of the Obligations by operation of law or otherwise;

I.                                         any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;

J.                                        any counterclaim, set-off or other claim which Borrower has or alleges to have with respect to all or any part of the Obligations;

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K.                                    any failure of Security Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

L.                                      the election by Security Agent, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code;

M.                                 any extension of credit or the grant of any lien or encumbrance under Section 364 of the United States Bankruptcy Code;

N.                                    any use of cash collateral under Section 363 of the United States Bankruptcy Code;

O.                                    any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

P.                                      the avoidance of any lien or encumbrance in favor of Security Agent for any reason;

Q.                                    any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding; or

R.                                     any action taken by Security Agent that is authorized by this Section 2(k) or otherwise in this Agreement or by any other provision of any Financing Document or any omission to take any such action.

(l)                                     Reinstatement.  The obligations of Borrower under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.  Borrower agrees that it will indemnify Security Agent on demand for all reasonable costs and expenses (including reasonable and reasonably documented fees of counsel) incurred by Security Agent in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

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(m)                               Subrogation.  Borrower hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under any bankruptcy, insolvency or other similar law) or otherwise by reason of any payment by it pursuant to the provisions of this Section 2 and further agrees for the benefit of Security Agent that any such payment by it shall be characterized as a contribution of capital by Borrower to the applicable Project Company (or an investment in the equity capital of the applicable Project Company by Borrower).  If any amount shall be paid to Borrower on account of such subrogation rights at any time prior to the indefeasible and unconditional payment, discharge or performance in full of the Obligations, such amount shall be held in trust for the benefit of Security Agent (if applicable) and shall forthwith be paid to Security Agent to be credited and applied upon and against the Obligations, to the extent then matured, in accordance with the terms of the relevant Financing Documents or, to the extent not then matured or existing, be held by Security Agent as collateral security for the Obligations.

(n)                                 Remedies.  Borrower agrees that, as between Borrower and Security Agent, any Obligations of Borrower to the Secured Parties under any of the Financing Documents to which it is a party may be declared to be forthwith due and payable notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Obligations from becoming automatically due and payable) as against Borrower or any Project Company, and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by Borrower or any Project Company) shall forthwith become due and payable by Borrower for purposes of this Agreement.  For the avoidance of doubt, it is understood and agreed that any amount payable by Borrower pursuant to the immediately preceding sentence may be applied to the payment or prepayment (as the case may be) of the Obligations of Borrower or any Project Company, as applicable (whether or not due and payable).  Each of the obligations of Borrower under this Agreement is separate and independent of each other obligation of Borrower hereunder and separate and independent of the Obligations, and Borrower agrees that a separate action or actions may be brought and prosecuted by Security Agent against Borrower to enforce this Agreement, irrespective of whether any action is brought by Security Agent against Borrower or any Project Company under any relevant Financing Document or whether Borrower or any Project Company is joined in any such action or actions.

(o)                                 Continuing Obligation.  The obligations of Borrower provided in this Section 2 are continuing obligations and shall apply to all Obligations whenever arising.

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Section 3. Delivery of Collateral.

All Membership Certificates, instruments or other documents representing or evidencing the Membership Interest, if any, shall be endorsed for transfer or accompanied by duly executed instruments of transfer or assignments in blank, all in a form satisfactory to Security Agent, and shall be delivered promptly to Security Agent or its nominee upon execution of this Agreement.  Security Agent shall have the right, at any time in its discretion and without prior notice to Borrower, but only following the occurrence and during the continuance of an Event of Default, to transfer to or register in the name of Security Agent or its nominee, any or all such certificates, instruments or other documents, provided, that Security Agent shall promptly notify Borrower and the applicable Project Company of such transfer or registration.  Such certificates, instruments and other documents representing the Membership Interest shall be returned to Borrower promptly upon satisfaction of the Obligations.

Section 4. Obligations Secured.

This Agreement and all of the Collateral hereunder assigned to Security Agent, for the benefit of the Secured Parties, secures the payment and performance when due of all Obligations to Security Agent and the other Secured Parties under the Financing Documents.

Section 5. Use of Collateral.

Except for the Membership Certificates, so long as no Event of Default has occurred and is continuing, Borrower reserves the right to, and shall be entitled to, use and possess the Collateral and exercise all of its right, title and interest in, to and under the Collateral, including under the LLC Agreements and to receive and use (subject to the terms of the Financing Agreement) all income, profit and other distributions in respect of the Collateral.  Provided that no Event of Default shall have occurred and be continuing, Borrower shall be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property of the Project Companies in the ordinary course of its business to the extent permitted by the Financing Agreement and the other Operative Documents.

Section 6. Remedies.

(a)                                  Subject to the terms of the Financing Documents, if any Event of Default has occurred and is continuing, Security Agent shall have the right, at its election and at the direction of the Required Applicable Lenders, but not the obligation, to do any of the following:

(i)                                             declare any or all amounts payable by Borrower under the Financing Documents to be due and payable immediately, and thereupon the same shall become immediately due and payable;

(ii)                                          subject to Section 10, vote or exercise any and all of Borrower’s rights or powers under the LLC Agreements including

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any of Borrower’s rights or powers to manage or control the Project Companies;

(iii)                                       demand, sue for, collect or receive any money or property at any time payable to or receivable by Borrower on account of or in exchange for all or any part of the Collateral;

(iv)                                      cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect any Collateral or enforce any Obligation or rights hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein or in the LLC Agreements, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by law;

(v)                                         sell or otherwise dispose of any or all of the Collateral or cause any or all of the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as Security Agent may deem commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker’s board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice which under applicable law cannot be waived, in which case such notice shall be in accordance with the provisions hereof to the extent permitted by applicable law), it being agreed that Security Agent may be a purchaser on behalf of the Secured Parties or on its own behalf at any such sale and that Security Agent, any Secured Party or any other Person who may be a bona fide purchaser for value of any or all of the Collateral without notice of any claims on any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of Borrower or any Project Company, any such demand, notice or right and equity being hereby expressly waived and released;

(vi)                                      incur reasonable expenses, including reasonable attorneys’ fees, consultants’ fees, and other costs appropriate to the exercise of any right or power under this Agreement;

(vii)                                   perform any obligation of Borrower hereunder, under any other Financing Document, under the LLC Agreements or the Assigned Agreements, and make payments, purchase, contest or compromise any encumbrance, charge, or lien, and pay taxes and expenses, without, however, any obligation to do so;

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(viii)                                secure the appointment of a receiver for Borrower, of the Project or any part thereof and/or the Collateral or any part thereof without prior notice to Borrower or any Project Company;

(ix)                                        proceed to protect and enforce the rights vested in it by this Agreement, including the right to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law;

(x)                                           require Borrower to assemble the Collateral at the expense of Borrower and (to the extent moveable) make it available to Security Agent at a place to be designated by Security Agent which is reasonably convenient to both parties;

(xi)                                        require Borrower to take any actions that are necessary or requested by Security Agent to preserve the value of the Collateral and the validity, perfection or priority of the liens granted by this Agreement in any portion of the Collateral;

(xii)                                     take possession of the Collateral (other than the membership Certificates that have been delivered to Security Agent pursuant to Section 3) and render it usable, and repair and renovate the same, without, however, any obligation to do so, and enter upon the property of Borrower or any other location where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral and apply the same in accordance with the the Financing Documents; or

(xiii)                                  exercise any other or additional rights or remedies granted to a secured party under the UCC.

(b)                                 Minimum Notice Period.  If, pursuant to applicable law, prior notice of any such action set forth above is required to be given to Borrower or any Project Company, Borrower and applicable Project Company hereby acknowledge and agree that the minimum time required by such applicable law, or if no minimum is specified, of ten (10) Business Days, shall be deemed a reasonable notice period.  Security Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Security Agent may adjourn any public or private

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sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)                                  Payment of Costs.  Borrower agrees to pay to Security Agent, within five (5) Business Days of its demand therefor, all reasonable out-of-pocket costs and expenses (including reasonable and reasonably documented attorneys’ fees and expenses) incident to its enforcement, protection and preservation of any of its rights and claims under this Agreement.  Any amount required to be paid by Borrower pursuant to the terms hereof shall bear interest at the Default Rate or the maximum rate permitted by law, whichever is less, from the date due until payment, and shall constitute additional indebtedness secured by this Agreement.

(d)                                 Application of Proceeds.  The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in accordance with the Financing Documents.  In the event that the proceeds of any sale or other realization upon the Collateral by Security Agent are insufficient to pay all Obligations, Borrower shall be liable for the deficiency as calculated in accordance with the the Financing Documents.  Any excess proceeds after full satisfaction of the Obligations shall be returned promptly to Borrower.

Section 7. Remedies Cumulative; Delay Not Waiver.

(a)                                  No right, power or remedy herein conferred upon or reserved to Security Agent or the Secured Parties is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b)                                 No delay or omission of Security Agent to exercise any right or power accruing upon the occurrence and during the continuation of any Event of Default shall impair any such right or power of Security Agent, nor shall it be construed as a waiver of any such Event of Default or an acquiescence therein.  Every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Security Agent upon the occurrence and during the continuation of an Event of Default.  Each and every default by Borrower in payment hereunder shall give rise to a separate cause of action hereunder, and Security Agent may enforce its security interest in concurrent or successive actions and in one or several consolidated or

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independent judicial actions or lawfully taken nonjudicial proceedings, or both.

(c)                                  Security Agent may perform any of its rights and duties hereunder by or through agents and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

Section 8. Representations and Warranties of Borrower.

Borrower represents and warrants, as of the date hereof, to Security Agent and the Secured Parties as follows:

(a)                                  Borrower has not assigned any of its rights under the LLC Agreements, the Assigned Agreements or any of the Collateral except as provided in this Agreement and the other Financing Documents.

(b)                                 Borrower is the legal and equitable owner of the Collateral (including the Membership Interest in each Project Company), subject to no mortgages, liens, charges, or encumbrances of any kind other than Liens granted pursuant to the Financing Documents and Permitted Liens set forth in clauses (b), (c) and (f) of the definition thereof, and has full power and lawful authority to pledge, assign and grant a security interest in the Collateral hereunder.

(c)                                  Borrower has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office or any agreement or instrument granting an interest in the Collateral that is capable of being so recorded, except such as may have been filed pursuant to this Agreement and the other Financing Documents, or pursuant to the documents evidencing Permitted Liens.

(d)                                 Borrower (i) is a duly formed and validly existing limited liability company in good standing under the laws of Delaware; (ii) is authorized to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; and (iii) has the power and authority to own its property and assets and to transact the business in which it is engaged.

(e)                                  Borrower (i) has the power and authority to execute, deliver and perform its obligations under the Financing Documents, the Assigned Agreements, the LLC Agreements and this Agreement, and to pledge and assign the Collateral; (ii) has taken all necessary action to authorize the execution, delivery and performance of the Financing Documents, the Assigned Agreements, the LLC Agreements and this Agreement;

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and (iii) has duly executed and delivered the Financing Documents, the Assigned Agreements, the LLC Agreements and this Agreement.  The Financing Documents, the Assigned Agreements, the LLC Agreements and this Agreement constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles.

(f)                                    The LLC Agreements and the Assigned Agreements have not been amended since the date of their execution, except as otherwise disclosed to Security Agent, and are in full force and effect.  There exists no default, or event that with the passage of time, the giving of notice or both would become a default by Borrower under the LLC Agreements or the Assigned Agreements.

(g)                                 The execution and delivery of, and performance by Borrower under, this Agreement, and the consummation of the transactions contemplated herein, will not (i) violate any provision of any material agreement to which Borrower is a party or any of its property or assets is bound, including the LLC Agreements and the Assigned Agreements, or (ii) conflict with any material law, order, rule or regulation applicable to Borrower, of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Borrower or any of its properties.

(h)                                 Other than the Financing Documents, there is no existing agreement, option, right or privilege capable of becoming an agreement, option or right pursuant to which Borrower could be required to sell or otherwise dispose of all or a part of the Membership Interest.

(i)                                     No consent of any Governmental Authority is required for the transfer of the Membership Interest except as may be required by applicable laws affecting the offering and sale of securities generally or the regulation of ownership or operation of utility assets under the laws of the State of New York, the FPA, PUHCA and any other Federal regulation regarding EWG’s.

(j)                                     [Intentionally Omitted]

(k)                                  Perfection of Security Interest.  The security interests granted to Security Agent, for the benefit of Secured Parties, pursuant to this Agreement, in the Collateral (a) upon filing of appropriate financing statements, constitute as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest under the UCC to

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the extent a security interest can be perfected by filing or, in the case of the Membership Certificates (such certificates being Certificated Securities), by possession by or on behalf of the secured party and (b) are, and, with respect to such subsequently acquired personal property, will be, as to the Collateral perfected under the UCC as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise (other than Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the liens granted by this Agreement).  Except to the extent possession of portions of such Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Security Agent’s, for the benefit of Secured Parties, rights in and to such Collateral to the extent Security Agent’s security interest (for the benefit of the Secured Parties) can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action.  No filing, recordation, re-filing or re-recording other than those listed on Schedule A hereto (as the same may be supplemented from time to time) is necessary to perfect and maintain the perfection of the Liens created by this Agreement on the Collateral, and all such filings or recordings will have been made to the extent Security Agent’s, for the benefit of Secured Parties, security interest can be perfected by filing (except to the extent that such filings or recordings are, by their nature, filings or recordings to be made at a later date).  Borrower has properly delivered or caused to be delivered to Security Agent all such Collateral that requires perfection of the Lien and security interest described above by possession.

(l)                                     Place of Business.  Borrower’s principal place of business and chief executive office is located at 179 Lincoln Street, Suite 500, Boston, MA 02111.  Borrower has not changed its location (as defined in Section 9-307 of the UCC) or previously changed its name.

(m)                               After-Acquired Collateral.  It is understood and agreed that the foregoing representations and warranties shall apply only to the Collateral delivered on the date hereof and that, with respect to Collateral delivered thereafter, Borrower shall, upon the written request of Security Agent, be required to make representations and warranties in form and substance substantially similar to the foregoing in supplements hereto and that such representations and warranties contained in such supplements hereto shall be applicable to such Collateral hereafter delivered.

(n)                                 Pledged Interests.  The Membership Interest in each Project Company is duly authorized, validly existing, fully paid and nonassessable, and such Membership Interest is not subject to any contractual restriction, or any restriction under the organizational documents of any Project Company

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or Borrower upon the transfer of such Membership Interest (except for any such restriction contained in any Financing Document).  Such Membership Interest exists in a certificated form.  No Person other than Borrower is the registered owner of the Membership Interest in each Project Company.

Section 9. Covenants of Borrower.

Borrower covenants to and in favor of Security Agent and the other the Secured Parties as follows:

(a)           Borrower shall maintain its existence as a Delaware limited liability company and all material rights, privileges, and franchises necessary to perform its obligations hereunder.

(b)                                 Borrower shall perform and comply, in all material respects, with all obligations and conditions on its part to be performed hereunder, under the LLC Agreements, the Assigned Agreements, the Financing Documents and with respect to the Collateral.

(c)                                  Borrower will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral and the interest of Security Agent in the Collateral against any claim or demand of any Persons (except for Permitted Liens).

(d)                                 Borrower shall not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to any part of the Collateral (other than Liens granted pursuant to the Financing Documents or clauses (b), (f), (l) and (m) of the definition of Permitted Liens).  Borrower will at its own cost and expense promptly take such action as may be necessary to discharge any such liens.

(e)                                  Without the prior written consent of Security Agent, such consent not to be unreasonably withheld, Borrower will not file or authorize to be filed in any jurisdiction any financing statements under the UCC or any like statement with respect to the Collateral, in which Security Agent is not named as the sole secured party for the benefit of the Secured Parties.

(f)                                    Borrower will not cause, suffer or permit the sale, assignment, conveyance or other transfer of all or any portion of Borrower’s Membership Interest in any Project Company other than in accordance with Sections 8.2 and 8.17 of the Financing Agreement and the Energy Hedge.

(g)                                 Without the prior written consent of Security Agent, such consent in respect to modification or amendment not to be unreasonably withheld, or except as otherwise permitted by the Financing Agreement, Borrower

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shall not terminate, modify or amend the LLC Agreements or the Assigned Agreements.

(h)                                 Borrower shall give to Security Agent prompt notice of (i) each demand or notice received by it relating to the LLC Agreements or the Assigned Agreements; and (ii) any default, event of default or event which with the giving of notice or the passage of time or both might reasonably be expected to become a default under the LLC Agreements or the Assigned Agreements, whether by any Project Company, Borrower or any other Person, of which Borrower has knowledge or as to which Borrower has received notice.

(i)                                     If Borrower in its capacity as a member of each Project Company receives any income or distribution of money or property of any kind from any Project Company while an Event of Default has occurred and is continuing (other than as permitted hereby or under the Financing Agreement), Borrower shall hold such income or distribution as trustee for and shall deliver the same to Security Agent.

(j)                                     Borrower will, at all times, keep accurate and complete records of the Collateral.  Upon three Business Days’ prior notice, Borrower shall permit representatives of Security Agent at any time during normal business hours of Borrower to inspect and make abstracts from Borrower’s books and records pertaining to the Collateral.  Upon the occurrence and continuance of any Event of Default, at Security Agent’s request, Borrower shall promptly deliver copies (or, where requested by Security Agent, and where available, originals) of any and all such records to Security Agent.

(k)                                  Borrower shall not cause, consent to, or permit any termination, material amendment or modification to, or waiver of timely compliance with any material terms or conditions of the LLC Agreements without the prior written consent of Administrative Agent (with the consent of the Required Applicable Lenders, acting reasonably).

(l)                                     Borrower shall give Security Agent at least 10 Business Days’ notice of a change in location of its place of business and chief executive office and shall, at the expense of Borrower, execute and deliver such instruments and documents as may be required by Security Agent to maintain the security interest in the Collateral created hereunder.

(m)                               Any indebtedness owed to Borrower by any Project Company shall be subordinated pursuant to the terms of Exhibit M of the Financing Agreement (the terms of which are incorporated herein by reference).

(n)                                 Except as otherwise permitted under the Financing Agreement, Borrower will not make any assignment of its rights under the LLC

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Agreements or the Assigned Agreements other than any assignment pursuant to this Agreement or any other Financing Document.

Section 10. Voting Rights.

(a)                                  Unless an Event of Default has occurred and is continuing (and not waived by Administrative Agent or Security Agent), Borrower shall be entitled to exercise all the rights and powers of a holder of such interest, including the right to vote from time to time exercisable in respect of the Membership Interest in each Project Company and to give proxies, consents and waivers in respect thereof.  No such action may be taken if such action would violate or be inconsistent with the Financing Agreement, any Financing Document or this Agreement.

(b)                                 Upon the occurrence and continuance of an Event of Default that has not been waived, Security Agent may give Borrower a notice prohibiting Borrower from exercising the rights and powers of a holder of the Membership Interest in each Project Company, including the right to vote such Membership Interest, at which time (and until such time that such Event of Default has been cured or waived), all such rights of Borrower will cease immediately and Security Agent will have the right to exercise the rights and powers related to such Membership Interest, including the right to vote.

(c)                                  Upon the occurrence and continuance of an Event of Default that has not been waived, and whether or not Security Agent exercises any available right to declare any Obligation due and payable or seek or pursue any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Financing Document, all dividends and other distributions on all Securities included in the Collateral shall be paid directly to a Collateral Account designated by Security Agent and retained by it in such account as part of the Collateral, subject to the terms of this Agreement and the other Financing Documents, and, if Security Agent so requests, Borrower shall execute and deliver to Security Agent appropriate additional dividend, distribution and other orders and instruments to that end, provided that if such Event of Default is cured, any such dividend or distribution paid to Security Agent prior to its cure shall, upon request of Borrower (except to the extent applied to the Obligations), be returned by Security Agent to Borrower.

Section 11. Certain Consents and Waivers.

(a)                                  Borrower hereby waives, to the maximum extent permitted by law, and only while this Agreement is in effect (subject to Section 25 below), (i) all rights and remedies afforded to guarantors, sureties and other Persons under applicable law, including limitations on the recovery of a deficiency under an obligation secured by a deed of trust on real

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property if the real property is sold under a power of sale contained in the deed of trust, including specifically, the rights and remedies available under the laws of the State of New York, and all defenses based on any loss, whether as a result of any such sale or otherwise, of Borrower’s right to recover any amount from any Project Company, whether by right of subrogation or otherwise; (ii) all rights under any law to require Security Agent to pursue any Project Company or any other Person, or to proceed against or exhaust any security held by Security Agent, or to pursue any other remedy before proceeding against Borrower; (iii) all rights of reimbursement or subrogation, including the rights and protections under the laws of the State of New York, all rights to enforce any remedy that Security Agent or the Secured Parties may have against any Project Company, and all rights to participate in any security held by Security Agent until the Obligations have been satisfied in full; (iv) all rights to require Security Agent to give any notices of any kind, including notices of nonpayment, nonperformance, notice of intent to accelerate, notice of acceleration, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as expressly provided in the Financing Documents; (v) all rights to assert the bankruptcy or insolvency of Borrower or any Project Company as a defense hereunder or as the basis for rescission hereof; (vi) all rights under any law purporting to reduce Borrower’s Obligations hereunder if any Project Company’s Obligations under any Financing Document are reduced; (vii) all defenses based on the disability or lack of authority of Borrower, any Project Company or any Person, the repudiation of the Financing Documents by Borrower, any Project Company or any Person, or the failure by Security Agent or the Secured Parties to enforce any claim against Borrower or any Project Company, or the unenforceability in whole or in part of any Financing Documents; and (viii) all suretyship and guarantor’s defenses generally.  Borrower further agrees that upon an Event of Default with respect to any Project Company, Security Agent may elect to exercise any remedy against Borrower or any security or any guarantor under the Financing Documents and this Agreement, even if the effect of that action is to deprive Borrower of the right to collect reimbursement from any Project Company for any sums paid by Borrower to Security Agent or any Secured Party.

Section 12. Project Companies’ Consent and Covenant.

Each Project Company hereby consents to the assignment and grant of a security interest in the Collateral to Security Agent and to the exercise by Security Agent of all rights and powers assigned or delegated to Security Agent by Borrower hereunder, including the right of Security Agent upon and during the continuance of an Event of Default to exercise Borrower’s voting rights and other rights under each LLC Agreement to manage or control each Project Company as provided therein.  Each Project Company

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further agrees to perform all covenants and obligations herein which, by their terms, are to be performed by each Project Company.

Section 13. Attorney-in-Fact.

(a)                                  Attorney-in-Fact.  Upon the occurrence and during the continuation of an Event of Default, Borrower hereby irrevocably constitutes and appoints Security Agent, acting for and on behalf of itself and all Secured Parties and each successor or assign of Security Agent and the Secured Parties, its true and lawful attorney-in-fact with full power (in the name of Borrower or otherwise) to enforce all rights, interests and remedies of Borrower with respect to the Collateral, including the right:

(i)                                                             to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for money due and to become due under or arising out of the Assigned Agreements or any of the other Collateral;

(ii)                                                          to elect remedies thereunder and to endorse any checks, documents or other instruments or orders in connection therewith;

(iii)                  to vote as provided herein, demand, receive and enforce Borrower’s rights with respect to the Collateral;

(iv)                  to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Borrower or, at the option of Security Agent, in the name of Security Agent, with the same force and effect as Borrower could do if this Agreement had not been made;

(v)                   to file any claims or take any action or institute any proceedings in connection therewith which Security Agent may reasonably deem to be necessary or advisable;

(vi)                  to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to Security Agent has been provided;

(vii)                 upon foreclosure, to do any and every act which Borrower may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of Borrower’s rights and remedies under any or all of the Assigned Agreements;

(viii)                to preserve the validity, perfection and priority of the liens granted by this Agreement;

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(ix)                                                        to, in the name of the Borrower or its own name, or otherwise, take possession of, receive and indorse and collect any check, Account, Chattel Paper, draft, note, acceptance or other Instrument for the payment of moneys due under any Account or General Intangible;

(x)                    to execute, in connection with any sale or disposition of the Collateral under Section 6, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral;

(xi)                   in the case of any Intellectual Property, to execute and deliver, and to have recorded, any agreement, instrument, document or paper as Security Agent may request to evidence Security Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of Borrower relating thereto or represented thereby;

(xii)                  to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, effect any repair or pay or discharge any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);

(xiii)                 to execute, in connection with any sale provided for in Section 6, any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; and

(xiv)                to (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Security Agent or as Security Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against Borrower with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Security Agent may deem appropriate, (G) assign any Intellectual Property, to the extent assignable, throughout the world for such term or terms, on such conditions, and in such manner as

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Security Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though Security Agent were the absolute owner thereof for all purposes, and do, at Security Agent’s option and Borrower’s expense, at any time, or from time to time, all acts and things that Security Agent deems necessary to protect, preserve or realize upon the Collateral and Security Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as Borrower might do;

provided, however, that Security Agent shall not exercise any such right unless an Event of Default has occurred and is continuing.  This power of attorney is a power coupled with an interest and shall be irrevocable.

(b)                                 Motor Vehicles.  Without limiting the rights and powers of Security Agent under Section 13(a), Borrower hereby appoints Security Agent as its attorney-in-fact, effective the date of this Agreement and terminating upon the termination of this Agreement, for the purpose of, upon the occurrence and during the continuation of an Event of Default, (i) executing on behalf of Borrower title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or in the future acquired by Borrower to be retitled and Security Agent to be listed as lien holder as to such Motor Vehicles, (ii) filing such applications with such state agencies, and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, Borrower as Security Agent may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of creating in favor of Security Agent a perfected lien on such Motor Vehicles and exercising the rights, remedies, powers and privileges of Security Agent under Section 4).  This appointment as attorney-in-fact is irrevocable and coupled with an interest.

(c)                                  Expenses.  The expenses of Security Agent incurred in connection with actions undertaken as provided in this Section 13, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans that are Base Rate Loans under the Financing Agreement, from the date of payment by Security Agent to the date reimbursed by Borrower, shall be payable by Borrower to Security Agent on demand and shall constitute Obligations and be secured by the Liens of the Collateral Documents.

(d)                                 Ratification; Powers Coupled With Interests.  Borrower hereby ratifies all that said attorneys shall lawfully, in compliance with the terms of the Financing Documents, and not otherwise acting with gross negligence or

28

willful misconduct, do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 14. Perfection; Further Assurances.

(a)                                  Perfection.  Borrower agrees that from time to time, Borrower shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary, or that Security Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby, or to enable Security Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral in accordance with the terms hereof.  Without limiting the generality of the foregoing, Borrower shall (i) deliver the Collateral or any part thereof to Security Agent for the benefit of the Secured Parties as Security Agent may request, duly endorsed or accompanied by such duly executed instruments of transfer or assignment, as Security Agent may request, and in form and substance satisfactory to Security Agent; (ii) deliver to Security Agent any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as Security Agent may reasonably request; (iii) cooperate with Security Agent in obtaining, and take such other actions as are necessary or that Security Agent may reasonably request in order for them to obtain Control (as defined in the UCC) with respect to all Deposit Accounts, Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights included in the Collateral, including (to the extent reasonably requested by Security Agent) (A) in the case of any Deposit Account for which Security Agent is not the Bank (as defined in the UCC) at which that Deposit Account is maintained, using commercially reasonable efforts to cause the Bank to enter into an agreement in such form as Security Agent may in its reasonable discretion accept and (B) in the case of any Security Entitlement, using commercially reasonable efforts to cause the relevant Securities Intermediary to enter into an agreement in such form as Security Agent may in its reasonable discretion accept; (iv) cause Security Agent (to the extent reasonably requested by Security Agent) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles in the name of Borrower and deliver to Security Agent originals of all such certificates of title or ownership for such Motor Vehicles together with the odometer statements for each respective Motor Vehicle; (v) cause Security Agent to be listed as the lienholder on any certificate of title or ownership for any other Equipment covered by a certificate of title or ownership; and (vi) execute and file such financing or continuation statements, or amendments thereto, including financing statements describing the Collateral as “all assets now owned or hereafter acquired”, and such

29

other instruments, endorsements or notices, as may be reasonably necessary or as Security Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

(b)                                 Filing of Financing Statement.  Borrower hereby authorizes Security Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, including financing statements describing the Collateral as “all assets now owned or hereafter acquired”, without the signature of Borrower where permitted by law, provided, that Security Agent delivers to Borrower and Project Companies a copy of any such statement or amendment.

(c)                                  Filing Costs.  Borrower or any Project Company shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable out-of-pocket expenses incident to the execution and acknowledgment of this Agreement, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance, except as may otherwise be provided in the Financing Agreement.

Section 15. Notices.

All notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 14.1 of the Financing Agreement.  Notices to each Project Company may be given at the address of each Project Company set forth in such Section 14.1 of the Financing Agreement.  Notices to Borrower may be given at the following address:

Stetson Holdings, LLC
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 92111
Attention:	Secretary
Facsimile:	(617) 960-2889

Section 16. Continuing Assignment and Security Interest; Transfer of Notes.

This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the Discharge of Obligations, (b) be binding upon each Project Company and Borrower, and their respective successors and assigns and (c) inure, together with the rights and remedies of Security Agent, to the benefit of Security Agent, the Secured Parties and their respective

30

successors, transferees and permitted assigns.  Without limiting the generality of the foregoing, Security Agent or any Secured Party may assign or otherwise transfer all or any part of or interest in the Notes, the Commitments or other evidence of the Obligations owed to them to any other Person to the extent permitted by and in accordance with the Financing Agreement and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Secured Parties herein.  The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Security Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby.

Section 17. Termination of Security Interest.

Upon the Discharge of Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall automatically revert to Borrower.  Upon any such termination, Security Agent will return promptly all certificates evidencing Borrower’s ownership interest in each Project Company, and all ownership powers executed hereunder, to Borrower, and will, at Borrower’s expense, execute and deliver to Borrower such documents (including UCC-3 termination statements) as Borrower shall reasonably request to evidence such termination.  If this Agreement shall be terminated or revoked by operation of law, Borrower will indemnify and hold Security Agent and the other Secured Parties harmless from any loss, cost or expense which may be suffered or incurred by Security Agent and the Secured Parties in acting hereunder in good faith prior to the receipt by Security Agent, its successors, transferees or assigns, of notice of such termination or revocation.

Section 18. Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 19. Successors and Assigns.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, provided however, that none of Borrower nor any Project Company may assign its rights or obligations hereunder without the prior written consent of Security Agent unless such an assignment is in connection with a transfer of the Membership Interest permitted under Section 9(f) or otherwise not in violation of the Financing Agreement

Section 20. No Amendment, Modification.

This Agreement may only be amended or modified by an instrument in writing signed by Borrower, Project Companies and Security Agent, both for itself and on behalf of any other parties to be charged in accordance with the terms of this Agreement.

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Section 21. Headings.

The table of contents and headings of the various sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 22. Liability.

The scope of liability of Borrower and the Non-Recourse Parties (as defined in Article 11 of the Financing Agreement) shall be as set forth in Article 11 of the Financing Agreement, which is incorporated herein by this reference.

Section 23. References to Other Documents.

Subject to the Financing Agreement, all defined terms used in this Agreement which refer to other documents shall be deemed to refer to such other documents as they may be amended, supplemented or replaced from time to time, provided such documents were not amended in breach of a covenant contained in any agreement to which Borrower, any Project Company or Security Agent is a party.

Section 24. Governing Law.

THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND MATTERS RELATING TO THE CREATION, VALIDITY, ENFORCEMENT OR PRIORITY OF THE LIEN OF, AND SECURITY INTERESTS CREATED BY, THIS AGREEMENT IN OR UPON THE COLLATERAL, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 25. Execution in Counterparts.

This Agreement may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties hereto, shall constitute a single binding agreement.

Section 26. Reinstatement.

This Agreement and the continuing security interest in, and the lien on, the Collateral created hereunder shall automatically be reinstated, to the extent permitted by applicable law, if and to the extent that for any reason any payment by or on behalf of Borrower or any Project Company in respect of the Obligations is rescinded or must

32

otherwise be restored by any holder of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 27. Third Party Rights.

Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person, other than Borrower, Project Companies, Security Agent and the Secured Parties, any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof; and this Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of Borrower, Project Companies, Security Agent and the Secured Parties.

Section 28. Conflict Among Agreements.

In the event of any conflict between the terms and provisions of this Agreement, the Financing Agreement, the terms and conditions of the Financing Agreement shall prevail.

Section 29. Waiver of Jury Trial.

THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SECURITY AGENT, THE SECURED PARTIES, BORROWER OR ANY PROJECT COMPANY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURITY AGENT TO ENTER INTO THIS AGREEMENT.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed by their members and officers thereunto duly authorized, as of the day and year first above written.

STETSON HOLDINGS, LLC,
a Delaware limited liability company, as Borrower

By:
Name:
Title:

EVERGREEN WIND POWER V, LLC,
a Delaware limited liability company, as a Project Company

By:
Name:
Title:

STETSON WIND II, LLC, a Delaware limited liability company, as a Project Company

By:
Name:
Title:

BNP PARIBAS,
as Security Agent

By:
Name:
Title:

Exhibit A

List of assigned agreements and documents

(i)                               Energy Hedge;

(ii)                            LLC Agreement of Evergreen Wind Power V, LLC;

(iii)                         LLC Agreement of Stetson Wind II, LLC;

(iv)                        the insurance policies maintained or required to be maintained by Borrower or any other Person (to the extent of Borrower’s right, title and interest therein) under the Financing Agreement, including any such policies insuring against loss of revenues by reason of interruption of the operation of the Project and all loss proceeds and other amounts payable to Borrower thereunder and all Eminent Domain Proceeds;

(v)                           to the extent assignable, all other agreements, including vendor warranties, running to Borrower or assigned to Borrower relating to the construction, maintenance, improvement, operation or acquisition of the Project or any part thereof, or transport of material, equipment and other parts of the Project or any part thereof;

(vi)                        any lease or sublease agreements or easement agreements, including the easement agreements, relating to the Project or any part thereof or any ancillary facilities, to which Borrower may be or become a party;

(vii)                     and any other agreements to which Borrower may be or become a party relating to the construction or operation of the Project or any part thereof;

(viii)                  each and every performance bond or guaranty and similar other document relating to the performance by any party of any of the Assigned Agreements;

(ix)                          all rights of Borrower to receive moneys due and to become due under or pursuant to the Assigned Agreements and all claims of Borrower for damages arising out of or for breach of or under the Assigned Agreements;

(x)                             all amendments, modifications, supplements, restatements, substitutions and renewals to any of the Assigned Agreements; and

(xi)                          all Applicable Permits, including those described on Exhibit H-2B to the Financing Agreement, except for any such permit which would be breached or terminated solely by virtue of a security interest being granted;

E-1

Annex A

List of Pledged Interests

1.               Evergreen Wind Power V, LLC Certificate of Interest No. [    ], issued on [                ], certifying that Stetson Holdings, LLC is the owner of the Certificate of Interest representing a 100% membership interest in Evergreen Wind Power V, LLC, subject to the terms of the First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power  V, LLC, dated as of April 2, 2007, as amended by that certain First Amendment to First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power V, LLC, dated as of December 11, 2008, as modified by that certain Membership Interest Transfer Agreement of Evergreen Wind Power V, LLC, dated as of July 17, 2009, as further amended by that certain Second Amendment to First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power V, LLC, dated as of July 17, 2009, and as further amended by that certain Third Amendment to First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power V, LLC, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time).

2.               Stetson Wind II, LLC Certificate of Interest No. [    ], issued on [                ], certifying that Stetson Holdings, LLC is the owner of the Certificate of Interest representing a 100% membership interest in Stetson Wind II, LLC Limited Liability Company Agreement of Stetson Wind II, LLC, dated July 3, 2007, as amended by that certain First Amendment to Limited Liability Company Agreement of Stetson Wind II, LLC, dated December 11, 2008, and as further amended by that certain Second Amendment to Limited Liability Company Agreement of Stetson Wind II, LLC, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time).

A-1

Schedule A

List of Required Filings

1.               UCC-1 Financing Statement naming Stetson Holdings, LLC, as Debtor and BNP Paribas, in its capacity as Security Agent, as Secured Party, to be filed with the Secretary of State of the State of Delaware.

S-1

EXHIBIT E-3

to Financing Agreement

FORM OF GUARANTY AND SECURITY AGREEMENT

(See Tab      )

EXECUTION FORM

GUARANTY AND SECURITY AGREEMENT

between

BNP PARIBAS,
as Security Agent

and

STETSON WIND II, LLC
as Guarantor

and

STETSON HOLDINGS, LLC
as Borrower

Dated as of December [    ], 2009

GUARANTY AND SECURITY AGREEMENT

This GUARANTY AND SECURITY AGREEMENT (this “Agreement”), dated as of December [    ], 2009, is entered into by and among STETSON WIND II, LLC, a Delaware limited liability company (“Guarantor”), STETSON HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and BNP PARIBAS, as Security Agent (together with its successors and assigns in such capacity, “Security Agent”) for each of the Secured Parties.

RECITALS

A.                                   Borrower has entered into that certain Financing Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), among Borrower, the financial institutions from time to time parties thereto (collectively, “Lenders”), the Security Agent, BNP Paribas, as joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders, and Issuing Bank and HSH Nordbank AG, New York Branch, as Joint Lead Arranger, Joint Bookrunner and as Co-Syndication Agent, pursuant to which the Lenders and the Issuing Bank have agreed to extend credit to Borrower in the amounts specified and on the terms and subject to the conditions set forth therein.

B.                                     Borrower is the sole member and owns 100% of all issued and outstanding membership interests in Guarantor.  The proceeds of the Loans will be used, among other purposes, for the ownership and operation of certain wind electricity generating assets in Maine by Guarantor.  Guarantor agrees to guarantee the obligations of Borrower under the Financing Agreement and the other Financing Documents and to provide a security interest in the collateral described in this Agreement.

C.                                     Guarantor acknowledges that it will benefit if the Lenders and the Issuing Bank extend credit to Borrower pursuant to the Financing Agreement.

D.                                    As a condition precedent to the effectiveness of the Financing Agreement, Guarantor shall have executed this Agreement.

AGREEMENT

In consideration of the foregoing premises and to induce the Lenders and the Issuing Bank to extend credit pursuant to the Financing Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees with Security Agent for the benefit of the Secured Parties as follows:

Section 1.                                            Definitions.

(a)                                  Defined Terms.  Unless otherwise defined herein or unless the context otherwise requires, all capitalized terms used in this Agreement, including its preamble and recitals, shall have the same meaning provided in Exhibit A to the Financing Agreement, or, if not defined therein, shall have the

1

meaning provided in the Uniform Commercial Code, as the same from time to time shall be in effect in the State of New York (the “UCC”); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral (as defined below) is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.  The Rules of Interpretation contained in Exhibit A to the Financing Agreement shall apply to this Agreement.

(i)                                     Certain Uniform Commercial Code Terms.  As used herein, the terms “Accession”, “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Commercial Tort Claim”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Motor Vehicle”, “Payment Intangible”, “Proceeds”, “Promissory Note” and “Software” have the respective meanings set forth in Article 9 of the UCC, and the terms “Certificated Security”, “Financial Asset”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Entitlement” and “Software” have the respective meanings set forth in Article 8 of the UCC.

Section 2.                                            Guarantee.

(a)                                  Guarantee.  Guarantor hereby guarantees to Security Agent the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations in accordance with their terms.  Guarantor hereby further agrees that if Borrower fails to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Obligations, Guarantor will immediately pay the same, upon demand, and that, in the case of any extension of time of payment or renewal of all or any part of the Obligations, it will timely pay the same in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of that extension or renewal.  This Agreement is irrevocable and unconditional in nature and is made with respect to any Obligations now existing or in the future arising.  The liability of Guarantor under this Agreement shall continue until the full satisfaction of all Obligations.  This Agreement is a guarantee of due and punctual payment and performance and is not merely a guarantee of collection.

(b)                                 Obligations Unconditional.  The obligations of Guarantor under this Agreement shall be continuing, irrevocable, absolute and unconditional

2

irrespective of the value, genuineness, validity, regularity or enforceability of any Financing Document or any other agreement or instrument referred to therein or herein, or any substitution, release or exchange of any guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations, subject to Section 2(d)), it being the intent of this Section 2(b) that the obligations of Guarantor hereunder shall be absolute and unconditional under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Guarantor hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged or in any way affected (whether in full or in part) by:

(i)                                     at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii)                                  any of the acts mentioned in any of the provisions of any Financing Document shall have occurred;

(iii)                               the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any Financing Document or any other agreement or instrument referred to therein or herein shall be waived or any guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)                              any lien granted to, or in favor of, Security Agent as security for any of the Obligations shall fail to be perfected; or

(v)                                 any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Security Agent, Borrower, Guarantor or any other Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding.

Should, at any time, any money due or owing under this Agreement not be recoverable from Guarantor for any reason, whether by operation of law or otherwise, then, in any such case, such money shall nevertheless be recoverable by Security Agent from the proceeds of the Collateral (as

3

defined below) as though Guarantor were the principal debtor in respect thereof and not merely a pledgor hereunder.

(c)                                  Waiver.

(i)                                     Guarantor hereby expressly waives, to the fullest extent permitted by law, promptness, diligence, presentment, demand for payment or performance and protest; filing of claims with any court; any proceeding to enforce any provision of the Financing Documents; notice of acceptance of and reliance on this Agreement by the Secured Parties, notice of the creation of any Obligations, and any other notice whatsoever (other than notices specifically provided under the Financing Documents); any requirement that Security Agent exhaust any right, power or remedy or proceed or take any other action against Borrower or any other Person under any Financing Document to which it is a party or any lien or encumbrance on, or any claim of payment against, any property of Borrower or any other agreement or instrument referred to therein, or any other Person under any guarantee of, or lien securing, or claim for payment of, any of the Obligations, any right to require a proceeding by Security Agent first against Borrower or any other Person whether to marshal any assets or to exhaust any right or take any action against Borrower or any other Person or any collateral or otherwise, any diligence in collection or protection for realization upon any Obligation; any obligation hereunder or any collateral security for any of the foregoing; any right of protest, presentment, notice or demand whatsoever, and any claims of waiver, release, surrender, alteration or compromise and all defenses, set-offs, counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise.  Guarantor further waives (A) any requirement that any other Person be joined as a party to any proceeding for the enforcement by Security Agent of any Obligation and (B) the filing of claims by Security Agent in the event of the receivership or bankruptcy of Borrower or any other guarantor.  Security Agent shall have the right to bring suit directly against Guarantor with respect to the obligations owed to Security Agent hereunder either prior to or concurrently with any lawsuit against, or without bringing any suit against Borrower, any other guarantor or any other Person.

(ii)                                  The enforceability and effectiveness of this Agreement and the liability of Guarantor, and the rights, remedies, powers and privileges of Security Agent, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of:

4

A.                                   the illegality, invalidity or unenforceability of all or any part of the Obligations, any Financing Document or any agreement, security document, guarantee or other instrument relating to all or any part of the Obligations;

B.                                     any disability or other defense with respect to all or any part of the Obligations of Borrower or Guarantor, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Obligations;

C.                                     the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or encumbrance on any collateral for all or any part of the Obligations;

D.                                    the cessation, for any cause whatsoever, of the liability of Borrower in respect of all or any part of the Obligations (other than, subject to Section 2(d), by reason of the full payment and performance of all Obligations);

E.                                      other than notice expressly required under this Agreement, any failure of Security Agent to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Obligations) for all or any part of the Obligations to Borrower, Guarantor or any other Person or any defect in, or any failure by Borrower, Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral for all or any part of the Obligations;

F.                                      any failure of Security Agent to comply with applicable laws in connection with the sale or other disposition of any collateral (other than the Collateral) for all or any part of the Obligations;

G.                                     any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of Borrower or Guarantor or may preclude Borrower or Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from any other Guarantor, Borrower or any other Person and even though

5

Borrower or Guarantor may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

H.                                    any act or omission of Security Agent or any other Person that directly or indirectly results in or aids the discharge or release of Borrower or any part of the Obligations or any security or guarantee (including any letter of credit) for all or any part of the Obligations by operation of law or otherwise;

I.                                         any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;

J.                                        any counterclaim, set-off or other claim which Borrower has or alleges to have with respect to all or any part of the Obligations;

K.                                    any failure of Security Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

L.                                      the election by Security Agent, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code;

M.                                 any extension of credit or the grant of any lien or encumbrance under Section 364 of the United States Bankruptcy Code;

N.                                    any use of cash collateral under Section 363 of the United States Bankruptcy Code;

O.                                    any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

P.                                      the avoidance of any lien or encumbrance in favor of Security Agent for any reason;

Q.                                    any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any

6

part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding;

R.                                     any action taken by Security Agent that is authorized by this Section 2(c) or otherwise in this Agreement or by any other provision of any Financing Document or any omission to take any such action; or

S.                                      any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor.

(d)                                 Reinstatement.  This Agreement, the security interest in, and the lien on, the Collateral (as defined below), and the obligations of Guarantor under this Agreement, shall be automatically reinstated if and to the extent that for any reason any payment  by or on behalf of Guarantor or Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.  Guarantor agrees that it will indemnify Security Agent on demand for all reasonable costs and expenses (including reasonable and reasonably documented fees of counsel) incurred by Security Agent in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(e)                                  Subrogation.  Guarantor hereby waives any right of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under any bankruptcy, insolvency or other similar law) or otherwise by reason of any payment by it pursuant to the provisions of this Agreement until the Obligations shall have been paid and performed in full.  If any amount shall be paid to Guarantor on account of such subrogation rights at any time prior to the indefeasible and unconditional payment, discharge or performance in full of the Obligations, such amount shall be held in trust for the benefit of Security Agent (if applicable) and shall forthwith be paid to Security Agent to be credited and applied upon and against the Obligations, to the extent then matured, in accordance with the terms of the relevant Financing Documents or, to the extent not then matured or existing, be held by Security Agent as collateral security for the Obligations.

(f)                                    Remedies.  Guarantor agrees that, as between Guarantor and Security Agent, any Obligations of Borrower to the Secured Parties under any of the Financing Documents to which Borrower is a party may be declared to be forthwith due and payable notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Obligations from

7

becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by Borrower) shall forthwith be deemed to have become due and payable by Guarantor for purposes of this Agreement.  For the avoidance of doubt, it is understood and agreed that any amount paid by Guarantor pursuant to the immediately preceding sentence may be applied to the payment or prepayment (as the case may be) of the Obligations of Borrower.  Each of the obligations of Guarantor under this Agreement is separate and independent of each other obligation of Guarantor hereunder and separate and independent of the Obligations, and Guarantor agrees that a separate action or actions may be brought and prosecuted by Security Agent against Guarantor to enforce this Agreement, irrespective of whether any action is brought by Security Agent against Borrower or any other guarantor under any relevant Financing Document or whether Borrower or any other guarantor is joined in any such action or actions.

(g)           Continuing Obligation.  The obligations of Guarantor provided in this Section 2 are continuing obligations and shall apply to all Obligations whenever arising.

(h)           Subordination of Indebtedness of Borrower.  Guarantor agrees that any Debt now or in the future owed to it by Borrower or by any other guarantor is hereby subordinated in right of payment to their prior payment in full in cash of the Obligations.  Without limiting the generality of the foregoing, if the Security Agent so requests, any such Debt shall be collected, enforced and received by Guarantor as trustee for the Secured Parties and shall be paid over to the Security Agent (for the benefit of the Secured Parties) in kind on account of the Obligations, upon the occurrence and during the continuation of an Event of Default.  If, after request by the Security Agent, upon the occurrence and during the continuation of an Event of Default, Guarantor fails to collect or enforce any such indebtedness or to pay the proceeds of that indebtedness to the Security Agent, the Security Agent as Guarantor’s attorney-in-fact may, upon the occurrence and during the continuation of an Event of Default, do such acts and sign such documents in Guarantor’s name and on Guarantor’s behalf as the Security Agent considers necessary or desirable to effect that collection, enforcement or payment, the Security Agent being hereby appointed Guarantor’s attorney-in-fact for that purpose (and such appointment is irrevocable and is coupled with an interest) and in accordance with Section 12 of this Agreement.

Section 3.               Pledge and Grant of Security Interest.

(a)           Granting Clause.  To secure the timely payment and performance of the Obligations, Guarantor does hereby assign, grant and pledge to Security Agent, on behalf of and for the benefit of the Secured Parties, a continuing

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security interest in all estate, right, title and interest of Guarantor in, to and under all assets of Guarantor, whether now owned or hereafter existing or acquired, including all estate, right, title and interest of Guarantor in, to and under the following (collectively, the “Collateral”):

(i)                    each of the agreements and documents listed on Exhibit A, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time (each, an “Assigned Agreement” and collectively, the “Assigned Agreements”) and all of Guarantor’s rights thereunder;

(ii)                   all Accounts;

(iii)                  all As-Extracted Collateral;

(iv)                  all Chattel Paper (including Electronic Chattel Paper);

(v)                   all Deposit Accounts;

(vi)                  all Documents;

(vii)                 all Equipment (including, for the avoidance of doubt, all wind turbines);

(viii)                all Fixtures;

(ix)                   all General Intangibles;

(x)                    all Goods not covered by the other clauses of this Section 3, if any;

(xi)                   all Instruments, including all Promissory Notes;

(xii)                  all inventions, processes, production methods, proprietary information (including operating data and wind resource data related to the Stetson II Project), know how, maps, plans, specifications, architectural, engineering, construction or shop drawings, route surveys, engineering reports, manuals and similar materials in which Guarantor has an interest, and all payment and performance bonds or warranties or guaranties relating to the Stetson II Project and all of Guarantor’s rights under and in patents, patent licenses, copyrights, trademarks and trade names, trade secrets and any replacements, renewals or substitutions for any of the foregoing (collectively, “Intellectual Property”);

(xiii)                 all Inventory;

(xiv)                all Motor Vehicles;

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(xv)                 all Investment Property not covered by other clauses of this Section 3, including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts;

(xvi)                all Letter-of-Credit Rights;

(xvii)               Payment Intangibles;

(xviii)              Software;

(xix)                 all Commercial Tort Claims arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of Borrower;

(xx)                  all cash and cash instruments;

(xxi)                 all other tangible and intangible personal property whatsoever of the Guarantor; and

(xxii)                all claims of Guarantor for damages arising out of or for breach of or default relating to the Collateral; and

(xxiii)               all Proceeds of any of the Collateral, all Accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral.

The foregoing notwithstanding, the term “Collateral” shall not include (i) contracts and agreements which by their terms or by operation of law prohibit or do not allow assignment or which would become void solely by virtue of a security interest being granted therein, in each case only for so long as such restriction is in place and no such restriction was agreed with the intent to undermine the security interest granted therein, or (ii) any Applicable Permits or other permits or any insurance policies that by their terms or by operation of law would become void, voidable, terminable or revocable or in respect of which Guarantor would be deemed to be in breach or default thereunder if pledged or assigned hereunder or if a security interest therein were granted hereunder, to the extent necessary to avoid such voidness, voidability, revocability, breach or default.

(b)           Delivery of Agreements.  Guarantor has heretofore delivered or concurrently with the delivery hereof is delivering to Security Agent, an executed counterpart or certified copy of each of the Assigned Agreements in existence on the date hereof.  Guarantor will likewise, to the extent required under the Financing Agreement deliver to Security Agent a copy of an executed counterpart or certified copy of each

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Additional Project Document and each future lease or future easement relating to the Stetson II Project or any part thereof and amendments and supplements to the foregoing, included in the Collateral, as they are entered into by Guarantor promptly upon the execution thereof.  Notwithstanding anything to the contrary contained herein, no such Additional Project Document, or material future lease, or other material agreement related to the Stetson II Project may be entered into by Guarantor without the prior written approval of Security Agent, except as otherwise permitted under the Financing Agreement.

(c)           Continuing Liability Under Assigned Agreements.  Notwithstanding anything to the contrary contained herein, (a) Guarantor shall remain liable under each of the Assigned Agreements to which it is a party to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and (b) Security Agent shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement, nor shall Security Agent be required or obligated in any manner to perform or fulfill any obligations of Guarantor thereunder or to make any payment or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

(d)           Defaults Under Assigned Agreements.  If a default by Guarantor under any of the Assigned Agreements shall occur and be continuing, and if such default could reasonably be expected to result in a Material Adverse Effect as determined by Administrative Agent (with consent of Required Applicable Lenders), then, upon ten (10) Business Days’ notice to Guarantor (or, if the applicable Assigned Agreement has a cure period of less than twenty (20) days with respect to defaults, then such ten (10) Business Days notice period shall be reduced to the number of days which is half of the number of days provided to cure any such default under such Assigned Agreement), Security Agent shall, at its option, be permitted (but not obligated) to remedy any such default either pursuant to the terms of any Consent in respect of such Assigned Agreement or otherwise by giving written notice of such intent to Guarantor and to the parties to the Assigned Agreement or Assigned Agreements for which Security Agent intends to remedy the default.  After giving such notice of its intent to cure such default and upon the commencement thereof, Security Agent will proceed to cure such default.  Any cure by Security Agent of Guarantor’s default under any of the Assigned Agreements shall not be construed as an assumption by Security Agent or any other Secured Party of any obligations, covenants or agreements of Guarantor under such Assigned Agreement or any other Assigned Agreement, and neither Security Agent nor any other Secured Party shall be liable to Guarantor or any other Person as a result

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of any actions undertaken by Security Agent in curing or attempting to cure any such default, except as otherwise set forth in the Financing Agreement or any applicable Consent.  This Agreement shall not be deemed to release or to affect in any way the obligations of Guarantor under the Assigned Agreements.

(e)           Intellectual Property.  For the purpose of enabling Security Agent to exercise its rights, remedies, powers and privileges under Section 6 at that time or times as Security Agent is lawfully entitled to exercise those rights, remedies, powers and privileges, and for no other purpose, Guarantor hereby grants to Security Agent, to the extent assignable or licensable in a manner consistent with this Agreement and without payment of any royalty or compensation, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Guarantor) to use, assign, license or sublicense any of the Intellectual Property of Guarantor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of those items.

(f)            Preservation of Security Interests.  Guarantor shall:

(i)            upon the acquisition after the date of this Agreement by Guarantor of any Certificated Securities, Instruments, Deposit Accounts, other Investment Property, Electronic Chattel Paper, Letter-of Credit Rights, Motor Vehicles or other Equipment covered by a certificate of title or ownership promptly (x) take such action with respect to that Collateral as is specified for that type of Collateral in Section 13 and (y) take all such other actions, and authenticate or sign and file or record such other records or instruments, as are necessary or as Security Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable Security Agent to exercise its remedies, rights, powers and privileges under this Agreement.

(ii)           upon Guarantor’s acquiring, or otherwise becoming entitled to the benefits of, any Intellectual Property or upon or prior to Guarantor’s filing, either directly or through Security Agent, any licensee or any other designee, of any application with any Governmental Authority for any Intellectual Property, in each case after the date of this Agreement, execute and deliver such contracts, agreements and other instruments as Security Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in that Intellectual Property.

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(iii)          whether with respect to Collateral as of the date of this Agreement or Collateral in which Guarantor acquires rights in the future, authorize, give, authenticate, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other records or instruments, obtain any and all Applicable Permits, and take all such other actions, as are necessary or as Security Agent may reasonably request to create, perfect and establish the priority of the liens granted by this Agreement in any and all of the Collateral, to preserve the validity, perfection or priority of the liens granted by this Agreement in any and all of the Collateral or to enable Security Agent to exercise and enforce its remedies, rights, powers and privileges under this Agreement.

(iv)          furnish to Security Agent from time to time statements and schedules further identifying and describing the Collateral pledged by Guarantor hereunder and such other reports in connection with the Collateral pledged by Guarantor hereunder as Security Agent may reasonably request, all in reasonable detail.

(g)           Commercial Tort Claims.  Guarantor agrees that, if it shall acquire any interest in any Commercial Tort Claim (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) Guarantor shall, immediately upon such acquisition, deliver to Security Agent, in each case in form and substance reasonably satisfactory to Security Agent, a notice of the existence and nature of such Commercial Tort Claim containing a reasonably specific description of such Commercial Tort Claim, certified by Guarantor as true, correct and complete, (ii) the provisions of Section 3 shall apply to such Commercial Tort Claim (and Guarantor authorizes Security Agent to supplement this Agreement with a description of such Commercial Tort Claim if Guarantor fails to deliver the supplement described in clause (i)), and (iii) Guarantor shall execute and deliver to Security Agent, in each case in form and substance reasonably satisfactory to Security Agent, any certificate, agreement and other document, and take all other action, deemed by Security Agent to be reasonably necessary or appropriate for Security Agent to obtain, on behalf of the Secured Parties, a first-priority, perfected security interest in all such Commercial Tort Claims.

Section 4.               Obligations Secured.

This Agreement and all of the Collateral hereunder assigned to Security Agent, for the benefit of Secured Parties, secure the payment and performance when due of all Obligations to Security Agent and the other Secured Parties under the Financing Documents.

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Section 5.               Use of Collateral.

So long as no Event of Default has occurred and is continuing, Guarantor reserves the right to, and shall be entitled to, use and possess the Collateral and exercise all of its right, title and interest in, to and under the Collateral, including under the Assigned Agreements and to receive and use (subject to the terms of the Financing Agreement) all income, profit and other distributions in respect of the Collateral.  Provided that no Event of Default shall have occurred and be continuing, Guarantor shall be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property of Borrower in the ordinary course of its business to the extent permitted by the Financing Agreement and the other Operative Documents.

Section 6.               Remedies.

(a)           Remedies Upon Event of Default.  Subject to the terms of the Financing Documents, if an Event of Default has occurred and is continuing, Security Agent shall have the right, at its election and at the direction of the Required Applicable Lenders, but not the obligation, to do any of the following:

(i)            demand, sue for, collect or receive any money or property at any time payable to or receivable by Guarantor on account of or in exchange for all or any part of the Collateral;

(ii)           proceed to protect and enforce the rights vested in it by this Agreement, including the right to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law;

(iii)          cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect any Collateral or enforce any Obligation or rights hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein or in any Assigned Agreement, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by law;

(iv)          sell or otherwise dispose of any or all of the Collateral or cause all or any part of the Collateral to be sold or otherwise disposed of in

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one or more sales or transactions, at such prices as Security Agent may deem commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker’s board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived, in which case such notice shall be in accordance with the provisions hereof to extent permitted by applicable law), it being agreed that Security Agent may be a purchaser on behalf of the Secured Parties or on its own behalf at any such sale and that Security Agent, any Secured Party or any other Person who may be a bona fide purchaser for value of any or all of the Collateral without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of Guarantor, any such demand, notice or right and equity being hereby expressly waived and released;

(v)           incur reasonable expenses, including reasonable attorneys’ fees, consultants’ fees, and other costs appropriate to the exercise of any right or power under this Agreement;

(vi)          perform any obligation of Guarantor hereunder or under any other Financing Document or Assigned Agreement, and make payments, purchase, contest or compromise any encumbrance, charge, or lien, and pay taxes and expenses, without, however, any obligation to do so;

(vii)         take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation to do so, and enter upon the Project Site or any other location where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral, either separately or in conjunction with the Stetson II Project, collect all rents and income from the Collateral and apply the same in accordance with the Financing Documents;

(viii)        secure the appointment of a receiver for Guarantor or Borrower and/or the Collateral or any part thereof without any prior notice to Borrower or Guarantor;

(ix)           require Guarantor to assemble the Collateral at the expense of Guarantor and (to the extent moveable) make it available to Security Agent at a place to be designated by Security Agent which is reasonably convenient to both parties;

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(x)            require Guarantor to take any actions that are necessary or requested by Security Agent to preserve the value of the Collateral and the validity, perfection or priority of the liens granted by this Agreement in any portion of the Collateral; or

(xi)           exercise any other or additional rights or remedies granted to a secured party under the UCC.

(b)           Minimum Notice Period.  If, pursuant to applicable law, prior notice of any such action is required to be given to Guarantor, Guarantor hereby acknowledges that the minimum time required by such applicable law, or ten (10) Business Days if no minimum is specified, shall be deemed a reasonable notice period.  Security Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Security Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)           Payment of Costs.  The costs and expenses of Security Agent incurred in connection with actions undertaken to enforce, protect and preserve any of its rights and claims under this Agreement, shall be payable as provided in the Financing Documents.

(d)           Application of Proceeds.  Subject to the terms of the the other Financing Documents, Security Agent shall apply the net proceeds of any sale or other realization of all or any part of the Collateral in accordance with the Financing Agreement.  In the event that the proceeds of any sale or other realization upon the Collateral by Security Agent are insufficient to pay all Obligations, Guarantor shall be liable for the deficiency as calculated in accordance with the the other Financing Documents.  Any excess proceeds after full satisfaction of the Obligations shall be returned promptly to Guarantor.

Section 7.               Remedies Cumulative; Delay Not Waiver.

(a)           Remedies Cumulative.  No right, power or remedy herein conferred upon or reserved to Security Agent or the Secured Parties is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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(b)           No Waiver.  No delay or omission of Security Agent to exercise any right or power accruing upon the occurrence and during the continuation of an Event of Default shall impair any such right or power of Security Agent, nor shall it be construed to be a waiver of any such Event of Default or an acquiescence therein.  Every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Security Agent upon the occurrence and during the continuation of an Event of Default. Each and every default by Guarantor in payment hereunder shall give rise to a separate cause of action hereunder, and Security Agent may enforce its security interest in concurrent or successive actions and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

(c)           Use of Agents.  Security Agent may perform any of its rights and duties hereunder by or through agents and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

Section 8.               Representations and Warranties.

(a)           Guarantor has not assigned any of its rights under the Assigned Agreements or any of the Collateral except as provided in this Agreement and the other Financing Documents.

(b)           The Assigned Agreements have not been amended since the date of their execution, except as otherwise disclosed to Security Agent, and are in full force and effect.  There exists no default, or event that with the passage of time, the giving of notice or both would become a default by Guarantor under the Assigned Agreements.

(c)           Guarantor (i) has the power and authority to execute, deliver and perform its obligations under the Financing Documents, the Assigned Agreements and this Agreement, and to pledge and assign the Collateral; (ii) has taken all necessary action to authorize the execution, delivery and performance of the Financing Documents, the Assigned Agreements and this Agreement; and (iii) has duly executed and delivered the Financing Documents, the Assigned Agreements and this Agreement.  The Financing Documents, the Assigned Agreements and this Agreement constitute the legal, valid and binding obligations of Guarantor, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles.

(d)           The representations and warranties contained in Article 8 of the Financing Agreement are hereby incorporated herein by reference in this Agreement

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mutatis mutandis as a direct representation and warranty of Guarantor with respect to itself and the Stetson II Project and such representations and warranties are true and correct as of the date hereof.

(e)           The security interests granted to Security Agent, for the benefit of Secured Parties, pursuant to this Agreement, in the Collateral (a) upon filing of appropriate financing statements, constitute as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest under the UCC to the extent a security interest can be perfected by filing or by possession by or on behalf of the secured party and (b) are, and, with respect to such subsequently acquired personal property, will be, as to the Collateral perfected under the UCC as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise (other than Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the liens granted by this Agreement).  Except to the extent possession of portions of such Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Security Agent’s, for the benefit of Secured Parties, rights in and to such Collateral to the extent Security Agent’s security interest (for the benefit of the Secured Parties) can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action.  No filing, recordation, re-filing or re-recording other than those listed on Exhibit B hereto (as the same may be supplemented from time to time) is necessary to perfect and maintain the perfection of the Liens created by this Agreement on the Collateral, and all such filings or recording will have been made to the extent Security Agent’s, for the benefit of Secured Parties, security interest can be perfected by filing (except to the extent that such filings or recordings are, by their nature, filings or recordings to be made at a later date).  Guarantor has properly delivered or caused to be delivered to Security Agent all such Collateral that requires perfection of the Lien and security interest described above by possession.

(f)            Guarantor’s principal place of business and chief executive office is located at 85 Wells Avenue, Suite 305, Newton, MA 02459.  Guarantor has not changed its location (as defined in Section 9-307 of the UCC) or previously changed its name.

(g)           It is understood and agreed that the foregoing representations and warranties shall apply only to the Collateral delivered on the date hereof and that, with respect to Collateral delivered thereafter, Guarantor shall, upon the written request of Security Agent, be required to make representations and warranties in form and substance substantially similar to the foregoing in supplements hereto and that such representations and

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warranties contained in such supplements hereto shall be applicable to such Collateral hereafter delivered.

Section 9.               Covenants.

(a)           Guarantor shall perform and comply, in all material respects, with all obligations and conditions on its part to be performed hereunder, under the Assigned Agreements, the Financing Documents and with respect to the Collateral.

(b)           Guarantor shall not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to any part of the Collateral (other than Liens granted pursuant to the Financing Documents or clauses (b), (c), (f), (l) and (m) of the definition of Permitted Liens (such term being used herein with the reference to “Borrower” in clause (b) of such definition contained in the Financing Agreement being deemed to be a reference to “Guarantor” for purposes of this Agreement).  Guarantor will at its own cost and expense promptly take such action as may be necessary to discharge any such liens.

(c)           Without the prior written consent of Security Agent, such consent in respect to modification or amendment not to be unreasonably withheld, or except as otherwise permitted by the Financing Agreement or the other Financing Documents, Guarantor shall not terminate, modify or amend the Assigned Agreements.

(d)           Guarantor shall give to Security Agent prompt notice of (i) each demand or notice received by it relating to the Assigned Agreements; and (ii) any default, event of default or event which with the giving of notice or the passage of time or both might reasonably be expected to become a default under the Assigned Agreements, whether by Guarantor, Borrower or any other Person, of which Guarantor has knowledge or as to which Guarantor has received notice.

(e)           Guarantor shall give Security Agent at least 10 Business Days’ notice of a change in location of its place of business and chief executive office and shall, at the expense of Guarantor, execute and deliver such instruments and documents as may be required by Security Agent to maintain the security interest in the Collateral created hereunder.

(f)            Except as otherwise permitted under the Financing Agreement, Guarantor will not make any assignment of its rights under the Assigned Agreements other than any assignment pursuant to this Agreement or any other Financing Document.

(g)           With respect to each and every covenant and agreement of Borrower set forth in the Financing Documents that relates to Borrower causing (or not permitting) the Guarantor to take action or to refrain from taking any

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action is hereby incorporated by reference in this Agreement mutatis mutandis as a direct obligation, covenant and agreement of Guarantor with respect to itself and the Stetson II Project, and Guarantor agrees to perform and observe each such covenant and agreement as it relates to it and the Stetson II Project so long as any Obligations shall be outstanding, to and in favor of Security Agent and the other Secured Parties.

(h)           Guarantor will defend its title to the Collateral and the interest of Security Agent in the Collateral against any claim or demand of any Persons (other than the Permitted Liens set out in subsections (b), (c), (d), (g), and (i) of such definition).

(i)            Without the prior written consent of Security Agent, such consent not to be unreasonably withheld, Guarantor will not file or authorize to be filed in any jurisdiction any financing statements under the UCC or any like statement with respect to the Collateral, in which Security Agent is not named as the sole secured party for the benefit of the Secured Parties.

Section 10.             INTENTIONALLY OMITTED

Section 11.             Borrower’s Consent and Covenant.

Borrower hereby consents to the assignment and grant of a security interest in the Collateral to Security Agent and to the exercise by Security Agent of all rights and powers assigned or delegated to Security Agent by Guarantor hereunder.  Borrower further agrees to perform all covenants and obligations herein which, by their terms, are to be performed by Borrower.

Section 12.             Attorney-In-Fact.

(a)           Attorney-In-Fact.  Guarantor hereby constitutes and appoints Security Agent, acting for and on behalf of itself and all Secured Parties and each successor or assign of Security Agent and the Secured Parties, the true and lawful attorney-in-fact of Guarantor, with full power and authority in the place and stead of such Guarantor and in the name of Guarantor, Security Agent or otherwise after the occurrence and during the continuation of an Event of Default, to enforce all rights, interests and remedies of Guarantor with respect to the Collateral, including the rights:

(i)            to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Agreements or any of the other Collateral, including any insurance policies;

(ii)           to elect remedies thereunder and to endorse any checks, documents or other instruments or orders in connection therewith;

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(iii)          to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Guarantor or, at the option of Security Agent, in the name of Security Agent, with the same force and effect as Guarantor could do if this Agreement had not been made;

(iv)          to file any claims or take any action or institute any proceedings in connection therewith which Security Agent may reasonably deem to be necessary or advisable;

(v)           to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to Security Agent has been provided;

(vi)          upon foreclosure, to do any and every act which Guarantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of Guarantor’s rights and remedies under any or all of the Assigned Agreements;

(vii)         to preserve the validity, perfection and priority of the liens granted by this Agreement;

(viii)        to, in the name of Guarantor or its own name, or otherwise, take possession of, receive and indorse and collect any check, Account, Chattel Paper, draft, note, acceptance or other Instrument for the payment of moneys due under any Account or General Intangible;

(ix)           to execute, in connection with any sale or disposition of the Collateral under Section 6, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral;

(x)            in the case of any Intellectual Property, to execute and deliver, and to have recorded, any agreement, instrument, document or paper as Security Agent may request to evidence Security Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of Guarantor relating thereto or represented thereby;

(xi)           to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, effect any repair or pay or discharge any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);

(xii)          to execute, in connection with any sale provided for in Section 6, any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; and

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(xiii)         to (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Security Agent or as Security Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against Guarantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Security Agent may deem appropriate, (G) assign any Intellectual Property, to the extent assignable, throughout the world for such term or terms, on such conditions, and in such manner as Security Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though Security Agent were the absolute owner thereof for all purposes, and do, at Security Agent’s option and Guarantor’s expense, at any time, or from time to time, all acts and things that Security Agent deems necessary to protect, preserve or realize upon the Collateral and Security Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as Guarantor might do;

provided, however, that Security Agent shall not exercise any such rights or remedies unless an Event of Default has occurred and is continuing.  This power of attorney is a power coupled with an interest and shall be irrevocable.

(b)           Motor Vehicles.  Without limiting the rights and powers of Security Agent under Section 12(a), Guarantor hereby appoints Security Agent as its attorney-in-fact, effective the date of this Agreement and terminating upon the termination of this Agreement, for the purpose of, upon the occurrence and during the continuation of an Event of Default, (i) executing on behalf of Guarantor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or in the future acquired by Guarantor to be retitled and Security Agent to be listed as lien holder as to those Motor Vehicles, (ii) filing such applications with such state agencies, and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, Guarantor as

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Security Agent may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of creating in favor of Security Agent a perfected lien on such Motor Vehicles and exercising the rights, remedies, powers and privileges of Security Agent under Section 6).  This appointment as attorney-in-fact is irrevocable and coupled with an interest.

(c)           Expenses.  The expenses of Security Agent incurred in connection with actions undertaken as provided in this Section 12, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Loans that are Base Rate Loans under the Financing Agreement, from the date of payment by Security Agent to the date reimbursed by Guarantor, shall be payable by Guarantor to Security Agent on demand and shall constitute Obligations and be secured by the Liens of the Collateral Documents.

(d)           Ratification; Powers Coupled With Interests.  Guarantor hereby ratifies all that said attorneys shall lawfully, in compliance with the terms of the Financing Documents, and not otherwise acting with gross negligence or willful misconduct, do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 13.             Perfection; Further Assurances.

(a)           Perfection.  Guarantor agrees that from time to time, Guarantor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary, or that Security Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby, or to enable Security Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral in accordance with the terms hereof.  Without limiting the generality of the foregoing, Guarantor shall (i) deliver the Collateral or any part thereof to Security Agent for the benefit of the Secured Parties as Security Agent may request, duly endorsed or accompanied by such duly executed instruments of transfer or assignment, as Security Agent may request, and in form and substance satisfactory to Security Agent; (ii) deliver to Security Agent any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as Security Agent may reasonably request; (iii) cooperate with Security Agent in obtaining, and take such other actions as are necessary or that Security Agent may reasonably request in order for them to obtain Control (as defined in the UCC) with respect to all Deposit Accounts, Investment Property, Electronic Chattel Paper and Letter-of-Credit Rights included in the Collateral, including (to the extent reasonably requested by Security Agent) (A) in the case of any Deposit

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Account for which Security Agent is not the Bank (as defined in the UCC) at which that Deposit Account is maintained, using commercially reasonable efforts to cause the Bank to enter into an agreement in such form as Security Agent may in its reasonable discretion accept and (B) in the case of any Security Entitlement, using commercially reasonable efforts to cause the relevant Securities Intermediary to enter into an agreement in such form as Security Agent may in its reasonable discretion accept; (iv) cause Security Agent (to the extent reasonably requested by Security Agent) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles in the name of Guarantor and deliver to Security Agent originals of all such certificates of title or ownership for such Motor Vehicles together with the odometer statements for each such respective Motor Vehicle; (v) cause Security Agent to be listed as the lienholder on any certificate of title or ownership for any other Equipment covered by a certificate of title or ownership; and (vi) execute and file such financing or continuation statements, or amendments thereto, including financing statements describing the Collateral as “all assets now owned or hereafter acquired”, and such other instruments, endorsements or notices, as may be reasonably necessary or as Security Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

(b)           Filing of Financing Statements.  Guarantor hereby authorizes Security Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, including financing statements describing the Collateral as “all assets now owned or hereafter acquired”, without the signature of Guarantor where permitted by law.  Except for filings on the Closing Date, Security Agent shall notify Guarantor promptly after any such filing.

(c)           Payment of Fees.  Guarantor shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable out-of-pocket expenses incident to the execution and acknowledgement of this Agreement, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance, except as may otherwise be provided in the Financing Agreement.

Section 14.             Notices.

All notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 14.1 of the Financing Agreement.  Notices to Security Agent may

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be given at the address of Security Agent set forth in such Section 14.1 of the Financing Agreement.  Notices to Guarantor may be given at the following addresses:

Stetson Wind II, LLC

c/o First Wind Energy, LLC

179 Lincoln Street, Suite 500

Boston, MA 02111

Attention:  Secretary
Fax:  (619) 960-2889

Section 15.             Continuing Assignment and Security Interest; Transfer of Notes.

This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the Discharge of Obligations; (b) be binding upon Guarantor, and its respective successors and assigns; and (c) inure, together with the rights and remedies of Security Agent, to the benefit of Security Agent, the Secured Parties and their respective successors, transferees and permitted assigns.  Without limiting the generality of the foregoing, Security Agent or any Secured Party may assign or otherwise transfer all or any part of or interest in the Notes, the Commitments or other evidence of the Obligations owed to them to any other Person to the extent permitted by and in accordance with the Financing Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Secured Parties herein.  The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Security Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby.

Section 16.             Termination of Security Interest.

Upon the Discharge of Obligations, this Agreement and the security interest granted hereby shall terminate and all rights to the Collateral shall automatically revert to Guarantor.  Upon any such termination, Security Agent will, at Guarantor’s expense, execute and deliver to Guarantor such documents (including UCC-3 termination statements) as Guarantor shall reasonably request to evidence such termination.  The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Security Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby.  If this Agreement shall be terminated or revoked by operation of law, Guarantor will indemnify and hold Security Agent and the other Secured Parties harmless from any loss, cost or expense which may be suffered or incurred by Security Agent and the Secured Parties in acting hereunder in good faith prior to the receipt by Security Agent, its successors, transferees, or assigns, of notice of such termination or revocation.

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Section 17.             Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18.             Successors and Assigns.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns; provided however that Guarantor may not assign its rights or obligations hereunder.

Section 19.             No Amendment, Modification.

This Agreement may only be amended or modified by an instrument in writing signed by Guarantor, Borrower and Security Agent, both for itself and on behalf of any other parties to be charged in accordance with the terms of this Agreement.

Section 20.             Headings.

The headings of the various sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 21.             Liability.

The scope of liability of Guarantor hereunder shall be as set forth in Article 11 (Scope of Liability) of the Financing Agreement, which Article 11 is incorporated herein by this reference.

Section 22.             Governing Law.

THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND MATTERS RELATING TO THE CREATION, VALIDITY, ENFORCEMENT OR PRIORITY OF THE LIEN OF, AND SECURITY INTERESTS CREATED BY, THIS AGREEMENT IN OR UPON THE COLLATERAL, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW RULES (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

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Section 23.             References to Other Documents.

Subject to the Financing Agreement, all defined terms used in this Agreement which refer to other documents shall be deemed to refer to such other documents as they may be amended, supplemented or replaced from time to time, provided such documents were not amended in breach of a covenant contained in any agreement to which Borrower, Guarantor or Security Agent is a party.

Section 24.             Execution in Counterparts.

This Agreement may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties hereto, shall constitute a single binding agreement.

Section 25.             Third Party Rights.

Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person, other than Guarantor, Security Agent and the Secured Parties, any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof; and this Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of Guarantor, Security Agent and the Secured Parties.

Section 26.     Conflict Among Agreements.

In the event of any conflict between the terms and provisions of this Agreement, the Financing Agreement, the terms and conditions of the Financing Agreement shall prevail.

Section 27.             Waiver of Jury Trial.

THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SECURITY AGENT, THE SECURED PARTIES, BORROWER OR GUARANTOR.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURITY AGENT TO ENTER INTO THIS AGREEMENT.

Section 28.     Reinstatement.

This Agreement and the continuing security interest in, and the lien on, the Collateral created hereunder shall automatically be reinstated, to the extent permitted by applicable law, if and to the extent that for any reason any payment by or on behalf of Borrower or Guarantor in respect of the Obligations is rescinded or must otherwise be

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restored by any holder of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Guaranty and Security Agreement to be duly executed and delivered by their members and officers, respectively, thereunto duly authorized, as of the day and year first above written.

STETSON WIND II, LLC
a Delaware limited liability company, as Guarantor

By:
Name:
Title:

STETSON HOLDINGS, LLC
a Delaware limited liability company, as Borrower

By:
Name:
Title:

BNP PARIBAS
as Security Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

List of assigned agreements and documents

(i)          Stetson Wind II LLC Agreement;

(ii)         PPA;

(iii)        the BOP Agreement to which it is a party;

(iv)        the Turbine Supply Agreement to which it is a party;

(v)         the Interconnection Agreement to which it is a party;

(vi)        the insurance policies maintained or required to be maintained by Guarantor or any other Person (to the extent of Guarantor’s right, title and interest therein) under the Financing Agreement, including any such policies insuring against loss of revenues by reason of interruption of the operation of the Stetson II Project and all loss proceeds and other amounts payable to Guarantor thereunder and all applicable Eminent Domain Proceeds;

(vii)       to the extent assignable, all other agreements, including vendor warranties, running to Guarantor or assigned to Guarantor relating to the construction, maintenance, improvement, operation or acquisition of the Stetson II Project or any part thereof, or transport of material, equipment and other parts of the Stetson II Project or any part thereof;

(viii)      any lease or sublease agreements or easement agreements, including the easement agreements, relating to the Stetson II Project or any part thereof or any ancillary facilities, to which Guarantor may be or become a party;

(ix)         each Material Project Document and any other agreements to which Guarantor may be or become a party relating to the construction or operation of the Stetson II Project or any part thereof;

(x)          each and every performance bond or guaranty and similar other document relating to the performance by any party of any of the Assigned Agreements;

(xi)         all rights of Guarantor to receive moneys due and to become due under or pursuant to the Assigned Agreements and all claims of Guarantor for damages arising out of or for breach of or under the Assigned Agreements;

(xii)        all amendments, modifications, supplements, restatements, substitutions and renewals to any of the Assigned Agreements; and

(xiii)       all Applicable Permits, including those described on Exhibit H-2B to the Financing Agreement, except for any such permit which would be breached or terminated solely by virtue of a security interest being granted;

Exhibit B

List of UCC Filings

1.             UCC-1 Financing Statement naming Stetson Wind II, LLC, as Debtor and BNP Paribas, in its capacity as Security Agreement, as Secured Party, to be filed with the Secretary of State of the State of Delaware.

Execution Version

EXHIBIT E-4

to Financing Agreement

FORM OF ACCOUNT CONTROL AGREEMENT

(See Tab      )

ACCOUNT CONTROL AGREEMENT

This ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as of December 22, 2009, is made among STETSON HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), BNP PARIBAS, in its capacity as security agent (with its successors and permitted assigns, the “Security Agent”) under that certain Financing Agreement (as defined below) for the benefit of the Secured Parties (as defined in the Financing Agreement) and SunTrust Bank, a Georgia banking corporation, in its capacity as a “securities intermediary” as defined in Section 8-102 of the UCC (in such capacity, with its successors and permitted assigns, the “Securities Intermediary”).

A.            Pursuant to the Financing Agreement, Borrower is required to arrange for the establishment of the Collateral Accounts (as defined below) and to deposit, or arrange for the deposit of, cash and other property into the Collateral Accounts as set forth in the Financing Agreement and this Agreement and, pursuant to the Borrower Security and Pledge Agreement, Borrower has granted to the Security Agent a security interest in Borrower’s right, title and interest in and to the Collateral Accounts and the property credited thereto.

B.            In order to perfect the Security Agent’s security interest in the Collateral Accounts and the property credited thereto, Borrower, the Security Agent and Securities Intermediary have agreed to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

Section 1.               Definitions.  Terms defined in the Financing Agreement and used herein have the respective meaning assigned thereto in Exhibit A of the Financing Agreement and, unless defined therein or herein, terms defined in Articles 8 and 9 of the Uniform Commercial Code as in effect in New York are used herein as therein defined.  In addition, as used herein:

“Book-Entry Security” shall mean a security maintained in the form of entries (including, without limitation the security entitlements in, and the financial assets based on, such security) in the commercial book-entry system of the Federal Reserve System.

“Distribution Test” shall mean, in respect of any distribution to Member, each of the following conditions tested as of the Payment Date on which any such distribution is to be made:  (i) the certification of the Minimum Debt Service Coverage Ratio; (ii) all Reserve Accounts have been fully funded as required under Section 6; (iii) no LC Loan shall be outstanding; (iv) no event, condition or circumstance that could be reasonably expected to have a Material Adverse Effect shall have occurred and be continuing as of such Payment Date or will result after giving effect to the proposed distribution; and (v) No Event of Default or Inchoate Default with respect to any Affiliated Participant has occurred and is continuing as of such Payment Date or will result after giving effect to the proposed distribution.

“Federal Book-Entry Regulations” shall mean (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)” governing Book-Entry Securities consisting of U.S. Treasury bonds, notes and bills) and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. § 357.10 through § 357.14 and § 357.41 through § 357.44 (including related defined terms in 31 C.F.R.

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§ 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

“Financing Agreement” shall mean the Financing Agreement, dated as of December 22, 2009, is entered into by and among Borrower, the lenders from time to time parties thereto (collectively, the “Lenders” and each individually, a “Lender”), BNP Paribas, in its separate capacities as a joint lead arranger, the administrative agent, the security agent and the issuing bank, and HSH Nordbank AG, New York Branch, as a joint lead arranger.

“Gen Lead Distribution Test” shall mean, in respect of any distribution to Member pursuant to Section 6(j) hereunder, each of the following conditions tested as of the date on which any such distribution is to be made:  (i) all Reserve Accounts have been fully funded as required under Section 6; (ii) no LC Loan shall be outstanding; (iii) no event, condition or circumstance that could be reasonably expected to have a Material Adverse Effect shall have occurred and be continuing as of such date or will result after giving effect to the proposed distribution; and (iv) No Event of Default or Inchoate Default with respect to any Affiliated Participant has occurred and is continuing as of such date or will result after giving effect to the proposed distribution.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

Section 2.               The Collateral Accounts.

(a)           Establishment of Collateral Accounts.  Securities Intermediary acknowledges and agrees that: (i) it has established and is maintaining on its books and records the accounts identified on the attached Schedule 1 (each such account, together with any replacements thereof or substitutions therefor, the “Collateral Account” and such accounts, collectively, the “Collateral Accounts”) in the name of the Borrower; (ii) each Collateral Account is a “securities account” (within the meaning of Section 8-501(a) of the UCC) in respect of which Securities Intermediary is a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC and, with respect to any Book-Entry Security, within the meaning of Federal Book-Entry Regulations) and the Security Agent is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC); provided, however, that if, notwithstanding the intention of the parties hereto, all or any portion of the Collateral Account is determined to be a “deposit account” (within the meaning of Section 9-102 of the UCC) rather than a “securities account,” then the Securities Intermediary represents, warrants, covenants and agrees that it is a “bank” (as defined in Section 9-102(a)(8) of the UCC) and will treat the Borrower as its customer (within the meaning of Section 9-104(a)(3) of the UCC) with respect to the Collateral Accounts (or portion thereof); (iii) all property delivered, or to be delivered, to Securities Intermediary pursuant to this Agreement is, and will be, promptly credited to the Collateral Accounts; (iv) it does not know of any claim to or interest in any Collateral Account or any assets or funds therein, except for claims and interests of the parties to this Agreement as set forth herein; and (v) it shall not change the name or account number of any Collateral Account without the prior written consent of the Security Agent.  Except as provided in Section 2(b), Securities Intermediary agrees that it shall not take “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) or “instructions” (within the meaning of Section 9-104(a)(2) of the UCC)

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with respect to the Collateral Accounts or any assets or funds therein from any Person other than the Security Agent.

(b)                                 Reliance Upon Instructions of Security Agent.  It is agreed and understood that the Collateral Accounts will be administered by Securities Intermediary according to instructions given to it by the Security Agent, including, but not limited to, instructions concerning the investment and disposition of funds held in the Collateral Accounts; provided, however, that so long as the Security Agent has not advised Securities Intermediary that any Default or Event of Default has occurred and is continuing, Borrower may instruct Securities Intermediary to invest any amounts in the Collateral Accounts in Permitted Investments.  As to all matters concerning administration of the Collateral Accounts, Securities Intermediary shall be entitled, in its reasonable discretion, to request and receive direction from the Security Agent.  Securities Intermediary shall be entitled to conclusively presume that any direction given to it by the Security Agent is in accordance with the Collateral Documents.  Securities Intermediary shall be entitled to conclusively presume that any investment direction given to it by the Borrower is in accordance with the Financing Agreement, the Energy Hedge and this Agreement.

(c)                                  Treatment of Account Balances as “Financial Assets.”  Securities Intermediary hereby agrees that each item of property (whether cash, a security, an instrument or any other property whatsoever (including, without limitation, Permitted Investments)) credited to the Collateral Accounts shall be treated as a “financial asset” under Article 8 of the UCC.

(d)                                 Registration of Securities, Etc.  All securities and other financial assets credited to the Collateral Accounts that are in registered form or that are payable to or to order shall be (i) registered in the name of, or payable to or to the order of, Securities Intermediary, (ii) indorsed to or to the order of Securities Intermediary or in blank or (iii) credited to another securities account maintained in the name of Securities Intermediary; and in no case will any financial asset credited to the Collateral Accounts be registered in the name of, or payable to or to the order of, Borrower or indorsed to or to the order of Borrower, except to the extent the foregoing have been specially indorsed to or to the order of Securities Intermediary or in blank.

(e)                                  Securities Intermediary’s Jurisdiction.  Securities Intermediary agrees that its “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) or its “bank’s jurisdiction” (within the meaning of Section 9-304(b) of the UCC) is the State of New York.

(f)                                    Control of Collateral Accounts.  If at any time the Securities Intermediary shall receive from the Security Agent any entitlement order or any instruction originated by the Security Agent directing transfer or redemption of any financial asset relating to the Collateral Accounts, the disposition of funds in the Collateral Accounts or any other action or inaction, the Securities Intermediary shall comply with such entitlement order or instruction without further consent of the Borrower or any other party.

(g)                                 Conflict between Agreements.  Borrower, the Security Agent and Securities Intermediary agree that, if there is any conflict between this Agreement and any other agreement relating to the Collateral Accounts, the provisions of this Agreement shall control.

Section 3.                                            Duties of Securities Intermediary.

(a)                                  Subordination of Liens in Favor of Securities Intermediary, Etc.  Securities Intermediary hereby subordinates to the extent it may lawfully do so, any lien including, but not limited to (i) any and all contractual rights of set-off, lien or compensation, (ii) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (iii) any and all

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statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of the Security Agent with respect to the Collateral Accounts, and (iv) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest in the Collateral Accounts, to the security interest of the Security Agent in the Collateral Accounts, all property credited thereto, all security entitlements with respect to such property and financial assets and any and all statutory, regulatory, contractual or other rights now or hereafter existing in favor of Securities Intermediary over or with respect to the Collateral Accounts.

(b)                                 Account Statements.  Securities Intermediary will send copies of all statements and confirmations for the Collateral Accounts simultaneously to Borrower and the Security Agent.

(c)                                  No Liabilities of Securities Intermediary or Officers, Etc.  Neither Securities Intermediary nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement, except that neither Securities Intermediary nor any such person shall be relieved of any liability arising out of (i) its or such person’s willful failure to follow written directions delivered to it in accordance with this Agreement or (ii) its or such person’s own gross negligence or willful misconduct or unlawful acts.  Securities Intermediary shall have no liability for making any investment or reinvestment of any cash balance in the Collateral Accounts pursuant to an investment instruction given to it by the Security Agent or the Borrower.  Unless otherwise directed by the Security Agent, any net investment earnings or losses realized on any investments held in a Collateral Account shall be credited to or debited from that Collateral Account. The Securities Intermediary assumes no responsibility for, nor will it be liable for, any loss arising from an investment authorized under this Agreement, including any loss arising from the sale of an investment to fund a disbursement requested by the Security Agent hereunder.  The liabilities of Securities Intermediary shall be limited to those expressly set forth in this Agreement.  With the exception of this Agreement, Securities Intermediary is not responsible for or chargeable with knowledge of any terms or conditions contained in any agreement referred to herein.  Securities Intermediary may rely, and shall be protected in acting or refraining from acting, upon any written notice, instruction or request furnished to it under this Agreement and believed by it in good faith to be genuine and to have been signed or presented by the proper party.  The Securities Intermediary shall in no event incur any liability with respect to any action taken or omitted in good faith upon advice of legal counsel, which may be counsel to any party hereto, given with respect to any question relating to the duties and responsibilities of the Securities Intermediary hereunder.

(d)                                 Degree of Care.  Securities Intermediary shall exercise the same degree of care in administering the funds held in the Collateral Accounts and the investments purchased from such funds in accordance with the terms of this Agreement as Securities Intermediary exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by applicable law.  Securities Intermediary shall perform its obligations hereunder in accordance with generally accepted banking industry standards.

Section 4.                                            Indemnity; Expenses; Fees.

(a)                                  Indemnification by Borrower.  Borrower will indemnify and defend Securities Intermediary and its officers, directors, employees and agents, from and against any

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and all claims, losses and liabilities, including the reasonable costs of its counsel, resulting from this Agreement (including, without limitation, enforcement of this Agreement), but excluding any such claims, losses or liabilities resulting from the gross negligence or willful misconduct or unlawful acts of Securities Intermediary or any of its officers, directors, employees and agents, or any willful failure of Securities Intermediary or any of its officers, directors, employees and agents to follow written directions delivered to Securities Intermediary in accordance with this Agreement.  The obligation of the Borrower to provide such indemnification to the Securities Intermediary and its directors, officers, employees and agents shall survive the termination of this Agreement and the resignation or removal of the Securities Intermediary.

(b)                                 Costs and Expenses.  Borrower shall be responsible for, and hereby agrees to pay all reasonable, documented costs and expenses incurred by Securities Intermediary in connection with the establishment and maintenance of the Collateral Accounts, including, without limitation, (i) Securities Intermediary’s customary service charges, transfer fees and account maintenance fees, (ii) any reasonable costs or expenses incurred by Securities Intermediary as a result of conflicting claims or notices involving the parties hereto, including, without limitation, the reasonable, documented fees and expenses of its external legal counsel, and (iii) all other reasonable, documented costs and expenses incurred in connection with the execution, administration or enforcement of this Agreement including, but not limited to, reasonable, documented attorneys’ fees and costs, whether or not such enforcement includes the filing of a lawsuit (collectively, “Fees”). All such Fees shall constitute O&M Costs and Securities Intermediary is hereby authorized to pay such Fees from the Collateral Accounts if Borrower fails to pay such amounts when due; provided, that Securities Intermediary shall provide a statement of such accrued Fees to Borrower and the Security Agent simultaneously with such payment.  Except as otherwise expressly permitted in this Agreement, Securities Intermediary hereby agrees that Securities Intermediary will not exercise or claim any banker’s lien against the Collateral Accounts, all property credited thereto, all security entitlements with respect to such property and financial assets.

Section 5.                                            Event of Default.

(a)                                  Upon the occurrence and during the continuation of an Event of Default, the Security Agent shall have the right to instruct Securities Intermediary (i) not to release, withdraw, distribute, transfer or otherwise make available any funds in or from any of the Collateral Accounts except to the Security Agent and (ii) to take such action or refrain from taking such action the Security Agent specifies.

(b)                                 Upon the receipt of notice of occurrence of any Event of Default from the Security Agent, the Securities Intermediary shall render an accounting to the Security Agent and the Borrower of all monies in the Collateral Accounts as of the date of such Event of Default.  The Security Agent shall have the right to exercise such remedies as are then available to it, including, without limitation, under this Agreement, the Borrower Security Agreement and any applicable law, and the Security Agent shall apply any funds on deposit in the Collateral Accounts in accordance with Section 9.3 of the Financing Agreement.

Section 6.                                            Accounts.

(a)                                  Disbursement Account.  The Borrower and the Security Agent have established with the Securities Intermediary an account entitled the “Stetson Disbursement Account” (account number 7931044) (the “Disbursement Account”).  All

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proceeds of the Term Loans and Bridge Loans shall be deposited in the Disbursement Account and shall be applied in accordance with Section 7.1 of the Financing Agreement and the Notice of Borrowing.

(b)                                 Revenue Account.  The Borrower and the Security Agent have established with the Securities Intermediary an account entitled the “Stetson Revenue Account” (account number 7931046) (the “Revenue Account”).  Except as otherwise set forth in this Agreement, the Borrower shall (and the Borrower shall cause each Project Company to) deposit in the Revenue Account all cash amounts held by or paid to the Borrower (and each Project Company), including without limitation, (i) any and all distributions and other payments to which the Borrower is entitled under the Borrower LLC Agreement, (ii) all Project Revenues paid to the Borrower or any Project Company under any Project Documents or otherwise, (iii) all proceeds of any equity contribution funded by all Affiliated Participants, (iv) all proceeds of any business interruption insurance received by the Borrower or any Project Company or otherwise in respect of the Projects, and (v) transfers from other Collateral Accounts in accordance with this Section 6; provided, however, that (x) all Government Grant proceeds received from the Governmental Authority shall be deposited in the Government Grant Proceeds Account pursuant to Section 6(g), (y) all proceeds of insurance (other than proceeds of business interruption insurance) shall be deposited in the Loss Proceeds Account pursuant to Section 6(f), and (z) all proceeds paid to the Borrower or any Project Company related to the Permitted Transmission Line Transfer shall be deposited in the Gen Lead Account pursuant to Section 6(j).  So long as no Event of Default has occurred and is continuing or will occur upon giving effect to the application described below, funds in the Revenue Account shall be applied by internal account transfer by the Securities Intermediary at the direction of the Security Agent and the Borrower, in each case at the following times and in the following order of priority:

(1)          First, on each Monthly Transfer Date, to the Operating Account in an amount sufficient for the payment of O&M Costs that are or will become due and payable either in the calendar month in which such Monthly Transfer Date occurs or the next succeeding calendar month, in each case to the extent that such O&M Costs are included in the Base Case Project Projections;

(2)          Second, on each Payment Date and any other date on which the following amounts may be due and payable, to the extent there are funds remaining in the Revenue Account as of such date after application of payments set forth in Section 6(b)(1), on a pro rata basis, to the payment of any and all fees, costs and expenses due and payable to the Agents, Lenders and Issuing Bank in connection with the Financing Agreement and the other Financing Documents;

(3)          Third, on each Payment Date and any other date on which the following amounts may be due and payable, to the extent there are funds remaining in the Revenue Account as of such date after application of payments set forth in Sections 6(b)(1)-(2), on a pro rata basis, to the payment of (A) amounts due and payable to the Lenders with respect to accrued interest on all outstanding Term Loans due and payable hereunder, (B) amounts due and payable to the Lenders with respect to accrued interest on all outstanding Bridge Loans due and payable hereunder, (C) amounts due and payable to the Lenders with respect to accrued

7

interim interest pursuant to Section 2.2(d)(vii) of the Financing Agreement, (D) amounts due and payable to the Lenders with respect to accrued interest on all outstanding LC Loans due and payable hereunder, and (E) all amounts, if any, then due and payable to the counterparties to the Interest Rate Agreements or scheduled to become due and payable on such Payment Date;

(4)          Fourth, on each Payment Date and any other date on which the following amounts may be due and payable, to the extent there are funds remaining in the Revenue Account as of such date after application of payments set forth in Sections 6(b)(1)-(3), on a pro rata basis, to the payment of (A) any outstanding principal of the Term Loans in an amount up to the then required Scheduled Repayment Amount as of such date, and (B) Reimbursement Obligations, if elected by Borrower or otherwise required to be repaid pursuant to Section 2.2(d) of the Financing Agreement;

(5)          Fifth, on each Payment Date, to the extent there are funds remaining in the Revenue Account as of such date after application of payments set forth in Sections 6(b)(1)-(4), to the O&M Reserve Account, up to the O&M Reserve Requirement less any amount of the O&M Reserve Requirement supported by the O&M Reserve LC;

(6)          Sixth, on each Payment Date, to the extent there are funds remaining in the Revenue Account as of such date after application of payments set forth in Sections 6(b)(1)-(5), to the funding of the Debt Service Reserve Account up to the Debt Service Reserve Requirement less any amount of the Debt Service Reserve Requirement supported by the Debt Service Reserve LC;

(7)          Seventh, on each Payment Date and any other date on which the following amounts may be due and payable, to the extent there are funds remaining in the Revenue Account as of such date after application of payments set forth in Sections 6(b)(1)-(6), to the prepayment of any outstanding principal of LC Loans; and

(8)          Eighth, on each Payment Date and any other date on which the following amounts may be due and payable, to the extent there are funds remaining in the Revenue Account as of such date after application of payments set forth in Sections 6(b)(1)-(7), to the prepayment of Loans pursuant to Section 3.2 of the Financing Agreement or the payment of the AIMCO Prepayment if so requested by the Borrower;

(9)          Ninth, on each Payment Date and prior to the creation of an Energy Hedge Lien, to the extent there are funds remaining in the Revenue Account as of such date after application of payments set forth in Sections 6(b)(1)-(8), to the funding of the Energy Hedge Reserve Account to the extent the Hedge LC Margin is less than $2,500,000 pursuant to Section 7.3(q) of the Financing Agreement; provided, that amounts on deposit in the Energy Hedge Deposit Account shall never exceed $5,000,000 at any given time; and

(10) Tenth, on each Payment Date, to the extent there are funds remaining in the Revenue Account as of such date after application of payments set forth in Sections 6(b)(1)-(9), to the Distribution Reserve Account for application pursuant to Section 6(i).

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(c)                                  Operating Account.  The Borrower and the Security Agent have established with the Securities Intermediary an account entitled the “Stetson Operating Account” (account number 7931045) (the “Operating Account”).  Funds on deposit in the Operating Account shall be transferred, after giving effect to any deposits to the Operating Account pursuant to Sections 6(b)(1), to the extent of available funds, for the payment from time to time of O&M Costs in accordance with the Base Case Project Projections that are then due and payable.

(d)                                 Debt Service Reserve Account.  The Borrower and the Security Agent have established with the Securities Intermediary an account entitled the “Stetson Debt Service Reserve Account” (account number 7931047) (the “Debt Service Reserve Account”).  Unless an Event of Default exists and is continuing, Administrative Agent, as beneficiary under the Debt Service Reserve LC, shall make a draw under the Debt Service Reserve LC to the to the extent necessary in the event that the amounts on deposit in the Revenue Account are at any applicable time insufficient for the purpose set forth in Sections 6(b)(3) and (4).  All proceeds of Drawing Payments in respect of the Debt Service Reserve LC shall be deposited in the Debt Service Reserve Account.  Funds on deposit in the Debt Service Reserve Account shall be used as and to the extent necessary in the event that the amounts on deposit in the Revenue Account are at any applicable time insufficient for the purpose set forth in Section 6(b)(3) and (4).  In the event that upon the repayment of any Debt Service Reserve LC Loan and reinstatement of the Stated Amount of the Debt Service Reserve LC, the effect of which is that the aggregate sum of such reinstated Stated Amount and amount of funds on deposit in the Debt Service Reserve Account exceeds the Debt Service Reserve Requirement, then such excess amount shall be transferred to the Revenue Account to be applied pursuant to Section 6(b).  Funds on deposit in the Debt Service Reserve Account may be transferred at Borrower’s request to be applied as an Optional Prepayment in connection with an AIMCO Prepayment.

(e)                                  O&M Reserve Account.  The Borrower and the Security Agent have established with the Securities Intermediary an account entitled the “Stetson O&M Reserve Account” (account number 7931048) (the “O&M Reserve Account”).  Unless an Event of Default exists and is continuing, Administrative Agent, as beneficiary under the O&M Reserve LC, shall make a draw under the O&M Reserve LC to the extent necessary in the event that the amounts on deposit in the Revenue Account are at any applicable time insufficient for the purpose set forth in Section 6(b)(1).  All proceeds of Drawing Payments in respect of the O&M Reserve LC shall be deposited in the O&M Reserve Account.  Funds on deposit in the O&M Reserve Account shall be used as and to the extent necessary in the event that the amounts on deposit in the Revenue Account are at any time insufficient for the purpose set forth in Section 6(b)(1).  In the event that upon the repayment of any O&M Reserve LC Loan and reinstatement of the Stated Amount of the O&M Reserve LC, the effect of which is that the aggregate sum of such reinstated Stated Amount and amount of funds on deposit in the Debt Service Reserve Account exceeds the O&M Reserve Requirement, then such excess amount shall be transferred to the Revenue Account to be applied pursuant to Section 6(b).  Funds on deposit in the O&M Reserve Account may be transferred at Borrower’s request to be applied as an Optional Prepayment in connection with an AIMCO Prepayment.

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(f)                              Loss Proceeds Account.  The Borrower and the Security Agent have established with the Securities Intermediary an account entitled the “Stetson Loss Proceeds Account” (account number 7931050) (the “Loss Proceeds Account”).  All Loss Proceeds paid or payable to or for the account of the Borrower or any Project Company under any insurance policies maintained by the Borrower or any Project Company or otherwise shall be deposited in the Loss Proceeds Account, except for any such Loss Proceeds that the Security Agent determines the Borrower is entitled to pursuant to the proviso set forth in the definition of Restoration Conditions in the Financing Agreement, which shall be paid to an unrestricted account directed by the Borrower.  If the amount of Loss Proceeds received for a single event is $1,500,000 or less and Borrower and the Independent Engineer certify to the satisfaction of the Security Agent, that repair or restoration of the affected portion of the Project is technically and economically feasible prior to the Maturity Date under the Financing Agreement (or, to the extent applicable, such shorter period during which Insurance Proceeds are available under the business interruption insurance maintained by or on behalf of Borrower or any Project Company), and Borrower demonstrates to the Security Agent and the Independent Engineer that a sufficient amount of funds are available to Borrower in the Loss Proceeds Account to make such repairs and restorations, such funds on deposit in the Loss Proceeds Account shall be transferred to the Borrower from time to time to rebuild, repair, restore or replace the affected portion of the Project.  If the Borrower elects to satisfy the Restoration Conditions with respect to a single event for Loss Proceeds paid to the Borrower in excess of $1,500,000 and such Restoration Conditions are satisfied, such funds on deposit in the Loss Proceeds Account shall be transferred to the Borrower from time to time to rebuild, repair, restore or replace the affected portion of the Project.  If the Borrower elects not to satisfy the Restoration Conditions (or if the Restoration Conditions are not otherwise satisfied) with respect to a single event for Loss Proceeds paid to the Borrower or any Project Company in excess of $1,500,000, such funds on deposit in the Loss Proceeds Account shall be transferred to the Revenue Account to be applied pursuant to Section 6(b).

(g)                                 Government Grant Proceeds Account.  The Borrower and the Security Agent have established with the Securities Intermediary an account entitled the “Stetson Government Grant Proceeds Account” (account number 7931051) (the “Government Grant Proceeds Account”).  All proceeds of any Government Grant paid or payable to or for the account of the Borrower or any Project Company or otherwise received by any Affiliate of the Borrower in connection with the Stetson II Project shall be deposited in the Government Grant Proceeds Account.  The funds deposited in the Government Grant Proceeds Account shall be promptly applied (A) to the prepayment of all outstanding Bridge Loans, including all accrued interest and any other fees and costs payable in connection therewith, and (B) to the extent of any remainder, to the Revenue Account to be applied pursuant to Section 6(b).

(h)                                 Stetson I Holding Account.  The Borrower and the Security Agent have established with the Securities Intermediary an account entitled the “Stetson I Holding Account” (account number 7931049) (the “Stetson I Holding Account”).  On the Closing Date, Borrower shall deposit or cause to be deposited in the Stetson I Holding Account an amount equal to $3,000,000 in accordance with Section 5.1(mm) of the Financing

10

Agreement.  The funds on deposit in the Stetson I Holding Account shall be transferred to the prepayment of Term Loans pursuant to Section 3.2(c) of the Financing Agreement.

(i)                                     Distribution Reserve Account.  The Borrower and the Security Agent have established with the Securities Intermediary an account entitled the “Stetson Distribution Reserve Account” (account number 7931052) (the “Distribution Reserve Account”).

(i)                                     On any Payment Date after, or concurrent with, the repayment in full of the Bridge Loans, after all transfers and distributions required to be made pursuant to Sections 6(b)(1) – (8) and in each case upon the satisfaction of all of the Distribution Test conditions, which shall remain satisfied after giving effect to any proposed distribution, the funds on deposit in the Distribution Reserve Account may be transferred to Member as a distribution.

(ii)                                  If for two (2) consecutive Payment Dates after the repayment in full of the Bridge Loans the conditions set forth in clause (i) above are not satisfied, the amounts on deposit in the Distribution Reserve Account shall be deposited into the Revenue Account to be applied pursuant to Section 6(b).

(iii)                               Funds on deposit in the Distribution Reserve Account may be transferred at Borrower’s request to be applied as an Optional Prepayment in connection with an AIMCO Prepayment.

(j)                                     Gen Lead Account.  The Borrower and the Security Agent have established with the Securities Intermediary an account entitled the “Stetson Gen Lead Account” (account number 7933134) (the “Gen Lead Account”).  All proceeds paid or payable to or for the account of the Borrower or any Project Company or otherwise received by any Affiliate of the Borrower in connection with the Permitted Transmission Lien Transfer shall be deposited in the Gen Lead Account.  Immediately, but in no event no later than the following Business Day after the Gen Lead Distribution Test conditions have been satisfied, which shall remain satisfied after giving effect to any proposed distribution, the funds on deposit in the Gen Lead Account shall be transferred to Member, or any other Affiliate designated by Borrower, as a distribution.

(k)                                  Energy Hedge Reserve Account.  The Borrower and the Security Agent have established with the Securities Intermediary an account entitled the “Stetson Energy Hedge Reserve Account” (account number 7933154) (the “Energy Hedge Reserve Account”).  Funds on deposit in the Energy Hedge Reserve Account may be transferred (1) in support of Borrower’s credit support obligations pursuant to the Energy Hedge, upon appropriate certification from Borrower that additional collateral is required with respect thereto; (2) as an Optional Prepayment in connection with an AIMCO Prepayment; and (3) in the event that on any Payment Date the Hedge LC Margin is greater than $2,500,000, all amounts on deposit in the Energy Hedge Reserve Account shall be deposited into the Revenue Account to be applied pursuant to Section 6(b).

Section 7.                                            Miscellaneous.

(a)                                  Waiver.  No failure on the part of Securities Intermediary or the Security Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege.  The rights,

11

remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  No waiver of any provision of this Agreement and no consent to any departure from the terms of this Agreement shall be effective except in the specific instance and for the purpose for which given.

(b)                                 Notices.  All notices, requests and other communications provided for in this Agreement shall be given or made in writing and delivered by hand or courier service, mailed by certified or registered mail or sent by facsimile or electronic mail (e-mail) to the intended recipient as specified below in this Section 7(b) or, as to any party, at such other address as is designated by that party in a notice to each other party.  All such communications shall be deemed to have been duly given when transmitted by facsimile or electronic mail (e-mail) (with electronic confirmation of transmission) or personally delivered or, in the case of a communication that was mailed or sent by a courier service, upon receipt.

To Borrower:

Stetson Holdings, LLC

c/o First Wind Energy, LLC

179 Lincoln Street, Suite 500

Boston, MA  02111

Attention:             Secretary

Telephone:           (617) 960-2888

Facsimile:            (617) 960-2889

With a copy to:

First Wind Energy, LLC

179 Lincoln Street, Suite 500

Boston, MA 02111

Attention:             General Counsel

Telephone:           (617) 960-2888

Facsimile:            (617) 960-2889

To the Security Agent:

BNP Paribas

787 Seventh Avenue

New York, NY  10019

Attention:  Project Finance & Utilities

Tel:   (212) 841-2000

Fax:  (212) 841-2146

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To Securities Intermediary:

SunTrust Bank

919 East Main Street, 7th Floor

Richmond, Virginia  23219

Attention: Escrow Services – Emily Hare

Telephone:  (804) 782-5400

Facsimile:  (804) 782-7855

(c)                                  Automatic Succession.  Any bank or corporation into which Securities Intermediary may be merged or with which it may be consolidated, or any bank or corporation (with a comparable asset base and level of experience in carrying out the functions to be performed by Securities Intermediary) to whom Securities Intermediary may transfer a majority of its escrow business, shall be deemed the successor to Securities Intermediary upon delivery of notice of such merger, consolidation or transfer to the Security Agent and Borrower, without execution or filing of any other paper and without any further act on the part of any of the parties to this Agreement.

(d)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrower, the Security Agent and Securities Intermediary and their respective successors and permitted assigns.  Except as otherwise provided herein, no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the Security Agent; provided, however, that Securities Intermediary shall not be obligated to comply with any instructions or entitlement orders of any assignee or transferee of the Security Agent until such assignee or transferee has provided Securities Intermediary such evidence of its succession to the rights and powers of the Security Agent as Securities Intermediary reasonably may require.

(e)                                  Resignation or Removal of Securities Intermediary.  Securities Intermediary may resign as Securities Intermediary upon thirty (30) days’ prior written notice to the Secured Parties and Borrower, and may be removed at any time with or without cause by the Security Agent (acting at the direction of the Secured Parties), with any such resignation or removal to become effective only upon the appointment of a successor Securities Intermediary under this Section 7(e).  If Securities Intermediary shall resign or be removed as Securities Intermediary, then the Security Agent and the Secured Parties shall (and if no such successor shall have been appointed within thirty (30) days of Securities Intermediary’s resignation or removal, the Security Agent may) appoint a successor intermediary for the Secured Parties, which successor shall be reasonably acceptable to Borrower whereupon such successor shall succeed to the rights, powers and duties of Securities Intermediary, and the term “Securities Intermediary” shall mean such successor effective upon its appointment, and the former Securities Intermediary’s rights, powers and duties as Securities Intermediary shall be terminated, without any other or further act or deed on the part of such former Securities Intermediary (except that the former Securities Intermediary shall deliver all Collateral then in its possession to the successor Securities Intermediary) or any of the other Secured Parties.  After resignation or removal hereunder as Securities Intermediary, the provisions of this Agreement shall inure to, and continue to be binding upon, the former Securities Intermediary’s benefit as to any actions taken or omitted to be taken by it while it was Securities Intermediary.

(f)                                    Survival.  All representations and warranties made in this Agreement or in

13

any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

(g)                                 Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(h)                                 Captions.  The captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(i)                                     Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.  Delivery of an executed counterpart of a signature page to the Agreement by hand or by facsimile shall be as effective as the delivery of a fully executed counterpart of this Agreement.

(j)                                     Agreement for Benefit of Parties Hereto.  Except for the Secured Parties and their respective successors and permitted assigns, nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and their respective successors and permitted assigns, and Persons for whom the parties hereto are acting as agents or representatives, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation in this Agreement; and the covenants, stipulations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns and Persons for whom the parties hereto are acting as agents or representatives.

(k)                                  Special Exculpation.  To the extent permitted by applicable law, no claim may be made by any party hereto or any other person against any other party hereto or the affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or relating to this Agreement or the transactions contemplated hereby, or any act, omission or event occurring in connection therewith and the parties hereto hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

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(l)                                     Governing Law; Submission to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(m)                               Waiver of Jury Trial.  EACH OF BORROWER, SECURITY AGENT AND SECURITIES INTERMEDIARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(n)                                 Amendment; Waiver.  No amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all parties hereto, and any such waiver or amendment shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that the amendment of Section 6 hereunder shall be effective upon written consent of the Borrower and Security Agent.

(o)                                 Termination of Agreement.  Except as provided herein, this Agreement shall remain in full force and effect until the date upon which the Discharge of Obligations occurs.

(p)                                 Compliance with Patriot Act.  In accordance with the requirements of the Patriot Act, all parties to this Agreement must provide the Securities Intermediary with a fully executed IRS Form W-9 upon execution of this Agreement.  Each party agrees to provide to the Securities Intermediary from time to time upon its request such other documentation as would show proper authorization for such party to enter into this Agreement and to evidence compliance with the Patriot Act.

[SIGNATURES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

STETSON HOLDINGS, LLC

By:
Name:
Title:

BNP PARIBAS,
as the Security Agent for the Secured Parties

By:
Name:
Title:

By:
Name:
Title:

SUNTRUST BANK,
as Securities Intermediary

By:
Name:
Title:

Schedule 1 to Account Control Agreement

STETSON HOLDINGS, LLC ACCOUNTS

7931044	- Stetson Disbursement Account
7931045	- Stetson Operating Account
7931046	- Stetson Revenue Account
7931047	- Stetson Debt Service Reserve Account
7931048	- Stetson O&M Reserve Account
7931050	- Stetson Loss Proceeds Account
7931051	- Stetson Government Grant Proceeds Account
7931049	- Stetson I Holding Account
7931052	- Stetson Distribution Reserve Account
7933134	- Stetson Gen Lead Account
7933154	- Stetson Energy Hedge Reserve Account

Exhibit E-4

1

EXHIBIT E-5

to Financing Agreement

SCHEDULE OF PERMITTED ENCUMBRANCES

Stetson Mountain Wind I

1.               Non-exclusive easement for roadways contained in Reciprocal Road Easement dated December 1, 1999 and recorded on December 6, 1999 in Book 2395, Page 117 of Washington County Registry of Deeds between John Hancock Mutual Life Ins. Co. and Lakeville Shores, Inc. and rerecorded on January 26, 2000 in Book 2405, Page 254 of the Washington County Registry of Deeds.

2.               Provision of the Maine Tree Growth Tax Law, Title 36, M.R.S.A, Section 571-5S4A.

3.               Maine Commercial Forestry Excise Tax, Title 36, M.R.SA. Section 2721, 2727.

4.               Terms and conditions of Land Lease Agreement dated October 12, 2006, First Amendment to Land Lease Agreement dated March 30, 2007 and Second Amendment to Land Lease Agreement dated August 17, 2007, all as evidenced by Memorandum of Lease dated October 13, 2008, by and between Lakeville Shores Inc., as Lessor, and Evergreen Wind Power V, LLC, as Lessee, recorded on October 17, 2008 in Book 3462, Page 292, Document No. 11448, Register of Deeds, Washington County, Maine.

5.               Rights to cross and recross reserved in the Trustee’s Deed from Edward D. Leonard III, as Trustee of Land Exchange Trust, under Declaration of Trust dated November 1, 1991 to Herbert C. Haynes, Inc. dated May 28, 1998 and recorded in Book 2246, Page 137 of Washington County Registry of Deeds.

6.               Terms and conditions of Shared Facilities and Sublease Agreement as evidenced by Memorandum of Shared Facilities and Sublease Agreement dated December     , 2009 by and between Evergreen Wind Power V, LLC and Stetson Wind II, LLC recorded on December     , 2009 in Book         , Page           , Document No.                   , Register of Deeds, Washington County, Maine.

Exhibit E-5

1

Stetson Mountain Wind Line 56

The Permits, Routes, and Sections referred to herein are the same as those Permits, Routes, and Sections referred to in the Stetson Mountain Wind Line 56 loan policy issued by Stewart Title Guaranty Company in connection with the closing under this Agreement.

Permits

a.               Terms and conditions of Permit by and between Evergreen Wind Power V LLC/UPC Wind and Department of Environmental Protection dated March 18, 2008 and filed in the Penobscot County Registry of Deeds on April 2, 2008 in Book 11345, Page 249.

Section R1/R3.

Routes 1 and 3; SGC File No: CHES-13-3; T&B File No: 07-1568AR

R1/3. a.                                           Terms of Supplemental Indenture from Bangor Hydro-Electric Company to JP Morgan Chase Bank, N.A. dated as of May 13, 2005, recorded in Penobscot Registry of Deeds in Book 9879, Page 134 in the original principal amount of $126,000,000.00 (supplementing an earlier indenture [mortgage] on other property) [as to Exhibit A-R1/3].

R1/3. b.                                          Non-exclusive right of way for ingress and egress described in a deed from Rodney Savage and Beatrice Savage to Robert Harmon, Sr. dated December 7, 1974, recorded in Penobscot Registry of Deeds in Book 2612, Page 39 [as to Exhibit A-R1/3].

R1/3. c.                                           Non-exclusive easements for pole lines contained in Deed of Pole Line Easements from Rodney L. Savage to Maine Electric Power Company, Inc. dated September 16, 1969, recorded in Penobscot Registry of Deeds in Book 2169, Page 405 [as to Exhibit A-R1/3].

R1/3. d.                                          Non-exclusive easement for anchor guys contained in instrument from Rodney L. Savage to Maine Electric Power Company, Inc. dated February 18, 1970, recorded in Penobscot Registry of Deeds in Book 2179, Page 623 [as to Exhibit A-R1/3].

R1/3. e.Terms and provisions of Generator Lead Easement Agreement and Right of First Refusal between Bangor Hydro-Electric Company and Evergreen Wind Power V, LLC dated October 10, 2008 recorded October 17, 2008 in Penobscot Registry of Deeds in Book 11563, Page 77 [as to Exhibit A-R1/3].

R1/3. f.                                             Mortgage from Carlton W. Aylward, et als. to Northeast Bank of Lincoln, dated December 9, 1977 and recorded in Penobscot Registry of Deeds in Book 2822, Page 119 in the original amount of $25,000.00.  [as to Exhibit A-R1/3].

R1/3. g.                                          Second Mortgage from The Lincoln Company to George E. Edwards, et al., recorded January 3, 1986 and recorded in Penobscot Registry of Deeds in Book 3768, Page 105 in the original amount of $14,758.83, as assigned to Norstar Bank of Maine by Assignment of Mortgage instrument dated January 20, 1986 and recorded in Penobscot Registry of Deeds in Book 3775, Page 227.  [as to Exhibit A-R1/3].

Exhibit E-5

R1/3. i. A Non-exclusive; easement for electricity and communication purposes from Gardner Land Company, Inc. to Bangor Hydro-Electric Company dated November 8, 2002, recorded in Penobscot Registry of Deeds in Book 8488, Page 103.

Section R4/5.

Routes 4 and 5; SGC File No:  CHES-10-2/CHES-12-01; T&B File No:  07-1658AR

R4/5. a                                           NON-EXCLUSIVE EASEMENT FOR ELECTRIC/COMMUNICATION LINES CONTAINED IN EASEMENT DEED FROM LAKEVILLE SHORES, INC. TO BANGOR HYDRO-ELECTRIC COMPANY DATED DECEMBER 3, 2002, RECORDED IN PENOBSCOT REGISTRY OF DEEDS IN BOOK 8509, PAGE 127 [AS TO EXHIBIT A-R4/5].

R4/5. b. TERMS AND PROVISIONS OF GENERATOR LEAD EASEMENT AGREEMENT AND RIGHT OF FIRST REFUSAL BETWEEN BANGOR HYDRO-ELECTRIC COMPANY AND EVERGREEN WIND POWER V, LLC RECORDED OCTOBER 17, 2008 IN PENOBSCOT REGISTRY OF DEEDS IN BOOK 11563, PAGE 77 [AS TO EXHIBIT A-1/3].

Section R6.

Route 6; SGC File No:  CHES-10-14; T&B File No:  07-1533AR

R6. a.      Terms and conditions of non-exclusive easement to install, operate and maintain an electric transmission line contained in Crossing Easement Agreement granted by Evergreen Wind Power V, LLC to Bangor Hydro Electric Company dated October 10, 2008 and recorded October 17, 2008 in the Penobscot County Registry of Deeds in Book 11563, Page 59 [as to Exhibit A-R6].

Section R7.

Route 7; SGC File No:  CHES-10-7; T&B File No:  07-1175AR

R7. a.      Reservation of right to enter to remove materials for railway in favor of the Atlantic and Northwest Rail company and the Canadian Pacific Railway Company contained in an instrument from Arden H. Lancaster, Ronald K. Lancaster and Elizabeth Lancaster to

Exhibit E-5

Donald Morin and Elizabeth A. Morin dated January 13, 1981, recorded in Penobscot Registry of Deeds in Book 3158, Page 59.

Section R8.

Route 8; SGC File No:  CHES-10-11; T&B File No:  07-1176AR

R8. a.      Terms of Memorandum of Temporary Easement for Construction Access and Laydown Area between Evergreen Wind Power V, LLC and Loren A. Hale and Joyce M. Hale dated July 8, 2008, recorded in Penobscot Registry of Deeds in Book 11456, Page 145.  NOTE:  This exception will no longer apply after the date of its stated expiration (June 30, 2010) [as to Exhibit A-R8].

Section R9

R9a.        (Pea Ridge Road) Terms and conditions of unrecorded Grant of Utility Location Permit issued by the Town of Chester to Evergreen Wind Power V, LLC for crossing the Pea Ridge Road.

Section R10.

Route 10; SGC File No:  CHES-10-12; T&B File No:  07-1177AR

a.

b.                                      R10. a. Non-exclusive easement for utility purposes from Donald L. Whitney to Bangor Hydro Electric Company dated June 25, 1993, recorded in Penobscot Registry of Deeds in Book 5377, Page 82 [as to Exhibit A-R10].

c.                                       R10. c. Terms and conditions of non-exclusive pole line easement contained in Pole Line Easement from Donald L. Whitney to Bangor Hydro Electric Company dated November 3, 1959, recorded in Penobscot Registry of Deeds in Book 1700, Page 335, said rights subject to a Consent Agreement between Bangor Hydro-Electric Company and Evergreen Wind Power V, LLC dated October 10, 2008, recorded in Book 11563, Page 41 [as to Exhibit A-R10].

Section R12.

Route 12; SGC File No:  CHES-11-2; T&B File No:  07-1484AR

R12. a. Income tax lien against Penny L. Hurd and Sean W. Hurd in favor of the State of Maine dated September 18, 2008, recorded in Penobscot Registry of Deeds in Book 11536, Page 337 in the original amount of $591.76 (to be discharged) [as to Exhibit A-R12].

Section R15/R19.

Routes 15 & 19; SGC File No:  CHES-09-04; T&B File No:  07-1174AR

Exhibit E-5

d.

e.                                       R15/19. a. Non-exclusive highway easement contained in instrument from Edward J. Whitney, Sr. to the State of Maine dated May 29, 1963, recorded in Penobscot Registry of Deeds in Book 1897, Page 32 [as to Exhibit A-R15/19].

R15/19. b.  Terms of Memorandum of Temporary Easement for Construction Laydown Area between Evergreen Wind Power V, LLC and The Gerrity Family Limited Partnership dated August 5, 2008, recorded in Penobscot Registry of Deeds in Book 11514, Page 205.  NOTE:  This exception will no longer apply after the date of its stated expiration (June 30, 2010) [as to Exhibit A-R15/19].

R15/19. c. Terms and provisions of Transmission Line Easement Deed by and between Evergreen Wind Power V, LLC to Maine Electric Power Company, Inc. dated October 2, 2008, recorded October 7, 2008 in Penobscot Registry of Deeds in Book 11553, Page 18. [as to Exhibit A-R15/19].

Section R16 (Highway Route 116).Terms and conditions of unrecorded Permit Record No 51818, issued by the State of Maine Department of Transportation to Evergreen Wind Power V, LLC, dated January 31, 2008, for crossing of State Route 116

Section R20.

f.              Route 20; SGC File No:  CHES-18-01; T&B File No:  07-1178AR

R20. a.  Non-exclusive pole line easements contained in Deed of Pole Line Easements from Harlan H. Whitney and Pauline D. Whitney to Bangor Hydro Electric Company dated October 9, 1967, recorded in Penobscot Registry of Deeds in Book 2117, Page 543 [as to Exhibit A-R20].

R20. b.  Terms and provisions of Transmission Line Easement Deed by and between Evergreen Wind Power V, LLC to Maine Electric Power Company, Inc. dated October 2, 2008, recorded October 7, 2008 in Penobscot Registry of Deeds in Book 11553, Page 18. [as to Exhibit A-R20].

Section R21.

Route 21; SGC File No:  CHES-04-03; T&B File No:  07-1611AR

R21. a.   Non-exclusive easement to install, maintain and operate electric wires contained in an instrument from St. Regis Paper Company, et al. to Bangor Hydro-Electric Company dated October 17, 1968, recorded in Penobscot Registry of Deeds in Book 2147, Page 832 [as to Exhibit A-R21].

R21. b.  Terms and provisions of Transmission Line Easement Deed by and between Evergreen Wind Power V, LLC to Maine Electric Power Company, Inc. dated October 2, 2008,

Exhibit E-5

recorded October 7, 2008 in Penobscot Registry of Deeds in Book 11553, Page 18. [as to Exhibit A-R21].

Section R24/25.

Routes 24 and 25; SGC File No:  CHES-18-9 and CHES-18-11; T&B File No:  07-1180AR and 07-1181AR

R24/25. a.  Non-exclusive easement for ingress and egress contained in Easement instrument from Everett Harmon to Donald DeWitt dated December 1, 1965, recorded in Penobscot Registry of Deeds in Book 2062, Page 173 [as to Exhibit A-R25 only].

Section R26.

Route 26; SGC File No:  CHES-18-13; T&B File No:  07-1485AR

R26. a.  Non-exclusive right of way contained in instrument from Robert L. Harmon to Herbert C. Haynes dated August 30, 1973 recorded at said Registry in Book 2402, Page 114 [as to Exhibit A-R26].

R26. b.  Non-exclusive right of way for ingress and egress contained in an instrument from Robert Harmon to Donald DeWitt contained in a deed dated December 7, 1965 recorded at said Registry in Book 2062, Page 170 [as to Exhibit A-R26].

Section R30.

Route 30; SGC File No:  CHES-5-2.6; T&B File No:  07-1173AR

R30. a.  Non-exclusive 50 foot wide access right of way described in Warranty Deed from Herbert C. Haynes, Inc. to Albert S. Ring and Linda M. Ring dated July 27, 1981, recorded in Penobscot Registry of Deeds in Book 3219, Page 174 [as to Exhibit A-R30].

R30. b. Terms and provisions of Memorandum of Temporary Easement For Construction Access & Laydown Area between Evergreen Wind Power V, LLC and Albert S. Ring and Linda M. Ring dated July 5, 2008, recorded in Penobscot Registry of Deeds in Book 11457, Page 227 [as to Exhibit A-R30].  NOTE:  This exception will no longer apply after the date of its stated expiration (June 30, 2010).

Section R31.

Route 31; SGC File No:  CHES-5-2.3; T&B File No:  07-1172AR

R31. a.  Non-exclusive 50 foot wide access right of way described in an instrument from Herbert C. Haynes, Inc to Prentiss & Carlisle Company, Inc., et al. dated September 19, 1984, recorded in Penobscot Registry of Deeds in Book 3612, Page 324 [as to Exhibit A-R31].

Exhibit E-5

R31. b.  Non-exclusive right of way for ingress and egress contained in Warranty Deed from Herbert C. Haynes, Inc. to Edward F. Sargent, Jr. dated November 1, 1988, recorded in Penobscot Registry of Deeds in Book 4377, Page 229 [as to Exhibit A-R31].

Section R31.5.

R31.5 a.  Non-exclusive right of way contained in Warranty Deed from H.C. Haynes, Inc. to Richard W. Maheux, recorded in Penobscot Registry of Deeds in Book 3957, Page 300.

R31.5 b.  Non-exclusive right of way for ingress or egress contained in Warranty Deed from Herbert C. Haynes, Inc. to William Sirigos, dated March 3, 1994, recorded in Penobscot Registry of Deeds in Book 6626, Page 146.

R31.5 c.  Non-exclusive right of way contained in Warranty Deed from Herbert C. Haynes, Inc. to William H. Winslow and Donald C. Cartonio, Sr., dated April 1, 1987, recorded in Penobscot Registry of Deeds in Book 4028, Page 174.

R31.5 d.  Non-exclusive right of way contained in Warranty Deed from Herbert C. Haynes, Inc. to B.M.W. Realty Co., dated May 1, 1987, recorded in Penobscot Registry of Deeds in Book 4056, Page 297.

R31.5 e.  Non-exclusive 50 foot wide access right of way and non-exclusive 50 foot wide right of way for all purposes of a way contained in Warranty Deed from Herbert C. Haynes, Inc. to B.M.W. Realty Co., dated May 1, 1987, recorded in Penobscot Registry of Deeds in Book 4067, Page 226

R31.5 f.  Non-exclusive right of way for ingress and egress contained in Warranty Deed from Herbert C. Haynes, Inc. to Edward F. Sargent, Jr., dated November 1, 1988, recorded in Penobscot Registry of Deeds in Book 4377, Page 229.

R31.5 g.  Non-exclusive right of way for ingress and egress contained in Warranty Deed from Herbert C. Haynes, Inc. to Edward F. Sargent and Geraldine E. Sargent, dated November 1, 1988, recorded in Penobscot Registry of Deeds in Book 4378, Page 335.

R31.5 h.  Non-exclusive right of way for ingress and egress contained in Warranty Deed from Herbert C. Haynes, Inc. to Joseph T. Giansanti, dated January 1, 1989, recorded in Penobscot Registry of Deeds in Book 4398, Page 81.

R31.5 i.  Non-exclusive right of way for all purposes of a way, including utilities purposes and ingress and egress, contained in Warranty Deed from Herbert C. Haynes, Inc. to Donald C. Cartonio, Sr., Patrick A. Cartonio, Joseph F. Cartonio, and Donald C. Cartonio, Jr., dated January 1, 1990, recorded in Penobscot Registry of Deeds in Book 4600, Page 265.

Exhibit E-5

Section R36 (Butterfield Ridge Road)

R36. a                Terms and conditions of Unrecorded Grant of Utility Location Permit by the Town of Woodville to Evergreen Wind Power V, LLC, dated May 12, 2008 for crossing the Butterfield Ridge Road.

Section R38.

Route 38; SGC File No:  WOOD-2-10; T&B File No:  07-1734AR

Section 38 (Eastern Maine Railway Company) Terms and conditions of Overhead Wire Agreement from Eastern Maine Railway Company dated May 01, 2008, a memorandum of which was dated May 1, 2008 and recorded July 29, 2008 in the Penobscot County Registry of Deeds in Book 11478, Page 169.

Section R39.

Route 39; SGC File No:  WOOD-2-4B; T&B File No:  07-1310AR

R39. a.  TERMS CONTAINED IN SUPPLEMENTAL FINAL ORDER AND JUDGMENT RECORDED AUGUST 27, 2007, IN PENOBSCOT REGISTRY OF DEEDS IN BOOK 11100, PAGE 1, AS SUCH TERMS ARE MODIFIED BY AND SUBJECT TO RIGHTS CONTAINED IN AND TERMS OF A CONSENT AGREEMENT BETWEEN AT&T CORP. AND ROYAL M. SCHOONOVER AND VANESSA V. SCHOONOVER DATED APRIL 22, 2008, RECORDED IN PENOBSCOT REGISTRY OF DEEDS IN BOOK 11385, PAGE 40 [AS TO EXHIBIT A-R39].

Section R40.

Route 40; SGC File No:  WOOD-2-8; T&B File No:  07-1534AR

R40. a.  Reservation from International Paper Company to IP Maine Forests L.L.C. for mineral rights in, on or under any of the Grantor’s land.  [as to Exhibit A-R40].

Section R41.

Route 41; SGC File No:  WOOD-2-9; T&B File No:  07-1608AR

R41. a.  A survey plan prepared for Prentiss & Carlisle Company, Inc. dated June 23, 1988 prepared by Gilbert S. Viitala, Land Surveyor for Prentiss & Carlisle Co., Inc. Engineers and recorded Penobscot Registry of Deeds in Map File D 121-88, depicts the U.S. Government pipeline running to Loring, crossing the insured property, not withstanding the fact that the pipeline easement is located outside the area of any improvements proposed or constructed [as to Exhibit A-R41].

Exhibit E-5

Section R42.

Route 42; SGC File No:  WOOD-2-3; T&B File No:  07-1535AR

R42. a.  Reservation from International Paper Company to IP Maine Forests L.L.C. for mineral rights in, on or under any of the Grantor’s land [as to Exhibit A-R42].

Section R43/45.

Routes 43/45; SGC File No:  WOOD-2-14; T&B File No:  07-1186AR

R43/45 a.  Non-exclusive easement to construct, maintain and operate a line of poles and wires and transmit electricity and voice contained in instrument from Vernon F. Robichaud to Bangor Hydro-Electric Company dated November 8, 1962, recorded in Penobscot Registry of Deeds in Book 1868, Page 55 [as to Exhibit A-R43/45].

R43/45. b.  Non-exclusive pipeline easement contained in instrument from Jacob Robichaud to the United States of America dated April 8, 1953, and recorded at said Registry in Book 1386, Page 143. [as to Exhibit A-R43/45].  ].  [as to Exhibit A-R44].

R43/45. c.  Subject to any existing non-exclusive rights of the public in and to any and all public roads or highways across the same. [as to Exhibit A-R43/45].

Section R46.

Route 46; SGC File No:  WOOD-2-15.1; T&B File No:  07-1187AR

R46. a.  Non-exclusive easement to construct, maintain and operate an electricity line contained in an instrument from Floyd Welch to Bangor Hydro-Electric Company dated October 3, 1963, recorded in Penobscot Registry of Deeds in Book 1918, Page 293, as modified by a Consent Agreement between Bangor Hydro-Electric Company and Evergreen Wind Power V, LLC dated October 17, 2008, recorded in Book 11563, Page 37 [as to Exhibit A-R46].

R46. b.  Non-exclusive right of way for all purposes of a way described in a Warranty Deed from Wellington O. Hicks, Jr. and Anna D. Hicks to Hayden P. McCarthy dated May 25, 1995, recorded in Penobscot Registry of Deeds in Book 5869, Page 68 [as to Exhibit A-R46].

Sections R47 (River Road)

R47. a.  Terms and conditions of unrecorded Grant of Utility Location Permit issued by the Town of Woodville to Evergreen Wind Power V, LLC, dated May 12, 2008, for crossing River Road.

Section R50.

Route 50; SGC File No:  MATT-U4-12; T&B File No:  07-1730AR

R50. A.  NON-EXCLUSIVE RIGHT OF WAY FOR INGRESS AND EGRESS AND NON-EXCLUSIVE

Exhibit E-5

PIPELINE EASEMENT SET FORTH IN A DEED FROM JOHN R. ESTES TO L.D. BEARCE COMPANY DATED JUNE 8, 1936, RECORDED IN PENOBSCOT REGISTRY OF DEEDS IN BOOK 1108, PAGE 497 [AS TO EXHIBIT A-R50].

R50. B.  NON-EXCLUSIVE EASEMENT FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS ASSIGNED FROM EVERGREEN WIND POWER V, LLC TO NORTHERN TIMBERS, INC. IN ASSIGNMENT OF EASEMENT RIGHTS DATED MARCH 14, 2008, AND RECORDED ON MARCH 28, 2008 IN PENOBSCOT REGISTRY OF DEEDS IN BOOK 11338, PAGE 149 [AS TO EXHIBIT A-R50].

Route 51 (Route 2)

R51. a.  Terms and conditions of Permit Record No. 51814, issued by State of Maine Department of Transportation to Evergreen Wind Power V, LLC, dated January 31, 2008, for crossing US Route 2.

Route 52 (Eastern Maine Railway)

R52. a.  Terms and conditions of an Overhead Wire Agreement from Eastern Maine Railway Company, a memorandum of which was dated May 1, 2008 and recorded July 29, 2008 in the Penobscot County Registry of Deeds in Book 11478, page 166.

Route 53

R53. a.  Terms and conditions of an Overhead Wire Agreement from Maine Central Railroad Company dated May 15, 2008, a memorandum of which was recorded June 4, 2008, in the Penobscot County Registry of Deeds in Book 11414, Page 332.

Section R55.

Route 55; SGC File No:  MATT-U3-7; T&B File No:  07-1189AR

R55. a.  Terms and conditions of Memorandum of Option Agreement between Richard A. Delaite and David W. Delaite to Evergreen Wind Power III, LLC dated July 17, 2008, recorded in Penobscot Registry of Deeds in Book 11467, Page 253.

Exhibit E-5

R55. B.  TERMS AND CONDITIONS OF EASEMENT FOR RIGHT OF WAY ACCESS ROAD FROM RICHARD A. DELAITE AND DAVID W. DELAITE TO EVERGREEN WIND POWER V, LLC DATED MAY 2, 2008, RECORDED IN PENOBSCOT REGISTRY OF DEEDS IN BOOK 11384, PAGE 323.

Section R56.

Route 56; SGC File No:  MATT-R1-2A; T&B File No:  07-1190AR

R56. a.  Non-exclusive easement for purpose of ingress and egress contained in Warranty Deed from Hayden P. McCarthy to Bion Tolman dated May 14, 1998, recorded in Penobscot Registry of Deeds in Book 6691, Page 75 [as to Exhibit A-R56].

Section R57.

Route 57; SGC File No:  MATT-U5-10; T&B File No:  07-1478AR

R57. a.  Terms and conditions of Transmission Line Right of Way Easement from Forster Manufacturing Company, Inc. to Kingman Electric Cooperative recorded in the Penobscot County Registry of Deeds in Book 1546, page 252, said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative, Inc. to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative, Inc. and Evergreen Wind Power V. LLC dated June 6, 2008, recorded in Book 11420, Page 179 [as to Exhibit A-R57].  The grant of easement contained herein extends to the tread of the Mattawamkeag River.  This easement, described as R57 in Schedule A hereto, abuts the easement granted to Evergreen Wind Power V, LLC described as R60/62 in Schedule A hereto.

R57. b.  Terms of Notice of Landfill Closure from Forster, Inc. dated January 10, 1995, recorded in Penobscot Registry of Deeds in Book 5805, Page 227 as affected by Corrective Notice of Landfill Closure from Forster, Inc. dated February 9, 1995, recorded in Penobscot Registry of Deeds in Book 5806, Page 294 [as to Exhibit A-R57].

R57. d.  Reservation of non-exclusive easement for purposes of ingress and egress and performing environmental remediation contained in Quitclaim Deed with Covenant from Forster, Inc. to Aroostook and Bangor Resources, Inc. dated February 9, 1995, recorded in Penobscot Registry of Deeds in Book 5815, Page 92 [as to Exhibit A-R57].

Section R58.

Route 58; SGC File No:  MATT-R1-02; T&B File No:  07-1532R

Exhibit E-5

R58. a.  Non-exclusive rights of the public and other to so much of the premises as lies within the bed or bottom of the Mattawamkeag River and Mattakeunk Stream, their arms, branches or tributaries by whatever name called [as to Exhibit A-R58].

R58. b.  Reservation of non-exclusive mineral rights contained in Quit Claim Deed with Covenant from International Paper Company to IP Timberlands Operating Company, LTD dated March 14, 1985, recorded in Volume 3712, Page 223 [as to Exhibit A-R58].

Section R60/62.

Routes 60/62; SGC File No:  MATT-R1-24; T&B File No:  07-1482AR

R60/62. a.  Non-exclusive easement for access to Mattawamkeag River for purpose of launching canoes contained in instrument from Melvin L. Vicaire to Penobscot Reservation Tribal Council dated March 26, 1975, recorded in Penobscot Registry of Deeds in Book 2535, Page 134 [as to Exhibit A-R60/62].

R60/62. b. Terms and provisions of Transmission Line Right of Way Easement from Bert J. and Margaret Libbey to Kingman Electric Cooperative dated September 16, 1952, recorded in Penobscot Registry of Deeds in Book 1546, Page 253, said right of way easement assigned from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc. in Deed and Bill of Sale dated May 13, 1964 recorded in Book 1949, Page 5 and said easement rights having been further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative, Inc. and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Book 11420, Page 179 as to Exhibit A-R60/62. – (EA) [as to Exhibit A-R60/62].

Section R61 (River Road)

R61. b Unrecorded Grant of Utility Location Permit issued by Town of Mattawamkeag to Evergreen Wind Power V, LLC, dated May 22, 2008 for crossing River Road.

Section R63.

Route 63; SGC File No:  MATT-R1-26; T&B File No:  07-1481AR

R63. A.  TERMS AND PROVISIONS OF TRANSMISSION LINE RIGHT OF WAY EASEMENT FROM VERNON PHILBRICK AND MILDRED PHILBRICK TO KINGMAN ELECTRIC COOPERATIVE DATED DECEMBER 5, 1951, RECORDED IN PENOBSCOT REGISTRY OF DEEDS IN BOOK 1546, PAGE 254, SAID RIGHT OF WAY EASEMENT ASSIGNED FROM KINGMAN ELECTRIC COOPERATIVE TO EASTERN MAINE ELECTRIC COOPERATIVE, INC. IN DEED AND BILL OF SALE DATED MAY 13, 1964 RECORDED IN BOOK 1949, PAGE 5 AND SAID EASEMENT

Exhibit E-5

RIGHTS HAVING BEEN FURTHER ASSIGNED BY ASSIGNMENT AND ASSUMPTION OF PROPERTY RIGHTS AGREEMENT BETWEEN EASTERN MAINE ELECTRIC COOPERATIVE, INC. AND EVERGREEN WIND POWER V, LLC DATED JUNE 6, 2008, RECORDED IN BOOK 11420, PAGE 179 [AS TO EXHIBIT A-R63].

Section R66.

Route 66; SGC File No:  MATT-R2-03-16; T&B File No:  07-1420AR

R66. a.  Terms and provisions of Transmission Line Right of Way Easement from George W. and Ethel S. Pettengill to Kingman Electric Cooperative dated September 17, 1952 and recorded in Penobscot Registry of Deeds in Book 1546, Page 256, said right of way easement assigned from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc. in Deed and Bill of Sale dated May 13, 1964 recorded in Book 1949, Page 5 and said easement rights having been further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative, Inc. and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Book 11420, Page 179  [as to Exhibit A-R66].

Section R67.

Route 67; SGC File No:  MATT-R2-03-17; T&B File No:  07-1419AR

R67. a.  Terms and provisions of Transmission Line Right of Way Easement from George and Ethel Pettengill to Kingman Electric Cooperative dated September 17, 1952, recorded in Penobscot Registry of Deeds in Book 1546, Page 256, said right of way easement assigned from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc. in Deed and Bill of Sale dated May 13, 1964 recorded in Book 1949, Page 5 and said easement rights having been further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative, Inc. and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Book 11420, Page 179 [as to Exhibit A-R67].

Section R68/69/70.

Routes 68, 69 and 70; SGC File No:  MATT-R2-03-18 and R2-03-19; T&B File No:  07-1421AR

R68/69/70.  a.  Terms and provisions of Transmission Line Right of Way Easement from George W. and Ethel S. Pettengill to the Kingman Electric Cooperative dated September 17, 1952 and recorded in Penobscot Registry of Deeds in Book 1546, Page 256, said right of way easement assigned from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc. in Deed and Bill of Sale dated May 13, 1964 recorded in Book 1949, Page 5 and said easement rights having been

Exhibit E-5

further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative, Inc. and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Book 11420, Page 179. This easement being a 100-foot wide strip on the south side of the railroad and running across the insured property [as to Exhibit A-R68/69/70]

Section R71/72.

Routes 71 and 72; SGC File No:  MATT-R2-03-21 and R2-03-22; T&B File No:  07-1514AR

R71/72. a.  Terms and provisions of Transmission Line Right of Way Easement from George W. and Ethel S. Pettengill to the Kingman Electric Cooperative dated September 17, 1952 and recorded in Penobscot Registry of Deeds in Book 1546, Page 256, said right of way easement assigned from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc. in Deed and Bill of Sale dated May 13, 1964 recorded in Book 1949, Page 5 and said easement rights having been further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative, Inc. and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Book 11420, Page 179 [as to Exhibit A-R71/72].

R71/72. b.  Reservation of non-exclusive 50 foot wide right of way for all purposes of way contained in Warranty Deed from Herbert C. Haynes, Inc. to Bruce Campbell dated January 13, 1992, recorded February 9, 2000 in Penobscot Registry of Deeds in Book 7288, Page 241 [as to Exhibit A-R71/72].

Section R73/74.

Routes 73 and 74; SGC File No:  MATT-R2-03-12 and R2-03-13; T&B File No:  07-1515AR

R73/74. a.  Terms and provisions of Transmission Line Right of Way Easement from George W. and Ethel S. Pettengill to Kingman Electric Cooperative dated September 17, 1952 and recorded in Penobscot Registry of Deeds in Book 1546, Page 256, said right of way easement assigned from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc. in Deed and Bill of Sale dated May 13, 1964 recorded in Book 1949, Page 5 and said easement rights having been further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative, Inc. and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Book 11420, Page 179. This being a 100 foot wide transmission line easement on the south side of the railroad over lot 126 (and others) and across the insured property [as to Exhibit A-R73/74].

R73/74. b.  Reservation of non-exclusive 50 foot wide right of way for all purposes of way contained in Warranty Deed from Herbert C. Haynes, Inc. to Jamie Lee Steeves dated October 16, 2001, recorded January 3, 2002 in Penobscot Registry of Deeds in Book 8017, Page 117. [as to Exhibit A-R73/74].

Section 75

Route 75; SGC File No:  MATT-R4-1; T&B File No:  07-1606AR

Exhibit E-5

R75. a.  Non-exclusive flowage rights contained in an Indenture between American Realty Company and Winn Water & Power Company dated March 16, 1932, recorded in Penobscot Registry of Deeds, Volume 1059, Page 329. NOTE:  This policy insures against loss or damage sustained by the insured by reason of damage to the improvements constructed on the land after the date of the policy arising out of the future exercise of any water privileges or rights created or reserved by said instrument and existing as of the date of the policy [as to Exhibit A-R75].

R75. b.  Reservation of water privileges and rights in an instrument by P. McCullough to the American Realty Company dated June 14, 1901, and recorded in Penobscot Registry of Deeds in Book 708, Page 175 [as to Exhibit A-R75].

R75. c.  Covenants, conditions and restrictions contained in Memorandum of Agreement between International Paper Company, Osito Logging, Inc., and Kennebec West Forest LLC, dated December 31, 2004, and recorded in Penobscot Registry of Deeds in Book 9702, Page 326, as affected by an Amendment to Memorandum of Agreement, effective January 21, 2005, and recorded in Book 9778, Page 216 [as to Exhibit A-R75].

R75. e.  Terms and provisions of Easement Deed and Agreement between Penobscot Forest, LLC and Evergreen Wind Power V, LLC recorded July 23, 2008, recorded in Penobscot Registry of Deeds in Book 11473, Page 276 [as to Exhibit A-R75].

Section R79.

Route 79; SGC File No:  KING-1-31-1; T&B File No:  07-1192AR

R79. b.  Terms and conditions of Transmission Line Right of Way Easement from Annie Brown to Kingman Electric Cooperative dated June 18, 1953 and recorded at said Registry in Book 1409, Page 249, said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative, Inc. and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Book 11420, Page 179. [as to Exhibit A-R79].

R79. c.  Terms and conditions of Non-exclusive easement for electric transmission line contained in Transmission Line Right of Way Easement from Claude Gibbs and Ruth Gibbs to

Exhibit E-5

Kingman Electric Cooperative dated June 18, 1953 and recorded at said Registry in Book 1409, Page 250, said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative, Inc. and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Book 11420, Page 179. [as to Exhibit A-R79].

Section R80.

Route 80; SGC File No:  KING-1-31-2; T&B File No:  07-1487AR

R80.  a.  Terms and provisions of Transmission Line Right of Way Easement from Ernest W. Oliver to Kingman Electric Cooperative dated June 18, 1953, recorded in Penobscot Registry of Deeds in Book 1546, Page 257, said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, Page 179 [as to Exhibit A-R80].

R80.  b.  Terms and provisions of Crossing Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded June 9, 2008 in Penobscot Registry of Deeds in Book 11420, Page 198 [as to Exhibit A-R80].

Section R81.

Route 81; SGC File No:  KING-01-32; T&B File No:  07-1488AR

R81. a.  Terms and provisions of Transmission Line Right of Way Easement from Ernest W. Oliver to Kingman Electric Cooperative dated June 18, 1953, recorded in Penobscot Registry of Deeds in Book 1546, Page 257; said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, Page 179 [as to Exhibit A-R81].

R81. b.  Terms and provisions of Crossing Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded June 9, 2008 in Penobscot Registry of Deeds in Book 11420, Page 198 [as to Exhibit A-R81].

Section R82.

Route 82; SGC File No:  KING-01-05; T&B File No:  07-1489AR

Exhibit E-5

R82. a.  Terms and provisions of Transmission Line Right of Way Easement from Otto Clark and Nellie Clark to Kingman Electric Cooperative dated December 12, 1951, recorded in Penobscot Registry of Deeds in Book 1546, Page 258; said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, Page 179 [as to Exhibit A-R82].

R82. b.  Terms and provisions of Crossing Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded June 9, 2008 in Penobscot Registry of Deeds in Book 11420, Page 198 [as to Exhibit A-R82].

Section R83.

Route 83; SGC File No:  KING-01-07-02; T&B File No:  07-1490AR

R83. a.  Terms and provisions of Transmission Line Right of Way Easement from Otto Clark and Nellie Clark to Kingman Electric Cooperative dated December 12, 1951, recorded in Penobscot Registry of Deeds in Book 1546, Page 258; said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, Page 179 [as to Exhibit A-R83].

R83. b.  Terms and provisions of Crossing Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded June 9, 2008 in Penobscot Registry of Deeds in Book 11420, Page 198 [as to Exhibit A-R83].

Section R84.

Route 84; SGC File No:  KING-01-09-01; T&B File No:  07-1491AR

R84. a.  Terms and provisions of Transmission Line Right of Way Easement from Ralph Worster and Isabelle Worster to Kingman Electric Cooperative dated December 12, 1951, recorded in Penobscot Registry of Deeds in Book 1546, Page 259, said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, Page 179 [as to Exhibit A-R84].

Exhibit E-5

R84. b.  Terms and provisions of Crossing Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded June 9, 2008 in Penobscot Registry of Deeds in Book 11420, Page 198 [as to Exhibit A-R84].

Section R85.

Route 85; SGC File No:  KING-01-11-02; T&B File No:  07-1492AR

R85. a.  Terms and provisions of Transmission Line Right of Way Easement from Grace Osnoe and Laurence Osnoe to Kingman Electric Cooperative dated January 22, 1954, recorded in Penobscot Registry of Deeds in Book 1550, Page 114, said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, Page 179 [as to Exhibit A-R85].

R85. b.  Terms and provisions of Crossing Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded June 9, 2008 in Penobscot Registry of Deeds in Book 11420, Page 198 [as to Exhibit A-R85].

Section R86.

Route 86; SGC File No:  KING-01-11-01; T&B File No:  07-1493AR

R86. a.  Terms and provisions of Transmission Line Right of Way Easement from Grace Osnoe and Laurence Osnoe to Kingman Electric Cooperative dated January 22, 1954, recorded in Penobscot Registry of Deeds in Book 1550, Page 114, said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, Page 179 [as to Exhibit A-R86].

R86. b.  Terms and provisions of Crossing Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded June 9, 2008 in Penobscot Registry of Deeds in Book 11420, Page 198  [as to Exhibit A-R86].

Section R87.

Route 87; SGC File No:  KING-01-11-03; T&B File No:  07-1494AR

R87. a.  Terms and provisions of Transmission Line Right of Way Easement from Grace Osnoe and Laurence Osnoe to Kingman Electric Cooperative dated January 22, 1954, recorded

Exhibit E-5

in Penobscot Registry of Deeds in Book 1550, Page 114, said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, Page 179 [as to Exhibit A-R87].

R87. b.  Terms and provisions of Crossing Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded June 9, 2008 in Penobscot Registry of Deeds in Book 11420, Page 198  [as to Exhibit A-R87].

Section R88.

Route 88; SGC File No:  KING-01-13; T&B File No:  07-1495AR

R88. a.  Terms and provisions of Transmission Line Right of Way Easement from Grace Osnoe and Laurence Osnoe to Kingman Electric Cooperative dated January 22, 1954, recorded in Penobscot Registry of Deeds in Book 1550, Page 114, said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, Page 179 [as to Exhibit A-R88].

R88. b.  Terms and provisions of Crossing Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded June 9, 2008 in Penobscot Registry of Deeds in Book 11420, Page 198  [as to Exhibit A-R88].

Section R89 (Highway Route 170).

R89. a.  Terms and conditions of unrecorded Permit Record No. 51816, issued by the State of Maine Department of Transportation to Evergreen Wind Power V, LLC, dated January 31, 2008, for crossing State Route 170.

Section R90.

Route 90; SGC File No:  KING-01-14-21; T&B File No:  07-1496AR

R90. a.  Terms and provisions of Transmission Line Right of Way Easement from John Westgate and Dennie Westgate to Kingman Electric Cooperative dated December 12, 1951, recorded in Penobscot Registry of Deeds in Book 1546, Page 260; said easement rights having assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as

Exhibit E-5

further been assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, Page 179 [as to Exhibit A-R90].

R90. b.  Terms and provisions of Crossing Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded June 9, 2008 in Penobscot Registry of Deeds in Book 11420, Page 198  [as to Exhibit A-R90].

Section R91.

Route 91; SGC File No:  KING-01-16; T&B File No:  07-1497AR

R91. a.  Terms and provisions of Transmission Line Right of Way Easement from Mabel Vinson to Kingman Electric Cooperative dated October 14, 1952, recorded in Penobscot Registry of Deeds in Book 1546, Page 263; said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Elective Cooperative, Inc., dated May 13, 1964 recorded in Book 1949, Page 5 and further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, Page 179 [as to Exhibit A-R91].

R91. c.  Terms and provisions of Crossing Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded June 9, 2008 in Penobscot Registry of Deeds in Book 11420, Page 198.

Section R92/93.

Routes 92 and 93; SGC File No:  KING-01-18-03 and 01-18-01; T&B File No:  07-1498AR

R92/93. a.  Terms and provisions of Transmission Line Right of Way Easement from Orland Severance and Lena Severance to Kingman Electric Cooperative dated December 14, 1951, recorded in Penobscot Registry of Deeds in Book 1546, Page 262; said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, Page 179 [as to Exhibit A-R92/93].

R92/93. b.  Terms and provisions of Crossing Agreement between Eastern Maine Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded June 9, 2008 in Penobscot Registry of Deeds in Book 11420, Page 198  [as to Exhibit A-R92/93].

Section R96.

Route 96; SGC File No:  WEBS-01-05; T&B File No:  07-1607AR

Exhibit E-5

R96. a.  Restrictions stating that all property along and adjacent to the Mattagodus Stream, Webster Plantation, Maine, shall forever be held as a wildlife management area managed under a plan meant to ensure the protection of plant, vertebrate and invertebrate species considered rare, threatened, or endangered, contained in a Quitclaim Deed with Covenant from Diamond Occidental Forest, Inc. to State of Maine, Department of Inland Fisheries and Wildlife, recorded in Penobscot Registry of Deeds in Book 4733, Page 365. [as to Exhibit A-R96].

Section R97/99/101.

Routes 97, 99 and 101; SGC File No:  PREN-08-1; PREN-06-24; PREN-6-23; T&B File No:  07-1579AR

R97/99/101. a.  The right to cross and recross the property reserved in Partition Deed with Quitclaim Covenant from Andre Emerson Cushing Corp., Greentrees Inc., McCrillis Timberland LLC, and Prentiss & Carlisle Company, Inc. to Lakeville Shores, Inc., recorded December 15, 2006 in Book 10763, Page 199 in the Penobscot Registry of Deeds, Partition Deed with Quitclaim Covenant from The Cushing Family Corporation to Lakeville Shores, Inc., dated December 6, 2006, recorded December 15,2006 in Book 10763, Page 246 in said Registry, Partition Deed with Quitclaim Covenant from Lange Timber LLC and Webber Timber LLC to Lakeville Shores, Inc., dated December 7, 2006, recorded December 15,2006 in Book 10763, Page 286 in said Registry, and Trustee’s Deed from Edward D. Leonard III as Trustee of Land Exchange Trust under Declaration of Trust dated November 1, 1991 to John M. Webber, dated September 29, 2000 and recorded September 9, 2000 in Book 7488, Page 301 in said Registry.

Section R98.

Route 98; SGC File No:  PREN-02-26-01; T&B File No:  07-1463AR

R98. a.  Terms and conditions of Non-exclusive easement for electric transmission line contained in Transmission Line Right of Way Easement from Leroy Porter and Axie Porter to Kingman Electric Cooperative dated September 2, 1952 and recorded at said Registry in Book 1546, Page 267; said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Main Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, page 179. [as to Exhibit A-R98].

Section R100 (Highway Route 170)

R100. a.  Terms and conditions of unrecorded Permit No. 51824, issued by the State of Maine Department of Transportation to Evergreen Wind Power V, LLC, dated January 31, 2008, for crossing State Route 170.

Exhibit E-5

Section 103.

Route 103; SGC File No:  07-1499AR; T&B File No:  07-1499AR

R103. a.  Terms and conditions of Transmission Line Right of Way Easement from Clair Worster and Hattie Worster to Kingman Electric Cooperative dated March 4, 1954, recorded in Penobscot Registry of Deeds in Book 1546, Page 265;  said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Main Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, page 179 [as to Exhibit A-R103].

Section 104.

Route 104; SGC File No:  PREN-6-17.1; T&B File No:  07-1383AR

R104. a.  Terms and conditions of Non-exclusive easement for electric transmission line contained in Transmission Line Right of Way Easement from Clair Worster and Hattie Worster to Kingman Electric Cooperative dated March 4, 1954, recorded in Penobscot Registry of Deeds in Book 1546, Page 265; said easement rights having been assigned by Deed and Bill of Sale from Kingman Electric Cooperative to Eastern Maine Electric Cooperative, Inc., dated May 13, 1964, recorded in Book 1949, Page 5, as further assigned by Assignment and Assumption of Property Rights Agreement between Eastern Main Electric Cooperative and Evergreen Wind Power V, LLC dated June 6, 2008, recorded in Penobscot Registry of Deeds in Book 11420, page 179 [as to Exhibit A-R104].

Section 105 (State Route 170).

R105. a.  Terms and conditions of unrecorded Permit Record No 51822 issued by the State of Maine Department of transportation to Evergreen Wind Power V, LLC, dated February 13, 2009, for crossing State Route 170.

Section R106/108.

Routes 106/108; SGC File No:  PREN-04-54 and PREN-06-13; T&B File No:  07-1351AR

R106/108. b.  Terms of Memorandum of Temporary Easement for Construction Access and Laydown Area between Evergreen Wind Power V, LLC and John Osgood and Susan Osgood dated July 15, 2008, recorded in Penobscot Registry of Deeds in Book 11474, Page 336.  NOTE:  This easement will no longer apply after the date of its stated expiration (June 30, 2010) [as to Exhibit A-R106/108].

Exhibit E-5

Route 107 (Osgood Road)

R107. a.  Terms and conditions of unrecorded Letter from County of Penobscot Court of County Commissioners, dated February 12, 2008, approving the crossing of Osgood Road in Prentiss Township

Section R111/113.

Routes 111/113; SGC File No:  PREN-04-29 and PREN-04-05.1; T&B File No:  07-1513AR

R111/113. a.  Reservation of a thirty-five (35%) percent undivided interest in and to the minerals within the lands conveyed referred to in Quitclaim Deed with Covenant from the Penobscot Indian Nation to Herbert C. Haynes, Inc. recorded in Penobscot Registry of Deeds in Book 5863, Page 240.

R111/113. b.  TERMS AND PROVISIONS OF MEMORANDUM OF TEMPORARY EASEMENT FOR CONSTRUCTION ACCESS AND LAYDOWN AREA BETWEEN EVERGREEN WIND POWER V, LLC AND THOMAS E. LINSCOTT AND KAREN B. LINSCOTT DATED JULY 15, 2008, RECORDED JULY 24, 2008 IN PENOBSCOT REGISTRY OF DEEDS IN BOOK 11474, PAGE 339.  NOTE:  THIS EXCEPTION WILL NO LONGER APPLY AFTER THE DATE OF ITS STATED EXPIRATION (JUNE 30, 2010) [AS TO EXHIBIT A-R111/113].

Section R112 (Tar Ridge Road)

R112. a.  Terms and conditions of unrecorded Letter from the County of Penobscot Court of County Commissioners, dated February 12, 2008, approving the crossing of Tar Ridge Road in Prentiss Township

Section R117 (Highway Route 169)

R117. a.  Terms and provisions of unrecorded Permit Record No. 51820 issued by the State of Maine Department of Transportation to Evergreen Wind Power V, LLC, dated January 31, 2008, for crossing State Route 169

Section R118.

Route 118; SGC File No:  PREN-02-12; T&B File No:  07-1194AR

R118. a.  Non-exclusive easement for electric distribution and communication lines contained in an instrument from Fred and Mae Kimball to Eastern Maine Electrical Cooperative and

Exhibit E-5

New England Telephone and Telegraph Company dated April 12, 1977, recorded in Penobscot Registry of Deeds in Book 2829, Page 217 [as to Exhibit A-R118].

Section R119.

Route 119; SGC File No:  CARR-01-03; T&B File No:  07-1542AR

R119. a.  Reservation of a thirty-five (35%) percent undivided interest in and to the minerals within the lands conveyed referred to in Quitclaim Deed with Covenant dated August 20, 1986  recorded in Penobscot Registry of Deeds in Book 3883, Page 352.

Section R122 (North Road)

R122. a.                                         Terms and conditions of unrecorded Grant of Utility Location Permit issued by Carroll Plantation to Evergreen Wind Power V, LLC, dated April 28, 2008, for crossing in North Road.

Section R124.

Route 124; SGC File No:  CARR-01-04; T&B File No:  07-1539AR

R124. a.  Mortgage from Gardner Land Company, Inc. to Farm Credit of Maine, ACA, dated and recorded November 17, 2000 in Penobscot Registry of Deeds in Book 7533, Page 40, in the original principal amount of $16,000,000.00, modified by a consent accommodating the insured easement recorded in Book 11329, Page 286 [as to Exhibit A-R124].

Section R125.

Route 125; SGC File No:  PREN-01-11.6; T&B File No:  07-1305AR

R125 a.  Non-exclusive right of way contained in Trustee’s Deed from Mary B. Gregor, Trustee of Meadows and Mountains Trust to Jason Uriah Mully dated February 11, 1998, recorded in Penobscot Registry of Deeds in Book 6600, Page 67 [as to Exhibit A-R125].

Washington County:

Township 8 Ranges 3 and 4

a.                             Non-exclusive roadway easements contained in Reciprocal Road Easement between John Hancock Mutual Life Ins. Co. and Lakeville Shores, Inc. dated December 1, 1999 and

Exhibit E-5

rerecorded on January 26, 2000 in Book 2405, Page 254 of the Washington County Registry of Deeds.

b.                                      Provision of the Maine Tree Growth Tax Law, Title 36, M.R.S.A, Section 571-5S4A.

c.                                       Maine Commercial Forestry Excise Tax, Title 36, M.R.SA. Section 2721, 2727.

d.                                      Intentionally Deleted.

e.                                       Reservation of the non-exclusive right to cross and recross contained in the Trustee’s Deed from Edward D. Leonard III, Trustee of Land Exchange Trust, under Declaration of Trust dated November 1, 1991 to Herbert C. Haynes, Inc. dated May 28, 1998 and recorded in Book 2246, Page 137 of Washington County Registry of Deeds.

f.                                         Non-exclusive roadway easements contained in Reciprocal Road Easement between John Hancock Mutual Life Insurance Company and Lakeville Shores, Inc., dated December 1, 1999 and recorded on December 6, 1999 in the Washington County Register of Deeds in Book 2395, Page 117.

Exhibit E-5

Stetson II

The Tracts referred to herein are the same as those Tracts referred to in the Stetson II loan policy issued by Stewart Title Guaranty Company in connection with the closing under this Agreement.

1.               Standard Exceptions –

a.               Rights or claims of parties in possession not shown by the public records.  Affects Tract 2 only.

b.              Easements, or claims of easements, not shown by the public records. .  Affects Tract 2 only.

c.               Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey and inspection of the premises.  Affects Tract 2 only.

d.              Any lien, or right to a lien, for services, labor, or material hereto or hereafter furnished, imposed by law and not shown by the public records. .  Affects Tract 2 only.

e.               titles or rights asserted by anyone including but not limited to persons, corporations, governments or other entities, to tide lands, or lands comprising the shores or bottoms of navigable rivers, lakes, bays, oceans or gulf, or lands beyond the line of the harbor or bulkhead lines as established or changed by the United States Government or water rights, if any. .  Affects Tract 2 only.

TRACTS 1 and 2

1.               Terms and conditions of Memorandum of Lease between Lakeville Shores, Inc. and Stetson Wind II, LLC recorded in Book 3482, Page 141, as amended by First Amendment to Amended and Restated Leand Lease Agreement recorded in Book 3543, page 234.

2.               .                                             Non-exclusive easement for electric and telephone lines contained in Easement given by G. Pierce Webber, as agent for Webber Timberlands to Eastern Maine Electric Cooperative and New England Telephone and Telegraph Company, dated August 6, 1969, and recorded in the Washington County Registry of Deeds in Book 679, Page 302.  Affects Tract 2 only, does not affect Tract 1

3.               Non-exclusive easement for public highway contained in Easement given by G. Peirce Webber, as agent for Webber Timberlands, to the State of Maine, dated April 27, 1972, recorded in the Washington County Registry of Deeds in Book 752, Page 194.  Affects Tract 2 only, does not affect Tract 1

4.               Non-exclusive easement for slopes and drainage along State Route 169 contained in Easement given by G. Peirce Webber, as agent for Webber Timberlands, to the State of Maine, dated September 8, 1978, recorded in the Washington County Registry of Deeds in Book 1031, Page 182.  Affects Tract 2 only, does not affect Tract 1

Exhibit E-5

5.               Rights to cross and recross reserved in Trustee’s Deed from Edward D. Leonard III, as Trustee of Land Exchange Trust under Declaration of Trust dated November 1, 1991, to Charles P. Webber and Eleanor H. Webber, as Trustees of the Eleanor H. and Charles Pl Webber Revocable Trust dated August 8, 1982, dated May 28, 1998, and recorded in Washington County Registry of Deeds in Book 2246, Page 212.  Affects Tract 2 only, does not affect Tract 1

6.               Rights to cross and recross reserved in the 16 individual deeds from Edward D. Leonard III, Trustee of Land Exchange Trust under Declaration of Trust dated November 1, 1991 to Lange Timber Limited Liability Company dated September 29, 2000 and recorded in the Washington County Registry of Deeds in Book 2463, Pages 120 through 340, inclusive.

7.               Non-exclusive rights of tenants, as tenants only,  under unrecorded leases to use roads crossing the property for access to leased lots.  Tract 1 does not have any unrecorded leases and the Jimmey Mountain Access Road is not subject to any access or other rights of tenants.

TRACT 3

8.               Non-exclusive easements for roadways contained in Reciprocal Road Easement dated December 1, 1999 and recorded on December 6, 1999 in Book 2395, Page 117 of the Washington County Registry of Deeds between John Hancock Mutual Life Ins. Co. and Lakeville Shores, Inc. and rerecorded on January 26, 2000 in Book 2405, Page 254 of the Washington County Registry of Deeds.

9.               Terms and conditions of Land Lease Agreement dated October 12, 2006, First Amendment to Land Lease Agreement dated March 30, 2007 and Second Amendment to Land Lease Agreement dated August 17, 2007, all as evidenced by Memorandum of Lease dated October 13, 2008, by and between Lakeville Shores Inc., as Lessor, and Evergreen Wind Power V, LLC, as Lessee, recorded on October 17, 2008 in Book 3462, Page 292, Document No. 11448, Register of Deeds, Washington County, Maine.

10.         Rights to cross and recross reserved in Trustee’s Deed from Edward D. Leonard III, as Trustee of Land Exchange Trust, under Declaration of Trust dated November 1, 1991 to Herbert C. Haynes, Inc. dated May 28, 1998 and recorded in Book 2246, Page 137 of Washington County Registry of Deeds.

TRACT 4

11.         Terms and conditions of unrecorded Permit Record No. 56861 issued by the State of Maine Department of Transportation to Evergreen Wind Power V, LLC, dated March 25, 2009, for crossing Route 169.

Exhibit E-5

TRACT 5

12.         Mortgage between Dellis Huff Jr. and Jessica P. Huff and Machias Savings Bank, dated May 4, 2009 and recorded in the Washington County Registry in Book 3540 Page 181, modified by a consent to Granting of Lease from Machias Savings Bank dated September 18, 2009 and recorded on September 28, 2009 in Book 3574, Page 159, Washington County, Maine.

Company insures the Insured against loss or damage sustained by the Insured in the event that the Mortgage referenced immediately above is not subordinate to the lease between Owner and the Insured of the Tract referenced immediately above, which lease is more particularly described in Schedule A.  Without limiting the generality of the foregoing, Company agrees to provide defense to the Insured in accordance with the terms of this Policy if suit is brought against the Insured to enforce any such claim.

Tract 6

13.         Non-exclusive easement for roadways contained in Reciprocal Road Easement dated December 1, 1999 and recorded on December 6, 1999 in Book 2395, Page 117 of Washington County Registry of Deeds between John Hancock Mutual Life Ins. Co. and Lakeville Shores, Inc. and rerecorded on January 26, 2000 in Book 2405, Page 254 of the Washington County Registry of Deeds.

14.         Provision of the Maine Tree Growth Tax Law, Title 36, M.R.S.A, Section 571-5S4A.

15.         Maine Commercial Forestry Excise Tax, Title 36, M.R.SA. Section 2721, 2727.

16.         Terms and conditions of Land Lease Agreement dated October 12, 2006, First Amendment to Land Lease Agreement dated March 30, 2007 and Second Amendment to Land Lease Agreement dated August 17, 2007, all as evidenced by Memorandum of Lease dated October 13, 2008, by and between Lakeville Shores Inc., as Lessor, and Evergreen Wind Power V, LLC, as Lessee, recorded on October 17, 2008 in Book 3462, Page 292, Document No. 11448, Register of Deeds, Washington County, Maine.

17.         Rights to cross and recross reserved in the Trustee’s Deed from Edward D. Leonard III, as Trustee of Land Exchange Trust, under Declaration of Trust dated November 1, 1991 to Herbert C. Haynes, Inc. dated May 28, 1998 and recorded in Book 2246, Page 137 of Washington County Registry of Deeds.

18.         Terms and conditions of Shared Facilities and , Sublease Agreement as evidenced by Memorandum of Shared Facilities and Sublease Agreement dated December 22, 2009 by and between Evergreen Wind Power V, LLC and Stetson Wind II, LLC recorded on

Exhibit E-5

December     , 2009 in Book         , Page           , Document No.                   , Register of Deeds, Washington County, Maine.

Exhibit E-5

EXHIBIT E-6

to Financing Agreement

SCHEDULE OF SECURITY FILINGS

1.                                       UCC-1 Financing Statement naming Member as Debtor and Security Agent as Secured Party, for filing with the Secretary of State of Delaware, and any continuation statements to such financing statement necessary to maintain the perfection and priority of the interest, title and Liens in Section 6.21.

2.                                       UCC-1 Financing Statement naming Borrower as Debtor and Security Agent as Secured Party, for filing with the Secretary of State of Delaware, and any continuation statements to such financing statement necessary to maintain the perfection and priority of the interest, title and Liens in Section 6.21.

3.                                       UCC-1 Financing Statement naming Stetson Wind II, LLC as Debtor and as Secured Party, for filing with the Secretary of State of Delaware, and any continuation statements to such financing statement necessary to maintain the perfection and priority of the interest, title and Liens in Section 6.21.

4.                                       UCC-1 Financing Statement naming Evergreen Wind Power V, LLC as Debtor and as Secured Party, for filing with the Secretary of State of Delaware, and any continuation statements to such financing statement necessary to maintain the perfection and priority of the interest, title and Liens in Section 6.21.

5.                                       UCC-3 Financing Statement Termination naming Evergreen Wind Power V, LLC as Debtor and HSH Nordbank AG, New York Branch as Secured Party, for filing with the Secretary of State of Delaware.

6.                                       UCC-3 Financing Statement Termination naming Stetson Wind II, LLC as Debtor and HSH Nordbank AG, New York Branch as Secured Party, for filing with the Secretary of State of Delaware.

7.                                       UCC-3 Financing Statement Termination naming Stetson Holdings, LLC, LLC as Debtor and HSH Nordbank AG, New York Branch as Secured Party, for filing with the Secretary of State of Delaware

8.                                       UCC-3 Financing Statement Amendment removing Stetson Wind II, LLC from the collateral pledged in the UCC-1 Financing Statement naming First Wind Maine Holdings, LLC as Debtor and HSH Nordbank AG, New York Branch as Secured Party, for filing with the Secretary of State of Delaware.

Exhibit E-6

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EXECUTION FORM

EXHIBIT E-7

to Financing Agreement

FORM OF MEMBER PLEDGE AND SECURITY AGREEMENT

(See Tab      )

PLEDGE AND SECURITY AGREEMENT

among

CSSW STETSON HOLDINGS, LLC,

as Member

and

STETSON HOLDINGS, LLC,

as Borrower

and

BNP PARIBAS,

as Security Agent

Dated as of December [    ], 2009

i

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into as of December [    ], 2009, by and among CSSW STETSON HOLDINGS, LLC, a Delaware limited liability company (“Member”), STETSON HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and BNP PARIBAS, as Security Agent (together with its successors and assigns in such capacity, “Security Agent”) for each of the Secured Parties.

RECITALS

A.                                   Borrower has entered into that certain Financing Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), among Borrower, the financial institutions from time to time parties thereto (collectively, “Lenders”), the Security Agent, BNP Paribas, as joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders, and Issuing Bank and HSH Nordbank AG, New York Branch, as Joint Lead Arranger, Joint Bookrunner and as Co-Syndication Agent, pursuant to which the Lenders and the Issuing Bank have agreed to extend credit to Borrower in the amounts specified and on the terms and subject to the conditions set forth therein.

B.                                     Member is the sole member of Borrower and owns one hundred percent (100%) of all issued and outstanding membership interests in Borrower (the “Membership Interest”), pursuant to that certain Limited Liability Company Agreement of Stetson Holdings, LLC, dated as of May 27, 2008, as modified by that certain Membership Interest Transfer Agreement of Stetson Holdings, LLC, dated as of July 17, 2009, as further amended by that certain First Amendment to Limited Liability Company Agreement of Stetson Holdings, LLC, dated as of July 17, 2009, and as further amended by that certain Second Amendment to Limited Liability Company Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”).

C.                                     Borrower is the sole member of each of Evergreen Wind Power V, LLC, a Delaware limited liability company and Stetson Wind II, LLC, a Delaware limited liability company (each a “Project Company”, and collectively “Project Companies”) and owns one hundred percent (100%) of all issued and outstanding membership interests in each Project Company, with respect to Evergreen Wind Power V, LLC, pursuant to that certain First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power V, LLC, dated as of April 2, 2007, as amended by that certain First Amendment to First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power V, LLC, dated as of December 11, 2008, as modified by that certain Membership Interest Transfer Agreement of Evergreen Wind Power V, LLC, dated as of July 17, 2009, as further amended by that certain Second Amendment to First Amended and Restated Limited Liability Company Agreement of Evergreen Wind Power V, LLC, dated as of July 17, 2009, and as further amended by that certain Third Amendment to First Amended and Restated Limited Liability

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Company Agreement of Evergreen Wind Power V, LLC, dated as of the date hereof; and with respect to Stetson Wind II, LLC, pursuant to that certain Limited Liability Company Agreement of Stetson Wind II, LLC, dated July 3, 2007, as amended by that certain First Amendment to Limited Liability Company Agreement of Stetson Wind II, LLC, dated December 11, 2008, and as further amended by that certain Second Amendment to Limited Liability Company Agreement of Stetson Wind II, LLC, dated as of the date hereof.

D.            Member will gain an economic benefit from the extension of credit to be made under the Financing Agreement and desires that the Lenders and the Issuing Bank enter into the Financing Agreement.

E.             It is a condition precedent to the effectiveness of the Financing Agreement that the parties hereto shall have executed and delivered this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises, and in order to induce the Lenders and the Issuing Bank to enter into the Financing Agreement and to make the Loans and extension of credit contemplated by the Financing Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Member and Borrower hereby agree with Security Agent, for the benefit of Security Agent and the Secured Parties, as follows:

Section 1. Definitions.

Unless otherwise defined herein, all capitalized terms used in this Agreement (including the preamble and recitals), shall have the meanings provided in Exhibit A to the Financing Agreement, and if not defined therein, shall have the meanings provided in the Uniform Commercial Code, as the same from time to time shall be in effect in the State of New York (the “UCC”); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral (as defined below) is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.  The Rules of Interpretation contained in Exhibit A to the Financing Agreement shall apply to this Agreement.

Section 2. Pledge and Grant of Security Interest.

(a)           Granting Clause.  To secure the timely payment and performance of the Obligations, Member does hereby assign and pledge to Security Agent, for the benefit of the Secured Parties, and grants to Security Agent, for the benefit of the Secured Parties, a continuing security interest in all estate, right, title and interest of Member, now owned or hereafter acquired, in, to and under any and all of the following (collectively, the “Collateral”):

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(i)            the Membership Interest and any and all certificates representing the Membership Interest (“Membership Certificates”) as listed on Annex A attached hereto, and all dividends, cash, options, warrants, instruments, chattel paper, other rights and property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for the Membership Interest;

(ii)           all additional membership interests, shares of stock or other equity interest of Member in Borrower, at any time acquired by Member in any manner, and the certificates representing such additional membership interests, shares or other equity interest of Member in Borrower (any such additional membership interests, shares or other equity interest of Member in Borrower shall constitute part of the Membership Interest), and all dividends, cash, options, warrants, instruments, chattel paper, other rights and property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interests, shares or other equity interest of Member in Borrower;

(iii)          all of Member’s rights to receive income, gain, profit, loss or other items allocated or distributed to Member under the LLC Agreement;

(iv)          all rights to receive all distributions of any nature whatsoever from Borrower with respect to such Membership Interest, if any;

(v)           all of Member’s capital or ownership interest, including capital accounts, in Borrower, and all accounts, deposits or credits of any kind with Borrower related to or required in connection with the Membership Interest;

(vi)          all of Member’s voting rights in (if any), or rights to control or direct the affairs (if any), of Borrower;

(vii)         all of Member’s right, title and interest, as a member of Borrower, in or to any and all of Borrower’s assets or properties;

(viii)        all other right, title and interest in or to Borrower, and all rights to receive income, profit or other distributions from Borrower, of any nature whatsoever, in each case, as such rights are derived from Member’s Membership Interest in Borrower;

(ix)           all claims of Member for damages arising out of or for breach of or default relating to the LLC Agreement;

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(x)            all rights of Member to terminate, amend, supplement, modify or waive performance under the LLC Agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(xi)           without affecting the obligations under any provision prohibiting that action under any Financing Document, in the event of any consolidation or merger involving Borrower in which Borrower is not the surviving entity, (i) all shares, securities, membership, partnership or ownership interests of the successor entity formed by or resulting from that consolidation or merger, and (ii) all other consideration (including all personal property, tangible or intangible) received in exchange for such Collateral;

(xii)          all of Member’s interests in the Applicable Permits, if any, to the extent permitted by applicable Governmental Rule;

(xiii)         all of Member’s right, title and interest in and under the LLC Agreement; and

(xiv)        all proceeds of any of the above.

(b)           Nature of Security Interest.  The granting of the foregoing security interest does not make Security Agent or any Secured Party a successor to Member as a member in Borrower, and none of Security Agent, any Secured Party or any of their successors or assigns hereunder shall be deemed to have become a member in Borrower by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when Security Agent, any Secured Party or any such successor or assign expressly becomes a member in Borrower after a foreclosure upon the Collateral.  Notwithstanding anything herein to the contrary, none of Security Agent, the Secured Parties, or any of their successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of Borrower or of Member by virtue of the security interest granted hereunder (except to the extent, if any, that Security Agent, any Secured Party or any of their successors or assigns hereafter expressly becomes a member in Borrower).

(c)           Delivery of Agreements.  Member has heretofore delivered or concurrently with the delivery hereof is delivering to Security Agent, an executed counterpart or certified copy of the LLC Agreement.

(d)           Continuing Liability Under Agreements.  Notwithstanding anything to the contrary contained herein, (a) Member shall remain liable under the LLC Agreement to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and (b) Security Agent shall have no obligation or liability under any of

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such agreements by reason of or arising out of this Agreement, nor shall Security Agent be required or obligated in any manner to perform or fulfill any obligations of Member thereunder or to make any payment or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

(e)           Consent to Transfer:  Member, as the sole member of the Borrower, hereby irrevocably consents (for all purposes under the LLC Agreement) to the transfer of the Membership Interest to any Person upon exercise by the Security Agent of its remedies in accordance with the provisions of Section 6.

(f)            Obligations Unconditional.  The obligations of Member under this Agreement shall be continuing, irrevocable, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of any Financing Document or any other agreement or instrument referred to therein, or any substitution, release or exchange of any guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations, subject to Section 2(h)), it being the intent of this Section 2(e) that the obligations of Member hereunder shall be absolute and unconditional under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Member hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged or in any way affected (whether in full or in part) by:

(i)            at any time or from time to time, without notice to Member, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii)           any of the acts mentioned in any of the provisions of any Financing Document shall have occurred;

(iii)          the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any Financing Document or any other agreement or instrument referred to therein shall be waived or any guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

5

(iv)          any lien granted to, or in favor of, Security Agent as security for any of the Obligations shall fail to be perfected; or

(v)           any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Security Agent, the Member, Borrower, Project Companies or any other Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding.

Should, after the occurrence and during the continuation of an Event of Default, any money due or owing under this Agreement not be recoverable from Member for any reason, whether by operation of law or otherwise, then, in any such case, such money shall nevertheless be recoverable by Security Agent from the proceeds of the Collateral as though Member were the principal debtor in respect thereof and not merely a pledgor hereunder.

(g)           Waiver.

(i)            Member hereby expressly waives promptness, diligence, presentment, demand for payment or performance and protest; filing of claims with any court; any proceeding to enforce any provision of the Financing Documents; notice of acceptance of and reliance on this Agreement by the Secured Parties, notice of the creation of any Obligations of Borrower, and any other notice whatsoever (other than those specifically provided under the Financing Documents); any requirement that Security Agent exhaust any right, power or remedy or proceed or take any other action against Borrower under any Financing Document to which it is a party or any lien or encumbrance on, or any claim of payment against, any property of Borrower or any other agreement or instrument referred to therein, or any other Person under any guarantee of, or lien securing, or claim for payment of, any of the Obligations; any right to require a proceeding by Security Agent first against Borrower whether to marshal any assets or to exhaust any right or take any action against Borrower or any other Person or any collateral or otherwise, any diligence in collection or protection for realization upon any Obligation, any obligation hereunder or any collateral security for any of the foregoing; any right of protest, presentment, notice or demand whatsoever, and any claims of waiver, release, surrender, alteration or compromise and all defenses, set-offs, counterclaims, recoupments, reductions, limitations, impairments or terminations, whether arising hereunder or otherwise.  Member further waives (A) any requirement that any other Person be joined as a party to any

6

proceeding for the enforcement by Security Agent of any Obligation and (B) the filing of claims by Security Agent in the event of the receivership or bankruptcy of Borrower.  Security Agent shall have the right to bring suit directly against Member with respect to the obligations owed to Security Agent hereunder either prior to or concurrently with any lawsuit against, or without bringing any suit against Member, Borrower or any other Person.

(ii)           The enforceability and effectiveness of this Agreement and the liability of Member, and the rights, remedies, powers and privileges of Security Agent, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and Member hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of:

A.            the illegality, invalidity or unenforceability of all or any part of the Obligations, any Financing Document or any agreement, security document, guarantee or other instrument relating to all or any part of the Obligations;

B.            any disability or other defense with respect to all or any part of the Obligations of Borrower or Member, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Obligations;

C.            the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or encumbrance on any collateral for all or any part of the Obligations;

D.            the cessation, for any cause whatsoever, of the liability of Borrower or any Project Company that is a guarantor of all or any part of the Obligations (other than, subject to Section 2(h), by reason of the full payment and performance of all Obligations);

E.             other than notice expressly required under this Agreement, any failure of Security Agent to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Obligations) for all or any part of the Obligations to Borrower, Member or any other Person or any defect in, or any failure by Borrower, Member or any other Person to receive, any notice that may be given in connection with

7

any sale or disposition of any collateral for all or any part of the Obligations;

F.             any failure of Security Agent to comply with applicable laws in connection with the sale or other disposition of any collateral (other than the Collateral) for all or any part of the Obligations;

G.            any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of Borrower or Member or may preclude Borrower or Member from obtaining reimbursement, contribution, indemnification or other recovery from Member, Borrower or any other Person and even though Borrower or Member may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

H.            any act or omission of Security Agent or any other Person that directly or indirectly results in or aids the discharge or release of Borrower or any part of the Obligations or any security or guarantee (including any letter of credit) for all or any part of the Obligations by operation of law or otherwise;

I.              any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;

J.             any counterclaim, set-off or other claim which Borrower has or alleges to have with respect to all or any part of the Obligations;

K.            any failure of Security Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

L.             the election by Security Agent, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code;

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M.           any extension of credit or the grant of any lien or encumbrance under Section 364 of the United States Bankruptcy Code;

N.            any use of cash collateral under Section 363 of the United States Bankruptcy Code;

O.            any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

P.             the avoidance of any lien or encumbrance in favor of Security Agent for any reason;

Q.            any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding; or

R.            any action taken by Security Agent that is authorized by this Section 2(g)or otherwise in this Agreement or by any other provision of any Financing Document or any omission to take any such action.

(h)           Reinstatement.  The obligations of Member under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Member in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.  Member agrees that it will indemnify Security Agent on demand for all reasonable costs and expenses (including reasonable and reasonably documented fees of counsel) incurred by Security Agent in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(i)            Subrogation.  Member hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under any bankruptcy, insolvency or other similar law) or otherwise by reason of any payment by it pursuant to the provisions of this Section 2 and further agrees for the benefit of Security Agent that any such payment by it shall be characterized as a contribution of capital by Member to Borrower (or an

9

investment in the equity capital of Borrower by Member).  If any amount shall be paid to Member on account of such subrogation rights at any time prior to the indefeasible and unconditional payment, discharge or performance in full of the Obligations, such amount shall be held in trust for the benefit of Security Agent (if applicable) and shall forthwith be paid to Security Agent to be credited and applied upon and against the Obligations, to the extent then matured, in accordance with the terms of the relevant Financing Documents or, to the extent not then matured or existing, be held by Security Agent as collateral security for the Obligations.

(j)            Remedies.  Member agrees that, as between Member and Security Agent, any Obligations of Member to the Secured Parties under any of the Financing Documents to which it is a party may be declared to be forthwith due and payable notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Obligations from becoming automatically due and payable) as against Borrower or Project Companies, and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by Borrower or Project Companies) shall forthwith become due and payable by Member for purposes of this Agreement.  For the avoidance of doubt, it is understood and agreed that any amount payable by Member pursuant to the immediately preceding sentence may be applied to the payment or prepayment (as the case may be) of the Obligations of Borrower or Project Companies, as applicable (whether or not due and payable).  Each of the obligations of Member under this Agreement is separate and independent of each other obligation of Member hereunder and separate and independent of the Obligations, and Member agrees that a separate action or actions may be brought and prosecuted by Security Agent against Member to enforce this Agreement, irrespective of whether any action is brought by Security Agent against Borrower or Project Companies under any relevant Financing Document or whether Borrower is or Project Companies are joined in any such action or actions.

(k)           Continuing Obligation.  The obligations of Member provided in this Section 2 are continuing obligations and shall apply to all Obligations whenever arising.

Section 3. Delivery of Collateral.

All Membership Certificates, instruments or other documents representing or evidencing the Membership Interest, if any, shall be endorsed for transfer or accompanied by duly executed instruments of transfer or assignments in blank, all in a form satisfactory to Security Agent, and shall be delivered promptly to Security Agent or its nominee upon execution of this Agreement.  Security Agent shall have the right, at any time in its discretion and without prior notice to Member, but only following the

10

occurrence and during the continuance of an Event of Default, to transfer to or register in the name of Security Agent or its nominee, any or all such certificates, instruments or other documents, provided, that Security Agent shall promptly notify Member and Borrower of such transfer or registration.  Such certificates, instruments and other documents representing the Membership Interest shall be returned to Member promptly upon satisfaction of the Obligations.

Section 4. Obligations Secured.

This Agreement and all of the Collateral hereunder assigned to Security Agent, for the benefit of the Secured Parties, secures the payment and performance when due of all Obligations to Security Agent and the other Secured Parties under the Financing Documents.

Section 5. Use of Collateral.

Except for the Membership Certificates, so long as no Event of Default has occurred and is continuing, Member reserves the right to, and shall be entitled to, use and possess the Collateral and exercise all of its right, title and interest in, to and under the Collateral, including under the LLC Agreement and to receive and use (subject to the terms of the Financing Agreement) all income, profit and other distributions in respect of the Collateral.  Provided that no Event of Default shall have occurred and be continuing, Member shall be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the intellectual property of Borrower in the ordinary course of its business to the extent permitted by the Financing Agreement and the other Operative Documents.

Section 6. Remedies.

(a)           Subject to the terms of the Financing Agreement and the other Financing Documents, if any Event of Default has occurred and is continuing, Security Agent shall have the right, at its election and at the direction of the Required Applicable Lenders, but not the obligation, to do any of the following:

(i)            subject to Section 10, vote or exercise any and all of Member’s rights or powers under the LLC Agreement;

(ii)           demand, sue for, collect or receive any money or property at any time payable to or receivable by Member on account of or in exchange for all or any part of the Collateral;

(iii)          cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligation or rights hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein or in the LLC Agreement, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any

11

other legal or equitable right vested in it by this Agreement or by law;

(iv)          sell or otherwise dispose of all or any part of the Collateral or cause all or any part of the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as Security Agent may deem commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker’s board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice which under applicable law cannot be waived), it being agreed that Security Agent may be a purchaser on behalf of the Secured Parties or on its own behalf at any such sale and that Security Agent, any Secured Party or any other Person who may be a bona fide purchaser for value of any or all of the Collateral without notice of any claims on any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption, of Member or Borrower, any such demand, notice or right and equity being hereby expressly waived and released;

(v)           incur reasonable expenses, including reasonable attorneys’ fees, consultants’ fees, and other costs appropriate to the exercise of any right or power under this Agreement;

(vi)          perform any obligation of Member hereunder or under the LLC Agreement;

(vii)         secure the appointment of a receiver for Member or Borrower without prior notice to Borrower or Member;

(viii)        proceed to protect and enforce the rights vested in it by this Agreement, including the right to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law;

(ix)           take possession of the Collateral and render it usable, and repair and renovate the same, without, however, any obligation to do so, and enter upon the property of Member or any other location

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where the same may be located for that purpose, control, manage, operate, rent and lease the Collateral and apply the same in accordance with the Financing Documents; or

(x)            exercise any other or additional rights or remedies granted to a secured party under the UCC.

(b)           Minimum Notice Period.  If, pursuant to applicable law, prior notice of any such action set forth above is required to be given to Member or Borrower, Member and Borrower hereby acknowledge and agree that the minimum time required by such applicable law, or if no minimum is specified, of ten (10) Business Days, shall be deemed a reasonable notice period.  Security Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Security Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)           Payment of Costs.  Borrower agrees to pay to Security Agent, within five (5) Business Days of its demand therefor, all reasonable and reasonably documented out-of-pocket costs and expenses (including reasonable and reasonably documented attorneys’ fees and expenses) incident to its enforcement, protection and preservation of any of its rights and claims under this Agreement.  Any amount required to be paid by Member pursuant to the terms hereof shall bear interest at the Default Rate or the maximum rate permitted by law, whichever is less, from the date due until payment, and shall constitute indebtedness secured by this Agreement.

(d)           Application of Proceeds.  The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in accordance with the Financing Documents.  Any excess after full satisfaction of the Obligations shall be returned promptly to Member.

Section 7. Remedies Cumulative; Delay Not Waiver.

(a)           No right, power or remedy herein conferred upon or reserved to Security Agent or the Secured Parties is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b)           No delay or omission of Security Agent to exercise any right or power accruing upon the occurrence and during the continuation of any Event of Default shall impair any such right or power of Security Agent, nor shall it

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be construed as a waiver of any such Event of Default or an acquiescence therein.  Every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Security Agent upon the occurrence and during the continuation of an Event of Default.

(c)           Security Agent may perform any of its rights and duties hereunder by or through agents and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

Section 8. Representations and Warranties of Member.

Member represents and warrants, as of the date hereof, to Security Agent and the Secured Parties as follows:

(a)           Member (i) is a duly formed and validly existing limited liability company in good standing under the laws of Delaware; (ii) is authorized to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; and (iii) has the power and authority to own its property and assets and to transact the business in which it is engaged.

(b)           Member (i) has the power and authority to execute, deliver and perform its obligations under the LLC Agreement and this Agreement, and to pledge and assign the Collateral; (ii) has taken all necessary action to authorize the execution, delivery and performance of the LLC Agreement and this Agreement; and (iii) has duly executed and delivered the LLC Agreement and this Agreement.  The LLC Agreement and this Agreement constitute the legal, valid and binding obligations of Member, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights and subject to general equitable principles.

(c)           The LLC Agreement has not been amended since the date of its execution, except as otherwise disclosed to Security Agent, and is in full force and effect.  There exists no default, or event that with the passage of time, the giving of notice or both would become a default by Member under the LLC Agreement.

(d)           The execution and delivery of, and performance by Member under, this Agreement, and the consummation of the transactions contemplated herein, will not (i) violate any provision of any material agreement to which Member is a party or any of its property or assets is bound, including the LLC Agreement, or (ii) conflict with any material law, order,

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rule or regulation applicable to Member, of any court or any federal or state government, regulatory body or administrative agency, or any other governmental body having jurisdiction over Member or any of its properties.

(e)           Member is the legal and equitable owner of the Membership Interest in Borrower, together with the other rights and interests comprising the Collateral described above, subject to no mortgages, liens, charges, or encumbrances of any kind other than Liens granted pursuant to the Financing Documents and Permitted Liens set forth in clauses (b), (f) and (m) of the definition thereof (such term being used herein with the reference to “Borrower” in clause (b) of such definition contained in the Financing Agreement being deemed to be a reference to “Member” for purposes of this Agreement), and has full power and lawful authority to pledge, assign and grant a security interest in the Collateral hereunder.

(f)            Other than the Financing Documents, there is no existing agreement, option, right or privilege capable of becoming an agreement, option or right pursuant to which Member could be required to sell or otherwise dispose of all or a part of the Membership Interest.

(g)           No consent of any Governmental Rule is required for the transfer of the Membership Interest except as may be required by applicable laws affecting the offering and sale of securities generally or the regulation of ownership or operation of utility assets under the laws of the State of New York, the FPA, PUHCA and any other Federal regulation regarding EWG’s.

(h)           Member has not assigned any of its rights under the LLC Agreement or any of the Collateral except as provided in this Agreement and the other Financing Documents.

(i)            Member has not executed and has no knowledge of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office, except such as may have been filed pursuant to this Agreement and the other Financing Documents.

(j)            Member will not be, or cause Borrower to be or become or to be deemed by any Governmental Authority to be, solely as a result of ownership of Borrower, (1) an “electric utility” or a public utility under the law of any state, (2) subject to, or not exempt from, regulation as a public utility under the FPA, other than regulation pursuant to Section 203 thereof, or (3) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended; and Member is not, and has not been, nor has Member caused Borrower to be, determined by the Securities and Exchange Commission

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or any successor agency or other Governmental Authority with jurisdiction to be subject to, or not exempt from, regulation under PUHCA other than (x) compliance with Section 1265 of PUHCA and (y) regulation under PUHCA with respect to any Affiliate of Borrower (including Member) that does not result in a Material Adverse Effect.

(k)           Perfection of Security Interest.  The security interests granted to Security Agent, for the benefit of Secured Parties, pursuant to this Agreement, in the Collateral (a) upon filing of appropriate financing statements, constitute as to personal property included in the Collateral and, with respect to subsequently acquired personal property included in the Collateral, will constitute, a perfected security interest under the UCC to the extent a security interest can be perfected by filing or, in the case of the Membership Certificates (such certificates being “certificated securities” as defined in Article 8 of the UCC), by possession by or on behalf of the secured party and (b) are, and, with respect to such subsequently acquired personal property, will be, as to the Collateral perfected under the UCC as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise (other than Permitted Liens that, pursuant to applicable law, are entitled to a higher priority than the liens granted by this Agreement).  Except to the extent possession of portions of such Collateral is required for perfection, all such action as is necessary has been taken to establish and perfect Security Agent’s, for the benefit of Secured Parties, rights in and to such Collateral to the extent Security Agent’s security interest (for the benefit of the Secured Parties) can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action.  No filing, recordation, re-filing or re-recording other than those listed on Schedule A hereto (as the same may be supplemented from time to time) is necessary to perfect and maintain the perfection of the Liens created by this Agreement on the Collateral, and all such filings or recordings will have been made to the extent Security Agent’s, for the benefit of Secured Parties, security interest can be perfected by filing (except to the extent that such filings or recordings are, by their nature, filings or recordings to be made at a later date).  Member has properly delivered or caused to be delivered to Security Agent all such Collateral that requires perfection of the Lien and security interest described above by possession.

(l)            Place of Business.  Member’s principal place of business and chief executive office is located at 179 Lincoln Street, Suite 500, Boston, MA 02111.  Member has not changed its location (as defined in Section 9-307 of the UCC) or previously changed its name.

(m)          After-Acquired Collateral.  It is understood and agreed that the foregoing representations and warranties shall apply only to the Collateral delivered on the date hereof and that, with respect to Collateral delivered thereafter,

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Member shall, upon the written request of Security Agent, be required to make representations and warranties in form and substance substantially similar to the foregoing in supplements hereto and that such representations and warranties contained in such supplements hereto shall be applicable to such Collateral hereafter delivered.

(n)           Pledged Interests.  The Membership Interest is duly authorized, validly existing, fully paid and nonassessable, and the Membership Interest is not subject to any contractual restriction, or any restriction under the organizational documents of Borrower or Member upon the transfer of such Membership Interest (except for any such restriction contained in any Financing Document).  Such Membership Interest exists in a certificated form.  No Person other than Member is the registered owner of the Membership Interest.

Section 9. Covenants of Member.

Member covenants to and in favor of the Secured Parties as follows:

(a)           Member shall maintain its existence as a Delaware limited liability company and all material rights, privileges, and franchises necessary to perform its obligations hereunder.

(b)           Member shall perform and comply, in all material respects, with all obligations and conditions on its part to be performed hereunder, under the LLC Agreement and with respect to the Collateral.

(c)           Member will, so long as any Obligations shall be outstanding, defend its title to the Collateral and the interest of Security Agent in the Collateral against any claim or demand of any Persons (except for Permitted Liens).

(d)           Member shall not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to any part of the Collateral (other than Liens granted pursuant to the Financing Documents or clauses (b) and (f) of the definition of Permitted Liens as such term is defined in Section 8(e) above).  Member will at its own cost and expense promptly take such action as may be necessary to discharge any such liens.

(e)           Without the prior written consent of Security Agent, such consent not to be unreasonably withheld, Member will not file or authorize to be filed in any jurisdiction any financing statements under the UCC or any like statement with respect to the Collateral, in which Security Agent is not named as the sole secured party for the benefit of the Secured Parties.

(f)            Member will not cause, suffer or permit the sale, assignment, conveyance or other transfer of all or any portion of Member’s Membership Interest in Borrower other than in accordance with Section 8.17 of the Financing Agreement.

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(g)           Without the prior written consent of Security Agent, such consent in respect to modification or amendment not to be unreasonably withheld, or except as otherwise permitted by the Financing Agreement, shall not terminate, modify or amend the LLC Agreement.

(h)           Member shall give to Security Agent prompt notice of (i) each demand or notice received by it relating to the LLC Agreement; and (ii) any default, event of default or event which with the giving of notice or the passage of time or both might reasonably be expected to become a default under the LLC Agreement, whether by Borrower, Member or any other Person, of which Member has knowledge or has received notice.

(i)            If Member in its capacity as a member of Borrower receives any income or distribution of money or property of any kind from Borrower while an Event of Default has occurred and is continuing (other than as permitted hereby or under the Financing Agreement), Member shall hold such income or distribution as trustee for and shall deliver the same to Security Agent.

(j)            Member will, at all times, keep accurate and complete records of the Collateral.  Upon three Business Days’ prior notice, Member shall permit representatives of Security Agent during normal business hours of Member to inspect and make abstracts from Member’s books and records pertaining to the Collateral.  Upon the occurrence and continuance of any Event of Default, at Security Agent’s request, Member shall promptly deliver copies (or, where requested by Security Agent, and where available, originals) of any and all such records to Security Agent.

(k)           Member shall not cause, consent to, or permit any termination, material amendment or modification to, or waiver of timely compliance with any material terms or conditions of the LLC Agreement without the prior written consent of the Administrative Agent (with the consent of the Required Applicable Lenders, acting reasonably).

(l)            Member shall give Security Agent at least 10 Business Days’ notice of a change in location of its place of business and chief executive office and shall, at the expense of Borrower, execute and deliver such instruments and documents as may be required by Security Agent to maintain the security interest in the Collateral created hereunder.

(m)          Any indebtedness owed to Member by Borrower shall be subordinated pursuant to the terms of Exhibit M of the Financing Agreement (the terms of which are incorporated herein by reference).

(n)           Except as otherwise permitted under the Financing Agreement, Member will not make any assignment of its rights under the LLC Agreement other

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than any assignment pursuant to this Agreement or any other Financing Document.

Section 10. Voting Rights.

(a)           Unless an Event of Default has occurred and is continuing (and not waived by Administrative Agent or Security Agent), Member shall be entitled to exercise all the rights and powers of a holder of such interest, including the right to vote from time to time exercisable in respect of the Membership Interest and to give proxies, consents and waivers in respect thereof.  No such action may be taken if such action would violate or be inconsistent with the Financing Agreement, any Financing Document or this Agreement.

(b)           Upon the occurrence and continuance of an Event of Default that has not been waived, Security Agent may give Member a notice prohibiting Member from exercising the rights and powers of a holder of the Membership Interest, including the right to vote the Membership Interest, at which time (and until such time that such Event of Default has been cured or waived), all such rights of Member will cease immediately and Security Agent will have the right to exercise the rights and powers related to the Membership Interest, including the right to vote.

(c)           Upon the occurrence and continuance of an Event of Default that has not been waived, and whether or not Security Agent exercises any available right to declare any Obligation due and payable or seek or pursue any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Financing Document, all dividends and other distributions on all Securities (as defined in the UCC) included in the Collateral shall be paid directly to a Collateral Account designated by Security Agent and retained by it in such account as part of the Collateral, subject to the terms of this Agreement and the other Financing Documents, and, if Security Agent so requests, Member shall execute and deliver to Security Agent appropriate additional dividend, distribution and other orders and instruments to that end, provided that if such Event of Default is cured, any such dividend or distribution paid to Security Agent prior to its cure shall, upon request of Member (except to the extent applied to the Obligations), be returned by Security Agent to Member.

Section 11. Certain Consents and Waivers.

(a)           Member hereby waives, to the maximum extent permitted by law, and only while this Agreement is in effect (subject to Section 25 below), (i) all rights and remedies afforded to guarantors, sureties and other Persons under applicable law, including limitations on the recovery of a deficiency under an obligation secured by a deed of trust on real property if the real property is sold under a power of sale contained in the deed of trust,

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including specifically, the rights and remedies available under the laws of the State of New York, and all defenses based on any loss, whether as a result of any such sale or otherwise, of Member’s right to recover any amount from Borrower, whether by right of subrogation or otherwise; (ii) all rights under any law to require Security Agent to pursue Borrower or any other Person, or to proceed against or exhaust any security held by Security Agent, or to pursue any other remedy before proceeding against Member; (iii) all rights of reimbursement or subrogation, including the rights and protections under the laws of the State of New York, all rights to enforce any remedy that Security Agent or the Secured Parties may have against Borrower, and all rights to participate in any security held by Security Agent until the Obligations have been satisfied in full; (iv) all rights to require Security Agent to give any notices of any kind, including notices of nonpayment, nonperformance, notice of intent to accelerate, notice of acceleration, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as expressly provided in the Financing Documents; (v) all rights to assert the bankruptcy or insolvency of Borrower or Project Companies as a defense hereunder or as the basis for rescission hereof; (vi) all rights under any law purporting to reduce Member’s Obligations hereunder if Borrower’s Obligations under any Financing Document are reduced; (vii) all defenses based on the disability or lack of authority of Borrower or any Person, the repudiation of the Financing Documents by Borrower or any Person, or the failure by Security Agent or the Secured Parties to enforce any claim against Borrower, or the unenforceability in whole or in part of any Financing Documents; and (viii) all suretyship and guarantor’s defenses generally.  Member further agrees that upon an Event of Default with respect to Borrower or Project Companies, Security Agent may elect to exercise any remedy against Borrower or any security or any guarantor under the Financing Documents and this Agreement, even if the effect of that action is to deprive Member of the right to collect reimbursement from Borrower or Project Companies for any sums paid by Member to Security Agent or any Secured Party.

Section 12. Borrower’s Consent and Covenant.

Borrower hereby consents to the assignment and grant of a security interest in the Collateral to Security Agent and to the exercise by Security Agent of all rights and powers assigned or delegated to Security Agent by Member hereunder, including the right of Security Agent upon and during the continuance of an Event of Default to exercise Member’s voting rights and other rights under the LLC Agreement to manage or control Borrower as provided herein.  Borrower further agrees to perform all covenants and obligations herein which, by their terms, are to be performed by Borrower.

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Section 13. Attorney-in-Fact.

Upon the occurrence and during the continuation of an Event of Default, Member hereby irrevocably constitutes and appoints Security Agent its true and lawful attorney-in-fact with full power (in the name of Member or otherwise) to enforce all rights of Member with respect to the Collateral, including the right:

(a)           to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for money due and to become due under or arising out of the Collateral;

(b)           to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith;

(c)           to vote as provided herein, demand, receive and enforce Member’s rights with respect to the Collateral;

(d)           to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Member or, at the option of Security Agent, in the name of Security Agent, with the same force and effect as Member could do if this Agreement had not been made;

(e)           to file any claims or take any action or institute any proceedings in connection therewith which Security Agent may reasonably deem to be necessary or advisable;

(f)            to preserve the validity, perfection and priority of the liens granted by this Agreement;

(g)           to execute, in connection with any sale or disposition of the Collateral under Section 6, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral;

(h)           to pay or discharge taxes and liens levied or placed on or threatened against the Collateral; and

(i)            to (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Security Agent or as Security Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (D) defend any suit, action or proceeding brought against Member with respect to any Collateral, (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such

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discharges or releases as Security Agent may deem appropriate and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though Security Agent were the absolute owner thereof for all purposes, and do, at Security Agent’s option and Member’s expense, at any time, or from time to time, all acts and things that Security Agent deems necessary to protect, preserve or realize upon the Collateral and Security Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as Member might do;

provided, however, that Security Agent shall not exercise any such right unless an Event of Default has occurred and is continuing.  This power of attorney is a power coupled with an interest and shall be irrevocable.

Section 14. Perfection; Further Assurances.

(a)           Perfection.  Member agrees that from time to time, Member shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary, or that Security Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby, or to enable Security Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral in accordance with the terms hereof.  Without limiting the generality of the foregoing, Member shall (i) deliver the Collateral or any part thereof to Security Agent for the benefit of the Secured Parties as Security Agent may request, endorsed or accompanied by such duly executed instruments of transfer or assignment, as Security Agent may request, and in form and substance reasonably satisfactory to Security Agent; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or as Security Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

(b)           Filing of Financing Statement.  Member hereby authorizes Security Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Member where permitted by law, provided, that Security Agent delivers to Member and Borrower a copy of any such statement or amendment.

(c)           Filing Costs.  Borrower or Member shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable out-of-pocket expenses incident to the execution and acknowledgment of this Agreement, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of

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this Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance, except as may otherwise be provided in the Financing Agreement.

Section 15. Notices.

All notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall be effective if given in accordance with the provisions of Section 14.1of the Financing Agreement.  Notices to Borrower may be given at the address of Borrower set forth in such Section 14.1 of the Financing Agreement.  Notices to Member may be given at the following address:

CSSW Stetson Holdings, LLC
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111
Attention:	Secretary
Facsimile:	(617) 960-2889

Section 16. Continuing Assignment and Security Interest; Transfer of Notes.

This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the Discharge of Obligations; (b) be binding upon Borrower and Member, and their respective successors and assigns; and (c) inure, together with the rights and remedies of Security Agent, to the benefit of Security Agent, the Secured Parties and their respective successors, transferees and permitted assigns.  Without limiting the generality of the foregoing, Security Agent or any Secured Party may assign or otherwise transfer all or any part of or interest in the Notes, the Commitments or other evidence of the Obligations owed to them to any other Person to the extent permitted by and in accordance with the Financing Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Secured Parties herein.  The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Security Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby.

Section 17. Termination of Security Interest.

Upon the Discharge of Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall automatically revert to Member.  Upon any such termination, Security Agent will return promptly all certificates evidencing Member’s ownership interest in Borrower, and all ownership powers executed hereunder, to Member, and will, at Member’s expense, execute and deliver to Member such documents (including UCC-3 termination statements) as Borrower or Member shall reasonably request to evidence such termination.  If this Agreement shall be terminated or revoked by operation of law, Member will indemnify and hold Security Agent and the

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Secured Parties harmless from any loss, cost or expense which may be suffered or incurred by Security Agent and the Secured Parties in acting hereunder in good faith prior to the receipt by Security Agent, its successors, transferees or assigns, of notice of such termination or revocation.

Section 18. Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 19. Successors and Assigns.

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, provided however, that none of Member nor Borrower may assign its rights or obligations hereunder without the prior written consent of Security Agent unless such an assignment is in connection with a transfer of the Membership Interest permitted under Section 9(f) or otherwise not in violation of the Financing Agreement.

Section 20. Headings.

The table of contents and headings of the various sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 21. Liability.

The scope of liability of Member and the Non-Recourse Parties (as defined in Article 11 of the Financing Agreement) shall be as set forth in such Article 11 of the Financing Agreement, which is incorporated herein by this reference.

Section 22. References to Other Documents.

Subject to the Financing Agreement, all defined terms used in this Agreement which refer to other documents shall be deemed to refer to such other documents as they may be amended, supplemented or replaced from time to time, provided such documents were not amended in breach of a covenant contained in any agreement to which Member, Borrower, Project Companies or Security Agent is a party.

Section 23. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICTS OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS REQUIRED BY

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MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 24. Execution in Counterparts.

This Agreement may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties hereto, shall constitute a single binding agreement.

Section 25. No Amendment, Modification.

This Agreement may only be amended or modified by an instrument in writing signed by Member, Borrower and Security Agent, both for itself and on behalf of any other parties to be charged in accordance with the terms of this Agreement.

Section 26. Third Party Rights.

Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person, other than Member, Borrower, Security Agent and the Secured Parties, any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof; and this Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of Member, Borrower, Security Agent and the Secured Parties.

Section 27. Reinstatement.

This Agreement and the continuing security interest in the Collateral created hereunder shall automatically be reinstated, to the extent permitted by applicable law, if and to the extent that for any reason any payment by or on behalf of Member or Borrower in respect of the Obligations is rescinded or must otherwise be restored by any holder of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 28. Conflict Among Agreements.

In the event of any conflict between the terms and provisions of this Agreement, and the Financing Agreement, the terms and conditions of the Financing Agreement shall prevail.

Section 29. Waiver of Jury Trial.

THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS

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AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SECURITY AGENT, THE SECURED PARTIES, MEMBER OR BORROWER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURITY AGENT TO ENTER INTO THIS AGREEMENT.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed by their members and officers thereunto duly authorized, as of the day and year first above written.

CSSW STETSON HOLDINGS, LLC,
a Delaware limited liability company, as Member

By:
Name:
Title:

STETSON HOLDINGS, LLC,
a Delaware limited liability company, as Borrower

By:
Name:
Title:

BNP PARIBAS,
as Security Agent

By:
Name:
Title:

By:
Name:
Title:

Annex A

List of Pledged Interests

1.     Stetson Holdings, LLC Certificate of Interest No. [    ], issued on [              ], certifying that CSSW Stetson Holdings, LLC is the owner of the Certificate of Interest representing a 100% membership interest in Stetson Holdings, LLC, subject to the terms of the Limited Liability Company Agreement of Stetson Holdings, LLC, dated as of May 27, 2008, as modified by that certain Membership Interest Transfer Agreement of Stetson Holdings, LLC, dated as of July 17, 2009, as further amended by that certain First Amendment to Limited Liability Company Agreement of Stetson Holdings, LLC, dated as of July 17, 2009, and as further amended by that certain Second Amendment to Limited Liability Company Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time).

A-1

Schedule A

List of Required Filings

1.     UCC-1 Financing Statement naming CSSW Stetson Holdings, LLC, as Debtor and BNP Paribas, in its capacity as Security Agent, as Secured Party, to be filed with the Secretary of State of the State of Delaware.

Exhibit E-7

S-1

EXHIBIT F-2

to Financing Agreement

FORM OF CONSENT OF BOP CONTRACTOR

(See Tab      )

This CONSENT AND AGREEMENT, dated as of December 22, 2009 (this “Consent”), is entered into by and among REED & REED, INC., a corporation organized and existing under the laws of the state of Maine (together with its permitted successors and assigns, “Contracting Party”), EVERGREEN WIND POWER V, LLC, a Delaware limited liability company (“EWP”), and BNP PARIBAS, as Security Agent (“Agent”) for the Secured Parties (as defined in the Financing Agreement).

RECITALS

A.            In order to finance the operation of a 57 MW wind energy project and a 25.5 MW wind energy project located in Washington County, Maine (collectively, or individually, as the case may be, the “Project”), Stetson Holdings, LLC has entered into that certain Financing Agreement dated as of December 22, 2009 with BNP Paribas (“BNPP”) as Joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders, Security Agent and Issuing Bank, and HSH Nordbank AG, New York Branch (“HSHN”), as Joint Lead Arranger, Joint Bookrunner and Co-Syndication Agent, and certain other lenders (“Lenders”) party thereto (the “Financing Agreement”).  In connection with the Financing Agreement, EWP and Agent have entered into a Guaranty and Security Agreement (the “Security Agreement”), under which EWP has agreed to assign its interest under the Assigned Agreement (as defined below) to Agent as collateral for certain secured obligations under the Financing Agreement.

B.            Contracting Party and EWP have entered into that certain Stetson Wind Power Project Transmission Construction Works Contract No. EWPV-07-02, dated as of December 31, 2007, as amended by Change Order Number 001 dated as of August 15, 2008, as further amended by Change Order Number 002 dated as of November 9, 2008, as amended by Change Order Number 003 dated as of November 11, 2008, and as amended by Change Order Number 004, dated as of January 28, 2009 (as additionally amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the “Assigned Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree, notwithstanding anything in the Assigned Agreement to the contrary, as follows:

I.              ASSIGNMENT AND AGREEMENT.

A.            Consent to Assignment.

Contracting Party consents to the collateral assignment under the Security Agreement of all of EWP’s right, title and interest in, to and under the Assigned Agreement (collectively, the “Assigned Interests”).  Contracting Party acknowledges the right of Agent, in the exercise of Agent’s rights and remedies pursuant to the Security Agreement, to make all demands, give all notices, take all actions and exercise all rights of EWP under the Assigned Agreement.

B.            Subsequent Owner.

1.             Contracting Party agrees that, if Agent notifies Contracting Party in writing that, pursuant to the Security Agreement, it has assigned, foreclosed or sold the Assigned Interests, then (i) Agent or its successor, assignee and/or designee (a “Subsequent Owner”) shall be substituted for EWP under the Assigned Agreement and (ii) Contracting Party shall (1) recognize Agent or the Subsequent Owner, as the case may be, as its counterparty under the Assigned Agreement and (2) continue to perform its obligations under the Assigned Agreement in favor of Agent or the Subsequent Owner, as the case may be; provided that Agent or such Subsequent Owner, as the case may be, has assumed in writing all of EWP’s rights and obligations (including, without limitation, the obligation to cure any then existing payment and performance defaults, but excluding any obligation to cure any then existing performance defaults which by their nature are incapable of being cured) under the Assigned Agreement.

2.             Without limiting anything herein, the warranties provided by Contracting Party under the Assigned Agreement shall continue in full force and effect (until the expiration of the applicable warranty periods set forth in the Assigned Agreement) in the event that Agent or a Subsequent Owner succeeds to EWP’s right, title and interest in the Assigned Agreement.

C.            Right to Cure.

If EWP defaults in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Contracting Party to terminate or suspend its performance under the Assigned Agreement (each hereinafter a “Default”), Contracting Party shall not terminate or suspend its performance under the Assigned Agreement until it first gives written notice of such Default to Agent and affords Agent a period of at least 30 days (this 30 day period, for the avoidance of doubt, being in addition to any cure period granted to EWP to cure such Default under the Assigned Agreement) or if such Default is a nonmonetary default, a period of 60 days (this 60 day period, for the avoidance of doubt, being in addition to any cure period granted to EWP to cure such Default under the Assigned Agreement) from receipt of such notice to cure such Default.

D.            Delivery of Notices.

Contracting Party shall deliver notice to Agent when there is a Default by EWP under the Assigned Agreement.

E.             Termination.

In the event that the Assigned Agreement is terminated by rejection, or otherwise, during a case in which EWP is the debtor under Title 11, United States Code, or other similar federal or state statute, then, in the event that Agent or its nominee or designee has commenced foreclosure proceedings on the assets of EWP, Contracting Party shall, at the option of Agent and so long as all existing payment defaults by EWP under the Assigned Agreement are cured by Agent or its nominee or designee, enter into a new agreement with Agent or (at the direction of Agent) its nominee or designee having terms substantially identical to the Assigned Agreement, pursuant to which Agent or its nominee or designee shall have all of the rights and obligations of EWP under the Assigned Agreement.

II.            REPRESENTATIONS AND WARRANTIES

Each of Contracting Party, EWP and Agent hereby represents and warrants as of the date hereof that it is duly organized, validly existing, and in good standing under the laws of the commonwealth or state of its organization and is qualified and in good standing in each other jurisdiction where the failure to so qualify would have a material adverse effect upon its business or financial condition, and it has all requisite power and authority to conduct its business, to own its properties and to execute, deliver and perform its obligations under this Consent.

III.           PAYMENTS UNDER THE ASSIGNED AGREEMENT

Contracting Party shall pay all amounts (if any) payable by it under the Assigned Agreement to EWP in the manner and as and when required by the Assigned Agreement directly into the account specified from time to time by Agent to Contracting Party in writing.  Notwithstanding the foregoing, if any entity or person has become a Subsequent Owner pursuant to the terms hereof, then Contracting Party shall pay all such amounts directly to an account designated by Subsequent Owner.

IV.           MISCELLANEOUS.

A.            Notices.

Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Contracting Party:	If to EWP:

Reed & Reed, Inc.	Evergreen Wind Power V, LLC
P.O. Box 370, Route 128
Woolwich, ME 04579	c/o First Wind Energy, LLC
Facsimile: (207) 443-2792

Attention: Pat Defilipp and Jack Parke	179 Lincoln Street, Suite 500

Boston, Massachusetts 02111

Facsimile: (617) 960-2889

Attention: Secretary

If to Agent:

BNP Paribas

787 Seventh Avenue

New York, NY 10019

Telephone: (212) 841-2000

Facsimile: (212) 841-2146

Attention: Project Finance & Utilities

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, DHL and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by prepaid telegram or by facsimile or (e) if sent by other electronic means (including electronic mail) confirmed by facsimile or telephone.  Any party may change its address for notice hereunder by giving of 30 days’ notice to the other parties in the manner set forth herein.

B.            Counterparts.

This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

C.            Amendment, Waiver.

Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by Contracting Party and Agent.

D.            Successors and Assigns.

This Consent shall bind and benefit Contracting Party, Agent, and their respective successors and assigns.

E.             Further Assurances.

Contracting Party will, upon the reasonable written request of Agent, execute and deliver such further documents and do such other acts and things necessary to effectuate the purposes of this Consent.

F.             Governing Law.

This Consent shall be governed by the laws of the State of New York without reference to conflicts of laws rules thereof (other than Section 5-1401 of the New York General Obligations Law).

[signatures on the following pages]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Consent and Agreement to be duly executed and delivered as of the date first above written.

REED & REED, INC., a Maine Corporation, as Contracting Party

By:
Name:
Title:

EVERGREEN WIND POWER V, LLC, a Delaware limited liability company

By:
Name: Evelyn Lim
Title: Secretary

Accepted and Agreed to
BNP PARIBAS, as Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit F-2

1

EXHIBIT F-3

to Financing Agreement

FORM OF CONSENT OF ENERGY HEDGE PROVIDER

(See Tab      )

CONSENT OF CONSTELLATION ENERGY COMMODITIES GROUP, INC.

This CONSENT AND AGREEMENT (as amended, modified and supplemented from time to time, this “Consent”), dated as of December 22, 2009, is executed by Constellation Energy Commodities Group, Inc., a Delaware corporation (“Contracting Party”), Stetson Holdings, LLC, a Delaware limited liability company (“Assignor”), and BNP Paribas (“Agent”).

RECITALS

WHEREAS, Assignor owns and operates a wind generating facility with a nameplate capacity of up to 57 megawatts and a wind generating facility with a nameplate capacity of up to 25.5 megawatts located in Washington and Penobscot Counties, Maine (collectively, the “Project”);

WHEREAS, Assignor has entered into with Contracting Party that certain (i) ISDA International Swaps Dealers Association, Inc. Master Agreement, dated as of June 11, 2008, with Contracting Party (“Master Agreement” ), (ii) Schedule to the Master Agreement, dated as of June 11, 2008, with Contracting Party (“Schedule”), (iii) ISDA International Swaps and Derivatives Association, Inc. Credit Support Annex to the Schedule to the Master Agreement, dated as of June 11, 2008, with Contracting Party (“Credit Support Annex”) and (iv) Confirmation to the Master Agreement, dated as of June 11, 2008, with Contracting Party (“Confirmation”) (together with the Master Agreement, Schedule, and Credit Support Annex, each as amended in accordance with the terms hereof or as may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”);

WHEREAS, pursuant to the Financing Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), dated as of December 22, 2009, by and among Assignor, as Borrower, the financial institutions from time to time party thereto (the “Lenders”), BNP Paribas (“BNPP”) as Joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders, Security Agent and Issuing Bank, and HSH Nordbank AG, New York Branch (“HSHN”), as Joint Lead Arranger, Joint Bookrunner, and Co-Syndication Agent, the Lenders have agreed to extend financing to Assignor with respect to the operation and maintenance of the Project;

WHEREAS, as a condition of the financing under the Financing Agreement, Assignor is required to grant to Security Agent a first-priority security interest in all of Assignor ‘s right, title and interest in, to and under the Agreement (the “Assigned Interest”) as collateral security for satisfaction of all obligations of Assignor to Security Agent under a Pledge and Security Agreement and the other Loan Documents (as defined in the Financing Agreement).

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WHEREAS, it is a requirement under the Financing Agreement that Contracting Party and the other parties hereto shall have executed this Consent.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Consent and Agreement.  Contracting Party:

(a)           consents to the assignment of the Assigned Interest as collateral security to Agent;

(b)           acknowledges the right (but not the obligation) of Agent in the exercise of its rights and remedies under the Financing Agreement to, upon notice to Contracting Party that an “Event of Default” has occurred and is continuing under the Financing Agreement, make all demands, give all notices, take all actions and exercise all rights of Assignor under the Agreement, and agrees to accept any such exercise; provided, however, that, insofar as Agent exercises any of its rights under the Agreement or makes any claims with respect to payments or other obligations under the Agreement, the terms and conditions of the Agreement applicable to such exercise of rights or claims shall apply to Agent to the same extent as to Assignor, provided, further, that Agent or its designee, as the case may be, assumes in writing all of Assignor’s obligations under the Agreement and notifies Contracting Party of such assumption;

(c)           agrees not to (i) terminate the Agreement or suspend performance of its services thereunder, except as provided in the Agreement or to the extent permitted by law and, in any event with respect to a termination of the Agreement, in accordance with Section 4 of this Consent; (ii) consent to any termination of the Agreement by Assignor without the prior written consent of Agent (such consent not to be unreasonably withheld or delayed), except as provided in the Agreement and in accordance with Section 4 of this Consent; or (iii) except as provided in the Agreement (but in any event subject to the assignee or transferee entering into a consent and agreement substantially similar to this Consent), sell, assign or otherwise dispose (by operation of law or otherwise) of any part of its right, title or interest in the Agreement, in each case without the prior written consent of Agent (such consent not to be unreasonably withheld or delayed);

(d)           agrees not to amend, supplement or modify the Agreement in any material respect (excluding routine or immaterial change orders or amendments), without the prior written consent of Agent (such consent not to be unreasonably withheld or delayed) unless Contracting Party receives confirmation from Assignor that such amendment, supplement or modification is expressly permitted under the Financing Agreement; and

(e)           agrees to promptly deliver to Agent duplicates or copies of all notices of or with respect to default, suspension or termination delivered under or pursuant to the Agreement.

2.             Assignor’s Acknowledgement.  Assignor acknowledges and agrees that Contracting Party is permitted to perform its obligations under the Agreement upon Agent’s exercise of Assignor’s rights in accordance with this Consent, and that Contracting Party shall

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bear no liability to Assignor solely as a result of performing its obligations under the Agreement upon such exercise by Agent.

3.             Subsequent Transferee.  Contracting Party agrees that, if Agent shall notify Contracting Party in writing that an “Event of Default” under the Financing Agreement has occurred and is continuing and that Agent has elected to exercise its rights and remedies pursuant to the Financing Agreement with respect to the foreclosure (whether judicial or nonjudicial) or sale of the Assigned Interest (or any portion thereof), then Agent or any other purchaser, successor, assignee or designee of the Assigned Interest (as the case may be, in each case, a “Subsequent Transferee”) shall be substituted for Assignor under the Agreement and Contracting Party shall (a) recognize the Subsequent Transferee as its counterparty under the Agreement and (b) continue to perform its obligations under the Agreement in favor of the Subsequent Transferee; provided, however, that such Subsequent Transferee: (i) has elected in writing to assume all of Assignor’s rights and obligations  under the Agreement, (ii) has cured any then-existing payment defaults under the Agreement, (iii) has provided credit support and collateral to the extent and in the manner required under the Agreement, (iv) has acquired all of Assignor’s right, title and interest in the Project and (v) is a Permitted Assignee.  “Permitted Assignee” shall mean a Person having at least five (5) years experience in the operation and maintenance of electrical generation facilities similar to the Project, which Person shall be reasonably acceptable to Contracting Party.  The Subsequent Transferee shall have the right to assign all of its interest in the Agreement to any Person as permitted and under the terms set forth in the Agreement.  “Person” means any natural person, corporation, partnership, trust, joint venture, limited liability company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

4.             Right to Cure.  In the event of a default or breach by Assignor in the performance of any of its obligations under the Agreement, or upon the occurrence or non-occurrence of any event or condition under the Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Contracting Party to terminate the Agreement (hereinafter, a “Default”), Contracting Party shall not terminate the Agreement until it first gives written notice of such Default to Agent (concurrently with the notice of such Default to Assignor) and affords Agent (a) a period of thirty (30) days from receipt of such notice to cure such Default if such Default is the failure to pay amounts to Contracting Party which are due and payable under the Agreement or (b) with respect to any other Default, a reasonable opportunity, but no longer than ninety (90) days from receipt of such notice, to cure such non-payment Default (provided that during such cure period Agent or Assignor continues to perform each of Assignor’s other obligations under the Agreement).  Notwithstanding anything to the contrary herein, if the Default is peculiar to Assignor and not curable by Agent, such as the insolvency, bankruptcy, general assignment for the benefit of the Agent, or appointment of a receiver, trustee, custodian or liquidator of Assignor or its properties, then, notwithstanding any right that Contracting Party may have to terminate the Agreement, Agent shall be entitled to assume the rights and obligations of Assignor under the Agreement in accordance with Section 3 within the cure period provided in clause (b) above, and provided such assumption has occurred within such period, Contracting Party shall not be entitled to terminate the Agreement as a result of such Default.  If possession of the Project is necessary to cure such Default, and Agent or its successor(s), assignee(s) and/or designee(s) declares an Event of Default under the Financing Agreement and commences foreclosure proceedings or any other proceedings necessary to take

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possession of the Project, Agent or its successors(s), assignee(s) and/or designee(s) will be allowed a reasonable period to complete such proceedings, provided that, once commenced, Agent or its successor(s), assignee(s) and/or designee(s) shall pursue such proceedings with due dispatch.  After taking possession of the Project, Agent or its successor(s), assignee(s) and/or designee(s) shall commence curing such Default within fifteen (15) days after having possession of the Project and thereafter diligently pursue such cure to completion within ninety (90) days after obtaining possession of the Project or such later date, if any, permitted under the terms of the Agreement, as applicable, for the performance of a cure of a Default.  If Agent or its successor(s), assignee(s) and/or designee(s) is prohibited by any court order or bankruptcy or insolvency proceedings of Assignor from curing the Default or from commencing or prosecuting such proceedings, the foregoing time periods shall be extended by the period of such prohibition.

5.             Replacement Agreement.  In the event that the Agreement is rejected or terminated as a result of any bankruptcy or insolvency proceeding, or the Agreement is terminated for any reason other than a Default which could have been cured by Agent as provided in Section 4, Contracting Party shall, at the option of Agent exercised within forty-five (45) days after such rejection or termination, enter into a new agreement with Agent having terms that are the same in all material respects to those in  the Agreement (subject to any conforming changes necessitated by the substitution of parties and other changes as the parties may mutually agree, the “Replacement Agreement”), provided that the term under such Replacement Agreement shall be no longer than the remaining balance of the term specified in the Agreement.  Agent shall have the right to assign all of its interest in the Replacement Agreement to any Person in accordance with and subject to Section 3.  Upon such assignment, Agent (including its agents and employees) shall be released from any further liability thereunder to the extent of its interest under the Replacement Agreement.

6.             No Liability.  Contracting Party acknowledges and agrees that Agent (and any successor(s), assignee(s), designee(s) other representative of Agent) shall not have any liability or obligation under the Agreement as a result of exercising its rights under this Consent or the Financing Agreement, nor shall Agent (nor any successor(s), assignee(s), designee(s) or other representative of Agent), be obligated or required to perform any of Assignor’s obligations under the Agreement or to take any action to collect or enforce any claim for payment assigned under any document executed in connection with the Financing Agreement, except as provided in Section 1(b) or during any period in which such Person has elected to become a Subsequent Transferee pursuant to Section 3 or counterparty to a Replacement Agreement pursuant to Section 5, in which case such Subsequent Transferee shall assume all of Assignor’s rights and obligations under the Agreement in accordance with Section 3, or, if such Person is a counterparty to a Replacement Agreement, shall cure any Defaults for failure to pay amounts owed under the Agreement but shall not otherwise be required to perform or be subject to any defenses or offsets by reason of any of Assignor’s other obligations under the Agreement that were unperformed at such time unless expressly agreed to in writing by such counterparty.    Without limiting the generality of the foregoing, under no circumstance shall Agent or its successor(s), assignee(s) or designee(s), be liable to Contracting Party for any action taken by it or on its behalf in good faith during the cure period provided for in Section 4, notwithstanding such action may prove to be in whole or in part, inadequate or invalid; provided however the parties hereto acknowledge and agree that to the extent any such action increases the Losses (as defined in the Agreement) of Contracting Party resulting from a default or breach of the

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Agreement by Assignor, then such Losses shall be taken into account in determining any payments due under the Agreement as a result of such default or breach.

7.             Payment of Monies.  Commencing when Agent notifies Contracting Party in writing that Agent has established an account for the deposit of funds, and has directed Contracting Party to make all payments required to be made by it under the Agreement to such account, and so long as the Financing Agreement remains in effect, Contracting Party hereby agrees to make all payments required to be made by it under the Agreement in U.S. dollars, or, if Contracting Party has been notified that an “Event of Default” under the Financing Agreement has occurred and is continuing, to such other Person and/or at such other address or account as the Agent may from time to time specify in writing to Contracting Party and all payments made by Contracting Party shall be accompanied by a statement stating that such payments are made under the Agreement.  Assignor hereby instructs Contracting Party, and Contracting Party accepts such instructions, to make all payments due and payable to Assignor under the Agreement as set forth in the immediately preceding sentence.

8.             Representations and Warranties.  Contracting Party hereby represents and warrants to Assignor and Agent as of the date of this Consent that:

(a)           Contracting Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation/incorporation and has all requisite power and authority to execute, deliver and perform its obligations under the Agreement and this Consent;

(b)           The execution, delivery and performance by Contracting Party of the Agreement and this Consent have been duly authorized by all necessary corporate action, and do not and will not require any further consents or approvals which have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or breach in any material respect any agreement presently in effect with respect to or binding on Contracting Party;

(c)           All government approvals necessary for the execution, delivery and performance by Contracting Party of its obligations under the Agreement have been obtained and are in full force and effect, except those governmental approvals routinely obtained during the ordinary course of business during the execution of the Project;

(d)           This Consent and the Agreement are legal, valid and binding obligations of Contracting Party, enforceable against Contracting Party in accordance with their respective terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights in general and except to the extent that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought;

(e)           Assuming the due authorization, execution and delivery by, and the binding effect on, Assignor, the Agreement is in full force and effect and has not been amended, supplemented or modified since the date of execution of the Agreement;

(f)            To the best of Contracting Party’s knowledge, Assignor has fulfilled all of its obligations under the Agreement, and there are no breaches, Defaults or unsatisfied conditions

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presently existing (or which would exist after the passage of time and/or giving of notice) that would allow Contracting Party to terminate the Agreement;

(g)           There are no disputes or legal proceedings between Contracting Party and Assignor; and

(h)           The representations and warranties of Contracting Party contained in the Agreement are true and correct on the date hereof.

9.             Notices.  Any communications between the parties hereto or notices provided herein to be given, may be given to the following addresses:

If to Contracting Party:	Constellation Energy Commodities Group, Inc.
111 Market Place, Suite 500
Baltimore, MD 21202
Attn: Contract Administration
Telephone: (410) 470-3738
Facsimile: (443) 213-3556

with a copy to:

Constellation Energy Commodities Group, Inc.
111 Market Place, Suite 500
Baltimore, MD 21202
Attention: General Counsel
Facsimile No. : (443-) 213-3556

If to Agent:	BNP PARIBAS
787 Seventh Avenue
New York, NY 10019
	Attention:	Project Finance & Utilities
	Telephone:	(212) 841-2000
	Facsimile:	(212) 841-2146

If to Assignor:	Stetson Holdings, LLC
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111
Attention: President
Facsimile: (617) 960-2889

with a copy to:

First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111
Attention: General Counsel

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Facsimile: (617) 960-2889

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telegram, or by telecopy, confirmed by telephone.  Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a business day and, if not, on the next following business day) on which it is transmitted if transmitted before 4 p.m., recipient’s time, and if transmitted after that time, on the next following business day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.  Any party shall have the right to change its address for notice hereunder by giving of thirty (30) days’ written notice to the other parties in the manner set forth herein above.

10.           Binding Effect; Amendments; Confirmation.  This Consent shall be binding upon and benefit the successors and assigns of Contracting Party, Assignor, Agent and their respective successors, transferees and permitted assigns (including without limitation, any entity that refinances all or any portion of Assignor’s obligations under the Financing Agreement).  No termination, amendment, variation or waiver of any provisions of this Consent shall be effective unless in writing and signed by Contracting Party, Agent and Assignor; provided that all rights and obligations of Agent hereunder shall terminate upon payment in full of the obligations of Assignor under the Financing Agreement without the requirement for any such writing.

11.           Governing Law.  This Consent shall be governed by the laws of the State of New York without reference to conflicts of laws rules thereof (other than Section 5-1401 of the New York General Obligations Law).  CONTRACTING PARTY, ASSIGNOR, AND AGENT HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF CONTRACTING PARTY, ASSIGNOR AND AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY

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NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF CONTRACTING PARTY, ASSIGNOR AND AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.           Severability.  Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.           Counterparts.  This Consent may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

14.           Interpretation.  All references in this Consent to any document, instrument or agreement (a) shall include all contract variations, change orders, exhibits, schedules and other attachments thereto, and (b) shall include all documents, instruments or agreements issued or executed in replacement or as predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the undersigned, by its officer thereunto duly authorized, has duly executed this Consent as of the date first above written.

CONSTELLATION ENERGY COMMODITIES GROUP, INC.,
a Delaware corporation

By:
Name:
Title:

Accepted and agreed:

BNP PARIBAS,
as Agent

By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed:

STETSON HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:	Evelyn Lim
Title:	Secretary

Exhibit F-3

1

EXHIBIT F-4

to Financing Agreement

FORM OF CONSENT OF ENERGY HEDGE GUARANTOR

(See Tab      )

CONSENT OF CONTRACTING PARTY

This CONSENT AND AGREEMENT (as amended, modified and supplemented from time to time, this “Consent”), dated as of December 22, 2009, is executed by Constellation Energy Group, Inc., a Maryland corporation (“Contracting Party”), Stetson Holdings, LLC, a Delaware limited liability company (“Assignor”), and BNP Paribas (“Agent”).

RECITALS

WHEREAS, pursuant to the Financing Agreement (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), dated as of December 22, 2009, by and among Assignor, as Borrower, the financial institutions from time to time party thereto (the “Lenders”), BNP Paribas (“BNPP”) as Joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders, Security Agent and Issuing Bank, and HSH Nordbank AG, New York Branch (“HSHN”), as Joint Lead Arranger, Joint Bookrunner and Co-Syndication Agent, the Lenders have agreed to extend financing to Assignor with respect to the operation and maintenance of a wind generating facility with a nameplate capacity of up to 57 megawatts and a wind generating facility with a nameplate capacity of up to 25.5 megawatts located in Washington and Penobscot Counties, Maine (collectively, the “Project”).

WHEREAS, Constellation Energy Commodities Group, Inc., an affiliate of Contracting Party, has entered into that certain (i) ISDA International Swaps Dealers Association, Inc. Master Agreement, dated as of June 11, 2008, with Contracting Party (“Master Agreement”), (ii) Schedule to the Master Agreement, dated as of June 11, 2008, with Assignor (“Schedule”), (iii) ISDA International Swaps and Derivatives Association, Inc. Credit Support Annex to the Schedule to the Master Agreement, dated as of June 11, 2008, with Assignor (“Credit Support Annex”) and (iv) Confirmation to the Master Agreement, dated as of June 11, 2008, with Assignor (“Confirmation”; together with the Master Agreement, Schedule, and Credit Support Annex, each as amended in accordance with the terms hereof or as may be further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”).

WHEREAS, Contracting Party has entered into that certain Guaranty with respect to the Agreement, dated as of February 9, 2009 for the benefit of Assignor (as amended in accordance with the terms hereof or as may be further amended, modified and supplemented from time to time in accordance with the terms hereof, the “Guaranty”).

WHEREAS, as a condition of the financing under the Financing Agreement, Assignor is required to grant to Agent a first-priority security interest in all of Assignor’s right, title and interest in, to and under the Guaranty (the “Assigned Interest”) as collateral security for satisfaction of all obligations of Assignor to Agent under a Pledge and Security Agreement and the Loan Documents.

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WHEREAS, it is a requirement under the Financing Agreement that Contracting Party and the other parties hereto shall have executed this Consent.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Consent and Agreement.  Contracting Party acknowledges and consents to the assignment of the Assigned Interest as collateral security to Agent.

2.             Representations and Warranties.  Contracting Party hereby represents and warrants to Assignor and Agent as of the date of this Consent that:

(a)           Contracting Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation/incorporation and has all requisite power and authority to execute, deliver and perform its obligations under the Guaranty and this Consent; and

(b)           The execution, delivery and performance by Contracting Party of the Guaranty and this Consent have been duly authorized by all necessary corporate action, and do not and will not require any further consents or approvals which have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or breach any agreement presently in effect with respect to or binding on Contracting Party.

3.             Notification.  The notification requirements pursuant to Section 11 of the Guaranty shall be deemed satisfied by this Consent.

4.             Notices.  Any communications between the parties hereto or notices provided herein to be given, may be given to the following addresses:

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If to Contracting Party:	Constellation Energy Group, Inc.
100 Constellation Way, Suite 1600P
Baltimore, MD 21202
Attention: Treasurer
Facsimile: 410-470-5680

with a copy to:

Constellation Energy Commodities Group, Inc.
111 Market Place, Suite 500
Baltimore, MD 21202
Attention: Credit Department
Telephone: 410-470-2389
Facsimile: 410-468-3828

If to Agent:	BNP PARIBAS
787 Seventh Avenue
New York, NY 10019
	Attention:	Project Finance & Utilities
	Telephone:	(212) 841-2000
	Facsimile:	(212) 841-2146

If to Assignor:	Stetson Holdings, LLC
c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500
Boston, MA 02111
Attention: General Counsel
Facsimile: 617-960-2889

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telegram, or by telecopy, confirmed by telephone.  Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a business day and, if not, on the next following business day) on which it is transmitted if transmitted before 4 p.m., recipient’s time, and if transmitted after that

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time, on the next following business day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.  Any party shall have the right to change its address for notice hereunder by giving of thirty (30) days’ written notice to the other parties in the manner set forth herein above.

5.             Binding Effect; Amendments; Confirmation.  No termination, amendment, variation or waiver of any provisions of this Consent shall be effective unless in writing and signed by Contracting Party, Agent and Assignor; provided that all rights and obligations of Agent hereunder shall terminate upon payment in full of the obligations of Assignor under the Financing Agreement without the requirement for any such writing.

6.             Governing Law.  This Consent shall be governed by the laws of the State of New York without reference to conflicts of laws rules thereof (other than Section 5-1401 of the New York General Obligations Law).  CONTRACTING PARTY, ASSIGNOR, AND AGENT HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF CONTRACTING PARTY, ASSIGNOR AND AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF CONTRACTING PARTY, ASSIGNOR AND AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.             Severability.  Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.             Counterparts.  This Consent may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

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9.             Interpretation.  All references in this Consent to any document, instrument or agreement (a) shall include all contract variations, change orders, exhibits, schedules and other attachments thereto, and (b) shall include all documents, instruments or agreements issued or executed in replacement or as predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the undersigned, by its officer thereunto duly authorized, has duly executed this Consent as of the date first above written.

CONSTELLATION ENERGY GROUP, INC.,
a Maryland corporation

By:
Name:
Title:

Accepted and agreed:

BNP PARIBAS,
as Agent

By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed:

Stetson Holdings, LLC,
a Delaware limited liability company

By:
Name: Evelyn Lim
Title: Secretary

Exhibit F-4

1

EXHIBIT F-6

to Financing Agreement

FORM OF CONSENT OF LANDOWNER ESTOPPEL

(See Tab      )

Exhibit F-6

1

ESTOPPEL CERTIFICATE

To:                              BNP PARIBAS, as Joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders, Security Agent for the Secured Parties and as Issuing Bank; and HSH NORDBANK AG, New York Branch as a Joint Lead Arranger, Joint Bookrunner, and Co-syndication Agent; and such other party or parties that may provide financing for the development of the project (the “Project”) described in the below defined Land Agreement (each such party a “Lender”);

Evergreen Wind Power V, LLC (“Project Company);

Stewart Title Insurance Company (the “Title Company”)

RE:                              Land Lease Agreement dated as of October 12, 2006, between Lakeville Shores, Inc., as Landowner, and Project Company as amended by that certain First Amendment to Land Lease Agreement dated as of March 30, 2007 and that certain Second Amendment to Land Lease Agreement dated as of August 17, 2007 (collectively, the “Land Agreement”).  A Memorandum of Lease being filed in the Washington County Registry of Deeds on October 17, 2008 in Book 3462, Page 292.

Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term Land Agreement.

Landowner hereby makes the following consent, and certifies and represents to each of the, Project Company, Title Company and any Lender, as to the following matters, with the knowledge that this Estoppel (the “Estoppel”) will be relied upon by the Project Company with respect to the development of the Project, by the Title Company in connection with in connection with issuing title insurance concerning the Land Agreement, and by Lender in making loans to the Project Company.

1.                                       Complete Agreement.  Attached to this Estoppel as Exhibit A is a true, complete and correct copy of the Land Agreement and constitutes the complete agreement between Landowner and Project Company with respect to the Land Agreement and the property that is subject to the Land Agreement (the “Property”).

2.                                       Valid Title.  Landowner holds fee title to the Property, has all right, title and interest necessary to grant the Land Agreement and has not sold, assigned or otherwise encumbered its interest in the Land Agreement.  There are no adverse claims to title to the Property that would impair Project Company from exercising its rights under the Land Agreement.  The Land Agreement does not violate any agreements to which Landowner is a party.

3.                                       No Defaults.  All payments or other charges that are due by Project Company to Landowner under the Land Agreement have been paid as of the date of this Estoppel.  Neither Landowner nor Project Company is in default of any of the terms and provisions of the Land Agreement nor is there now any fact or condition which, with notice or lapse of time or both, will become a default by Landowner or Project Company under the Land Agreement.

4.                                       No Claims.  As of the date of this Estoppel, Landowner has no defenses, offsets, credits or counterclaims to the enforcement of the Land Agreement.  Landowner has not received any notice from or on behalf of Project Company of any defenses, offsets, credits or counterclaims to the enforcement of the Land Agreement.

5.                                       No Actions.  Landowner is not insolvent and has no expectations to file for bankruptcy or reorganization.  Landowner has received no notice nor has any knowledge that:

(a)                                  Landowner or Project Company is in violation of any law or regulation applicable to the Property.

(b)                                 Any pending eminent domain proceedings or other government actions or any judicial actions of any kind relating to the Land Agreement or the Property exist.

(c)                                  Any pending or threatened litigation against Landowner exists, and there are no actions, whether voluntary or otherwise, pending against Landowner under any bankruptcy, reorganization, arrangement, moratorium or similar laws.

6.                                       Acknowledgment of Lender as Leasehold Mortgagee. Landowner expressly acknowledges and affirms the rights of Lender as a Leasehold Mortgagee under Section 19 of the Land Agreement.  Landowner will provide all notices of default to Lender at the address

BNP Paribas

The Equitable Tower

787 Seventh Avenue

New York, NY 10019

Attention:       General Counsel

The individual executing this Estoppel on behalf of Landowner represents and warrants that she/he has the power and the authority to execute this Estoppel on behalf of Landowner.

IN WITNESS WHEREOF, the undersigned has executed this Estoppel as of the [      ] day of [                               ], 2009.

LANDOWNER:

LAKEVILLE SHORES, INC.

Name:
Title:

Name:
Title:

Exhibit A

to Land Agreement Estoppel

Land Agreement

[To be attached.]

EXHIBIT F-7

to Financing Agreement

FORM OF CONSENT OF CONTRACTING PARTY

(See Tab      )

CONSENT AND AGREEMENT

This CONSENT AND AGREEMENT, dated as of December 22, 2009 (this “Consent”), is entered into by and among FIRST WIND O&M, LLC, a limited liability company organized and existing under the laws of the state of Delaware (together with its permitted successors and assigns, “Contracting Party”), STETSON WIND II, LLC, a Delaware limited liability company (“Assignor”), and BNP PARIBAS, as Security Agent (“Agent”) for the Secured Parties (as defined in the Financing Agreement).

RECITALS

A.                                    In order to finance the operation of a 57 MW wind energy project and a 25.5 MW wind energy project located in Washington County, Maine (collectively, or individually, as the case may be, the “Project”), Stetson Holdings, LLC has entered into that certain Financing Agreement dated as of December 22, 2009 with BNP Paribas, as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Issuing Bank and Security Agent for the Secured Parties, and HSH Nordbank AG, New York Branch, as Joint Lead Arranger, Joint Bookrunner, and Co-Syndication Agent and certain lenders (“Lenders”) party thereto (the “Financing Agreement”).  In connection with the Financing Agreement, Assignor, Stetson Holdings, LLC and Agent have entered into a Guaranty and Security Agreement (the “Security Agreement”), under which Assignor has agreed to assign its interest under the Assigned Agreement (as defined below) to Agent as collateral for certain secured obligations under the Financing Agreement.

B.                                    Contracting Party and Assignor have entered into that certain Project O&M Agreement, dated as of December 22, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the “Assigned Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree, notwithstanding anything in the Assigned Agreement to the contrary, as follows:

II.                                     ASSIGNMENT AND AGREEMENT

A.                                    Consent to Assignment.

Contracting Party consents to the collateral assignment under the Security Agreement of all of Assignor’s right, title and interest in, to and under the Assigned Agreement (collectively, the “Assigned Interest”).  Contracting Party acknowledges the right of Agent, in the exercise of Agent’s rights and remedies pursuant to the Security Agreement, to make all demands, give all notices, take all actions and exercise all rights of Assignor under the Assigned Agreement.

B.                                    Subsequent Owner.

1.                                       Contracting Party agrees that, if Agent notifies Contracting Party in writing that, pursuant to the Security Agreement, it has assigned, foreclosed or sold the Assigned Interests, then (i) Agent or its successor, assignee and/or designee (a “Subsequent Owner”) shall be substituted for Assignor under the Assigned Agreement and (ii) Contracting Party shall (1) recognize Agent or the Subsequent Owner, as the case may be, as its counterparty under the Assigned Agreement and (2) continue to perform its obligations under the Assigned Agreement in favor of Agent or the Subsequent Owner, as the case may be; provided that Agent or such Subsequent Owner, as the case may be, has assumed in writing all of Assignor’s rights and obligations (including, without limitation, the obligation to cure any then existing payment and performance defaults, but excluding any obligation to cure any then existing performance defaults which by their nature are incapable of being cured) under the Assigned Agreement.

2.                                       Without limiting anything herein, the warranties provided by Contracting Party under the Assigned Agreement shall continue in full force and effect (until the expiration of the applicable warranty periods set forth in the Assigned Agreement) in the event that Agent or a Subsequent Owner succeeds to Assignor’s right, title and interest in the Assigned Agreement.

C.                                    Right to Cure.

If Assignor defaults in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Contracting Party to terminate or suspend its performance under the Assigned Agreement (each hereinafter a “Default”), Contracting Party shall not terminate or suspend its performance under the Assigned Agreement until it first gives written notice of such Default to Agent and affords Agent a period of at least 30 days (this 30 day period, for the avoidance of doubt, being in addition to any cure period granted to Assignor to cure such Default under the Assigned Agreement) or if such Default is a nonmonetary default, a period of 60 days (this 60 day period, for the avoidance of doubt, being in addition to any cure period granted to Assignor to cure such Default under the Assigned Agreement) from receipt of such notice to cure such Default.

D.                                    Delivery of Notices.

Contracting Party shall deliver notice to Agent when there is a Default by Assignor under the Assigned Agreement.

E.                                      Termination.

In the event that the Assigned Agreement is terminated by rejection, or otherwise, during a case in which Assignor is the debtor under Title 11, United States Code, or other similar federal or state statute, then, in the event that Agent or its nominee or designee has commenced foreclosure proceedings on the assets of Assignor, Contracting Party shall, at the option of Agent and so long as all existing payment defaults by Assignor under the Assigned Agreement are cured by Agent or its nominee or designee, enter into a new agreement with Agent or (at the direction of Agent) its nominee or designee having terms substantially identical to the Assigned Agreement, pursuant to which Agent or its nominee or designee shall have all of the rights and obligations of Assignor under the Assigned Agreement.

III.                                 REPRESENTATIONS AND WARRANTIES

Each of Contracting Party, Assignor and Agent hereby represents and warrants as of the date hereof that it is duly organized, validly existing, and in good standing under the laws of the commonwealth or state of its organization and is qualified and in good standing in each other jurisdiction where the failure to so qualify would have a material adverse effect upon its business or financial condition, and it has all requisite power and authority to conduct its business, to own its properties and to execute, deliver and perform its obligations under this Consent.

IV.                                MISCELLANEOUS

A.                                    Notices.

Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Contracting Party:	If to Assignor:

First Wind O&M, LLC	Stetson Wind II, LLC

c/o First Wind Energy, LLC	c/o First Wind Energy, LLC

179 Lincoln Street, Suite 500	179 Lincoln Street, Suite 500

Boston, Massachusetts 02111	Boston, Massachusetts 02111

Facsimile: (617) 960-2889	Facsimile: (617) 960-2889

Attention: Secretary	Attention: Secretary

If to Agent:

BNP Paribas

787 Seventh Avenue

New York, New York 10019

Facsimile: (212) 841-2146

Attention:  Project Finance & Utilities

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, DHL and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by prepaid telegram or by facsimile or (e) if sent by other electronic means (including electronic mail) confirmed by facsimile or telephone.  Any party may change its address for notice hereunder by giving of 30 days’ notice to the other parties in the manner set forth herein.

B.                                    Counterparts.

This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

C.                                    Amendment, Waiver.

Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by Contracting Party and Agent.

D.                                    Successors and Assigns.

This Consent shall bind and benefit Contracting Party, Agent, and their respective successors and assigns.

E.                                      Further Assurances.

Contracting Party will, upon the reasonable written request of Collateral Agent, execute and deliver such further documents and do such other acts and things necessary to effectuate the purposes of this Consent.

F.                                      Governing Law.

This Consent shall be governed by the laws of the State of New York without reference to conflicts of laws rules thereof (other than Section 5-1401 of the New York General Obligations Law).

[signatures on the following pages]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Consent and Agreement to be duly executed and delivered as of the date first above written.

FIRST WIND O&M, LLC,
a Delaware limited liability company, as Contracting Party

By:
Name:	Elizabeth Weir
Title:	Assistant Secretary

STETSON WIND II, LLC,
a Delaware limited liability company, as Assignor
By:
Name:	Elizabeth Weir
Title:	Assistant Secretary

Accepted and Agreed to

BNP PARIBAS,
as Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit F-7

1

EXHIBIT F-8

to Financing Agreement

FORM OF CONSENT OF TURBINE SUPPLIER AND TURBINE OPERATOR

(See Tab      )

CONSENT AND AGREEMENT
GENERAL ELECTRIC COMPANY

This CONSENT AND AGREEMENT (as amended, modified or supplemented from time to time, this “Consent”), dated as of December 22, 2009, is executed by GENERAL ELECTRIC COMPANY, a New York corporation (“GE”), EVERGREEN WIND POWER V, LLC, a Delaware limited liability company (“EWP” or the “Assignor”), and BNP PARIBAS, as Security Agent (“Security Agent”).

RECITALS

A.                                   Stetson Holdings, LLC (“Borrower”) has entered into that certain Financing Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”) with the financial institutions from time to time party thereto as lenders, BNP Paribas (“BNPP”) as Joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders, Security Agent and Issuing Bank, and HSH Nordbank AG, New York Branch (“HSHN”), as Joint Lead Arranger, Joint Bookrunner, and Co-Syndication Agent;

B.                                     EWP, as assignee of First Wind Acquisition, LLC (f/k/a UPC Wind Acquisition, LLC) has entered into that certain Contract for the Sale of Power Generation Equipment and Related Services, dated as of June 4, 2007, as amended by Scope Change Order Form 01, dated as of August 14, 2007, as further amended by Scope Change Order Form 02, dated as of September 7, 2007, as further amended by that certain “In/Out” letter agreement, dated as of May 28, 2008, as further amended by and as further amended by Change Order No. A, dated as of July 3, 2008, as further amended by Stetson External Change Order Proposal No. 03, dated as of June 10, 2008, and as further amended by Stetson External Change Order Proposal No. 04, dated as of July 22, 2008, as amended by that External Change Order No. 4, Revision No. 1, dated as of the 8th day of August, 2008, as amended by External Change Order No. 5, dated as of July 14, 2009 (as amended, modified or supplemented from time to time, the “Assigned Agreement”) with GE for the purchase of thirty-eight (38) wind generation turbines and other ancillary equipment and related services;

C.                                     EWP has entered into that certain Guaranty and Security Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement “) with BNP Paribas as Security Agent;

D.                                    As collateral security for all obligations of Assignor to Security Agent under the Security Agreement and related documents, Assignor has granted to Security Agent a first-priority security interest in all of its right, title and interest in, to and under the Assigned Agreement (the “Assigned Interest”) pursuant to the Security Agreement; and

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E.                                      It is a requirement under the Financing Agreement that GE and the other parties hereto shall have executed this Consent.

AGREEMENT

NOW THEREFORE, the parties hereto hereby agree as follows:

1.                                       Consent and Agreement.  GE:

(a)                                  consents to the assignment as collateral security to Security Agent, of the Assigned Interest;

(b)                                 acknowledges the right (but not the obligation) of Security Agent in the exercise of its rights and remedies under the Security Agreement to, upon notice to GE that an Event of Default has occurred and continuing under the Financing Agreement, make all demands, give all notices, take all actions and exercise all rights of Assignor under the Assigned Agreement and agrees to accept any such exercise; provided, however, that, insofar as Security Agent exercises any of its rights under the Assigned Agreement or makes any claims with respect to payments or other obligations under the Assigned Agreement, the terms and conditions of the Assigned Agreement applicable to such exercise of rights or claims shall apply to Security Agent to the same extent as to Assignor; provided, further, that Security Agent or its designee, as the case may be, assumes in writing all of Assignor’s obligations under the Assigned Agreement, as applicable, and notifies GE of such assumption;

(c)                                  agrees not to (i) cancel or terminate the Assigned Agreement or suspend performance of its services thereunder, except as provided in the Assigned Agreement or by operation of law and, in any event, except as in accordance with Section (e); (ii) consent to or accept any cancellation or termination of any of the Assigned Agreements by Assignor without the prior written consent of Security Agent; or (iii) sell, assign or otherwise dispose (by operation of law or otherwise) of any part of its right, title or interest in the Assigned Agreement (other than the right to receive payment thereunder), in each case without the prior written consent of Security Agent (such consent not to be unreasonably withheld);

(d)                                 agrees to promptly deliver to Security Agent duplicates or copies of all notices of or with respect to default, suspension or termination delivered under or pursuant to the Assigned Agreement.

2.                                       Assignor’s Acknowledgement.  Assignor acknowledges and agrees that GE is authorized to perform its obligations under the Assigned Agreement pursuant to Security Agent’s exercise of Assignor’s rights in accordance with this Consent, and that GE shall bear no liability to Assignor in connection therewith.

3.                                       Subsequent Transferee.

(a)                                  GE agrees that, if Security Agent shall notify GE in writing that an Event of Default under the Financing Agreement has occurred and is continuing and that Security Agent has elected to exercise its rights and remedies pursuant to the Security Agreement with respect to the foreclosure (whether judicial or nonjudicial) or sale of the Assigned Interest (or

4

any portion thereof), then Security Agent or any other purchaser, successor, assignee or designee of the Assigned Interest (as the case may be, in each ease, a “Subsequent Transferee”) shall be substituted for Assignor under the Assigned Agreement and GE shall (i) recognize the Subsequent Transferee as its counterparty under the Assigned Agreement and (ii) continue to perform its obligations under the Assigned Agreement in favor of the Subsequent Transferee; provided, however, that such Subsequent Transferee has elected in writing to assume all of such Assignor’s rights and obligations (including the obligation to cure any then existing payment defaults within the time permitted in the Assigned Agreement subject to Section (d)) under the Assigned Agreement, and has the ability to perform under the Assigned Agreement.  The Subsequent Transferee shall have the right to assign all of its interest in the Assigned Agreement to any Person, provided such assignee assumes in writing all obligations of the Subsequent Transferee under the Assigned Agreement, and has the ability to perform thereunder.  Upon such assignment, the Subsequent Transferee (including its agents and employees) shall be released from any further liability thereunder to the extent of its interest under the Assigned Agreement.

(b)                                 Without limiting anything herein, the warranties provided by GE under the Assigned Agreement shall continue in full force and effect (until the expiration of the warranty period set forth in the Assigned Agreement, in accordance with the terms in the Assigned Agreement) for the benefit of Security Agent or a Subsequent Transferee, as the case may be, in the event that Security Agent or a Subsequent Transferee succeeds to Assignor’s right, title and interest in the Assigned Agreement.

4.                                       Right to Cure.  In the event of a default or breach by Assignor in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable GE to terminate the Assigned Agreement (hereinafter, a “Default”), GE shall not terminate the Assigned Agreement until it first gives written notice of such Default to Security Agent (concurrently with the notice of such Default to Assignor) and affords Security Agent (a) a period of thirty (30) days from receipt of such notice to cure such Default if such Default is the failure to pay amounts to GE which are due and payable under the Assigned Agreement or (b) with respect to any other Default, a reasonable opportunity, but no more than ninety (90) days from receipt of such notice, to cure such non-payment Default (provided, that during such cure period Security Agent or such Assignor continues to perform Assignor’s other obligations under the Assigned Agreement).  Notwithstanding anything to the contrary herein, if the Default is peculiar to Assignor and not curable by Security Agent, such as the insolvency, bankruptcy, general assignment for the benefit of the Lender, or appointment of a receiver, trustee, custodian or liquidator of Assignor or its properties, then, notwithstanding any right that GE may have to terminate the Assigned Agreement, Security Agent shall be entitled to assume the rights and obligations of Assignor under the Assigned Agreement within the cure period provided in clause (b) above and provided such assumption has occurred within such period, GE shall not be entitled to terminate the Assigned Agreement as a result of such Default.  If possession of the Turbines is necessary to cure such breach or Default, and Security Agent or its successor(s), assignee(s) and/or designee(s) declares an Event of Default under the Financing Agreement and commences foreclosure proceedings or any other proceedings necessary to take possession of the Turbines, Security Agent or its successor(s), assignee(s) and/or designee(s) will be allowed a reasonable period to complete such proceedings; provided that, once commenced, Security

5

Agent or its successor(s), assignee(s) and/or designee(s) shall pursue such proceedings with due dispatch.  After taking possession of the Turbines, Security Agent or its successor(s), assignee(s) and/or designee(s) shall commence curing such breach or Default within fifteen (15) days after having possession of the Turbines and thereafter diligently pursue such cure to completion within ninety (90) days after obtaining possession of the Turbines or such later date, if any, permitted under the terms of the Assigned Agreement, for the performance of a cure of a breach or Default.  If Security Agent or its successor(s), assignee(s) and/or designee(s) is prohibited by any court order or bankruptcy or insolvency proceedings of such Assignor from curing the Default or from commencing or prosecuting such proceedings, the foregoing time periods shall be extended by the period of such prohibition.

5.                                       Replacement Agreement.  In the event that the Assigned Agreement is rejected or terminated as a result of any bankruptcy or insolvency proceeding, or the Assigned Agreement is terminated for any reason other than a Default which could have been cured by Security Agent as provided in Section (d), GE shall, at the option of Security Agent exercised within sixty (60) days after such rejection or termination, enter into a new agreement with Security Agent having identical terms as the Assigned Agreement (subject to any conforming changes necessitated by the passage of time, substitution of parties and other changes as the parties may mutually agree, the “Replacement Agreement”); provided that the term under the Replacement Agreement shall be no longer than the remaining balance of the term specified in the Assigned Agreement.  Security Agent shall have the right to assign all of its interest in the Replacement Agreement to any Person, provided such assignee assumes in writing all obligations of Security Agent under the Replacement Agreement.  Upon such assignment, Security Agent (including its agents and employees) shall be released from any further liability thereunder to the extent of its interest under the Replacement Agreement.

6.                                       No Liability.  GE acknowledges and agrees that Security Agent (nor any successor(s), assignee(s), designee(s) other representative of Security Agent) shall have any liability or obligation under the Assigned Agreement as a result of exercising its rights under this Consent, the Security Agreement or the Financing Agreement, nor shall Security Agent (nor any successor(s), assignee(s), designee(s) or other representative of Security Agent), be obligated or required to perform any of Assignor’s obligations under the Assigned Agreement or to take any action to collect or enforce any claim for payment assigned under the Financing Agreement, except during any period in which such Person has elected to become a Subsequent Transferee pursuant to Section (c) or counterparty to a Replacement Agreement pursuant to Section (e), in which case such Subsequent Transferee shall assume all of Assignor’s rights and obligations under the Assigned Agreement in accordance with Section (c), or, if such Person is a counterparty to a Replacement Agreement, shall cure any Defaults for failure to pay amounts owed under the Assigned Agreement but shall not otherwise be required to perform or be subject to any defenses or offsets by reason of any of Assignor’s other obligations under the Assigned Agreement that were unperformed at such time unless expressly agreed to in writing by such counterparty.  Notwithstanding anything to the contrary herein, the sole recourse of GE in seeking the enforcement of any obligations under this Consent, the Assigned Agreement or a Replacement Agreement shall be to any such Subsequent Transferee’s or Replacement Agreement counterparty’s right, title and interest in the Turbines.

6

7.                                       Representations and Warranties.  GE hereby represents and warrants to Assignor and Security Agent, as of the date of this Consent that:

(a)                                  GE is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to execute, deliver and perform its obligations under the Assigned Agreement and this Consent;

(b)                                 The execution, delivery and performance by GE of the Assigned Agreement and this Consent have been duly authorized by all necessary corporate action, and do not and will not require any further consents or approvals which have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or breach any agreement presently in effect with respect to or binding on GE;

(c)                                  All government approvals necessary for the execution, delivery and performance by GE of its obligations under the Assigned Agreement have been obtained and are in full force and effect, except those governmental approvals routinely obtained during the ordinary course of business;

(d)                                 This Consent and the Assigned Agreement are legal, valid and binding obligations of GE enforceable against GE in accordance with their respective terms except as may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights in general and except to the extent that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought;

(e)                                  The Assigned Agreement is in full force and effect and has not been amended, supplemented or modified since the date of execution of the Assigned Agreement;

(f)                                    To the best of GE’s knowledge, Assignor has fulfilled all of its obligations under the Assigned Agreement, and there are no breaches, Defaults or unsatisfied conditions presently existing (or which would exist after the passage of time and/or giving of notice) that would allow GE to terminate the Assigned Agreement;

(g)                                 There are no disputes or legal proceedings between GE and Assignor;

(h)                                 The representations and warranties of GE contained in the Assigned Agreement are true and correct on the date hereof; and

(i)                                     Except pursuant to this Consent and except as expressly provided in the Assigned Agreement, GE has not consented to any pledge, assignment or other transfer of any interest in the Assigned Agreement.

8.                                       Covenants.  Security Agent shall promptly provide to GE copies of any notices of default issued by it to Assignor under the Financing Agreement; provided, however, that any failure by Security Agent to provide any such notice in a timely manner shall not affect its substantive rights under this Consent.

9.                                       Notices.  Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

7

If to GE:	General Electric Company
One River Road
Schenectady, New York 12345
Attention: Dylan Davis
	Fax:	(518) 385-7850
Attention: Scott Stalica
	Fax:	(518) 385-5128

If to Security Agent:	BNP PARIBAS
787 Seventh Avenue
New York, NY 10019
	Attention:	Project Finance & Utilities
	Telephone:	(212) 841-2000
	Facsimile:	(212) 841-2146

If to Assignor:	Evergreen Wind Power V, LLC
c/o First Wind Energy, LLC
179 Lincoln Street Suite 500
Boston MA 02111
Attention: General Counsel
	Fax:	(617) 960-2889

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telegram, or by telecopy confirmed by telephone.  Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is transmitted if transmitted before 4 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender.  Any party shall have the right to change its address

8

for notice hereunder by giving of thirty (30) days’ written notice to the other parties in the manner set forth herein above.

10.           Binding Effect; Amendments.  This Consent shall be binding upon and benefit GE, Assignor, Security Agent and the Lenders and their respective successors, transferees and permitted assigns.  GE agrees to confirm such continuing obligation in writing upon the reasonable request of Assignor, Security Agent, the Lenders or any of their respective successors, transferees or permitted assigns.  No termination, amendment, variation or waiver of any provisions of this Consent shall be effective unless in writing and signed by GE, Security Agent, and Assignor; provided that all rights and obligations of Security Agent and the Lenders hereunder shall terminate upon payment in full of the obligations of Assignor under the Security Agreement without the requirement for any such writing.

11.           Governing Law.  This Consent shall be governed by the laws of the State of New York without reference to conflicts of laws rules thereof (other than Section 5-1401 of the New York General Obligations Law).  GE, ASSIGNOR AND SECURITY AGENT HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.           Severability.  Any provision of this Consent which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.           Counterparts.  This Consent may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

14.           Interpretation.  All references in this Consent to any document, instrument or agreement (a) shall include all contract variations, change orders, exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or

9

executed in replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

[SIGNATURES FOLLOW]

10

IN WITNESS WHEREOF, the undersigned by its officer thereunto duly authorized, has duly executed this CONSENT AND AGREEMENT as of the date first above written.

GENERAL ELECTRIC COMPANY,

a New York corporation

By:

Name:

Title:

Accepted and agreed:

BNP PARIBAS,

as Security Agent

By:

Name:

Title:

By:

Name:

Title:

Accepted and agreed:

EVERGREEN WIND POWER V, LLC,

a Delaware limited liability company

By:

Name: Evelyn Lim

Title: Secretary

Exhibit F-8

1

EXHIBIT F-9

to Financing Agreement

[Reserved]

Exhibit F-9

EXHIBIT F-10

to Financing Agreement

FORM OF CONSENT OF OPERATOR

(See Tab      )

Exhibit F-10

1

CONSENT AND AGREEMENT

This CONSENT AND AGREEMENT, dated as of December 22, 2009 (this “Consent”), is entered into by and among FIRST WIND O&M, LLC, a limited liability company organized and existing under the laws of the state of Delaware (together with its permitted successors and assigns, “Contracting Party”), EVERGREEN WIND POWER V, LLC, a Delaware limited liability company (“Assignor”), and BNP PARIBAS, as Security Agent (“Agent”) for the Secured Parties (as defined in the Financing Agreement).

RECITALS

A.            In order to finance the operation of a 57 MW wind energy project and a 25.5 MW wind energy project located in Washington County, Maine (collectively, or individually, as the case may be, the “Project”), Stetson Holdings, LLC has entered into that certain Financing Agreement dated as of December 22, 2009 with BNP Paribas, as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Issuing Bank and Security Agent for the Secured Parties, and HSH Nordbank AG, New York Branch, as Joint Lead Arranger, Joint Bookrunner, and Co-Syndication Agent and certain lenders (“Lenders”) party thereto (the “Financing Agreement”).  In connection with the Financing Agreement, Assignor, Stetson Holdings, LLC and Agent have entered into a Guaranty and Security Agreement (the “Security Agreement”), under which Assignor has agreed to assign its interest under the Assigned Agreement (as defined below) to Agent as collateral for certain secured obligations under the Financing Agreement.

B.            Contracting Party and Assignor have entered into that certain Project O&M Agreement, dated as of November 17, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the “Assigned Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree, notwithstanding anything in the Assigned Agreement to the contrary, as follows:

II.                                     ASSIGNMENT AND AGREEMENT

A.            Consent to Assignment.

Contracting Party consents to the collateral assignment under the Security Agreement of all of Assignor’s right, title and interest in, to and under the Assigned Agreement (collectively, the “Assigned Interest”).  Contracting Party acknowledges the right of Agent, in the exercise of Agent’s rights and remedies pursuant to the Security Agreement, to make all demands, give all notices, take all actions and exercise all rights of Assignor under the Assigned Agreement.

Consent to Collateral Assignment (EWP Project O&M Agreement)

Stetson

B.            Subsequent Owner.

1.             Contracting Party agrees that, if Agent notifies Contracting Party in writing that, pursuant to the Security Agreement, it has assigned, foreclosed or sold the Assigned Interests, then (i) Agent or its successor, assignee and/or designee (a “Subsequent Owner”) shall be substituted for Assignor under the Assigned Agreement and (ii) Contracting Party shall (1) recognize Agent or the Subsequent Owner, as the case may be, as its counterparty under the Assigned Agreement and (2) continue to perform its obligations under the Assigned Agreement in favor of Agent or the Subsequent Owner, as the case may be; provided that Agent or such Subsequent Owner, as the case may be, has assumed in writing all of Assignor’s rights and obligations (including, without limitation, the obligation to cure any then existing payment and performance defaults, but excluding any obligation to cure any then existing performance defaults which by their nature are incapable of being cured) under the Assigned Agreement.

2.             Without limiting anything herein, the warranties provided by Contracting Party under the Assigned Agreement shall continue in full force and effect (until the expiration of the applicable warranty periods set forth in the Assigned Agreement) in the event that Agent or a Subsequent Owner succeeds to Assignor’s right, title and interest in the Assigned Agreement.

C.            Right to Cure.

If Assignor defaults in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Contracting Party to terminate or suspend its performance under the Assigned Agreement (each hereinafter a “Default”), Contracting Party shall not terminate or suspend its performance under the Assigned Agreement until it first gives written notice of such Default to Agent and affords Agent a period of at least 30 days (this 30 day period, for the avoidance of doubt, being in addition to any cure period granted to Assignor to cure such Default under the Assigned Agreement) or if such Default is a nonmonetary default, a period of 60 days (this 60 day period, for the avoidance of doubt, being in addition to any cure period granted to Assignor to cure such Default under the Assigned Agreement) from receipt of such notice to cure such Default.

D.            Delivery of Notices.

Contracting Party shall deliver notice to Agent when there is a Default by Assignor under the Assigned Agreement.

E.             Termination.

In the event that the Assigned Agreement is terminated by rejection, or otherwise, during a case in which Assignor is the debtor under Title 11, United States Code, or other similar federal or state statute, then, in the event that Agent or its nominee or designee has commenced foreclosure proceedings on the assets of Assignor, Contracting Party shall, at the option of Agent and so long as all existing payment defaults by Assignor under the Assigned Agreement are cured by Agent or its nominee or designee, enter into a new agreement with Agent or (at the direction of Agent) its nominee or designee having terms substantially identical to the Assigned Agreement, pursuant to which Agent or its nominee or designee shall have all of the rights and obligations of Assignor under the Assigned Agreement.

III.                                 REPRESENTATIONS AND WARRANTIES

Each of Contracting Party, Assignor and Agent hereby represents and warrants as of the date hereof that it is duly organized, validly existing, and in good standing under the laws of the commonwealth or state of its organization and is qualified and in good standing in each other jurisdiction where the failure to so qualify would have a material adverse effect upon its business or financial condition, and it has all requisite power and authority to conduct its business, to own its properties and to execute, deliver and perform its obligations under this Consent.

IV.                                MISCELLANEOUS

A.            Notices.

Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Contracting Party:	If to Assignor:

First Wind O&M, LLC	Evergreen Wind Power V, LLC
c/o First Wind Energy, LLC	c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500	179 Lincoln Street, Suite 500
Boston, Massachusetts 02111	Boston, Massachusetts 02111
Facsimile: (617) 960-2889	Facsimile: (617) 960-2889
Attention: Secretary	Attention: Secretary

If to Agent:

BNP Paribas
787 Seventh Avenue
New York, New York 10019
Facsimile: (212) 841-2146
Attention: Project Finance & Utilities

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, DHL and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by prepaid telegram or by facsimile or (e) if sent by other electronic means (including electronic mail) confirmed by facsimile or telephone.  Any party may change its address for notice hereunder by giving of 30 days’ notice to the other parties in the manner set forth herein.

B.            Counterparts.

This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

C.            Amendment, Waiver.

Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by Contracting Party and Agent.

D.            Successors and Assigns.

This Consent shall bind and benefit Contracting Party, Agent, and their respective successors and assigns.

E.             Further Assurances.

Contracting Party will, upon the reasonable written request of Collateral Agent, execute and deliver such further documents and do such other acts and things necessary to effectuate the purposes of this Consent.

F.             Governing Law.

This Consent shall be governed by the laws of the State of New York without reference to conflicts of laws rules thereof (other than Section 5-1401 of the New York General Obligations Law).

[signatures on the following pages]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Consent and Agreement to be duly executed and delivered as of the date first above written.

FIRST WIND O&M, LLC,
a Delaware limited liability company, as Contracting Party

By:
Name:	Elizabeth Weir
Title:	Assistant Secretary

EVERGREEN WIND POWER V, LLC,
a Delaware limited liability company, as Assignor

By:
Name:	Evelyn Lim
Title:	Secretary

Accepted and Agreed to

BNP PARIBAS,
as Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F-11

to Financing Agreement

FORM OF SHARED FACILITIES CONSENT

(See Tab      )

Exhibit F-11

1

This CONSENT AND AGREEMENT, dated as of December 22, 2009 (this “Consent”), is entered into by and among EVERGREEN WIND POWER V, LLC (“EWP V”), a Delaware limited liability company and STETSON WIND II, LLC (“SW II”), a Delaware limited liability company, and BNP PARIBAS, as Security Agent (“Agent”) for the Secured Parties (as defined in the Financing Agreement).

RECITALS

A.            In order to finance the operation of a 57 MW wind energy project and a 25.5 MW wind energy project located in Washington County, Maine (collectively, or individually, as the case may be, the “Project”), Stetson Holdings, LLC has entered into that certain Financing Agreement dated as of December 22, 2009 with BNP Paribas, as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Issuing Bank and Security Agent for the Secured Parties, and HSH Nordbank AG, New York Branch, as Joint Lead Arranger, Joint Bookrunner, and Co-Syndication Agent and certain lenders (“Lenders”) party thereto (the “Financing Agreement”).  Each of EWP V and SW II and Agent have also entered into a guaranty and security agreement in connection with the Financing Agreement (each, a “Guaranty and Security Agreement”; and collectively, the “Guaranty and Security Agreements”)), under which each of EWP V and SW II has agreed to assign its interest (each, in such capacity, an “Assignor”) under the Assigned Agreement (as defined below) to Agent as collateral for certain secured obligations under the Financing Agreement.

B.            EWP V and SW II (each, in such capacity, a “Contracting Party”) have entered into that certain Shared Facilities Agreement, dated as of December 22, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the “Assigned Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree, notwithstanding anything in the Assigned Agreement to the contrary, as follows:

I.                                         ASSIGNMENT AND AGREEMENT.

A.            Consent to Assignment.

1.             EWP V consents to the collateral assignment under the Guaranty and Security Agreement of all of SW II’s right, title and interest in, to and under the Assigned Agreement (collectively, the “Assigned Interests”).  EWP V acknowledges the right of Agent, in the exercise of Agent’s rights and remedies pursuant to the Guaranty and Security Agreement, to make all demands, give all notices, take all actions and exercise all rights of SW II under the Assigned Agreement.

2.             SW II consents to the collateral assignment under the Guaranty and Security Agreement of all of EWP V’s right, title and interest in, to and under the Assigned Agreement (collectively, the “Assigned Interests”).  SW II acknowledges the right of Agent, in the exercise

Consent to Collateral Assignment (Shared Facilities Agreement)

Stetson Financing

of Agent’s rights and remedies pursuant to the Guaranty and Security Agreement, to make all demands, give all notices, take all actions and exercise all rights of EWP V under the Assigned Agreement.

B.            Subsequent Owner.

1.             Each Contracting Party agrees that, if Agent notifies such Contracting Party in writing that, pursuant to the Guaranty and Security Agreements, it has assigned, foreclosed or sold the Assigned Interests, then (i) Agent or its successor, assignee and/or designee (a “Subsequent Owner”) shall be substituted for such Assignor under the Assigned Agreement and (ii) such Contracting Party shall (1) recognize Agent or the Subsequent Owner, as the case may be, as its counterparty under the Assigned Agreement and (2) continue to perform its obligations under the Assigned Agreement in favor of Agent or the Subsequent Owner, as the case may be; provided that Agent or such Subsequent Owner, as the case may be, has assumed in writing all of such Assignor’s rights and obligations (including, without limitation, the obligation to cure any then existing payment and performance defaults, but excluding any obligation to cure any then existing performance defaults which by their nature are incapable of being cured) under the Assigned Agreement.

2.             Without limiting anything herein, the warranties provided by such Contracting Party under the Assigned Agreement shall continue in full force and effect (until the expiration of the applicable warranty periods set forth in the Assigned Agreement) in the event that Agent or a Subsequent Owner succeeds to such Assignor’s right, title and interest in the Assigned Agreement.

C.            Right to Cure.  If any Assignor defaults in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable such Contracting Party to terminate or suspend its performance under the Assigned Agreement (each hereinafter a “Default”), such Contracting Party shall not terminate or suspend its performance under the Assigned Agreement until it first gives written notice of such Default to Agent and affords Agent a period of at least 30 days (this 30 day period, for the avoidance of doubt, being in addition to any cure period granted to such Assignor to cure such Default under the Assigned Agreement) or if such Default is a nonmonetary default, a period of 60 days (this 60 day period, for the avoidance of doubt, being in addition to any cure period granted to such Assignor to cure such Default under the Assigned Agreement) from receipt of such notice to cure such Default.

D.            Delivery of Notices.  Each Contracting Party shall deliver notice to Agent when there is a Default by any Assignor under the Assigned Agreement.

E.             Termination.  In the event that the Assigned Agreement is terminated by rejection, or otherwise, during a case in which any Assignor is the debtor under Title 11, United States Code, or other similar federal or state statute, then, in the event that Agent or its nominee or designee has commenced foreclosure proceedings on the assets of such Assignor, such Contracting Party shall, at the option of Agent and so long as all existing payment defaults by such Assignor under the Assigned Agreement are cured by Agent or its nominee or designee, enter into a new agreement with Agent or (at the direction of Agent) its nominee or designee having terms substantially identical to the Assigned Agreement, pursuant to which Agent or its nominee or designee shall have all of the rights and obligations of such Assignor under the Assigned Agreement.

II.                                     REPRESENTATIONS AND WARRANTIES

Each Contracting Party, each Assignor and Agent hereby represents and warrants as of the date hereof that it is duly organized, validly existing, and in good standing under the laws of the commonwealth or state of its organization and is qualified and in good standing in each other jurisdiction where the failure to so qualify would have a material adverse effect upon its business or financial condition, and it has all requisite power and authority to conduct its business, to own its properties and to execute, deliver and perform its obligations under this Consent.

III.                                 MISCELLANEOUS.

A.            Notices.  Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Contracting Parties:	If to Assignors:

Evergreen Wind Power V, LLC	Evergreen Wind Power V, LLC
Stetson Wind II, LLC	Stetson Wind II, LLC
c/o First Wind Energy, LLC	c/o First Wind Energy, LLC
179 Lincoln Street, Suite 500	179 Lincoln Street, Suite 500
Boston, Massachusetts 02111	Boston, Massachusetts 02111
Facsimile: (617) 960-2889	Facsimile: (617) 960-2889
Attention: Secretary	Attention: Secretary

If to Agent:

BNP Paribas
787 Seventh Avenue
New York, New York 10019
Facsimile: (212) 841-2146
Attention: Project Finance & Utilities

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, DHL and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by prepaid telegram or by facsimile or (e) if sent by other electronic means (including electronic mail) confirmed by facsimile or telephone.  Any party may change its address for notice hereunder by giving of 30 days’ notice to the other parties in the manner set forth herein.

B.            Counterparts.  This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

C.            Amendment, Waiver.  Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by each Contracting Party and Agent.

D.            Successors and Assigns.  This Consent shall bind and benefit each Contracting Party, Agent, and their respective successors and assigns.

E.             Further Assurances.  Each Contracting Party will, upon the reasonable written request of Collateral Agent, execute and deliver such further documents and do such other acts and things necessary to effectuate the purposes of this Consent.

F.             Governing Law.  This Consent shall be governed by the laws of the State of New York without reference to conflicts of laws rules thereof (other than Section 5-1401 of the New York General Obligations Law).

[signatures on the following pages]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Consent and Agreement to be duly executed and delivered as of the date first above written.

EVERGREEN WIND POWER V, LLC, a
Delaware limited liability company, as an Assignor and a Contracting Party

By:
Name: Evelyn Lim
Title: Secretary

STETSON WIND II, LLC, a Delaware limited liability company, as an Assignor and a Contracting Party

By:
Name: Elizabeth Weir
Title: Assistant Secretary

Accepted and Agreed to

BNP PARIBAS, as Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F-12

to Financing Agreement

FORM OF PROJECT ADMINISTRATION AGREEMENT CONSENT

(See Tab      )

Exhibit F-12

2

CONSENT AND AGREEMENT

This CONSENT AND AGREEMENT, dated as of December 22, 2009 (this “Consent”), is entered into by and among FIRST WIND ENERGY, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Contracting Party”), EVERGREEN WIND POWER V, LLC, a Delaware limited liability company (“Assignor”), and BNP PARIBAS, as Security Agent (“Agent”) for the Secured Parties (as defined in the Financing Agreement).

RECITALS

A.            In order to finance the operation of a 57 MW wind energy project and a 25.5 MW wind energy project located in Washington County, Maine (collectively, or individually, as the case may be, the “Project”), Stetson Holdings, LLC has entered into that certain Financing Agreement dated as of December 22, 2009 with BNP Paribas, as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Issuing Bank and Security Agent for the Secured Parties, and HSH Nordbank AG, New York Branch, as Joint Lead Arranger, Joint Bookrunner, and Co-Syndication Agent and certain lenders (“Lenders”) party thereto (the “Financing Agreement”).  In connection with the Financing Agreement, Assignor, Stetson Holdings, LLC and Agent have entered into a Guaranty and Security Agreement (the “Security Agreement”), under which Assignor has agreed to assign its interest under the Assigned Agreement (as defined below) to Agent as collateral for certain secured obligations under the Financing Agreement.

B.            Contracting Party and Assignor have entered into that certain Management Services Agreement, dated as of July 17, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the “Assigned Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree, notwithstanding anything in the Assigned Agreement to the contrary, as follows:

I.              ASSIGNMENT AND AGREEMENT

A.            Consent to Assignment.

Contracting Party consents to the collateral assignment under the Security Agreement of all of Assignor’s right, title and interest in, to and under the Assigned Agreement (collectively, the “Assigned Interests”).  Contracting Party acknowledges the right of Agent, in the exercise of Agent’s rights and remedies pursuant to the Security Agreement, to make all demands, give all notices, take all actions and exercise all rights of Assignor under the Assigned Agreement.

Consent to Collateral Assignment (EWP Project Administration Agreement)

Stetson Financing

B.            Subsequent Owner.

1.             Contracting Party agrees that, if Agent notifies Contracting Party in writing that, pursuant to the Security Agreement, it has assigned, foreclosed or sold the Assigned Interests, then (i) Agent or its successor, assignee and/or designee (a “Subsequent Owner”) shall be substituted for Assignor under the Assigned Agreement and (ii) Contracting Party shall (1) recognize Agent or the Subsequent Owner, as the case may be, as its counterparty under the Assigned Agreement and (2) continue to perform its obligations under the Assigned Agreement in favor of Agent or the Subsequent Owner, as the case may be; provided that Agent or such Subsequent Owner, as the case may be, has assumed in writing all of Assignor’s rights and obligations (including, without limitation, the obligation to cure any then existing payment and performance defaults, but excluding any obligation to cure any then existing performance defaults which by their nature are incapable of being cured) under the Assigned Agreement.

2.             Without limiting anything herein, the warranties provided by Contracting Party under the Assigned Agreement shall continue in full force and effect (until the expiration of the applicable warranty periods set forth in the Assigned Agreement) in the event that Agent or a Subsequent Owner succeeds to Assignor’s right, title and interest in the Assigned Agreement.

C.            Right to Cure.

If Assignor defaults in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Contracting Party to terminate or suspend its performance under the Assigned Agreement (each hereinafter a “Default”), Contracting Party shall not terminate or suspend its performance under the Assigned Agreement until it first gives written notice of such Default to Agent and affords Agent a period of at least 30 days (this 30 day period, for the avoidance of doubt, being in addition to any cure period granted to Assignor to cure such Default under the Assigned Agreement) or if such Default is a nonmonetary default, a period of 60 days (this 60 day period, for the avoidance of doubt, being in addition to any cure period granted to Assignor to cure such Default under the Assigned Agreement) from receipt of such notice to cure such Default.

D.            Delivery of Notices.

Contracting Party shall deliver notice to Agent when there is a Default by Assignor under the Assigned Agreement.

E.             Termination.

In the event that the Assigned Agreement is terminated by rejection, or otherwise, during a case in which Assignor is the debtor under Title 11, United States Code, or other similar federal or state statute, then Assignor, Contracting Party shall, at the option of Agent and so long as all existing payment defaults by Assignor under the Assigned Agreement are cured by Agent or its nominee or designee, enter into a new agreement with Agent or (at the direction of Agent) its nominee or designee having terms substantially identical to the Assigned Agreement,

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pursuant to which Agent or its nominee or designee shall have all of the rights and obligations of Assignor under the Assigned Agreement.

II.            REPRESENTATIONS AND WARRANTIES AND CERTAIN COVENANTS

1.             Each of Contracting Party, Assignor and Agent hereby represents and warrants as of the date hereof that it is duly organized, validly existing, and in good standing under the laws of the commonwealth or state of its organization and is qualified and in good standing in each other jurisdiction where the failure to so qualify would have a material adverse effect upon its business or financial condition, and it has all requisite power and authority to conduct its business, to own its properties and to execute, deliver and perform its obligations under this Consent.

2.             Further, Contracting Party hereby represents and warrants, as of the date hereof, that (a) to Contracting Party’s knowledge, Assignor has fulfilled all of its material obligations under the Assigned Agreement, and there are no breaches, defaults or unsatisfied conditions presently existing (or which would exist after the passage of time and/or giving of notice) that would allow Contracting Party to terminate the Assigned Agreement and (b) Contracting Party has not filed or threatened any legal proceedings or claims against Assignor.

3.             Further, Contracting Party hereby represents and warrants that it has received a copy of the Financing Agreement and acknowledges the limitations imposed therein with respect to the performance of its obligations under the Assigned Agreement.  Each of the Contracting Party and the Assignor hereby acknowledge and agree that the Contracting Party will perform its obligations under the Assigned Agreement in accordance with the restrictions set forth in the Financing Agreement.

III.           PAYMENTS UNDER THE ASSIGNED AGREEMENT

Contracting Party shall pay all amounts (if any) payable by it under the Assigned Agreement to Assignor in the manner and as and when required by the Assigned Agreement directly into the account specified from time to time by Agent to Contracting Party in writing.  Notwithstanding the foregoing, if any entity or person has become a Subsequent Owner pursuant to the terms hereof, then Contracting Party shall pay all such amounts directly to an account designated by Subsequent Owner.

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IV.           MISCELLANEOUS

A.            Notices.

Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Contracting Party: First Wind Energy, LLC 179 Lincoln Street, Suite 500 Boston, Massachusetts 02111 Facsimile: (617) 960-2889 Attention: Secretary	If to Assignor: Evergreen Wind Power V, LLC c/o First Wind Energy, LLC 179 Lincoln Street, Suite 500 Boston, Massachusetts 02111 Facsimile: (617) 960-2889 Attention: Secretary

If to Agent:

BNP Paribas

787 Seventh Avenue

New York, NY  10019

Telephone:  (212) 841-2000

Facsimile:   (212) 841-2146

Attention:   Project Finance & Utilities

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, DHL and other similar overnight delivery services), (c) in the event overnight delivery services are not readily available, if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by prepaid telegram or by facsimile or (e) if sent by other electronic means (including electronic mail) confirmed by facsimile or telephone.  Any party may change its address for notice hereunder by giving of 30 days’ notice to the other parties in the manner set forth herein.

B.            Counterparts.

This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

C.            Amendment, Waiver.

Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by Contracting Party and Agent.

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D.            Successors and Assigns.

This Consent shall bind and benefit Contracting Party, Agent, and their respective successors and assigns.

E.             Further Assurances.

Contracting Party will, upon the reasonable written request of Agent, execute and deliver such further documents and do such other acts and things necessary to effectuate the purposes of this Consent.

F.             Governing Law.

This Consent shall be governed by the laws of the State of New York without reference to conflicts of laws rules thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Consent and Agreement to be duly executed and delivered as of the date first above written.

FIRST WIND ENERGY, LLC,
a Delaware limited liability company,

as Contracting Party

By:
	Name:	Elizabeth Weir
	Title:	Assistant Secretary

EVERGREEN WIND POWER V, LLC,
a Delaware limited liability company

By:
	Name:	Evelyn Lim
	Title:	Secretary

Accepted and Agreed to:

BNP PARIBAS, as Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT G-1

to Financing Agreement

FORM OF BORROWER’S CLOSING CERTIFICATE

Stetson Holdings, LLC

OFFICER’S CERTIFICATE

December       , 2009

THIS OFFICER’S CERTIFICATE is delivered pursuant to the terms of that certain Financing Agreement, dated as of December       , 2009 (as amended, modified or supplemented from time to time, the “Financing Agreement”), by and among Stetson Holdings, LLC, (“Borrower”), BNP Paribas, as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Issuing Bank and Security Agent for the Secured Parties, and HSH Nordbank AG, New York Branch, as Joint Lead Arranger, Joint Bookrunner, and Co-Syndication Agent and certain lenders party thereto.  Capitalized terms defined in the Financing Agreement, used herein and not otherwise defined herein, shall have the meanings given to them in the Financing Agreement.

The undersigned, being the duly authorized officer of the Borrower, DOES HEREBY CERTIFY, in the name and on behalf of the Borrower, both immediately prior to the making of the Loans under the Financing Agreement with respect to the Project and also after giving effect thereto, and to the intended use of, that Loans:

1.                                       In accordance with Section 5.1 (b) of the Financing Agreement, that each representation and warranty set forth in Article 6 of the Financing Agreement is true and correct in all material respects as of the date hereof (unless such representation or warranty relates solely to an earlier date, in which case it is true and correct in all material respects as of such earlier date).

2.                                       In accordance with Section 5.1(c) of the Financing Agreement, that no Event of Default or Inchoate Default with respect to any Affiliated Participant has occurred and is continuing as of the date hereof, and to the knowledge of Borrower, no Inchoate Default with respect to any Major Project Participant that is not an Affiliated Participant has occurred and is continuing as of the date hereof.

3.                                       In accordance with Section 5.1(l) of the Financing Agreement, that each Financing Document, Material Project Document and Applicable Permit is in full force and effect in accordance with its terms and, to the knowledge of Borrower, no material defaults have occurred thereunder.

Exhibit G-1

1

4.                                       In accordance with Section 5.1(w) of the Financing Agreement, that Insurance complying with Section 7.20 of the Financing Agreement is in full force and effect as of the date hereof and attached hereto is a list identifying underwriters, type of insurance, insurance limits and policy terms, and listing the special provisions required as set forth in Section 7.20 of the Financing Agreement.  All premiums due thereon have been paid and, in my opinion, such insurance complies with Section 7.20 of the Financing Agreement.

5.                                       In accordance with Section 5.1(x) of the Financing Agreement, that all Applicable Permits listed on Exhibit H-2B to the Financing Agreement have been obtained and are in full force and effect and are not subject to appeal, further procedures or any unsatisfied conditions, except as provided in Exhibit H-2B, that may allow material modification or revocation.

6.                                       In accordance with Section 5.1(z) of the Financing Agreement, that no action, suit, proceeding or investigation has been instituted, or to the knowledge of Borrower, threatened, nor has any rule, regulation, order, judgment or decree have been issued or proposed to be issued by any Governmental Authority that, solely as a result of the ownership or operation of the Project, the generation or sale of electricity therefrom or the entering into of any Operative Document or any transaction contemplated thereby, would cause or deem (i) Administrative Agent, Issuing Bank, Security Agent, or the Lenders or any Affiliate of any of them to be subject to, or not exempted from, regulation under PUHCA, any financial, organizational or rate regulation as a “public utility” or “electric utility” or terms of similar effect under Maine law, or under any other state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities; or (ii) Borrower, any Project Company or the Member to be subject to, or not exempted from, regulation (A) under any financial, organizational or rate regulation as a “public utility” or “electric utility” or terms of similar effect under Maine law, (B) under any other state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities except, with respect to the Member, any such state laws or regulations that could not be reasonably expected to have a Material Adverse Effect, and (C) under PUHCA, other than (x) compliance with Section 1265 of PUHCA required with respect to Borrower, any Project Company or the Member; and (y) regulation under PUHCA with respect to any Affiliate of Borrower (including Member and the Project Companies) if such regulation could not be reasonably expected to have a Material Adverse Effect.

7.                                       In accordance with Section 5.1(gg) of the Financing Agreement, that (i) each Project Company is an “exempt wholesale generator” and has previously delivered to Administrative Agent a copy of (A) in respect of the Stetson I Project, the FERC notice Acknowledging Effectiveness of Borrower’s Exempt Wholesale Generator Status, dated May 27, 2009; and  the FERC Order Granting Market-Based Rate Authority to Borrower, dated January 15, 2009, and (B) in respect of the Stetson II Project, a copy of the Notice of Self-Certification of Exempt Wholesale Generator Status with respect to Stetson Wind II, LLC,

Exhibit G-1

2

properly filed with FERC and any responsive orders issued by FERC or the FERC staff, acting under delegated authority, copies of all applications for market-based rate authorization with respect to Stetson Wind II, LLC, properly filed with FERC pursuant to Section 205 of the FPA, and any responsive orders issued by FERC, or the FERC staff acting under delegated authority, granting such authorizations.

8.                                       In accordance with Section 5.1(ii) of the Financing Agreement, that the output of the Projects have qualified for RECs.

9.                                       In accordance with Section 5.1(mm), all work that has been performed as of the date hereof at the Stetson II Project requiring inspection by any Governmental Authorities having jurisdiction has been duly inspected and approved by such authorities and all certificates or notices required to be issued in connection therewith have been issued by such Governmental Authorities, all parties performing such work have been paid for such work and no mechanics’ or materialmen’s liens or applications therefore have been filed, and either lien waivers have been obtained or all applicable filing periods for such mechanic’s and/or materialmen’s liens have expired.

[SIGNATURE PAGE FOLLOWS]

Exhibit G-1

3

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate as of the date first written above.

STETSON HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:	Evelyn Lim
Title:	Secretary

Exhibit G-1

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EXHIBIT G-2

to Financing Agreement

FORM OF INSURANCE CONSULTANT CERTIFICATE

(See Tab      )

Exhibit G-2

1

INSURANCE CONSULTANT CERTIFICATE

Dated as of December       , 2009

BNP Paribas

as Administrative Agent

The Equitable Tower

787 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

The undersigned, a duly authorized representative of Moore-McNeil, LLC as insurance consultant (“Insurance Consultant”) under the Financing Agreement (as defined below), hereby provides this letter with respect to the Project (as defined below) in accordance with Section 5.1(n) of the Financing Agreement, dated as of December     , 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among Stetson Holdings, LLC, a Delaware limited liability company (“Borrower”), the financial institutions from time to time parties thereto (the “Lenders”), BNP Paribas (“BNPP”) , as a Joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders (the “Administrative Agent “), Security Agent for the Secured Parties (the “Security Agent”), and as Issuing Bank, and HSH Nordbank AG, New York Branch (“HSHN”), as a Joint Lead Arranger, Joint Bookrunner, and Co-syndication Agent.

Insurance Consultant acknowledges that pursuant to the Financing Agreement, (i) BNPP in its capacity as a Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Security Agent, and Issuing Bank, (ii) HSHN, in its capacity as a Joint Lead Arranger, Joint Bookrunner, and Co-syndication Agent, and (iii) the Lenders party to the Financing Agreement will be relying on this certificate and the Insurance Consultant’s report, dated as of                                 , 2009 and attached hereto as Exhibit A.  Insurance Consultant has reviewed Section 7.20 of the Financing Agreement and is familiar with the insurance requirements stated therein.  It is the Insurance Consultant’s opinion that the types and amounts of insurance required by Section 7.20 of the Financing Agreement are reasonable and adequate for a project of the size and scope of the approximately 57 megawatt nameplate capacity wind generation project and the approximately 25 megawatt nameplate capacity generation project located in Penobscot and Washington Counties, Maine, as more particularly described in the Financing Agreement (collectively, and individually, as the case may be, the “Project”).

Attached hereto as Schedule A is a true, correct and complete list of the insurance coverages which have been obtained in connection with the Project.  Upon delivery of the original certificates of insurance to Administrative Agent, copies of which are attached to Schedule A, Borrower will have provided satisfactory evidence of compliance with the provisions of Section 7.20 of the Financing Agreement.

Exhibit G-2

It is the Insurance Consultant’s opinion that (i) all required insurance policies are in full force and effect, are not subject to cancellation without prior thirty (30) days’ notice and otherwise conform with the requirements set forth in the Financing Documents and the Material Project Documents reviewed and summarized within the Insurance Consultant’s report and (ii) since the date of the aforementioned Insurance Consultant’s report, nothing (outside of the information contained in any updated or supplemental reports attached thereto) has come to Insurance Consultant’s attention which would cause it to change its report.

Respectfully submitted,
MOORE-MCNEIL, LLC

By:
Name:
Title:

Exhibit G-2

EXHIBIT A

Insurance Consultant’s Report

(SEE ATTACHED)

Exhibit G-2

Schedule A

Certificates of Insurance

(SEE ATTACHED)

Exhibit G-2

EXHIBIT G-3

to Financing Agreement

FORM OF ENVIRONMENTAL CONSULTANT’S CERTIFICATE

(See Tab      )

December       , 2009

BNP Paribas

as Administrative Agent

The Equitable Tower

787 Seventh Avenue

New York, NY 10019

Re:                               Phase I Environmental Assessment Stetson II, T8 R4 NBPP, Washington County, Maine, dated May 13, 2009 (the “Report”), prepared by Acadia Environmental Technology. (the “Consultant”).

Ladies and Gentlemen:

This reliance letter is provided pursuant to that certain Financing Agreement, dated as of December       , 2009, made by and among Stetson Holdings, LLC, a Delaware limited liability company (“Borrower”), the financial institutions from time to time parties thereto (the “Lenders”), BNP Paribas (“BNPP”) , as a Joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders (the “Administrative Agent “), Security Agent for the Secured Parties (the “Security Agent”), and as Issuing Bank, and HSH Nordbank AG, New York Branch (“HSHN”), as a Joint Lead Arranger, Joint Bookrunner, and Co-syndication Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”).

The Consultant prepared the Report as of the date noted above.  Consultant hereby authorizes (i) BNPP in its capacity as a Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Security Agent, and Issuing Bank, and as a Lender, and (ii) HSHN, in its capacity as a Joint Lead Arranger, Joint Bookrunner, and Co-syndication Agent, and as a Lender, to rely on the Report referenced in this letter.

[signature on the following page]

Sincerely,

Acadia Environmental Technology

By:
Name:
Title:

Attachment A — Report

Exhibit G-3

1

ATTACHMENT A

Exhibit G-3

EXHIBIT G-4

to Financing Agreement

FORM OF INDEPENDENT ENGINEER’S CLOSING CERTIFICATE AND REPORT

(See Tab      )

INDEPENDENT ENGINEER’S CERTIFICATE AND REPORT

Dated as of December       , 2009

BNP Paribas,

as Administrative Agent

The Equitable Tower

787 Seventh Avenue

New York, NY 10019

Alberta Investment Management Company

PIP3PX FirstWind Debt Ltd.

PIP3GV FirstWind Debt Ltd.

340 Terrace Building, 9515 - 107 Street

Edmonton, AB  T5K 2C3 , Canada

Tel: 780.427.6468

Fax: 780.422.0257

Attn:      William McKenzie

Re: Stetson Wind Project

Ladies and Gentlemen:

The undersigned, a duly authorized representative of Garrad Hassan America, Inc., in its capacity as independent engineer (“Independent Engineer”) to the Administrative Agent (defined below), hereby provides this letter with respect to the Project (as defined below) in accordance with: (i) Section 5.1(p) of the Financing Agreement, dated as of December       , 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Stetson Financing Agreement”), by and among Stetson Holdings, LLC, a Delaware limited liability company (“Borrower”), the financial institutions from time to time parties thereto (the “Stetson Lenders”), BNP Paribas (“BNPP”), as a Joint Lead Arranger, Joint Bookrunner, Administrative Agent for the Lenders (the “Administrative Agent”), Security Agent for the Secured Parties, and as Issuing Bank, and HSH Nordbank AG, New York Branch (“HSHN”), as a Joint Lead Arranger, Joint Bookrunner, and Co-syndication Agent and (ii) Section 3.3(k) of the Amended and Restated Credit Agreement, dated as of December       , 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “AIMCO Credit Agreement”), by and among CSSW, LLC, CSSW Holdings, LLC, Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties, and the lenders from time to time party thereto (the “AIMCO Lenders”; and together with the Stetson Lenders, BNPP, HSHN, .and Wells Fargo, the “Financing Parties”)

Independent Engineer acknowledges that pursuant to the Stetson Financing Agreement, the Stetson Lenders will be providing financing to Borrower for the ownership and operation of the approximately 57 megawatt nameplate capacity wind generation project and the approximately 25.5 megawatt nameplate capacity wind generation project located in Penobscot and Washington

Counties, Maine (collectively, and individually, as the case may be, the “Project”), and, in so doing, will be relying on this certificate and the Independent Engineer reports attached hereto (collectively, the “Reports”).  Independent Engineer certifies to the Financing Parties (and their permitted successors and assigns) that: (1) attached hereto as Exhibits A and B are true, correct and complete copies of Independent Engineer’s Reports and such Reports represent Independent Engineer’s professional opinion with regard to the Project as of the dates thereof; and (2) since the date of the aforementioned Independent Engineer’s Reports, nothing has come to Independent Engineer’s attention which would cause it to change its Reports.

Consultant disclaims any obligation to update this letter after the date hereof.  This letter is not intended to be, and may not be, relied upon by any parties other than the Financing Parties.  The Financing Parties, each by its receipt of and reliance on this letter hereby agrees to the limitations on Consultant’s liability as set forth in Section 7 of the Framework Agreement, dated May 8, 2007.

[signature on the following page]

Sincerely,

GARRAD HASSAN AMERICA, INC.

By:
Name:	Eric Tufts
Title:	Senior Project Manager

EXHIBIT A

(SEE ATTACHED)

Exhibit G-4

1

EXHIBIT B

(SEE ATTACHED)

Exhibit F-4

2

EXHIBIT H-1

to Financing Agreement

[Reserved]

Exhibit H-1

1

EXHIBIT H-2A

to Financing Agreement

SCHEDULE OF BORROWER PERMIT EXCEPTIONS- ENVIRONMENTAL, PERMITTING, REAL PROPERTY, MAINE REGULATORY MATTERS AND FERC

Stetson I Project

None

Transmission Line

None

Stetson II Project

1.                                       Minor Change Approval to Development Permit 4788 dated November 17, 2009, for changes to the portion of the Project located within the D-PD subdistrict subject to DP 4788.

Exhibit H-2A

1

EXHIBIT H-2B

to Financing Agreement

SCHEDULE OF APPLICABLE PERMITS- ENVIRONMENTAL, PERMITTING, REAL PROPERTY, MAINE REGULATORY MATTERS AND FERC

PART I

Stetson I Project Federal Aviation Administration Permits

1.                                       (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1979-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1979-OE

2.                                       (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1980-OE, April 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1980-OE

3.                                       (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1981-OE, April 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1981-OE

4.                                       (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1982-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1982-OE

5.                                       (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1983-OE, April 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1983-OE

6.                                       (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1984-OE, April 6, 2008

Exhibit H-2B

1

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1984-OE

7.                                       (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1985-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1985-OE

8.                                       (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1986-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1986-OE

9.                                       (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1987-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1987-OE

10.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1988-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1988-OE

11.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1989-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1989-OE

12.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1990-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-AEA-2544-OE

13.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1991-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1991-OE

14.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1992-OE, February 6, 2008

Exhibit H-2B

2

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1992-OE

15.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1993-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1993-OE

16.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1994-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1994-OE

17.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1995-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1995-OE

18.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1996-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1996-OE

19.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1997-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1997-OE

20.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1998-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1998-OE

21.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-1999-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-1999-OE

22.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2000-OE, February 6, 2008

Exhibit H-2B

3

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2000-OE

23.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2001-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2001-OE

24.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2002-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2002-OE

25.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2003-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2003-OE

26.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2004-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2004-OE

27.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2005-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2005-OE

28.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2006-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2006-OE

29.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2007-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2007-OE

30.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2008-OE, February 6, 2008

Exhibit H-2B

4

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2008-OE

31.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2009-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2009-OE

32.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2010-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2010-OE

33.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2011-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2011-OE

34.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2012-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No2007-ANE-2012-OE

35.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2013-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2013-OE

36.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2014-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2014-OE

37.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2015-OE, February 6, 2008

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2015-OE

38.                                 (a)                                  Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-2016-OE, February 6, 2008

Exhibit H-2B

5

(b)                                 Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2007-ANE-2016-OE

39.                                 Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-576-OE, April 30, 2007

40.                                 Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-577-OE, April 30, 2007

41.                                 Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-578-OE, April 30, 2007

42.                                 Federal Aviation Administration Determination of No Hazard to Air Navigation 2007-ANE-579-OE, April 30, 2007

Stetson I Project FERC Permits

43.                                 Federal Energy Regulatory Commission Notice in Docket No. EG09-24-000 Acknowledging Effectiveness of Borrower’s Exempt Wholesale Generator Status, Hay Canyon Wind LLC, et al., Notice in Docket Nos. EG09-19-000, et al. (May 27, 2009).

44.                                 Order of the Federal Energy Regulatory Commission Granting the Application of Evergreen Wind Power V, LLC, for Order Accepting Initial Market-Based Rate Tariff, Waiving Regulations, and Granting Blanket Approvals, Unpublished Letter Order in Docket Nos. ER09-174-000 and ER09-174-001 (January 15, 2009).

Stetson I Project — Other Federal Permits

1.                                       U.S. Army Corps of Engineers Permit, issued May 15, 2008 (appeal period runs May 15, 2013).

Stetson I Project — State of Maine Permits

1.                                       Approved LURC Zoning Petition ZP 713 and Preliminary Development Plan, T8 R3 NBPP and T8 R4 NBPP, Washington County, issued November 7, 2007.

2.                                       Approved LURC Final Development Plan Permit DP 4788, T8 R3 NBPP and T8 R4 NBPP, Washington County, issued January 2, 2008.

3.                                       Approved LURC Amendment A to Final Development Plan Permit DP 4788, T8 R3 NBPP and T8 R4 NBPP, Washington County, issued March 11, 2008.

4.                                       Correction to Final Development Plan Permit DP 4788, T8 R3 NBPP and T8 R4 NBPP, Washington County, issued July 22, 2008.

5.                                       Maine Department of Environmental Protection Site Location of Development Act, Natural Resources Protection Act Permit and Water Quality Certificate, issued March 18, 2008.

Exhibit H-2B

6

6.                                       LURC Staff clarified Condition #12A of the Final Development Plan Permit, dated May 22, 2008.

7.                                       Notice of Intent to Comply with Maine Construction General Permit (LURC), dated December 13, 2007.

8.                                       Notice of Intent to Comply with Maine Construction General Permit (DEP).

Exhibit H-2B

7

Stetson I Project — Municipal Permits

1.                                       Town of Woodville Shoreland Zoning Permit, issued April 16, 2008.

2.                                       Town of Chester Shoreland Zoning Permit, issued April 23, 2008.

3.                                       Town of Mattawamkeag Shoreland Zoning Permit, issued April 25, 2008.

4.                                       Town of Chester Flood Hazard Development Permit, issued October 20, 2008.

5.                                       Town of Mattawamkeag Flood Hazard Development Permit, issued October 12, 2008.

Exhibit H-2B

8

GENERATOR LEAD PERMITS

1.                                       Department of Environmental Protection Site Order dated March 18, 2008 and filed in the Penobscot County Registry of Deeds in Book 11345, Page 249.

2.                                       Town of Chester Utility Location Permit for crossing the Pea Ridge Road.

3.                                       Town of Mattawamkeag Utility Location Permit dated May 22, 2008 for crossing the River Road.

4.                                       Town of Woodville Utility Location Permit dated May 12, 2008 for crossing the Butterfield Ridge Road and the River Road.

5.                                       Carroll Plantation Utility Location Permit dated April 28, 2008 for crossing the North Road

6.                                       State of Maine Utility Location Permits for multiple crossings all dated February 7, 2008 for Route 116, Chester, Route 2, Mattawamkeag, Route 169, Prentiss and two crossings of Route 170 Prentiss.

Exhibit H-2B

9

Stetson II Project Federal Aviation Administration Permits

1.             (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2009-WTE-1346-OE, April 9, 2009

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2009-WTE-1346-OE

2.             (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2009-WTE-1347-OE, April 9, 2009

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2009-WTE-1347-OE

3.             (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2009-WTE-1348-OE, April 9, 2009

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2009-WTE-1348-OE

4.             (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1385-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1385-OE

5.             (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1386-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1386-OE

6.             (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1387-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1387-OE

7.             (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1388-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1388-OE

8.             (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1389-OE, October 7, 2008

Exhibit H-2B

10

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1389-OE

9.             (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1390-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1390-OE

10.           (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1391-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1391-OE

11.           (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1392-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1392-OE

12.           (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1393-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1393-OE

13.           (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1394-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1394-OE

14.           (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1395-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1395-OE

15.           (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1396-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1396-OE

Exhibit H-2B

11

16.           (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1397-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1397-OE

17.           (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1398-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1398-OE

18.           (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1399-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1399-OE

19.           (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1400-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or Alteration, Aeronautical Study No. 2008-WTE-1400-OE

20.           (a)           Federal Aviation Administration Determination of No Hazard to Air Navigation 2008-WTE-1401-OE, October 7, 2008

(b)           Form 7460-2, Federal Aviation Administration Notice of Actual Construction or    Alteration, Aeronautical Study No. 2008-WTE-1401-OE

Stetson II Project FERC Permits

1.             Stetson Wind II’s Notice of Self-Certification as an Exempt Wholesale Generator, Notice in Docket No. EG10-13-000 (December 16, 2009).

2.             Stetson Wind II’s Application for Order Accepting Initial Market-Based Tariff, Waiving Regulations, and Granting Blanket Approvals, Application in Docket No. ER10-426-000 (December 16, 2009).

Exhibit H-2B

12

Stetson II Project — State of Maine Permits

1.             Approved LURC Stetson Wind II, LLC Development Permit DP 4818, T8 R4 NBPP, Washington County, issued March, 4, 2009.

2.             Approved LURC Amendment B to Final Development Plan Permit DP 4788, T8 R4 NBPP, Washington County, issued March 6, 2009.

3.             State of Maine, Department of Transportation, Special Opening Permit to Stetson Wind II, LLC for the construction of road widening for wind turbine transport.

4.             Maine Department of Transportation, Driveway/Entrance Permit, Number 8924, issued March 9, 2009.

5.             Maine Department of Transportation, Driveway/Entrance Permit, Number 8927, issued March 9, 2009.

6.             Maine Department of Transportation, Driveway/Entrance Permit, Number 8958, issued April 15, 2009.

7.             State of Maine, Department of Transportation, Highway Opening Permit No. R5-0809-029, issued March 25, 2009.

8.             State of Maine, Department of Transportation, Location Permit, Permit Record Number 56861, issued March 25, 2009.

9.             Approved LURC Stetson Wind II, LLC Development Permit DP 4786, T8 R4 NBPP, Washington County, issued December 5, 2007.

10.           Notice of Intent to Comply with Maine Construction General Permit (DEP), accepted March 26, 2009.

11.           Application for a Department of Environmental Protection Stormwater Permit By Rule dated October 27, 2008.

Exhibit H-2B

13

EXHIBIT H-3

to Financing Agreement

GOVERNMENTAL REGULATIONS

None.

Exhibit H-3

1

EXHIBIT H-4

to Financing Agreement

[Reserved]

Exhibit H-4

1

EXHIBIT H-5

to Financing Agreement

PENDING LITIGATION

1.             PowerTel Utilities Contractors Limited (“PowerTel”) has asserted claims for additional compensation against Evergreen Wind Power V, LLC, arising from the construction of a 38 mile electricity transmission line from the Project to Bangor Hydro’s Keene Road Switching Station (“Line 56 Project”).   Specifically, PowerTel, as the general contractor on the Line 56 Project, has asserted claims for additional compensation in excess of $2 million arising from alleged impacts to PowerTel’s work caused by certain unforeseen conditions and lost productivity

Exhibit H-5

1

EXHIBIT H-6

to Financing Agreement

ENVIRONMENTAL MATTERS DISCLOSURE

None.

Exhibit H-6

1

EXHIBIT H-7

to Financing Agreement

CHIEF EXECUTIVE OFFICE OF BORROWER

Stetson Holdings, LLC

c/o First Wind Energy, LLC

179 Lincoln Street, Suite 500

Boston, Massachusetts, 02111

Evergreen Wind Power V, LLC

c/o First Wind Energy, LLC

179 Lincoln Street, Suite 500

Boston, Massachusetts, 02111

Stetson Wind II, LLC

c/o First Wind Energy, LLC

179 Lincoln Street, Suite 500

Boston, Massachusetts, 02111

Exhibit H-7

1

EXHIBIT H-8A

to Financing Agreement

DESCRIPTION OF STETSON I REAL PROPERTY INTERESTS

LEASE

Stetson Tax Map/Lot Nos.	Leases	Property (described in Memorandum of Lease recorded as follows at the Washington County Registry of Deeds)
p/o Lot 1, Map WA23; p/o Lot 11, Map WA26	Land Lease Agreement from Lakeville Shores, Inc. dated October 12, 2006	Memorandum recorded October 17, 2008 in Bk 3462 Pg 292

AGREEMENTS

Shared Facilities and Sublease Agreement between Evergreen Wind Power V, LLC and Stetson Wind II, LLC, as evidenced by Memorandum of Shared Facilities and Sublease Agreement dated as of the date of this Financing Agreement, to be recorded in the Washington County Registry of Deeds.

Exhibit H-8A

1

EXHIBIT H-8B

to Financing Agreement

DESCRIPTION OF STETSON II REAL PROPERTY INTERESTS

LAND AND EASEMENT RIGHTS

Leasehold Rights:

Lease as evidenced by Memorandum of Lease dated December 26, 2008 by and between Lakeville Shores, Inc. and Stetson Wind II, LLC recorded on December 30, 2008 in Book 3482, Page 141, Washington County, Maine, and as amended by First Amendment to Amended and Restated Land Lease Agreement dated June 12, 2009, recorded on June 30, 2009 in Book 3543, Page 234, Washington County, Maine.

Easement Rights:

Easement as evidenced by Grant of Easements dated June 12, 2009, recorded on June 30, 2009 in Book 3543, Page 249, Washington County, Maine.

LAYDOWN LEASE

Lease as evidenced by Memorandum of Lease dated June 12, 2009 by and between Dellis J. Huff, Jessica P. Huff and Stetson Wind II, LLC recorded on June 15, 2009 in Book 3549, Page 49, Washington County, Maine

ANCILLARY RIGHTS AND PROPERTIES

Agreements

Shared Facilities and Sublease Agreement between Evergreen Wind Power V, LLC and Stetson Wind II, LLC, as evidenced by Memorandum of Shared Facilities and Sublease Agreement dated as of the date of this Financing Agreement, to be recorded in the Washington County Registry of Deeds.

Road Crossing Permit

Unrecorded Utility Location Permit Record No. 56861 issued by the State of Maine Department of Transportation to Stetson Wind II, LLC, dated March 25, 2009, for crossing Route 169.

Exhibit H-8B

1

EXHIBIT H-9

to Financing Agreement

DESCRIPTION OF TRANSMISSION LINE REAL PROPERTY INTERESTS

Deeds Conveying Land to Mortgagor

1.	Deed dated as of April 28, 2008 between Evergreen Wind Power V, LLC, and Donald Morin and Elizabeth A. Morin and recorded in the Penobscot County Registry of Deeds in Book 11379, Page 121.

2.	Deed dated as of May 22, 2008 between Evergreen Wind Power V, LLC, and Huber Timer, LLC and recorded in the Penobscot County Registry of Deeds in Book 11403, Page 237.

3.	Deed dated as of May 12, 2008 between Evergreen Wind Power V, LLC, and Prentiss & Carlisle Co. and recorded in the Penobscot County Registry of Deeds in Book 11424, Page 100.

4.	Deed dated as of June 14, 2007 between Evergreen Wind Power V, LLC, and Ricky Deloge, Sr. and recorded in the Penobscot County Registry of Deeds in Book 11012, Page 347.

5.	Deed dated as of March 26, 2008 between Evergreen Wind Power V, LLC, and Harlan H. Whitney and Pauline D. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11338. Page 154.

6.	Deed dated as of June 24, 2008 between Evergreen Wind Power V, LLC, and Harlan H. Whitney and Pauline D. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11444, Page 114.

7.	Deed dated as of May 12, 2008 between Evergreen Wind Power V, LLC, and Prentiss & Carlisle Co. and recorded in the Penobscot County Registry of Deeds in Book 11424, Page 116.

8.	Deed dated as of June 24, 2008 between Evergreen Wind Power V, LLC, and Donald L. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11444, Page 112.

9.

Deed dated as of March, 11 2008 between Evergreen Wind Power V, LLC, and Donald L. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11322, Page 275. Said deed being corrected by document dated June 24, 2008 and recorded in said Registry of Deeds in Book 11444, Page 110.

10.	Deed dated as of March 22, 2008 between Evergreen Wind Power V, LLC, and John R. Whitney and Deborah M. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11332, Page 340.

11.	Deed dated as of May 14, 2008 between Evergreen Wind Power V, LLC, and Robert Harmon, Jr. and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 109.

Exhibit H-9

1

12.	Deed dated as of April 10, 2008 between Evergreen Wind Power V, LLC, and Andrew G. Edwards and recorded in the Penobscot County Registry of Deeds in Book 11354, Page 291.

13.	Deed dated as of March 13, 2008 between Evergreen Wind Power V, LLC, and Gary A. Fleming and Cynthia Fleming and recorded in the Penobscot County Registry of Deeds in Book 11330, Page 56.

14.	Deed dated as of October 24, 2007 between Evergreen Wind Power V, LLC, and H C Haynes, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11226, Page 162.

15.	Deed dated as of October 30, 2004 between Evergreen Wind Power V, LLC, and Henry D. Provencher and recorded in the Penobscot County Registry of Deeds in Book 11187, Page 311.

16.	Deed dated as of May 7, 2008 between Evergreen Wind Power V, LLC, and Prentiss & Carlisle Co. and recorded in the Penobscot County Registry of Deeds in Book 11386, Page 8.

17.	Deed dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Lakeville Shores, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 76.

18.	Deed dated as of April 21, 2008 between Evergreen Wind Power V, LLC, and Lakeville Shores, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11367, Page 185.

19.	Deed dated as of March 11, 2008 between Evergreen Wind Power V, LLC, and Jamie Lee Steeves and recorded in the Penobscot County Registry of Deeds in Book 11320, Page 125.

20.	Deed dated as of November 6, 2007 between Evergreen Wind Power V, LLC, and Marjorie White Ghost and recorded in the Penobscot County Registry of Deeds in Book 11198, Page 46.

21.

Deed dated as of May 12, 2008 between Evergreen Wind Power V, LLC, and Prentiss & Carlisle Co., Inc. and McCrillis Timberlands, LLC and recorded in the Penobscot County Registry of Deeds in Book 11393, Page 96.

22.	Deed dated as of March 18, 2008 between Evergreen Wind Power V, LLC, and Thomas E. Linscott and Karen B. Linscott and recorded in the Penobscot County Registry of Deeds in Book 11329, Page 273.

23.	Deed dated as of July 3, 2008 between Evergreen Wind Power V, LLC, and J. Robert Hudson and recorded in the Penobscot County Registry of Deeds in Book 11474, Page 343.

Instruments Conveying Easement Rights to Mortgagor

1.	Easement dated October 10, 2008 between Evergreen Wind Power V, LLC, and Bangor Hydro Electric Company and recorded in the Penobscot County Registry of Deeds in Book 11563, Page 77.

Exhibit H-8B

2

2.	Easement dated as of October 2, 2008 between Evergreen Wind Power V, LLC, and Maine Electric Power Company and recorded in the Penobscot County Registry of Deeds in Book 11553, Page 18.

3.	Easement dated as of April 21, 2008 between Evergreen Wind Power V, LLC, and Lakeville Shores, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11367, Page 187.

4.	Easement dated as of April 4, 2008 between Evergreen Wind Power V, LLC, and Loren A. Hale and Joyce M. Hale and recorded in the Penobscot County Registry of Deeds in Book 11351, Page 117.

5.	Easement dated as of March 13, 2008 between Evergreen Wind Power V, LLC, and Roscoe Tash and recorded in the Penobscot County Registry of Deeds in Book 11327, Page 236.

6.	Easement dated as of August 2, 2007 between Evergreen Wind Power V, LLC, and Elgin H. Turner and recorded in the Penobscot County Registry of Deeds in Book 11140, Page 1.

7.	Easement dated as of May 30, 2008 between Evergreen Wind Power V, LLC, and Edwin Tash, Sr. et al and recorded in the Penobscot County Registry of Deeds in Book 11418, Page 84.

8.	Easement dated April 15, 2008 between Evergreen Wind Power V, LLC, and The Gerrity Family Limited Partnership and recorded in the Penobscot County Registry of Deeds in Book 11360, Page 172.

9.	Easement dated as of March 4, 2008 between Evergreen Wind Power V, LLC, and Clayton J. McCarthy and recorded in the Penobscot County Registry of Deeds in Book 11317, Page 56.

10.	Easement dated as of March 28, 2008 between Evergreen Wind Power V, LLC, and Elaine Reardon and recorded in the Penobscot County Registry of Deeds in Book 11360, Page 181.

11.	Easement dated as of February 28, 2008 between Evergreen Wind Power V, LLC, and Albert S. Ring and Linda M. Ring and recorded in the Penobscot County Registry of Deeds in Book 11348, Page 235.

12.	Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and H C Haynes, Inc. and recorded in the Penobscot County Register of Deeds in Book 11392, Page 72.

13.	Easement dated as of March 2, 2008 between Evergreen Wind Power V, LLC, and Edward F. Sargent, Jr. and recorded in the Penobscot County Registry of Deeds in Book 11348, Page 239.

Exhibit H-8B

3

14.

Easement dated as of February 25, 2008 between Evergreen Wind Power V, LLC, and Edward Whitney, III, AnneMarie B. Whitney, Scott E. Whitney, Mark J. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11329, Page 275.

15.	Easement dated as of March 6, 2008 between Evergreen Wind Power V, LLC, and Shepard V. Sloane-Trustee and recorded in the Penobscot County Registry of Deeds in Book 11317, Page 46.

16.

Easement dated as of March 14, 2008 between Evergreen Wind Power V, LLC, and Royl M. Schoonover and Vanessa V. Schoonover and recorded in the Penobscot County Registry of Deeds in Book 11327, Page 239.

17.	Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Lakeville Shores, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 68.

18.	Easement dated as of March 4, 2008 between Evergreen Wind Power V, LLC, and Clayton J. McCarthy and recorded in the Penobscot County Registry of Deeds in Book 11317, Page 51.

19.

Easement dated as of March 4, 2008 between Evergreen Wind Power V, LLC, and Hayden P. McCarthy and recorded in the Penobscot County Registry of Deeds in Book 11317, Page 60. Said easement being corrected by document dated June 26, 2008 and recorded in said Registry of Deeds in Book 11450, Page 2.

20.	Easement dated as of March 26, 2008 between Evergreen Wind Power V, LLC, and Northern Timbers, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11338, Page 146.

21.	Easement dated as of February 22, 2008 between Evergreen Wind Power V, LLC, and C N Brown Company and recorded in the Penobscot County Registry of Deeds in Book 11301, Page 268.

22.	Easement dated as of January 17, 2008 between Evergreen Wind Power V, LLC, and Aroostook & Bangor Resources and recorded in the Penobscot County Registry of Deeds in Book 11275, Page 109.

23.	Easement dated as of May 2, 2008 between Evergreen Wind Power V, LLC, and Richard A. Delaite and David W. Delaite and recorded in the Penobscot County Registry of Deeds in Book 11384, Page 320.

24.	Easement dated as of March 11, 2008 between Evergreen Wind Power V, LLC, and Bion Tolman and recorded in the Penobscot County Registry of Deeds in Book 11322, Page 280.

Exhibit H-8B

4

25.	Easement dated as of June 10, 2008 between Evergreen Wind Power V, LLC, and Jeffrey B. Vicaire and Rhonda J. Vicaire and recorded in the Penobscot County Registry of Deeds in Book 11426, Page 317.

26.	Easement dated as of March 6, 2007 between Evergreen Wind Power V, LLC, and Joanne Adams and recorded in the Penobscot County Registry of Deeds in Book 11317, Page 64.

27.	Easement dated 2008 between Evergreen Wind Power V, LLC, and John M. Kyler and Joan E. H. Kyler and recorded in the Penobscot County Registry of Deeds in Book 11450, Page 21.

28.	Easement dated as of March 6, 2008 between Evergreen Wind Power V, LLC, and Melvin L. Vicaire and Lynn Vicaire and recorded in the Penobscot County Registry of Deeds in Book 11317, Page 68.

29.

Easement dated as of February 21, 2008 between Evergreen Wind Power V, LLC, and Thomas B. Kates, Jr. and Walter W. Hughes and recorded in the Penobscot County Registry of Deeds in Book 11301, Page 261.

30.	Easement dated as of February 25, 2008 between Evergreen Wind Power V, LLC, and William Ziehl and Rhonda Ziehl and recorded in the Penobscot County Registry of Deeds in Book 11311, Page 83.

31.

Easement recorded March 25, 2008 between Evergreen Wind Power V, LLC, and Lucy Campbell, Susan Fort, David B. Campbell, Sheila Jean, Alan Bruce, and Linda Lucian and recorded in the Penobscot County Registry of Deeds in Book 11333, Page 117.

32.	Easement between Evergreen Wind Power V, LLC, and Penobscot Forest, LLC and recorded in the Penobscot County Registry of Deeds in Book 11473, Page 276.

33.	Easement dated as of April 21, 2008 between Evergreen Wind Power V, LLC, and Lakeville Shores, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11367, Page 191.

34.	Easement dated as of June 24, 2008 between Evergreen Wind Power V, LLC, and John Hagemeyer and Sylvia Hagemeyer and recorded in the Penobscot County Registry of Deeds in Book 11444, Page 105.

35.

Assignment and Assumption dated as of June 6, 2008 between Evergreen Wind Power V, LLC, and Eastern Maine Electric Cooperative, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11420, Page 179.

Exhibit H-8B

5

36.	Easement dated as of June 20, 2008 between Evergreen Wind Power V, LLC, and Naturals Rod & Gun Club and recorded in the Penobscot County Registry of Deeds in Book 11450, Page 6.

37.

Easement dated as of September 19, 2008 between Evergreen Wind Power V, LLC, and State of Maine, Inland Fisheries and Wildlife and recorded in the Penobscot County Registry of Deeds in Book 11537, Page 290.

38.	Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Haynes Timberland, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 94.

39.	Easement dated as of April 17, 2008 between Evergreen Wind Power V, LLC, and Charles Alferes and Ethel Alferes-Trustees and recorded in the Penobscot County Registry of Deeds in Book 11367, Page 205.

40.	Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Haynes Timberland, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 86.

41.	Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Haynes Timberland, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 90.

42.

Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Ginger Maxwell and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 78, as corrected by Corrective Easement from Ginger Maxwell dated November 25, 2009 and recorded at said Registry in Book 11987, Page 189.

43.	Easement dated as of July 31, 2008 between Evergreen Wind Power V, LLC, and John A. Dudley, III and Debra Dudley and recorded in the Penobscot County Registry of Deeds in Book 11486, Page 2.

44.	Easement dated as of July 15, 2008 between Evergreen Wind Power V, LLC, and John E. Osgood and Susan Osgood and recorded in the Penobscot County Registry of Deeds in Book 11465, Page 80.

45.	Easement dated as of March 18, 2008 between Evergreen Wind Power V, LLC, and Kevin R. Tozier and recorded in the Penobscot County Registry of Deeds in Book 11329, Page 278.

Exhibit H-8B

6

46.

Easement dated as of May 12, 2008 between Evergreen Wind Power V, LLC, and Prentiss & Carlisle Company and McCrillis Timberlands, LLC and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 103.

47.	Easement dated as of February 21, 2008 between Evergreen Wind Power V, LLC, and Delia M. Parker and recorded in the Penobscot County Registry of Deeds in Book 11301, Page 264.

48.	Easement dated as of March 10, 2008 between Evergreen Wind Power V, LLC, and Junior L. Smith and Christine C. Goldsmith and recorded in the Penobscot County Registry of Deeds in Book 11322, Page 277.

49.

Easement dated as of May 9, 2008 between Evergreen Wind Power V, LLC, and Estate of Herbert Haynes, by Personal Representative and recorded in the Penobscot County Registry of Deeds in Book 11392, Page 82.

50.	Easement dated as of January 15, 2008 between Evergreen Wind Power V, LLC, and Susan Claerbout and Kenneth Claerbout and recorded in the Penobscot County Registry of Deeds in Book 11284, Page 312.

51.	Easement dated as of April 21, 2008 between Evergreen Wind Power V, LLC, and Herbert C. Haynes, Jr. and recorded in the Penobscot County Registry of Deeds in Book 11367, Page 201.

52.	Easement dated as of April 21, 2008 between Evergreen Wind Power V, LLC, and Lakeville Shores, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11367, Page 196.

53.	Easement dated as of February 15, 2008 between Evergreen Wind Power V, LLC, and Gardner Land Company, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11329, Page 282.

54.	Easement dated as of March 21, 2008 between Evergreen Wind Power V, LLC, and Dennis Gould and Robert Yorks and recorded in the Penobscot County Registry of Deeds in Book 11332, Page 337.

55.	Easement dated as of March 20, 2008 between Evergreen Wind Power V, LLC, and Eileen Marie Beaulieu and recorded in the Penobscot County Registry of Deeds in Book 11332, Page 334.

56.	Easement dated as of August 28, 2008 between Evergreen Wind Power V, LLC, and Louis M. Coiro and Patricia R. Joyce Coiro and recorded in the Penobscot County Registry of Deeds in Book 11531, Page 217.

Exhibit H-8B

7

57.	Easement dated as of March 26, 2008 between Evergreen Wind Power V, LLC, and Russell Brown and recorded in the Penobscot County Registry of Deeds in Book 11362, Page 184.

58.	Easement rights reserved in a Deed dated as of March 24, 2008 between Evergreen Wind Power V, LLC, and Louis M. Coiro and recorded in the Penobscot County Registry of Deeds in Book 11531, Page 220.

59.	Grant of Easements dated as of June 12, 2009 between Lakeville Shores, Inc. and Evergreen Wind Power V, LLC, recorded in the Washington County Registry of Deeds in Book 3543, Page 223.

Crossing Agreements

1.	Crossing Easement Agreement between Evergreen Wind Power V, LLC and Bangor Hydro Electric Company dated October 10, 2008 and recorded in the Penobscot County Registry of Deeds in Book 11563, Page 59.

2.

Transmission Line Crossing Area Consent and Agreement between Evergreen Wind Power V, LLC and Bangor Hydro Electric Company dated October 10, 2008 and recorded in the Penobscot County Registry of Deeds in Book 11563, Page 41.

3.	Overhead Wire Agreement dated May 1, 2008 between Evergreen Wind Power V, LLC, and Eastern Maine Railway Company and recorded in the Penobscot County Registry of Deeds in Book 11478, Page 169.

4.

Transmission Line Crossing Area Consent and Agreement between Evergreen Wind Power V, LLC, and Bangor Hydro Electric Company dated October 10, 2008 and recorded in the Penobscot County Registry of Deeds in Book 11563, Page 37.

5.	Overhead Wire Agreement dated May 1, 2008 between Evergreen Wind Power V, LLC, and Eastern Maine Railway Company and recorded in the Penobscot County Registry of Deeds in Book 11478, Page 166.

6.	Overhead Wire Agreement dated May 15, 2008 between Evergreen Wind Power V, LLC, and Maine Central Railroad Company and recorded in the Penobscot County Registry of Deeds in Book 11414, Page 332.

7.	Crossing Agreement dated June 6, 2008 between Evergreen Wind Power V, LLC, and Eastern Maine Electric Cooperative, Inc. and recorded in the Penobscot County Registry of Deeds in Book 11420, Page 198.

Exhibit H-8B

8

Access Easements

1.	Easement dated July 16, 2008 between Evergreen Wind Power V, LLC and John R. Whitney and recorded in the Penobscot County Registry of Deeds in Book 11467, Page 254.

2.	Easement dated May 12, 2008 between Evergreen Wind Power V, LLC, and Prentiss & Carlisle Co. and recorded in the Penobscot County Register of Deeds in Book 11392, Page 98.

3.	Easement dated May 2, 2008 between Evergreen Wind Power V, LLC, and Richard A. Delaite and recorded in the Penobscot County Register of Deeds in Book 11384, Page 323.

Permits

1.	Department of Environmental Protection Site Order dated March 18, 2008 and filed in the Penobscot County Registry of Deeds in Book 11345, Page 249.

2.	State of Maine Utility Location Permits for multiple crossings all dated February 7, 2008 (Maine DOT Permits 51818, 51814, 51816, 51824, and 51820.

3.	Town of Chester Utility Location Permit for crossing the Pea Ridge Road.

4.	Town of Woodville Utility Location Permit dated May 12, 2008 for crossing the Butterfield Ridge Road and the River Road.

5.	Town of Mattawamkeag Utility Location Permit dated May 22, 2008 for crossing the River Road.

6.	Carroll Plantation Utility Location Permit dated April 28, 2008 for crossing in North Road.

Exhibit H-8B

9

EXHIBIT I

to Financing Agreement

LENDERS / LENDING OFFICES

HSH Nordbank AG, New York Branch

230 Park Avenue

New York, NY 10169

BNP Paribas

787 Seventh Avenue

New York, NY 10019

Exhibit I

1

EXHIBIT J

to Financing Agreement

SCHEDULE OF LENDER PROPORTIONATE SHARES

Lender	Total Term Loan Commitment Proportionate Share	Total Bridge Loan Commitment Proportionate Share	Total LC Commitment Proportionate Share	Amount
HSH Nordbank, AG, New York Branch	50%	50%	0%	$44,816,445.58
BNP Paribas	50%	50%	100%	$71,516,445.58

Exhibit J

1

EXHIBIT K

to Financing Agreement

TERM LOAN AMORTIZATION SCHEDULE

Period Ending	Required Balance	Required Principal

	$71,000,000.00
6/30/2010	$62,854,418.42	$8,145,581.58
12/31/2010	$60,335,761.24	$2,518,657.18
6/30/2011	$54,979,324.02	$5,356,437.22
12/31/2011	$52,274,910.39	$2,704,413.63
6/30/2012	$48,453,996.11	$3,820,914.28
12/31/2012	$46,834,932.14	$1,619,063.97
6/30/2013	$42,904,665.44	$3,930,266.70
12/31/2013	$41,044,938.50	$1,859,726.94
6/30/2014	$36,583,995.53	$4,460,942.97
12/31/2014	$34,606,452.94	$1,977,542.59
6/30/2015	$29,950,445.41	$4,656,007.53
12/31/2015	$27,810,463.99	$2,139,981.42
6/30/2016	$22,944,897.75	$4,865,566.24
12/22/2016	$0.00	$22,944,897.75

Exhibit K

1

EXHIBIT L-1
To Financing Agreement

FORM OF WITHHOLDING CERTIFICATE (TREATY)

Date:

Stetson Holdings, LLC, as Borrower

Attention:  [                                ]

In connection with the Financing Agreement, dated as of December [    ], 2009 (the “Financing Agreement”), by and among, Stetson Holdings LLC (“Borrower”),  BNP Paribas as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Security Agent, and Issuing Bank, and HSH Nordbank AG, New York Branch as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and the certain lenders (“Lenders”) party thereto, the undersigned hereby certifies, represents and warrants that                          is a                   and is currently exempt from, or is subject to a reduced rate of     % in lieu of, any U.S. Federal Withholding tax otherwise imposed on amounts paid to it from United States sources under the Financing Agreement, by virtue of compliance with the provisions of the Income Tax Convention between the United States and                              .

The undersigned (a) is a                     organized under the laws of                  whose registered business is managed or controlled in                 , (b) [does not have a permanent establishment or fixed base in the United States] [does have a permanent establishment or fixed base in the United States, but the Financing Agreement is not effectively connected with such permanent establishment or fixed base], and (c) is the beneficial owner of the interest income to be received from its share arising under the Financing Agreement.

We enclose two signed copies of Form W-8BEN of the U.S. Internal Revenue Service, certifying that the undersigned is entitled to claim the tax treaty benefit with respect to U.S. withholding on payments under the Financing Agreement.

Yours faithfully,

By:
Name:
Title:

Enclosures

Exhibit L-1

1

EXHIBIT L-2
To Financing Agreement

FORM OF WITHHOLDING CERTIFICATE (EFFECTIVELY CONNECTED)

Date:

Stetson Holdings, LLC, as Borrower

Attention:  [                                ]

In connection with the Financing Agreement, dated as of December [    ], 2009 (the “Financing Agreement”), by and among, Stetson Holdings LLC (“Borrower”),  BNP Paribas as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Security Agent, and Issuing Bank, and HSH Nordbank AG, New York Branch as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and the certain lenders (“Lenders”) party thereto, the undersigned hereby certifies, represents and warrants that               is entitled to exemption from withholding tax on payments to it under the provisions of Section 1441(c)(1) or 1442 of the Internal Revenue Code of 1986, as amended, of the United States of America, relating to income which is effectively connected with the conduct of a trade or business within the United States.

We enclose two signed copies of Form W-8ECI of the U.S. Internal Revenue Service.

Yours faithfully,

By:
Name:
Title:

Enclosures

Exhibit L-2

1

EXHIBIT L-3
To Financing Agreement

FORM OF WITHHOLDING CERTIFICATE (PORTFOLIO INTEREST)

Date:

Stetson Holdings, LLC, as Borrower

Attention:  [                                ]

In connection with the Financing Agreement, dated as of December [    ], 2009 (the “Financing Agreement”), by and among, Stetson Holdings LLC (“Borrower”),  BNP Paribas as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Security Agent, and Issuing Bank, and HSH Nordbank AG, New York Branch as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and the certain lenders (“Lenders”) party thereto, the undersigned hereby certifies, represents and warrants that the undersigned:  (a) is a corporation organized under the laws of                      whose registered business is managed or controlled in                                       , (b) does not have a permanent establishment or fixed base in the United States or otherwise conduct a trade or business in the United States to which the Financing Agreement or income therefrom is effectively connected, (c) is the beneficial owner of the interest income which arises from its share of the interest income arising from the Financing Agreement, (d) does not own an equity interest in the Borrower of 10% or more, directly or indirectly, taking into account the ownership rules specified in Section 871(h)(3)(B) and (C) of the Internal Revenue Code of 1986, as amended (the “Code”), (e) is not a related party to the Borrower, taking into account the rules of Section 864(d)(4) of the Code, and (f) is not a bank that has entered into the Financing Agreement in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code.

We enclose two signed copies of Form W-8BEN.

Yours faithfully,

By:
Name:
Title:

Exhibit L-3

1

EXHIBIT M

to Financing Agreement

FORM OF SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”), dated as of [                    ], 2009, is made by and among [                                    ], a [                                      ] (“Subordinated Creditor”), STETSON HOLDINGS, LLC a Delaware limited liability company (“Borrower”), and BNP PARIBAS, as Security Agent and Administrative Agent (“Agent”), for the lenders (the “Lenders”) party to the Financing Agreement described below.

A.                                   Borrower has entered into that certain dated as of December [    ], 2009 (the “Financing Agreement”), by and among, Stetson Holdings LLC (“Borrower”),  BNP Paribas as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Security Agent, and Issuing Bank, and HSH Nordbank AG, New York Branch as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and the certain lenders (“Lenders”) party thereto.  Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in Exhibit A to the Financing Agreement.

B.                                     Subordinated Creditor and Borrower have entered into [SUBORDINATED LOAN OR OTHER AGREEMENT] (as amended, modified and supplemented and in effect from time to time, the “Subordinated Agreement”).

C.                                     The Financing Agreement permits Borrower to incur [Subordinated Debt] (as defined in the Financing Agreement) only if Subordinated Creditor shall execute this Agreement and shall subordinate, to the extent and in the manner hereinafter set forth, all of the indebtedness and other obligations of Borrower to Subordinated Creditor, including without limitation, payment of principal, interest, fees, expenses and costs arising or incurred under the Subordinated Agreement, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising by operation of [Section [          ] of] the Subordinated Agreement (for the purposes of this Agreement, collectively referred to herein as the “Subordinated Obligation,” which shall be considered Subordinated Debt), to all indebtedness or other obligations of Borrower to Agent and the Lenders arising under the Financing Agreement (herein called the “Obligations”) to the extent set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and as an inducement to the Lenders to [continue to] grant financial accommodations to Borrower and in consideration of the granting thereof, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                                       Until all Obligations shall have been paid and satisfied in full:

(a)                                  Borrower shall not, directly or indirectly, make any payment of principal or interest or any other payment whatsoever on account of, or transfer any collateral for the security of any part of, the Subordinated Obligation until the Obligations have been indefeasible paid and satisfied in full;

Exhibit M

1

(b)                                 Subordinated Creditor shall not sue for, or demand or accept from Borrower or any other Person any such payment or collateral, nor take any other action to enforce or collect upon any such payment or to enforce its rights in respect of the Subordinated Obligation, nor cancel, set off or otherwise discharge any part of the Subordinated Obligation; and

(c)                                  Subordinated Creditor shall not otherwise take any action prejudicial to or inconsistent with the Lenders’ priority position over Subordinated Creditor created by this Agreement.

2.                                       The Subordinated Agreement and each instrument evidencing the Subordinated Obligation shall bear a legend providing that payment of the Subordinated Obligation and the priority of any lien thereon has been subordinated to prior payment and satisfaction of the Obligations in the manner and to the extent set forth in this Agreement, and a copy of this Agreement shall be attached to each such instrument.

3.                                       Subordinated Creditor shall not commence or join with any other creditor or creditors of Borrower in commencing any bankruptcy, reorganization or insolvency proceedings against Borrower.  At any general meeting of creditors of Borrower or in the event of any proceeding, voluntary or involuntary, for the distribution, division or application of all or part of the assets of Borrower or the proceeds thereof, whether such proceeding be for the liquidation, dissolution or winding up of Borrower or its business, a receivership, insolvency or bankruptcy proceeding, an assignment for the benefit of creditors or proceeding by or against Borrower for position or extension or otherwise, if all Obligations have not been paid and satisfied in full at the time, Agent is hereby irrevocably authorized at any such meeting or in any such proceeding:

(a)                                  To enforce claims comprising the Subordinated Obligation in the name of Subordinated Creditor, by proof of debt, proof of claim, suit or otherwise;

(b)                                 To collect any assets of Borrower distributed, divided or applied by way of dividend or payment, or such securities issued, on account of the Subordinated Obligation and apply the same, or the proceeds of any realization upon the same that Agent in its discretion elects to effect, to the Obligations until all the Obligations shall have been paid and satisfied in full (Agent hereby agreeing to render any surplus to Subordinated Creditor);

(c)                                  To vote claims comprising the Subordinated Obligation to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(d)                                 To take generally any action in connection with any such meeting or proceeding to assert, defend or support the position of Subordinated Creditor.

After the commencement of any such bankruptcy, insolvency or reorganization proceeding, Subordinated Creditor may inquire of Agent in writing whether Agent intends to exercise the foregoing rights with respect to the Subordinated Obligation.  Should Agent fail within a reasonable time after receipt of such inquiry (but in any event,

Exhibit M

2

no later than thirty (30) days after receipt of such inquiry) either to file a proof of claim with respect to the Subordinated Obligation and to furnish a copy thereof to Subordinated Creditor, or to inform Subordinated Creditor in writing that Agent intends to exercise its rights to assert the Subordinated Obligation in the manner hereinabove provided, Subordinated Creditor may, but shall not be required to, proceed to file a proof of claim with respect to the Subordinated Obligation and take such further steps with respect thereto, not inconsistent with this Agreement, as Subordinated Creditor may deem proper.

Subject to and from and after the payment and satisfaction in full of all Obligations, Subordinated Creditor shall be subrogated to the rights of the Lenders to receive payments or distributions of cash, property or securities of Borrower applicable to the Obligations until all amounts owing on the Subordinated Obligation shall be paid in full, it being understood that the provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of Subordinated Creditor and the Lenders.  Nothing contained in this Agreement is intended to or shall impair, as between Borrower and its creditors other than the Lenders and Subordinated Creditor, the obligation of Borrower, which is absolute and unconditional, to pay to Subordinated Creditor the principal of and the premium, if any, and the interest on the Subordinated Obligation as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of Subordinated Creditor and creditors of Borrower other than the Lenders.

4.                                       Should any payment on account of, or transfer of any collateral as security for any part of, the Subordinated Obligation be received by Subordinated Creditor in violation of this Agreement, such payment or collateral shall be delivered forthwith to Agent by the recipient for application to the Obligations, in the form received.  Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted.  Until so delivered, any such payment or collateral shall be held by Subordinated Creditor in trust for the Lenders and shall not be commingled with other funds or property of Subordinated Creditor.

5.                                       Subordinated Creditor is the lawful owner of the Subordinated Obligation and no part thereof has been assigned to or subordinated or subjected to any other security interest in favor of anyone other than the Lenders.  Subordinated Creditor may not assign all or any portion of the Subordinated Obligation without the prior written consent of the Lenders and only upon the execution and delivery to the Lenders of an agreement by any such assignee to be bound by the terms of this Agreement (including the provisions relating to assignment), in form and substance reasonably satisfactory to Agent.

6.                                       Agent is hereby authorized to demand specific performance of this Agreement, whether or not Borrower shall have complied with the provisions hereof applicable to it, at any time when Subordinated Creditor shall have failed to comply with any provision hereof applicable to it.  Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by Agent.  Subordinated Creditor further waives presentment, notice and protest in connection with all negotiable instruments evidencing the Obligations or the Subordinated Obligation to which

Exhibit M

3

Subordinated Creditor may be a party, notice of the acceptance of this Agreement by Agent, notice of any loan made, extension granted or other action taken in reliance hereon, and all demands and notices of every kind in connection with this Agreement, the Obligations or time of payment of the Obligations or the Subordinated Obligation, hereby assents to any renewal, extension of postponement of the time of payment of the Obligations or any other indulgence with respect thereto, to any increase in the amount of the Obligations, to any substitution, exchange or release of collateral therefor and to the addition or release of any Person primarily or secondarily liable thereon, and assents to the provisions of any instrument, security or other writing evidencing the Obligations.

7.                                       Borrower and Subordinated Creditor shall execute and deliver to Agent such further instruments and shall take such further action as Agent may at any time reasonably request in order to carry out the provisions and intent of this Agreement.

8.                                       The rights granted to the Lenders hereunder are solely for their protection and nothing herein contained shall impose on Agent or the Lenders any duties with respect to any property Borrower or Subordinated Creditor received hereunder.  Neither Agent nor the Lenders shall have any duty to preserve rights against prior parties in any property of any kind received hereunder.

9.                                       Notwithstanding any provisions to the contrary herein, the parties to this Agreement acknowledge and agree that all of the covenants, representations, waivers and other provisions by or relating to Subordinated Creditor hereunder shall apply and be effective to and in respect of the Subordinated Obligation only, and shall not apply or be effective to or in respect of any other obligations, due or to become due, now existing or hereafter arising, by Borrower to Subordinated Creditor.

10.                                 This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute one agreement.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto.

11.                                 This Agreement is intended to take effect as a sealed instrument, shall be binding upon Borrower, Subordinated Creditor, and their respective executors, administrators, other legal representatives, successors and assigns, and shall inure to the benefit of the Lenders, their respective successors and assigns and shall be governed by the laws of the State of New York, without reference to conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

12.                                 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Exhibit M

4

13.                                 This Agreement shall terminate in its entirety upon (a) the payment and satisfaction in full of all the Obligations or (b) the termination or payment and satisfaction in full of all the obligations under the Subordinated Agreement.

14.                                 The terms of subordination set forth in this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any of the Lenders or the Agent upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

[SIGNATURES FOLLOW]

Exhibit M

5

IN WITNESS WHEREOF, the parties hereto have caused this Subordination Agreement to be duly executed as of the date first above written.

[SUBORDINATED CREDITOR],
a [ ]

By:
Name:
Title:

BNP PARIBAS, as Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit M

6

STETSON HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit M

7

EXHIBIT N

to Financing Agreement

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [              ], 2009, is hereby entered into by and among [                                            ], a [                                  ], as a Lender under the Financing Agreement (the “Assignor”), [                                            ] ([the “Assignee)”] [collectively, the “Assignees)”]), and consented to and acknowledged by Agent and Borrower (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Assignment Agreement”).

W I T N E S S E T H:

A.    The Assignor is party to that certain the Financing Agreement, dated as of December [    ], 2009 (the “Financing Agreement”), by and among, Stetson Holdings LLC (“Borrower”),  BNP Paribas as Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Security Agent, and Issuing Bank, and HSH Nordbank AG, New York Branch as Joint Lead Arranger, Joint Bookrunner, Co-Syndication Agent and the certain lenders (“Lenders”) party thereto.

B.    Pursuant to and in accordance with Section 12.15 of the Financing Agreement, the Assignor wishes to sell, assign and transfer to the Assignee[s], and the Assignee[s] wish[es] to purchase and assume from the Assignor, a portion of the Assignor’s Commitments and Loans and /or LC Commitment made thereunder under the Financing Agreement, all on the terms and conditions of this Assignment Agreement.

In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions.  Each capitalized term used but not defined herein shall have the meaning assigned to that term in Exhibit A to the Financing Agreement (and the principles of interpretation set forth Exhibit A to the Financing Agreement shall apply to such definition and to this Assignment Agreement as if set forth in this Assignment Agreement).  In addition, as used herein, the following terms have the following respective meanings:

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“Effective Date” shall mean the date on which all the conditions to effectiveness set forth in Section 4 shall have been satisfied.

2.                                       Assignment.

(a)                                  On the terms and conditions set forth herein, and in accordance with the requirements set forth in Section 12.15 of the Financing Agreement, the Assignor hereby sells, assigns and transfers to the Assignee[s], and the Assignee[s] hereby purchase[s] and assume[s] from the Assignor, such interests in Assignor’s rights and obligations under the Financing Agreement (including, without limitation, the Loans and/or LC Commitment which are outstanding on the Effective Date) as shall be necessary in order to give effect to the reallocations of the Commitments (and Loans and/or LC Commitment made thereunder) (as applicable), as set forth in Schedule I attached hereto after giving effect to the other assignments executed as of the date hereof.  Such sale, assignment and transfer is without recourse and, except as expressly provided in this Assignment Agreement, without representation or warranty.

(b)                                 The Assignor sells, assigns and transfers to the Assignee[s], and the Assignee[s] hereby purchase[s] and assume[s] from the Assignor the same percentage amount of its Proportionate Shares for each of its Commitments (and Loans and/or LC Commitment made thereunder) and [each of] the Assignee’s percentage level of its Proportionate Shares with respect to each of the sold, assigned or transferred Commitments (and Loans and/or LC Commitment made thereunder) shall be the same amount.

(c)                                  From and after the Effective Date, (a) [each of] the Assignee[s] shall be a party to the Financing Agreement as a “Lender” and shall have the rights and obligations of a Lender thereunder and [each of] the Assignee[s] agrees, for the benefit of the Assignor and Borrower, that such Assignee will, from and after the Effective Date, perform, observe and be bound by all of the obligations applicable to a Lender under the Financing Agreement in respect of the interests assigned and (b) the Assignor shall, to the extent of the interests assigned and obligations assumed hereby, relinquish its rights and be released from its obligations under the Financing Agreement and the other Financing Documents.

3.                                       Payments.  The Assignor and the Assignee[s] agree that (a) the Assignor shall be entitled to any payments of principal with respect to the assigned interests in Loans and/or LC Commitment made prior to the Effective Date, together with any interest and fees with respect to such assigned interests accruing prior to the Effective Date, (b) the Assignee[s] shall be entitled to any payments of principal with respect to the assigned interests made from and after the Effective Date, together with any interest and fees with respect to the assigned interests accruing from and after the Effective Date and (c) the Agent is authorized and instructed to allocate payments received by it in respect of any such principal, interest or fees for account of the Assignor and the Assignee[s] as provided in

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the foregoing clauses.  Each party hereto agrees that it will hold any principal, interest, fees or other amounts that it may receive to which an other party hereto shall be entitled pursuant to the preceding sentence in trust and for account of such other party and will pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

4.                                       Conditions to Effectiveness of Assignment.  The effectiveness of the sale, assignment and transfer contemplated pursuant to Section 2 is subject to (i) the due execution and delivery of this Assignment Agreement by the Assignor and the Assignee[s] and (ii) receipt by Assignor of payment from Assignee[s] of all amounts due in consideration for the transfer and assignment provided herein.

5.                                       Representations, Warranties and Disclaimers of the Assignor.

(a)                                  The Assignor represents and warrants to [each of] the Assignee[s], as of the Effective Date, as follows:

(i)                                   the Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement;

(ii)                                this Assignment Agreement constitutes the legal, valid and binding obligations of the Assignor enforceable against the Assignor in accordance with its terms;

(iii)                             the making and performance by the Assignor of this Assignment Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Assignment Agreement do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it, any provision of its charter or by-laws (or comparable constituent documents) or any order of any court or regulatory body and will not result in the breach of, or constitute a default, or require any consent, under any agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(iv)                            all authorizations, consents, approvals, and licenses of, all filings or registrations with and all actions by any Governmental Authority necessary for the validity or enforceability of the obligations of the Assignor under this Assignment Agreement have been obtained and no other approvals or other authorizations are required in connection herewith; and

(v)                               the Assignor has good title to, and is the sole legal and beneficial owner of, the interests assigned under this Assignment Agreement, free and clear

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of all adverse claims, interests, participations or other charges or encumbrances of any nature whatsoever.

(b)                                 Except as expressly provided in Section 5(a), the Assignor makes no representation or warranty as to, and shall have no responsibility to the Assignee[s] for:

(i)                                   the due authorization, execution or delivery of the Financing Agreement or any other Financing Document by Borrower or any other Person;

(ii)                                the legality, validity, binding effect or enforceability of the Financing Agreement or any other Financing Document or any of the terms, covenants or conditions contained therein or the existence, value, perfection or priority of any collateral security for any extension of credit thereunder;

(iii)                             any representation or warranty made by, or the accuracy, completeness, currentness or sufficiency of any information (or the validity, completeness or adequate disclosure of assumptions underlying any estimates, forecasts or projections contained in such information) provided (directly or indirectly through the Assignor) by Borrower or any other Person;

(iv)                            the performance or observance by Borrower or any other Person other than the Assignor (at any time, whether prior to or after the Effective Date) of any of the provisions of the Financing Agreement or any other Financing Document (or any of Borrower’s or such other Person’s other obligations in connection therewith);

(v)                               the financial or other condition of Borrower or any other obligor or guarantor under the Financing Agreement or any other Financing Document (including any Affiliates); or

(vi)                            (except as otherwise expressly provided herein) any other matter relating to Borrower or any other Person, the assigned interests, the Financing Agreement or any other Financing Document.

6.                                       Representations, Warranties and Agreements of the Assignee[s].

(a)                                  [Each of the / The] Assignee[s] hereby represents and warrants to the Assignor, as of the Effective Date, that:

(i)                                   it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement;

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(ii)                                this Assignment Agreement constitutes the legal, valid and binding obligations of such Assignee enforceable against the Assignee in accordance with its terms;

(iii)                             the making and performance by it of this Assignment Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Assignment Agreement do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it, any provision of its charter or by-laws (or comparable constituent documents) or any order of any court or regulatory body and will not result in the breach of, or constitute a default, or require any consent, under any agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(iv)                            all authorizations, consents, approvals, and licenses of, all filings or registrations with and all actions by any Governmental Authority necessary for the validity or enforceability of the obligations of such Assignee under this Assignment Agreement have been obtained and no other approvals or other authorizations are required in connection herewith; and

(v)                               it has fully reviewed the terms of the Financing Agreement and the other Financing Documents and has independently and without reliance upon the Assignor or the Agent and based on such documents and information as such Assignee has deemed appropriate made its own credit analysis and decision to enter into this Assignment Agreement.

(b)                                 [Each of the / The] Assignee[s]:

(i)                                   agrees that it will, independently and without reliance upon the Assignor or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under the Financing Agreement and any other instruments or documents furnished pursuant thereto;

(ii)                                appoints and authorizes the Agent on its behalf and to exercise such powers under the Financing Agreement and other instruments and documents furnished pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;

(iii)                             agrees to be bound by the confidentiality provisions contained in Section 14.19 of the Financing Agreement; and

(iv)                            agrees that it will perform, in accordance with the terms of the Financing Agreement, all of the obligations that by the terms of the Financing Agreement are required to be performed by it as a Lender.

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7.                                       Further Assurances.  The Assignor and the Assignee[s] hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment Agreement.

8.                                       Expenses.  Each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Assignment Agreement.

9.                                       Existing Note and New Notes.  Pursuant to Section 12.15 of the Financing Agreement, Borrower shall deliver to the Assignee[s] and the Assignor duly authorized and executed new Notes for [each of] the Assignee[s] and the Assignor, in each case in principal amounts reflecting their Loans and/or LC Commitment as set forth in the “Resulting Interest” column in Schedule I, and, promptly after the delivery by Borrower of such new Notes and the occurrence of the Effective Date, the Assignor shall deliver to Borrower the superseded Note of the Assignor marked “cancelled and replaced.”

10.                                 Miscellaneous.

(a)                                  Notices.  All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or requests under, this Assignment Agreement) shall be given or made in writing (including, without limitation, by facsimile) to the addresses specified in Exhibit A attached hereto or at such other address as shall be designated by any party to this Assignment Agreement in a written notice to the other parties hereto.

(b)                                 Entire Agreement.  This Assignment Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof.  In the event of any conflict between the terms, conditions and provisions of this Assignment Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Assignment Agreement shall prevail.

(c)                                  Successors and Assigns.  This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The representations and warranties and agreements made herein by the Assignee[s] are also made for the benefit of the Agent and Borrower, and the Assignee[s] agree[s] that the Agent and Borrower are entitled to rely upon such representations and warranties.

(d)                                 Amendments; Assignments.  No party to this Assignment Agreement may amend or assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

(e)                                  Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Assignment Agreement.

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(f)                                    Counterparts.  This Assignment Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Assignment Agreement by signing any such counterpart.

(g)                                 GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS ASSIGNMENT AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND WITHOUT REFERENCE TO CONFLICTS OF LAWS RULES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(h)                                 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS ASSIGNMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OTHER FINANCING DOCUMENT, OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, BORROWER OR THE PARTIES HERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ASSIGNOR AND ASSIGNEE[S] TO ENTER INTO THIS ASSIGNMENT AGREEMENT.

(i)                                     Consent to Jurisdiction.  The parties hereto agree that any legal action or proceeding by or against Borrower or with respect to or arising out of this Assignment Agreement, the Notes or any other Financing Document may be brought in or removed to the courts of competent jurisdiction of the State of New York sitting in The City of New York in New York County and of the United States of America in and for the Southern District of New York, as the Agent may elect.  By execution and delivery of the Assignment Agreement, the parties hereto accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Assignor or Assignee[s], as the case may be, at their respective addresses for notices as specified herein and that such service shall be effective five (5) Business Days after such mailing.  Nothing herein shall affect the right to serve process in any other manner permitted by law or the right of the Assignor or [any / the] Assignee to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of the Mortgage Documents.  The parties hereto further agree that the aforesaid courts of the State of New York and of the United States

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of America shall have exclusive jurisdiction with respect to any claim or counterclaim of Borrower based upon the assertion that the rate of interest charged by the Assignor and Assignee[s] on or under this Assignment Agreement, the Loans, the LC Commitment (if applicable) and/or the other Financing Documents is usurious.  The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Assignment Agreement or any other Financing Document brought before the foregoing courts on the basis of forum non-conveniens.

(j)                                     Severability.  Any provision of this Assignment Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

[SIGNATURES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

[ ], as Assignor

By:
Name:
Title:

By:
Name:
Title:

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9

[ ],
as Assignee

By:
Name:
Title:

By:
Name:
Title:

[ ],
as Assignee

By:
Name:
Title:

By:
Name:
Title:

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CONSENTED TO AND ACKNOWLEDGED BY:

BNP PARIBAS,
as Administrative Agent and Security Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit N

11

STETSON HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit N

12

SCHEDULE I
to Assignment Agreement

	Previous Interests:		Resulting Interests:

[ASSIGNOR]

Total LC Commitment	$	[ ]	$	[ ]

Total Term Loan Commitment	$	[ ]	$	[ ]

Term Loans	$	[ ]	$	[ ]

[ASSIGNEE]

Total LC Commitment	$	[ ]	$	[ ]

Total Term Loan Commitment	$	[ ]	$	[ ]

Term Loans	$	[ ]	$	[ ]

Total Bridge Loan Commitment	$	[ ]	$	[ ]

[ASSIGNEE]

Total LC Commitment	$	[ ]	$	[ ]

Total Term Loan Commitment	$	[ ]	$	[ ]

Term Loans	$	[ ]	$	[ ]

Total Bridge Loan Commitment	$	[ ]	$	[ ]

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EXHIBIT A
to Assignment Agreement

ADDRESS FOR NOTICES

[ASSIGNOR]
[ADDRESS]
Tel: [                        ]
Fax: [                        ]
Attn:  [                        ]

[ASSIGNEE]
[ADDRESS]
Tel: [                        ]
Fax: [                        ]
Attn:  [                        ]

[ASSIGNEE]
[ADDRESS]
Tel: [                        ]
Fax: [                        ]
Attn:  [                        ]

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EXHIBIT O

to Financing Agreement

FORM OF O&M LC

(See Tab      )

Exhibit O

1

EXHIBIT P

to Financing Agreement

FORM OF DEBT SERVICE RESERVE LC

(See Tab      )

Exhibit P

1

EXHIBIT Q-1

FORM OF ENERGY HEDGE LC

(See Tab      )

Exhibit Q-1

1

EXHIBIT Q-2

FORM OF REC CONTRACT LC

(See Tab      )

Exhibit Q-2

1

EXHIBIT R

FORM OF WORKING CAPITAL LC

(See Tab      )

Exhibit R

1

EXHIBIT S

FORM OF NOTICE OF LC ACTIVITY LC

BNP Paribas

Trade Finance Services

787 7th Avenue

Equitable Building

New York, NY  10022

(201) 850-6573: (201) 850-4021  e-mail: NYTFSTANDBY@americas.bnpparibas.com       Standby no.         (For Bank Use)

APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT (Page 1 of 104)

If using this form electronically, you should tab between fields or DOUBLE-click them with your mouse.  Check boxes can be marked by hitting your space bar.  Please see guidelines for completing this application on page 2.

Subject to our Continuing Letter of Credit Agreement, Reimbursement Agreement or other document in connection with the reimbursement of standby letters of credit, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, (the “Agreement”) with you, please issue an Irrevocable Standby Letter of Credit (the “Standby”) substantially as set forth below, and:

                    ☐ send the original Standby directly to the Beneficiary

                    ☐ send the original Standby to the Advising Bank/Foreign Bank indicated below (for delivery to the Beneficiary) (2)

by       ☐ cable (SWIFT/telex/cablegram)          ☐ courier             ☐ other:

☐      (Local Guarantee) Please issue your Standby in an acceptable format(3) (as a counter guarantee) in favor of the Foreign Bank indicated below (or your affiliated office or correspondent bank, if none indicated) and request that they issue a local guarantee/bond/standby substantially as set forth below and/or in the attached specimen .  We recognize and agree that we will pay all charges imposed by this Foreign Bank for the local guarantee/bond/standby in addition to your own charges for the Standby that you issue even if such bank is chosen by you and even if such bank is an affiliated office of yours.

Please make the Standby subject to: ☐ Uniform Customs and Practices for Documentary Credits (UCP)

                                                           ☐ the International Standby Practices (ISP)

Advising Bank / Foreign Bank (full name, address and swift address)	Applicant (name & address to appear in Standby) (4)

Beneficiary (full name and address) of Standby or Local Guarantee(5)	Amount, in words (U.S. dollars unless otherwise indicated and approved by BNP Paribas)

Expiry Date of your Standby (month in words, day, year) Place of Expiry of your Standby, if not our offices:

Attn:	Expiry date of Local Guarantee/Bond/Standby(6)

Exhibit S

1

(applicable only if Local Guarantee is required)

[Per regulatory requirements, please provide below a general description of the underlying transaction to enable proper classification of the Standby. This is for bank use only and will not be part of the Standby text.]

The purpose of this Standby is:

☐      Format of Standby, documents required and other instructions to be substantially per attachment(s), which form an integral part of this application. (Note: All attachments should also be signed by the Applicant.)

Payment to be available to the Beneficiary against presentation of:

☐  Beneficiary’s signed and dated statement stating the amount claimed and reading as follows:

Other documents (if any), specify issuer(s) and data content:

☐                                    (Evergreen / auto-extension clause)  Please include language in the Standby which causes the Expiry Date to automatically, without amendment/notification, be extended for additional periods of                                  ( number of months) at a time unless you notify the Beneficiary (or Foreign Bank) at least             days prior to the then-current Expiry Date of your election not to allow further automatic extensions.  Please include an ultimate/final expiry date of                                               , and if such date is not scheduled to be the last day of any such additional period, then unless you have given notice of your election not to allow any further automatic extensions the final such additional period shall be for the stub period shorter than the other additional periods and ending on such ultimate/final expiry date (optional).

II.                                     ADDITIONAL CONDITIONS:

☐ Partial drawings are prohibited (permitted if not marked)

☐ Multiple drawings are prohibited (permitted if not marked)

☐ The Standby should be made transferable (not transferable if not marked)

☐ All bank charges other than those of the issuing bank are for the account of the Beneficiary (for Applicant if not marked)

☐ Other

Confirmation of the Standby:

☐ not requested

☐ requested

☐ authorized if requested by Beneficiary

Original Standby to be delivered to (provide name, address and attention party, if other than Beneficiary)(2):

Attn:

Exhibit S

2

We hereby request BNP Paribas to issue and process the Standby subject to the terms and provisions of this Application.  We hereby confirm that all of the representations and warranties contained in the Agreement are true and correct on the date hereof, and will be true and correct on the date of the issuance of the Standby requested hereby, and that no default or event of default under the Agreement has occurred or will have occurred and be continuing on such date.  If BNP Paribas agrees that the Standby be subject to local law in the country or state of the Beneficiary (other subject to the laws of any other jurisdiction other than New York), then, in addition to (and not as a limitation of) our other obligations to BNP Paribas in respect to the Standby, we agree (in addition to our reimbursement obligations and indemnities under the Agreement) to further reimburse you, indemnify you, and hold you harmless from and against any and all liabilities, claims, losses, obligations, costs or expenses (including attorney’s fees and court costs) (the foregoing amounts are collectively referred to as “Losses”) that arise or that you incur in connection with such choice of law, including all Losses associated with an obligation to make payment after the stated Expiry Date of the Standby and/or the local guarantee.  In the event we request and you agree that the Standby, or any part thereof, be issued in a foreign language, then we agree to indemnify you from any and all Losses associated with errors in translation of the Standby or any documents presented thereunder. We agree that a fax of a signed Application shall be as binding upon us as delivery of a signed original Application.

Applicant’s Name:
(party against whose Agreement the Standby is to be issued / the obligor)(4)

Authorized Signature Date
Name (in print)
Phone No.: Fax No.:

Instructions/Notes:

(1)          If the proper arrangements have been made, applications and inquiries may be submitted by fax or e-mail to the addresses listed.

(2)          Once issued, a standby letter of credit cannot be cancelled without the agreement of the Beneficiary.

(3)          If the standby letter of credit requested is to act as a counter-guarantee in favor of another bank with a request for that bank to issue their local guarantee/bond/standby, the counter-guarantee standby may be payable solely against the Foreign Bank’s simple demand stating that they have been drawn upon by the ultimate Beneficiary under the local guarantee/bond/standby that they issued.

(4)          If permitted by BNP Paribas, the party referred to as “Applicant” in the Standby does not have to be the party actually applying for the Standby.  The party signing the application for the Standby must be the party who executed the Agreement and who is responsible for reimbursing BNP Paribas for payments.  For the Beneficiary’s reference, someone else may be called the “Applicant” in the Standby. Where the party to be referred to as “Applicant” in the Standby is not the party actually applying for the Standby, please furnish to BNP Paribas a signed consent acceptable to BNP Paribas from such party consenting to its being referred to in the Standby as “Applicant”.

(5)          To avoid delay in delivery to the appropriate party and enable delivery by courier/messenger, please provide the street address of the Beneficiary and an attention party.  If you do not wish this information to appear in the Standby or if delivery is to be to a different address from that in the Standby, provide delivery instructions below the Additional Conditions section.

(6)          The expiry date of the local guarantee/bond/standby must be at least 15 days earlier than the expiry of the counter-guarantee Standby. Circumstances vary and longer periods may be required in certain countries.

Exhibit S

3